REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer MidCap Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer MidCap Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value

Common Stocks—90.6%
Consumer Discretionary—15.8%
Diversified Consumer Services—3.8%
DeVry, Inc.	80,900	$4,644,469
New Oriental Education & Technology Group, Inc., Sponsored ADR[1]	164,700	9,043,677
Strayer Education, Inc.	22,200	4,759,902

		18,448,048

Hotels, Restaurants & Leisure—3.6%
Burger King Holdings, Inc.	730,300	17,439,564
Media—4.6%
Cablevision Systems Corp.
New York Group, Cl. A	737,800	12,424,552
Liberty Global, Inc., Series C1	355,704	5,399,587
Liberty Media Corp.-Entertainment, Series A1	257,100	4,494,108

		22,318,247

Multiline Retail—1.4%
Dollar Tree, Inc.[1]	158,100	6,608,580
Specialty Retail—1.2%
GameStop Corp., Cl. A1	269,500	5,837,370
Textiles, Apparel & Luxury Goods—1.2%
Polo Ralph Lauren Corp., Cl. A	130,400	5,921,464
Consumer Staples—2.2%
Beverages—0.4%
Central European Distribution Corp.[1]	98,900	1,948,330
Food Products—1.2%
Flowers Foods, Inc.	241,000	5,870,760
Personal Products—0.6%
Chattem, Inc.[1]	36,100	2,582,233
Energy—7.7%
Energy Equipment & Services—2.9%
Cameron International Corp.[1]	235,400	4,825,700
IHS, Inc., Cl. A1	250,800	9,384,936

		14,210,636

Oil, Gas & Consumable Fuels—4.8%
Cabot Oil & Gas Corp., Cl. A	112,300	2,919,800
Petrohawk Energy Corp.[1]	483,500	7,557,105
Range Resources Corp.	335,800	11,548,162
SandRidge Energy, Inc.[1]	166,440	1,023,606

		23,048,673

Financials—8.2%
Capital Markets—3.7%
Affiliated Managers Group, Inc.[1]	125,200	5,248,384
Eaton Vance Corp.	202,500	4,254,525
Lazard Ltd., Cl. A	277,800	8,261,772

		17,764,681

Diversified Financial Services—3.0%
IntercontinentalExchange, Inc.[1]	98,500	8,120,340
MSCI, Inc., Cl. A1	351,500	6,242,640

		14,362,980

Insurance—0.7%
RenaissanceRe Holdings Ltd.	70,600	3,640,136
Real Estate Investment Trusts—0.8%
Boston Properties, Inc.	69,900	3,844,500
Health Care—16.9%
Biotechnology—2.2%
Alexion Pharmaceuticals, Inc.[1]	220,000	7,961,800
Myriad Genetics, Inc.[1]	38,000	2,517,880

		10,479,680

Health Care Equipment & Supplies—7.3%
Bard (C.R.), Inc.	163,900	13,810,214
Edwards Lifesciences Corp.[1]	164,600	9,044,770
Haemonetics Corp.[1]	44,600	2,519,900
IDEXX Laboratories, Inc.[1]	141,300	5,098,104
NuVasive, Inc.[1]	135,100	4,681,215

		35,154,203

Health Care Providers & Services—1.0%
Schein (Henry), Inc.[1]	133,800	4,909,122
Life Sciences Tools & Services—3.1%
Covance, Inc.[1]	88,200	4,059,846
Illumina, Inc.[1]	256,500	6,681,825
Waters Corp.[1]	120,000	4,398,000

		15,139,671

Pharmaceuticals—3.3%
Perrigo Co.	187,700	6,064,587
Shire Ltd., ADR	226,400	10,138,192

		16,202,779

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Industrials—15.9%
Aerospace & Defense—2.7%
Alliant Techsystems, Inc.[1]	55,700	$4,776,832
Curtiss-Wright Corp.	148,400	4,955,076
Rockwell Collins, Inc.	86,700	3,389,103

		13,121,011

Air Freight & Logistics—3.4%
C.H. Robinson Worldwide, Inc.	169,900	9,349,597
Expeditors International of Washington, Inc.	209,600	6,973,392

		16,322,989

Commercial Services & Supplies—6.9%
Clean Harbors, Inc.[1]	101,500	6,439,160
FTI Consulting, Inc.[1]	156,100	6,974,548
Stericycle, Inc.[1]	274,100	14,275,128
Waste Connections, Inc.[1]	176,200	5,562,634

		33,251,470

Construction & Engineering—2.3%
Foster Wheeler Ltd.[1]	100,200	2,342,676
Quanta Services, Inc.[1]	458,000	9,068,400

		11,411,076

Machinery—0.6%
Bucyrus International, Inc., Cl. A	151,000	2,796,520
Information Technology—19.1%
Computers & Peripherals—1.1%
NetApp, Inc.[1]	390,200	5,451,094
Electronic Equipment & Instruments—3.1%
Amphenol Corp., Cl. A	347,500	8,333,050
FLIR Systems, Inc.[1]	82,600	2,534,168
Trimble Navigation Ltd.[1]	195,600	4,226,916

		15,094,134

Internet Software & Services—1.7%
Equinix, Inc.[1]	150,200	7,989,138
IT Services—5.0%
Cognizant Technology Solutions Corp.[1]	311,200	5,620,272
SAIC, Inc.[1]	946,400	18,435,872

		24,056,144
Software—8.2%
Ansys, Inc.[1]	356,400	9,939,996
Autodesk, Inc.[1]	249,100	4,894,815
FactSet Research Systems, Inc.	253,850	11,230,324
Macrovision Solutions Corp.[1]	576,509	7,292,839
Salesforce.com, Inc.[1]	201,300	6,443,613

		39,801,587

Materials—2.4%
Chemicals—2.4%
Intrepid Potash, Inc.[1]	126,920	2,636,128
Lubrizol Corp. (The)	242,400	8,820,936

		11,457,064

Telecommunication Services—1.2%
Wireless Telecommunication Services—1.2%
American Tower Corp.[1]	193,200	5,664,624
Utilities—1.2%
Gas Utilities—1.2%
Questar Corp.	178,600	5,838,434

Total Common Stocks (Cost $547,027,310)		437,986,942
Investment Company—5.9%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[2,3] (Cost $28,742,391)	28,742,391	28,742,391
Total Investments, at Value (Cost $575,769,701)	96.5%	466,729,333
Other Assets Net of Liabilities	3.5	16,906,522

Net Assets	100.0%	$483,635,855

Industry classifications are unaudited.

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

Oppenheimer Institutional Money Market Fund, Cl. E	35,791,815	295,082,029	302,131,453	28,742,391

			Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E			$28,742,391	$368,202

3.	Rate shown is the 7-day yield as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*
Level 1—Quoted Prices	$466,729,333	$—
Level 2—Other Significant Observable Inputs	—	—
Level 3—Significant Unobservable Inputs	—	—

Total	$466,729,333	$—

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $ 547,027,310)	$437,986,942
Affiliated companies (cost $28,742,391)	28,742,391

466,729,333
Cash	306,249
Receivables and other assets:
Shares of beneficial interest sold	16,208,249
Investments sold	542,845
Dividends	153,408
Due from Manager	79
Other	18,542

Total assets	483,958,705

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	243,634
Legal, auditing and other professional fees	29,420
Shareholder communications	18,237
Distribution and service plan fees	13,525
Trustees’ compensation	10,110
Transfer and shareholder servicing agent fees	1,720
Other	6,204

Total liabilities	322,850

Net Assets	$483,635,855

Composition of Net Assets
Par value of shares of beneficial interest	$17,575
Additional paid-in capital	1,274,620,037
Accumulated net investment income	80,204
Accumulated net realized loss on investments	(682,041,593)
Net unrealized depreciation on investments	(109,040,368)

Net Assets	$483,635,855

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $461,684,362 and 16,763,350 shares of beneficial interest outstanding)	$27.54
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $21,951,493 and 812,009 shares of beneficial interest outstanding)	$27.03
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $14,130)	$2,676,265
Affiliated companies	368,202
Interest	9,313

Total investment income	3,053,780

Expenses
Management fees	5,532,191
Distribution and service plan fees—Service shares	89,039
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Trustees’ compensation	23,861
Custodian fees and expenses	4,996
Other	13,186

Total expenses	5,683,261
Less reduction to custodian expenses	(1,361)
Less waivers and reimbursements of expenses	(198,509)

Net expenses	5,483,391

Net Investment Loss	(2,429,611)

Realized and Unrealized Loss
Net realized loss on investments from unaffiliated companies	(219,835,993)
Net change in unrealized depreciation on investments	(251,402,010)

Net Decrease in Net Assets Resulting from Operations	$(473,667,614)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment loss	$(2,429,611)	$(570,739)
Net realized gain (loss)	(219,835,993)	186,877,254
Net change in unrealized appreciation (depreciation)	(251,402,010)	(117,202,651)

Net increase (decrease) in net assets resulting from operations	(473,667,614)	69,103,864

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(88,752,649)	(118,530,501)
Service shares	(3,655,383)	(2,801,818)

	(92,408,032)	(121,332,319)

Net Assets
Total decrease	(566,075,646)	(52,228,455)
Beginning of period	1,049,711,501	1,101,939,956

End of period (including accumulated net investment income (loss) of $80,204 and $(16,629), respectively)	$483,635,855	$1,049,711,501

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$54.07	$50.85	$49.39	$43.97	$36.71

Income (loss) from investment operations:
Net investment loss[1]	(.13)	(.02)	(.02)	(.12)	(.15)
Net realized and unrealized gain (loss)	(26.40)	3.24	1.48	5.54	7.41

Total from investment operations	(26.53)	3.22	1.46	5.42	7.26

Net asset value, end of period	$27.54	$54.07	$50.85	$49.39	$43.97

Total Return, at Net Asset Value[2]	(49.07)%	6.33%	2.96%	12.33%	19.78%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$461,684	$1,002,442	$1,054,809	$1,227,881	$1,209,459

Average net assets (in thousands)	$754,170	$1,045,592	$1,135,831	$1,177,979	$1,124,874

Ratios to average net assets:[3]
Net investment loss	(0.30)%	(0.04)%	(0.04)%	(0.26)%	(0.39)%
Total expenses	0.71%[4]	0.69%[4]	0.69%[4]	0.69%	0.69%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.68%	0.69%	0.69%	0.69%	0.69%

Portfolio turnover rate	78%	112%	56%	32%	53%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.71%
Year Ended December 31, 2007	0.69%
Year Ended December 31, 2006	0.69%
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$53.22	$50.19	$48.87	$43.64	$36.54

Income (loss) from investment operations:
Net investment loss[1]	(.24)	(.17)	(.16)	(.25)	(.27)
Net realized and unrealized gain (loss)	(25.95)	3.20	1.48	5.48	7.37

Total from investment operations	(26.19)	3.03	1.32	5.23	7.10

Net asset value, end of period	$27.03	$53.22	$50.19	$48.87	$43.64

Total Return, at Net Asset Value[2]	(49.21)%	6.04%	2.70%	11.99%	19.43%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$21,952	$47,270	$47,131	$36,551	$24,151

Average net assets (in thousands)	$35,815	$49,421	$44,273	$28,798	$17,579

Ratios to average net assets:[3]
Net investment loss	(0.57)%	(0.31)%	(0.33)%	(0.54)%	(0.68)%
Total expenses	0.98%[4]	0.96%[4]	0.97%[4]	0.97%	0.99%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.95%	0.96%	0.97%	0.97%	0.99%

Portfolio turnover rate	78%	112%	56%	32%	53%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.98%
Year Ended December 31, 2007	0.96%
Year Ended December 31, 2006	0.97%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer MidCap Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation by investing in “growth type” companies. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$—	$—	$673,554,628	$117,437,028

1.	As of December 31, 2008, the Fund had $455,557,670 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforwards were as follows:

Expiring

2009	$225,332,848
2010	230,224,822

Total	$455,557,670

2.	As of December 31, 2008, the Fund had $217,996,958 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	During the fiscal year ended December 31, 2008, the Fund utilized $4,134,778 of capital loss carryforward to offset capital gains realized in that fiscal year.

4.	During the fiscal year ended December 31, 2007, the Fund utilized $189,103,306 of capital loss carryforward to offset capital gains realized in that fiscal year.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
Accumulated Net
Reduction	Investment
to Paid-in Capital	Loss

$2,526,444	$2,526,444
No distributions were paid during the years ended December 31, 2008 and December 31, 2007.
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$584,166,361

Gross unrealized appreciation	$23,103,445
Gross unrealized depreciation	(140,540,473)

Net unrealized depreciation	$(117,437,028)

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	1,670,583	$61,944,000	1,842,068	$99,805,796
Redeemed	(3,445,654)	(150,696,649)	(4,045,787)	(218,336,297)

Net decrease	(1,775,071)	$(88,752,649)	(2,203,719)	$(118,530,501)

Service Shares
Sold	131,251	$5,180,963	158,587	$8,425,522
Redeemed	(207,366)	(8,836,346)	(209,531)	(11,227,340)

Net decrease	(76,115)	$(3,655,383)	(50,944)	$(2,801,818)

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$616,640,852	$718,329,116
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $700 million	0.60
Over $1.5 billion	0.58
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,028 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates Continued
Waivers and Reimbursements of Expenses. Effective September 1, 2008 through August 31, 2009 (the “waiver period”), the Manager has voluntarily agreed to reduce its advisory fee rate by 0.10% of the Fund’s average daily net assets if the Fund’s trailing one-year total return performance is in the fourth or fifth quintile of the Fund’s Lipper peer group as of August 31, 2008. However, if the Fund’s trailing one-year total return performance, as measured at the end of any subsequent calendar quarter during the waiver period, improves to the third or higher quintile of the Fund’s Lipper peer group, the advisory fee reduction will be terminated effective the following business day. During the year ended December 31, 2008, OFI waived $186,318. The advisory fee reduction is a voluntary undertaking and may be terminated by the Manager at any time.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $12,191 for IMMF management fees.
5. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
6. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Balanced Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Balanced Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value

Common Stocks—65.1%
Consumer Discretionary—10.5%
Hotels, Restaurants & Leisure—1.1%
Las Vegas Sands Corp.[1]	440,320	$2,611,098
Media—9.4%
Cablevision Systems Corp.
New York Group, Cl. A	193,360	3,256,182
Comcast Corp., Cl. A Special, Non-Vtg.	244,090	3,942,054
Jupiter Telecommunications Co. Ltd.	4,088	4,257,100
Liberty Global, Inc., Series A1	257,738	4,103,189
Liberty Global, Inc., Series C1	171,460	2,602,763
National CineMedia, Inc.	233,260	2,365,256
Time Warner Cable, Inc., Cl. A1	87,407	1,874,880

		22,401,424

Consumer Staples—5.9%
Food Products—1.4%
Nestle SA	87,780	3,453,633
Tobacco—4.5%
Altria Group, Inc.	83,010	1,250,131
Lorillard, Inc.	50,660	2,854,691
Philip Morris International, Inc.	151,010	6,570,445

		10,675,267

Energy—3.9%
Oil, Gas & Consumable Fuels—3.9%
Alpha Natural Resources, Inc.[1]	25,310	409,769
Exxon Mobil Corp.	96,370	7,693,217
Petroleo Brasileiro SA, ADR	52,490	1,285,480

		9,388,466

Financials—6.3%
Capital Markets—2.6%
Credit Suisse Group AG, ADR	54,070	1,528,018
Julius Baer Holding AG	123,317	4,735,493

		6,263,511

Consumer Finance—1.5%
SLM Corp.[1]	390,890	3,478,921
Insurance—2.2%
Everest Re Group Ltd.	68,430	5,210,260
Health Care—7.0%
Biotechnology—0.9%
Amicus Therapeutics, Inc.[1]	95,449	761,683
Human Genome Sciences, Inc.[1]	256,420	543,610
Orexigen Therapeutics, Inc.[1]	153,170	854,689

		2,159,982

Health Care Equipment & Supplies—0.6%
Beckman Coulter, Inc.	32,120	1,411,353
Health Care Providers & Services—2.4%
Aetna, Inc.	51,240	1,460,340
Health Net, Inc.[1]	142,240	1,548,994
Medco Health Solutions, Inc.[1]	53,320	2,234,641
Skilled Healthcare Group, Inc., Cl. A1	46,060	388,746

		5,632,721

Life Sciences Tools & Services—0.9%
Thermo Fisher Scientific, Inc.[1]	63,710	2,170,600
Pharmaceuticals—2.2%
Abbott Laboratories	48,410	2,583,642
Wyeth	69,000	2,588,190

		5,171,832

Industrials—4.1%
Aerospace & Defense—0.5%
Orbital Sciences Corp.[1]	65,404	1,277,340
Industrial Conglomerates—2.4%
Siemens AG, Sponsored ADR	74,840	5,669,130
Machinery—0.9%
Joy Global, Inc.	57,780	1,322,584
Navistar International Corp.[1]	35,050	749,369

		2,071,953

Trading Companies & Distributors—0.3%
Aircastle Ltd.	168,100	803,518
Information Technology—25.6%
Communications Equipment—5.4%
QUALCOMM, Inc.	184,560	6,612,785
Research in Motion Ltd.[1]	154,780	6,280,972

		12,893,757

Computers & Peripherals—1.2%
International Business Machines Corp.	33,760	2,841,242
Electronic Equipment & Instruments—0.0%
CalAmp Corp.[1]	19	9
Internet Software & Services—5.3%
eBay, Inc.[1]	271,900	3,795,724
Google, Inc., Cl. A1	21,510	6,617,552
Yahoo!, Inc.[1]	193,370	2,359,114

		12,772,390

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Semiconductors & Semiconductor Equipment—1.5%
Applied Materials, Inc.	245,390	$2,485,801
Varian Semiconductor Equipment Associates, Inc.[1]	54,720	991,526

		3,477,327

Software—12.2%
Electronic Arts, Inc.[1]	151,000	2,422,040
Microsoft Corp.	344,800	6,702,912
Novell, Inc.[1]	337,980	1,314,742
Synopsys, Inc.[1]	114,640	2,123,133
Take-Two Interactive Software, Inc.	1,714,376	12,960,683
THQ, Inc.[1]	853,300	3,575,327

		29,098,837

Materials—1.3%
Chemicals—1.3%
Lubrizol Corp. (The)	44,140	1,606,255
Mosaic Co. (The)	42,010	1,453,546

		3,059,801

Telecommunication Services—0.0%
Diversified Telecommunication Services—0.0%
XO Holdings, Inc.[1]	85	14
Utilities—0.5%
Energy Traders—0.5%
NRG Energy, Inc.[1]	50,540	1,179,098

Total Common Stocks
(Cost $191,452,153)		155,173,484

Preferred Stocks—3.2%
Mylan, Inc., 6.50% Cv., Non-Vtg.	4,800	3,163,344
Petroleo Brasileiro SA, Preference	120,540	1,223,055
Schering-Plough Corp., 6% Cv.	18,800	3,280,600

Total Preferred Stocks
(Cost $6,066,144)		7,666,999

	Units

Rights, Warrants and Certificates—0.0%
XO Communications, Inc.:
Series A Wts., Strike Price $6.25, Exp. 1/16/10[1,2]	171	1
Series B Wts., Strike Price $7.50, Exp. 1/16/10[1,2]	128	1
Series C Wts., Strike Price $10, Exp. 1/16/10[1,2]	128	—

Total Rights, Warrants and Certificates (Cost $0)		2

	Principal
	Amount	Value

Asset-Backed Securities—2.4%
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 0.951%, 5/25/34[3]	$830,484	$641,424
Capital One Prime Auto Receivables Trust, Automobile Asset-Backed Certificates, Series 2005-1, Cl. A4, 1.215%, 4/15/11[3]	1,354,945	1,315,474
Citibank Credit Card Issuance Trust, Credit Card Receivable Nts., Series 2003-C4, Cl. C4, 5%, 6/10/15	180,000	97,743
Countrywide Home Loans, Asset-Backed Certificates:
Series 2002-4, Cl. A1, 1.211%, 2/25/33[3]	18,836	8,782
Series 2005-11, Cl. AF2, 4.657%, 2/25/36	85,643	84,377
Series 2005-16, Cl. 2AF2, 5.382%, 5/25/36[3]	360,000	287,909
Series 2005-17, Cl. 1AF2, 5.363%, 5/25/36[3]	223,831	193,021
CWABS, Inc. Asset-Backed Certificates Trust, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.591%, 12/5/29[3]	480,000	369,061
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Nts., Series 2005-3, Cl. A1, 0.768%, 1/20/35[3]	293,512	208,659
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.618%, 3/20/36[3]	180,000	150,818
Lehman XS Trust, Mtg. Pass-Through Certificates, Series 2005-2, Cl. 2A1B, 5.18%, 8/25/35[3]	110,498	108,427
MBNA Credit Card Master Note Trust, Credit Card Receivables, Series 2003-C7, Cl. C7, 2.545%, 3/15/16[3]	1,710,000	665,119
Option One Mortgage Loan Trust, Asset-Backed Certificates, Series 2006-2, Cl. 2A2, 0.571%, 7/1/36[3]	910,060	801,961
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass-Through Certificates, Series 2006-KS7, Cl. A2, 0.571%, 9/25/36[3]	665,152	605,196
Structured Asset Investment Loan Trust, Mtg. Pass-Through Certificates, Series 2006-BNC3, Cl. A2, 0.511%, 9/25/36[3]	188,309	176,291

Total Asset-Backed Securities
(Cost $7,654,859)		5,714,262

	Principal
	Amount	Value

Mortgage-Backed Obligations—33.6%
Government Agency—23.5%
FHLMC/FNMA/Sponsored—23.3%
Federal Home Loan Mortgage Corp., 6.50%, 1/1/24[4]	$1,110,000	$1,151,625
Federal Home Loan Mortgage Corp.,Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 2006-11, Cl. PS, 22.839%, 3/25/36[3]	318,633	363,264
Series 3025, Cl. SJ, 20.368%, 8/15/35[3]	102,496	117,184
Series 3094, Cl. HS, 20.002%, 6/15/34[3]	195,832	218,120
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 176, Cl. IO, 3.205%, 6/1/26[5]	171,080	33,825
Series 183, Cl. IO, 1.189%, 4/1/27[5]	273,554	40,597
Series 184, Cl. IO, 7.51%, 12/1/26[5]	299,662	59,663
Series 192, Cl. IO, 4.855%, 2/1/28[5]	81,532	11,519
Series 200, Cl. IO, 4.491%, 1/1/29[5]	100,250	17,097
Series 2130, Cl. SC, 35.774%, 3/15/29[5]	215,198	32,570
Series 216, Cl. IO, 2.681%, 12/1/31[5]	161,020	20,364
Series 224, Cl. IO, (0.528)%, 3/1/33[5]	509,627	75,981
Series 243, Cl. 6, 15.224%, 12/15/32[5]	304,809	39,862
Series 2527, Cl. SG, 31.83%, 2/15/32[5]	208,322	13,348
Series 2531, Cl. ST, 35.211%, 2/15/30[5]	240,175	15,606
Series 2796, Cl. SD, 45.683%, 7/15/26[5]	309,171	29,689
Series 2802, Cl. AS, 99.999%, 4/15/33[5]	448,100	42,633
Series 2920, Cl. S, 54.664%, 1/15/35[5]	1,700,651	167,142
Series 3000, Cl. SE, 99.999%, 7/15/25[5]	1,765,318	141,242
Series 3110, Cl. SL, 99.999%, 2/15/26[5]	259,125	18,628
Series 3146, Cl. SA, 38.014%, 4/15/36[5]	1,611,418	191,529
Federal Home Loan Mortgage Corp., Principal-Only Stripped Mtg.-Backed Security:
Series 176, Cl. PO, 6.166%, 6/1/26[6]	75,291	63,842
Series 192, Cl. PO, 8.464%, 2/1/28[6]	81,532	73,282
Federal National Mortgage Assn.:
4.50%, 1/1/22[4]	4,057,000	4,147,017
5%, 1/1/24-1/1/39[4]	11,094,000	11,351,289
5.50%, 9/25/20	19,835	20,483
5.50%, 1/1/24-1/1/39[4]	9,264,000	9,504,359
6%, 1/1/24-1/1/39[4]	11,292,000	11,646,682
6.50%, 1/1/24-1/1/39[4]	6,480,000	6,728,684
7%, 1/1/39[4]	2,705,000	2,832,644
7%, 11/1/17[7]	414,783	430,356
7.50%, 1/1/33[7]	303,388	321,711
8.50%, 7/1/32	13,025	14,166
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Trust 1998-61, Cl. PL, 6%, 11/25/28	279,524	289,643
Trust 2001-70, Cl. LR, 6%, 9/25/30	7,043	7,030
Trust 2003-130, Cl. CS, 13.158%, 12/25/33[3]	177,323	178,176
Trust 2006-46, Cl. SW, 22.471%, 6/25/36[3]	237,240	265,125
Trust 2006-50, Cl. KS, 22.472%, 6/25/36[3]	624,000	701,269
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-65, Cl. S, 40.848%, 11/25/31[5]	816,463	111,862
Trust 2001-81, Cl. S, 24.811%, 1/25/32[5]	172,699	24,371
Trust 2002-47, Cl. NS, 22.828%, 4/25/32[5]	383,101	51,966
Trust 2002-51, Cl. S, 23.117%, 8/25/32[5]	351,777	47,863
Trust 2002-52, Cl. SD, 23.975%, 9/25/32[5]	390,175	54,059
Trust 2002-77, Cl. SH, 29.712%, 12/18/32[5]	233,714	29,369
Trust 2002-84, Cl. SA, 42.181%, 12/25/32[5]	723,859	103,708
Trust 2002-9, Cl. MS, 23.539%, 3/25/32[5]	259,084	32,619
Trust 2003-118, Cl. S, 32.829%, 12/25/33[5]	1,565,319	189,069
Trust 2003-33, Cl. SP, 22.276%, 5/25/33[5]	813,547	108,061
Trust 2003-4, Cl. S, 37.987%, 2/25/33[5]	468,196	60,055
Trust 2003-46, Cl. IH, (5.771)%, 6/1/33[5]	2,706,545	366,899
Trust 2003-89, Cl. XS, 20.272%, 11/25/32[5]	388,157	30,326
Trust 2004-54, Cl. DS, 33.428%, 11/25/30[5]	331,381	36,981
Trust 2005-40, Cl. SA, 55.764%, 5/25/35[5]	960,653	98,612
Trust 2005-6, Cl. SE, 67.902%, 2/25/35[5]	1,275,120	117,236
Trust 2005-71, Cl. SA, 73.083%, 8/25/25[5]	1,112,596	83,422
Trust 2005-87, Cl. SE, 99.999%, 10/25/35[5]	2,291,731	162,705
Trust 2005-87, Cl. SG, 98.88%, 10/25/35[5]	2,278,394	193,116
Trust 2006-33, Cl. SP, 65.426%, 5/25/36[5]	2,545,444	265,198
Trust 222, Cl. 2, 7.132%, 6/1/23[5]	626,955	170,730
Trust 233, Cl. 2, 14.075%, 8/1/23[5]	518,872	124,723
Trust 240, Cl. 2, 11.408%, 9/1/23[5]	997,831	154,850
Trust 252, Cl. 2, 12.742%, 11/1/23[5]	470,043	107,800
Trust 273, Cl. 2, 4.64%, 8/1/26[5]	130,292	23,276
Trust 319, Cl. 2, (1.176)%, 2/1/32[5]	173,065	24,396
Trust 321, Cl. 2, (5.624)%, 4/1/32[5]	1,800,435	250,387
Trust 331, Cl. 9, 22.162%, 2/1/33[5]	491,652	55,556
Trust 333, Cl. 2, (12.058)%, 4/1/33[5]	423,442	51,787
Trust 334, Cl. 17, 29.34%, 2/1/33[5]	283,066	48,444
Trust 334, Cl. 3, 13.538%, 7/1/33[5]	75,036	8,419
Trust 338, Cl. 2, (13.036)%, 7/1/33[5]	390,562	47,139
Trust 339, Cl. 12, 13.466%, 7/1/33[5]	506,390	65,038
Trust 339, Cl. 7, 11.167%, 7/1/33[5]	1,918,575	212,402
Trust 339, Cl. 8, 12.211%, 8/1/33[5]	41,905	4,703
Trust 342, Cl. 2, (1.109)%, 9/1/33[5]	16,333	2,335
Trust 343, Cl. 13, 12.001%, 9/1/33[5]	408,736	43,227
Trust 345, Cl. 9, 13.48%, 1/1/34[5]	714,329	78,019
Trust 346, Cl. 2, (12.874)%, 12/1/33[5]	409,372	49,177
Trust 351, Cl. 10, 14.256%, 4/1/34[5]	70,261	7,613
Trust 351, Cl. 11, 12.86%, 11/1/34[5]	71,211	7,906
Trust 351, Cl. 8, 12.789%, 4/1/34[5]	215,225	23,318
Trust 356, Cl. 10, 13.15%, 6/1/35[5]	183,704	20,170
Trust 356, Cl. 12, 13.355%, 2/1/35[5]	99,862	10,796
Trust 362, Cl. 12, 12.979%, 8/1/35[5]	1,187,328	158,191
Trust 362, Cl. 13, 12.965%, 8/1/35[5]	657,004	87,443
Trust 364, Cl. 16, 14.77%, 9/1/35[5]	520,060	82,712
Federal National Mortgage Assn., Principal-Only Stripped Mtg.-Backed Security, Trust 1993-184, Cl. M, 6.795%, 9/25/23[6]	222,423	189,115

		55,654,415

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

GNMA/Guaranteed—0.2%
Government National Mortgage Assn., 8%, 4/15/23	$134,100	$142,564
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 2001-21, Cl. SB, 66.825%, 1/16/27[5]	356,086	51,056
Series 2002-15, Cl. SM, 58.098%, 2/16/32[5]	419,891	62,078
Series 2002-76, Cl. SY, 58.175%, 12/16/26[5]	900,302	138,177
Series 2004-11, Cl. SM, 39.538%, 1/17/30[5]	284,001	31,153

		425,028

Non-Agency—10.1%
Commercial—3.7%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2006-1, Cl. AM, 5.421%, 9/1/45	1,800,000	922,563
Banc of America Funding Corp., Mtg. Pass-Through Certificates, Series 2004-2, Cl. 2A1, 6.50%, 7/20/32	473,691	453,528
ChaseFlex Trust 2006-2, Multiclass Mtg. Pass-Through Certificates, Series 2006-2, Cl. A1B, 1.495%, 9/25/36[3]	107,032	102,549
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mtg. Pass-Through Certificates, Series 2008-C7, Cl. AM, 6.096%, 12/1/49[3]	780,000	368,596
Citigroup Mortgage Loan Trust, Inc. 2006-WF1, Asset-Backed Pass-Through Certificates, Series 2006-WF1, Cl. A2B, 5.536%, 3/1/36	29,882	29,635
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 2006-A5, Cl. 1A1, 0.871%, 10/25/36[3]	1,346,226	581,956
Series 2006-A5, Cl. 1A13, 0.921%, 10/25/36[3]	709,695	289,956
CWALT Alternative Loan Trust 2006-HY13, Mtg. Pass-Through Certificates, Series 2006-HY13, Cl. 3A1, 5.97%, 1/1/47[3]	157,235	104,591
Deutsche Alt-A Securities Mortgage Loan Trust, Mtg. Pass-Through Certificates:
Series 2006-AB2, Cl. A7, 5.961%, 6/25/36	190,644	175,475
Series 2006-AB4, Cl. A1A, 6.005%, 10/25/36	648,457	519,568
Series 2006-AB3, Cl. A7, 6.36%, 7/1/36	74,183	71,495
First Horizon Alternative Mortgage Securities Trust 2004-FA2, Mtg. Pass-Through Certificates, Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	354,834	259,423
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	413,790	389,011
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2005-LDP4, Cl. AM, 4.999%, 10/1/42	450,000	265,876
JPMorgan Chase Commercial Mortgage Securities Trust, Commercial Mtg. Pass-Through Certificates:
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	235,000	185,773
Series 2007-LD11, Cl. A2, 5.804%, 6/15/49[3]	270,000	207,218
LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mtg. Pass-Through Certificates:
Series 2006-C1, Cl. A2, 5.084%, 2/11/31	345,000	301,293
Series 2006-C1, Cl. AM, 5.217%, 2/11/31[3]	1,010,000	509,580
Mastr Adjustable Rate Mortgages Trust 2004-13, Mtg. Pass-Through Certificates, Series 2004-13, Cl. 2A2, 4.555%, 4/1/34[3]	372,288	285,045
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	753,256	550,725
Merrill Lynch/Countrywide Commercial Mortgage Trust 2007-9, Commercial Mtg. Pass-Through Certificates, Series 2007-9, Cl. A4, 5.70%, 9/1/17	900,000	626,506
Nomura Asset Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 1998-D6, Cl. A1B, 6.59%, 3/15/30	10,115	10,102
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A114, 5.75%, 4/25/37	604,462	263,961
Residential Asset Securitization Trust 2006-A9CB, Mtg. Pass-Through Certificates, Series 2006-A9CB, Cl. A5, 6%, 9/25/36	792,300	387,593
Wachovia Mortgage Loan Trust LLC, Mtg. Pass-Through Certificates, Series 2007-A, Cl. 1A1, 5.981%, 3/1/37[3]	259,944	140,235
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates, Series 2007-HY1, Cl. 1A2, 5.706%, 2/25/37[2,3]	341,592	78,566
WaMu Mortgage Pass-Through Certificates 2007-HY3 Trust, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 2A2, 5.668%, 3/1/37[3]	856,356	221,331
WaMu Mortgage Pass-Through Certificates 2007-HY4 Trust, Mtg. Pass-Through Certificates, Series 2007-HY4, Cl. 5A1, 5.548%, 11/1/36[3]	226,594	148,907

	Principal
	Amount	Value

Commercial Continued
WaMu Mortgage Pass-Through Certificates 2007-HY5 Trust, Mtg. Pass-Through Certificates, Series 2007-HY5, Cl. 2A3, 5.647%, 5/1/37[3]	$232,600	$148,739
Wells Fargo Mortgage-Backed Securities 2004-U Trust, Mtg. Pass-Through Certificates, Series 2004-U, Cl. A1, 5.245%, 10/1/34[3]	72,327	61,756

		8,661,552

Manufactured Housing—0.4%
Wells Fargo Mortgage-Backed Securities 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 6.099%, 9/25/36[3]	1,386,950	891,596
Multifamily—2.5%
Banc of America Mortgage Securities, Inc., Mtg. Pass-Through Certificates, Series 2003-E, Cl. 2A2, 4.71%, 6/25/33[3]	781,643	617,800
CHL Mortgage Pass-Through Trust 2005-HYB1, Mtg. Pass-Through Certificates, Series 2005-HYB1, Cl. 1A2, 4.982%, 3/25/35[3]	1,221,635	764,858
Citigroup Mortgage Loan Trust, Inc. 2006-AR5, Asset-Backed Pass-Through Certificates, Series 2006-AR5, Cl. 1A3A, 5.89%, 7/25/36[3]	557,279	292,211
CWALT Alternative Loan Trust 2005-85CB, Mtg. Pass-Through Certificates, Series 2005-85CB, Cl. 2A3, 5.50%, 2/25/36	860,000	658,896
GMAC Mortgage Corp. Loan Trust, Mtg. Pass-Through Certificates, Series 2004-J4, Cl. A7, 5.50%, 9/25/34	800,000	639,580
GSR Mortgage Loan Trust 2005-AR7, Mtg. Pass-Through Certificates, Series 2005-AR7, Cl. 3A1, 5.14%, 11/25/35[3]	1,945,351	1,230,814
Wells Fargo Mortgage-Backed Securities 2004-AA Trust, Mtg. Pass-Through Certificates, Series 2004-AA, Cl. 2A, 4.992%, 12/25/34[3]	400,986	310,463
Wells Fargo Mortgage-Backed Securities 2004-S Trust, Mtg. Pass-Through Certificates, Series 2004-S, Cl. A1, 3.742%, 9/25/34[3]	329,933	241,462
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates:
Series 2006-AR10, Cl. 4A1, 5.557%, 7/25/36[3]	826,442	542,072
Series 2006-AR10, Cl. 2A1, 5.628%, 7/25/36[3]	643,979	344,967
Wells Fargo Mortgage-Backed Securities 2006-AR2 Trust, Mtg. Pass-Through Certificates, Series 2006-AR2, Cl. 2A6, 5.093%, 3/25/36[3]	329,516	91,812
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 5.093%, 3/25/36[3]	415,887	298,692

		6,033,627

Residential—3.5%
CWALT Alternative Loan Trust 2004-24CB, Mtg. Pass-Through Certificates, Series 2004-24CB, Cl. 1A1, 6%, 11/1/34	650,123	572,900
CWALT Alternative Loan Trust 2004-28CB, Mtg. Pass-Through Certificates, Series 2004-28CB, Cl. 3A1, 6%, 1/1/35	526,826	358,925
CWALT Alternative Loan Trust 2005-18CB, Mtg. Pass-Through Certificates, Series 2005-18CB, Cl. A8, 5.50%, 5/25/36	1,170,000	864,628
CWALT Alternative Loan Trust 2005-J1, Mtg. Pass-Through Certificates, Series 2005-J1, Cl. 3A1, 6.50%, 8/25/32	969,805	621,137
LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mtg. Pass- Through Certificates, Series 2007-C7, Cl. AM, 6.166%, 9/11/45[3]	550,000	260,181
Morgan Stanley Mortgage Loan Trust 2006-AR, Mtg. Pass-Through Certificates, Series 2006-AR, Cl. 5A3, 5.416%, 6/25/36[3]	530,000	367,333
RALI Series 2003-QS1 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2003-QS1, Cl. A2, 5.75%, 1/25/33	300,087	299,135
RALI Series 2004-QS10 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2004-QS10, Cl. A3, 0.971%, 7/25/34[3]	111,702	94,078
RALI Series 2006-QS13 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	377,968	363,789
RALI Series 2006-QS5 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS5, Cl. 2A2, 6%, 5/1/36	198,296	193,893

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Residential Continued
WaMu Mortgage Pass-Through Certificates 2003-AR9 Trust, Mtg. Pass-Through Certificates, Series 2003-AR9, Cl. 2A, 4.491%, 9/25/33[3]	$490,334	$422,839
WaMu Mortgage Pass-Through Certificates 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 5.75%, 10/25/36[3]	1,719,504	974,827
WaMu Mortgage Pass-Through Certificates 2006-AR8 Trust, Mtg. Pass- Through Certificates, Series 2006-AR8, Cl. 2A1, 6.127%, 8/25/36[3]	1,591,462	1,058,645
WaMu Mortgage Pass-Through Certificates 2007-HY2 Trust, Mtg. Pass-Through Certificates, Series 2007-HY2, Cl. 2A1, 6.615%, 11/1/36[3]	94,656	54,037
Washington Mutual Mortgage Pass-Through Certificates, Mtg. Pass-Through Certificates, Series 2007-1, Cl. 1A8, 6%, 2/25/37	1,796,633	1,571,810
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 4.368%, 9/1/34[3]	90,473	64,768
Wells Fargo Mortgage-Backed Securities 2006-AR5 Trust, Mtg. Pass-Through Certificates, Series 2006-AR5, Cl. 2A2, 5.545%, 4/1/36[2,3]	694,776	180,642

		8,323,567

Total Mortgage-Backed Obligations (Cost $91,093,083)		79,989,785
Non-Convertible Corporate Bonds and Notes—11.4%
ABN Amro Bank NV (NY Branch), 7.125% Sub. Nts., Series B, 10/15/93	400,000	329,268
Albertson’s, Inc., 8% Sr. Unsec. Debs., 5/1/31	880,000	532,400
American International Group, Inc., 6.25% Jr. Sub. Bonds, 3/15/37	560,000	209,636
Axa SA, 6.379% Sub. Perpetual Bonds[8,9]	2,135,000	956,734
Bank of America Corp.:
8% Unsec. Perpetual Bonds, Series K9	1,025,000	738,328
8.125% Perpetual Bonds, Series M9	225,000	168,581
Barclays Bank plc, 6.278% Perpetual Bonds[9]	2,600,000	1,505,062
Buckeye Partners LP, 4.625% Sr. Nts., 7/15/13	310,000	263,817
Capmark Financial Group, Inc.:
3.038% Sr. Unsec. Nts., 5/10/10[3]	375,000	191,431
5.875% Sr. Unsec. Nts., 5/10/12	585,000	199,596
Centex Corp., 5.80% Sr. Unsec. Nts., 9/15/09	485,000	463,175
CIT Group Funding Co. of Canada, 4.65% Sr. Unsec. Nts., 7/1/10	670,000	588,373
Citigroup, Inc.:
8.30% Jr. Sub. Bonds, 12/21/57[3]	1,520,000	1,174,925
8.40% Perpetual Bonds, Series E9	760,000	502,770
Clear Channel Communications, Inc., 6.25% Nts., 3/15/11	710,000	216,550
Coca-Cola Co. (The), 7.375% Unsec. Debs., 7/29/93	360,000	422,745
Energy Transfer Partners LP, 5.65% Sr. Unsec. Unsub. Nts., 8/1/12	195,000	174,229
Ford Motor Credit Co., 9.75% Sr. Unsec. Nts., 9/15/10	2,030,000	1,624,564
General Motors Acceptance Corp., 8% Bonds, 11/1/31	1,400,000	820,625
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	1,850,000	1,345,962
HBOS plc, 6.413% Sub. Perpetual Bonds, Series A8,9	3,100,000	1,204,245
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[3]	2,530,000	1,059,746
JPMorgan Chase & Co., 7.90% Perpetual Bonds, Series 1[9]	1,205,000	1,005,001
Kaneb Pipe Line Operating Partnership LP, 5.875% Sr. Unsec. Nts., 6/1/13	830,000	699,228
Lehman Brothers Holdings, Inc., 7.50% Sub. Nts., 5/11/38[10]	2,910,000	291
Lennar Corp., 7.625% Sr. Unsec. Nts., 3/1/09	170,000	169,150
Macy’s Retail Holdings, Inc., 4.80% Sr. Nts., 7/15/09	535,000	507,155
MBIA, Inc., 5.70% Sr. Unsec. Unsub. Nts., 12/1/34	565,000	229,882
Merrill Lynch & Co., Inc., 7.75% Jr. Sub. Bonds, 5/14/38	1,335,000	1,475,258
MetLife Capital Trust X, 9.25% Sec. Bonds, 4/8/38[3]	300,000	209,665
MetLife, Inc., 6.40% Jr. Unsec. Sub. Bonds, 12/15/36[3]	1,710,000	1,028,372
MGM Mirage, Inc., 6% Sr. Sec. Nts., 10/1/09	925,000	888,000
Monongahela Power Co., 7.36% Unsec. Nts., Series A, 1/15/10	680,000	665,833
NCR Corp., 7.125% Sr. Unsec. Unsub. Nts., 6/15/09	565,000	566,718

	Principal
	Amount	Value

Non-Convertible Corporate Bonds and Notes Continued
PF Export Receivables Master Trust, 3.748% Sr. Nts., Series B, 6/1/13[8]	$244,572	$260,005
Popular North America, Inc., 4.70% Nts., 6/30/09	845,000	825,967
Prudential Holdings LLC, 8.695% Bonds, Series C, 12/18/23[8]	1,285,000	1,240,868
Prudential Insurance Co. of America, 8.30% Nts., 7/1/25[8]	1,110,000	750,067
TEPPCO Partners LP, 6.125% Nts., 2/1/13	490,000	436,334
Valero Logistics Operations LP, 6.05% Nts., 3/15/13	210,000	179,902
Washington Mutual Bank NV, 3.337% Sr. Unsec. Nts., 5/1/09[10]	970,000	286,150
Westar Energy, Inc., 7.125% Sr. Unsec. Nts., 8/1/09	685,000	682,196
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 6.625% Nts., 12/1/14	565,000	429,400

Total Non-Convertible Corporate Bonds and Notes (Cost $41,637,125)		27,228,204
Convertible Corporate Bonds and Notes—0.6%
Theravance, Inc., 3% Cv. Sub. Nts., 1/15/15 (Cost $1,850,149)	$2,247,000	$1,387,523

	Shares

Investment Company—3.6%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[11,12] (Cost $8,646,429)	8,646,429	8,646,429

Total Investments, at Value (Cost $348,399,942)	119.9%	285,806,688
Liabilities in Excess of Other Assets	(19.9)	(47,387,415)

Net Assets	100.0%	$238,419,273

Industry classifications are unaudited.
Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2008 was $259,210, which represents 0.11% of the Fund’s net assets. See Note 8 of accompanying Notes.

3.	Represents the current interest rate for a variable or increasing rate security.

4.	When-issued security or delayed delivery to be delivered and settled after December 31, 2008. See Note 1 of accompanying Notes.

5.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $5,321,813 or 2.23% of the Fund’s net assets as of December 31, 2008.

6.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $326,239 or 0.14% of the Fund’s net assets as of December 31, 2008.

7.	All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures contracts. The aggregate market value of such securities is $752,067. See Note 6 of accompanying Notes.

8.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $4,411,919 or 1.85% of the Fund’s net assets as of December 31, 2008.

9.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

10.	Issue is in default. See Note 1 of accompanying Notes.

11.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

OFI Liquid Assets Fund, LLC	—	667,850	667,850	—
Oppenheimer Institutional Money Market Fund, Cl. E	16,578,809	165,592,548	173,524,928	8,646,429

			Value	Income

OFI Liquid Assets Fund, LLC			$—	$96	[a]
Oppenheimer Institutional Money Market Fund, Cl. E			8,646,429	172,114

			$8,646,429	$172,210

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

12.	Rate shown is the 7-day yield as of December 31, 2008.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*

Level 1—Quoted Prices	$154,537,033	$(393,056)
Level 2—Other Significant Observable Inputs	131,269,655	(535,629)
Level 3—Significant Unobservable Inputs	—	—

Total	$285,806,688	$(928,685)

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
Futures Contracts as of December 31, 2008 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

U.S. Treasury Bonds, 10 yr.	Buy	85	3/20/09	$10,688,750	$110,843
U.S. Treasury Bonds, 20 yr.	Buy	81	3/20/09	11,181,797	978,929
U.S. Treasury Nts., 2 yr.	Sell	171	3/31/09	37,288,688	(143,074)

					$946,698

Credit Default Swap Contracts as of December 31, 2008 are as follows:

		Buy/Sell	Notional	Pay/		Upfront
		Credit	Amount	Receive	Termination	Payment
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	Received/(Paid)	Value

ABX.HE.AA.06-2 Index:
	Barclays Bank plc	Sell	$350	0.170%	5/25/46	$270,766	$(307,387)
	Deutsche Bank AG	Sell	240	0.170	5/25/46	28,798	(210,780)
	Goldman Sachs Bank USA	Sell	85	0.170	5/25/46	7,003	(74,651)
	Goldman Sachs Bank USA	Sell	330	0.170	5/25/46	130,342	(289,822)
	Morgan Stanley Capital Services, Inc.	Sell	85	0.170	5/25/46	6,791	(74,651)
	Morgan Stanley Capital Services, Inc.	Sell	160	0.170	5/25/46	15,999	(140,520)

		Total	1,250			459,699	(1,097,811)
Allied Waste North America, Inc.:
	Deutsche Bank AG	Sell	340	2.000	9/20/09	—	2,625
	Deutsche Bank AG	Sell	530	2.000	9/20/09	—	4,092

		Total	870			—	6,717
American International Group, Inc.:
	Barclays Bank plc	Sell	180	3.000	3/20/09	—	(1,055)
	Barclays Bank plc	Sell	695	4.000	3/20/09	—	(2,396)
	Barclays Bank plc	Sell	595	5.350	3/20/09	—	(112)
	Deutsche Bank AG	Sell	870	4.000	3/20/09	—	(2,999)
	Morgan Stanley Capital Services, Inc.	Sell	520	4.000	3/20/09	—	(1,792)

		Total	2,860			—	(8,354)

Credit Default Swap Contracts: Continued

		Buy/Sell	Notional	Pay/		Upfront
		Credit	Amount	Receive	Termination	Payment
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	Received/(Paid)	Value

Capmark Financial Group, Inc.:
	Barclays Bank plc	Sell	$520	1.000%	6/20/12	$—	$(272,564)
	Goldman Sachs Bank USA	Sell	535	0.950	6/20/12	—	(280,786)
	Morgan Stanley Capital Services, Inc.	Sell	50	5.000	6/20/12	13,500	(23,523)

		Total	1,105			13,500	(576,873)
CDX North America High Yield Index, Series 7	Deutsche Bank AG	Buy	4,587	0.400	12/20/11	(483)	167,165

		Total	4,587			(483)	167,165
Cemex SAB de CV	Deutsche Bank AG	Sell	300	2.000	3/20/09	—	(4,388)

		Total	300			—	(4,388)
Centex Corp.	Deutsche Bank AG	Sell	135	1.550	9/20/09	—	(3,231)

		Total	135			—	(3,231)
CIT Group, Inc.	Barclays Bank plc	Sell	115	10.500	6/20/09	—	1,520

		Total	115			—	1,520
Countrywide Home Loans, Inc.	Morgan Stanley Capital Services, Inc.	Sell	1,615	0.420	6/20/09	—	(6,136)

		Total	1,615			—	(6,136)
Energy Future Holdings Corp.:
	Credit Suisse International	Sell	175	5.910	12/20/12	—	(48,030)
	Credit Suisse International	Sell	170	6.050	12/20/12	—	(46,109)
	Credit Suisse International	Sell	175	6.000	12/20/12	—	(47,667)

		Total	520			—	(141,806)
Ford Motor Co.:
	Deutsche Bank AG	Sell	150	5.000	12/20/18	81,000	(105,941)
	Morgan Stanley Capital Services, Inc.	Sell	1,100	7.150	12/20/16	—	(715,769)
	Morgan Stanley Capital Services, Inc.	Sell	525	7.050	12/20/16	—	(345,617)

		Total	1,775			81,000	(1,167,327)
General Electric Capital Corp.:
	Barclays Bank plc	Sell	347	8.000	12/20/09	—	10,224
	Barclays Bank plc	Sell	410	5.750	12/20/09	—	3,209
	Credit Suisse International	Sell	325	8.000	12/20/09	—	9,575

		Total	1,082			—	23,008
General Motors Corp.:
	Deutsche Bank AG	Sell	210	5.000	12/20/18	140,700	(166,259)
	Morgan Stanley Capital Services, Inc.	Sell	545	5.800	12/20/16	—	(431,098)
	Morgan Stanley Capital Services, Inc.	Sell	535	5.750	12/20/16	—	(423,420)

		Total	1,290			140,700	(1,020,777)
Goldman Sachs Group, Inc. (The):
	Barclays Bank plc	Sell	520	5.750	12/20/09	—	10,597
	Deutsche Bank AG	Sell	525	5.500	12/20/09	—	9,424
	Deutsche Bank AG	Sell	420	5.450	12/20/09	—	7,335

		Total	1,465			—	27,356
Hartford Financial Services Group, Inc.	Morgan Stanley Capital Services, Inc.	Sell	300	2.400	3/20/09	—	(2,997)

		Total	300			—	(2,997)
HCP, Inc.	Barclays Bank plc	Sell	455	4.600	3/20/09	—	522

		Total	455			—	522
Idearc, Inc.	Credit Suisse International	Sell	60	5.000	12/20/09	12,300	(43,404)

		Total	60			12,300	(43,404)
Inco Ltd.:
	Morgan Stanley Capital Services, Inc.	Buy	545	0.700	3/20/17	—	86,986
	Morgan Stanley Capital Services, Inc.	Buy	550	0.630	3/20/17	—	90,175

		Total	1,095			—	177,161

	Morgan Stanley Capital Services, Inc.	Sell	545	1.170	3/20/17	—	(69,265)
	Morgan Stanley Capital Services, Inc.	Sell	550	1.100	3/20/17	—	(72,382)

		Total	1,095			—	(141,647)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap Contracts: Continued

		Buy/Sell	Notional	Pay/		Upfront
		Credit	Amount	Receive	Termination	Payment
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	Received/(Paid)	Value

iStar Financial, Inc.:
	Barclays Bank plc	Sell	$480	4.400%	12/20/12	$—	$(260,245)
	Credit Suisse International	Sell	65	4.000	12/20/12	—	(35,405)
	Credit Suisse International	Sell	160	12.000	3/20/09	—	(17,497)
	Deutsche Bank AG	Sell	75	4.320	12/20/12	—	(40,701)
	Deutsche Bank AG	Sell	400	12.000	3/20/09	—	(43,741)
	Goldman Sachs Bank USA	Sell	75	3.950	12/20/12	—	(40,876)

		Total	1,255			—	(438,465)

J.C. Penney Corp., Inc.:
	Morgan Stanley Capital Services, Inc.	Sell	525	1.070	12/20/17	—	(102,264)
	Morgan Stanley Capital Services, Inc.	Sell	545	1.300	12/20/17	—	(98,390)

		Total	1,070			—	(200,654)

Jones Apparel Group, Inc.:
	Deutsche Bank AG	Buy	290	2.635	6/20/18	—	64,768
	Morgan Stanley Capital Services, Inc.	Buy	575	2.970	6/20/18	—	117,956

		Total	865			—	182,724

	Deutsche Bank AG	Sell	290	2.720	6/20/13	—	(57,512)
	Morgan Stanley Capital Services, Inc.	Sell	575	3.200	6/20/13	—	(105,184)

		Total	865			—	(162,696)

Kohl’s Corp.:
	Barclays Bank plc	Buy	285	1.180	6/20/18	—	25,444
	Barclays Bank plc	Buy	285	1.040	6/20/18	—	28,345
	Deutsche Bank AG	Buy	280	1.300	6/20/18	—	22,555
	Morgan Stanley Capital Services, Inc.	Buy	785	0.660	12/20/17	—	95,759
	Morgan Stanley Capital Services, Inc.	Buy	820	0.870	12/20/17	—	87,983

		Total	2,455			—	260,086

	Barclays Bank plc	Sell	285	1.080	6/20/13	—	(19,174)
	Barclays Bank plc	Sell	285	0.900	6/20/13	—	(21,205)
	Deutsche Bank AG	Sell	280	1.180	6/20/13	—	(17,729)

		Total	850			—	(58,108)

Liz Claiborne, Inc.:
	Morgan Stanley Capital Services, Inc.	Buy	560	2.900	6/20/18	—	173,389

		Total	560			—	173,389

	Deutsche Bank AG	Sell	1,095	3.250	6/20/09	—	(32,151)
	Morgan Stanley Capital Services, Inc.	Sell	560	3.100	6/20/13	—	(148,646)

		Total	1,655			—	(180,797)

Louisiana-Pacific Corp.	Morgan Stanley Capital Services, Inc.	Sell	550	6.250	9/20/09	—	(46,997)

		Total	550			—	(46,997)

Merrill Lynch & Co., Inc.:
	Barclays Bank plc	Sell	1,080	4.150	9/20/09	—	1,440
	Credit Suisse International	Sell	540	4.150	9/20/09	—	720

		Total	1,620			—	2,160

Morgan Stanley	Credit Suisse International	Sell	715	7.800	12/20/13	—	106,944

		Total	715			—	106,944

Prudential Financial, Inc.	Deutsche Bank AG	Sell	385	2.050	6/20/09	—	(12,290)

		Total	385			—	(12,290)

Pulte Homes, Inc.	Goldman Sachs Bank USA	Sell	800	2.750	9/20/09	—	(1,125)

		Total	800			—	(1,125)

Reliant Energy, Inc.:
	Credit Suisse International	Sell	280	9.000	12/20/09	—	(7,027)
	Credit Suisse International	Sell	285	9.000	12/20/09	—	(7,152)

		Total	565			—	(14,179)

R.H. Donnelley Corp.	Goldman Sachs International	Sell	655	9.000	3/20/09	—	(28,240)

		Total	655			—	(28,240)

Rite Aid Corp.:
	Credit Suisse International	Sell	115	7.500	3/20/09	—	(5,885)
	Credit Suisse International	Sell	305	5.000	9/20/09	18,300	(54,205)

		Total	420			18,300	(60,090)

Credit Default Swap Contracts: Continued

		Buy/Sell	Notional	Pay/		Upfront
		Credit	Amount	Receive	Termination	Payment
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	Received/(Paid)	Value

Sprint Nextel Corp.:
	Credit Suisse International	Sell	$1,300	6.300%	3/20/09	$—	$(18,104)
	Goldman Sachs Bank USA	Sell	470	6.300	3/20/09	—	(6,545)

		Total	1,770			—	(24,649)

Temple-Inland, Inc.	Deutsche Bank AG	Sell	135	3.000	9/20/09	—	(8,026)

		Total	135			—	(8,026)

Tenet Healthcare Corp.	Deutsche Bank AG	Sell	870	1.600	3/20/09	—	(20,156)

		Total	870			—	(20,156)

Tribune Co.:
	Credit Suisse International	Sell	50	5.000	1/16/09	11,000	(46,881)
	Credit Suisse International	Sell	255	5.000	1/16/09	58,650	(239,094)
	Credit Suisse International	Sell	15	5.000	1/16/09	4,800	(14,064)
	Credit Suisse International	Sell	150	5.000	1/16/09	52,500	(140,643)
	Credit Suisse International	Sell	195	5.000	1/16/09	76,050	(182,836)

		Total	665			203,000	(623,518)

Univision Communications, Inc.:
	Goldman Sachs Bank USA	Sell	155	5.000	6/20/09	15,500	(51,242)
	Goldman Sachs Bank USA	Sell	60	5.000	6/20/09	6,600	(19,836)
	Goldman Sachs Bank USA	Sell	160	5.000	6/20/09	9,600	(52,895)
	Morgan Stanley Capital Services, Inc.	Sell	110	5.000	12/20/09	7,700	(37,775)
	Morgan Stanley Capital Services, Inc.	Sell	120	5.000	12/20/09	15,600	(41,209)

		Total	605			55,000	(202,957)

Vornado Realty LP:
	Credit Suisse International	Sell	300	3.600	3/20/09	—	(2,607)
	Deutsche Bank AG	Sell	605	3.875	6/20/09	—	(4,851)

		Total	905			—	(7,458)

XL Capital Ltd.:
	Barclays Bank plc	Sell	610	3.550	9/20/09	—	(45,272)
	Deutsche Bank AG	Sell	690	3.550	9/20/09	—	(51,210)

		Total	1,300			—	(96,482)

		Grand Total Buys	9,562			(483)	960,525
		Grand Total Sells	33,947			983,499	(6,233,411)

			Total Credit Default Swaps			$983,016	$(5,272,886)

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

Type of Reference	Total Maximum Potential
Asset on which the	Payments for Selling Credit		Reference Asset
Fund Sold Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Asset-Backed Indexes	$1,250,000	$—	AA
Single Name Corporate Debt	19,497,000	850,000	AAA to BBB-
Single Name Corporate Debt	13,200,000	1,425,000	BB+ to D

Total	$33,947,000	$2,275,000

*	Amounts recoverable includes potential payments from related purchased protection for instances where the Fund is the seller of protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The reference asset security rating, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential payment by the Fund if the reference asset experiences a credit event as of period end.
Interest Rate Swap Contracts as of December 31, 2008 are as follows:

		Notional
		Amount	Paid by	Received by	Termination
Reference Entity	Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

USD BBA LIBOR	Deutsche Bank AG	$4,300	Three-Month USD BBA LIBOR	5.529%	8/10/17	$1,133,699
Abbreviation/Definition is as follows:
BBA LIBOR             British Bankers’ Association London-Interbank Offered Rate

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Total Return Swap Contracts as of December 31, 2008 are as follows:

	Notional
	Amount	Paid by	Received by	Termination
Reference Entity/Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Banc of America Securities LLC AAA 10 yr.
CMBS Daily Index*:
Goldman Sachs Group, Inc. (The)	$16,370	A	D	3/31/09	$3,526,234
Goldman Sachs Group, Inc. (The)	12,980	A	D	1/31/09	(3,083,724)

				Reference Entity Total	442,510

Barclays Capital U.S. CMBS AAA Index*:
Morgan Stanley	3,200	A	D	2/1/09	350,027
Morgan Stanley	6,100	A	D	3/1/09	668,445

				Reference Entity Total	1,018,472

Barclays Capital U.S. CMBS AAA 8.5+ Index*:
Goldman Sachs Group, Inc. (The)	1,100	A	D	3/1/09	187,820
Goldman Sachs Group, Inc. (The)	1,440	A	D	3/1/09	245,291
Goldman Sachs Group, Inc. (The)	1,880	A	D	2/1/09	321,002
Morgan Stanley	1,070	A	D	3/1/09	182,450
Morgan Stanley	2,900	A	D	3/1/09	490,858
Morgan Stanley	180	A	D	2/1/09	30,305
Morgan Stanley	1,530	A	D	2/1/09	260,367
Morgan Stanley	1,590	A	D	2/1/09	271,828
Morgan Stanley	900	A	D	2/1/09	152,655

				Reference Entity Total	2,142,576

				Total of Total Return Swaps	$3,603,558

*	The CMBS Indexes are representative indexes of segments of the commercial mortgage backed securities market. These indexes are measured by movements in the credit spreads of the underlying holdings. As the credit market perceives an improvement in the credit quality of an Index’s underlying holdings and reduced probability of default, the spread of an index narrows. As the credit market perceives a decrease in credit quality and an increased probability of default on an Index’s underlying holdings, the spread widens.
Abbreviation is as follows:
CMBS                Commercial Mortgage Backed Securities
A — The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, widen.
B — The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, narrow.
C — The Fund receives periodic payments when credit spreads, as represented by the Reference Enitiy, widen.
D — The Fund receives periodic payments when credit spreads, as represented by the Reference Enitiy, narrow.

The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.
Swap Summary as of December 31, 2008 is as follows:

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)	Value

Barclays Bank plc:
	Credit Default Buy Protection	$570	$53,789
	Credit Default Sell Protection	6,927	(901,898)

			(848,109)
Credit Suisse International	Credit Default Sell Protection	5,635	(839,371)
Deutsche Bank AG:
	Credit Default Buy Protection	5,157	254,488
	Credit Default Sell Protection	8,545	(758,489)
	Interest Rate	4,300	1,133,699

			629,698
Goldman Sachs Bank USA	Credit Default Sell Protection	2,670	(817,778)
Goldman Sachs Group, Inc. (The)	Total Return	33,770	1,196,623
Goldman Sachs International	Credit Default Sell Protection	655	(28,240)
Morgan Stanley	Total Return	17,470	2,406,935
Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	3,835	652,248
	Credit Default Sell Protection	9,515	(2,887,635)

			(2,235,387)

		Total Swaps	$(535,629)

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $339,753,513)	$277,160,259
Affiliated companies (cost $8,646,429)	8,646,429

285,806,688
Cash	583,454
Swaps, at value (upfront payment paid $483)	8,949,733
Receivables and other assets:
Interest, dividends and principal paydowns	1,202,325
Shares of beneficial interest sold	222,975
Investments sold	31,041
Terminated investment contracts	20,836
Due from Manager	48
Other	12,554

Total assets	296,829,654

Liabilities
Swaps, at value (upfront payment received $983,499)	9,485,362
Payables and other liabilities:
Investments purchased (including $46,852,956 purchased on a when-issued or delayed delivery basis)	48,157,988
Futures margins	393,056
Shares of beneficial interest redeemed	128,054
Terminated investment contracts	126,740
Distribution and service plan fees	44,085
Shareholder communications	18,025
Trustees’ compensation	6,798
Transfer and shareholder servicing agent fees	1,720
Other	48,553

Total liabilities	58,410,381

Net Assets	$238,419,273

Composition of Net Assets
Par value of shares of beneficial interest	$28,279
Additional paid-in capital	361,723,545
Accumulated net investment income	657,969
Accumulated net realized loss on investments and foreign currency transactions	(62,802,368)
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(61,188,152)

Net Assets	$238,419,273

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $169,621,580 and 20,071,377 shares of beneficial interest outstanding)	$8.45

Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $68,797,693 and 8,207,865 shares of beneficial interest outstanding)	$8.38
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Interest	$11,890,092
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $101,430)	3,012,437
Affiliated companies	172,114
Income from investment of securities lending cash collateral, net—affiliated companies	96

Total investment income	15,074,739

Expenses
Management fees	2,905,296
Distribution and service plan fees—Service shares	250,142
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Custodian fees and expenses	17,253
Trustees’ compensation	13,460
Other	54,492

Total expenses	3,260,631
Less waivers and reimbursements of expenses	(363,511)

Net expenses	2,897,120

Net Investment Income	12,177,619

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	(46,686,226)
Closing and expiration of futures contracts	(3,712,632)
Foreign currency transactions	1,865,139
Short positions	311
Swap contracts	(36,620,419)

Net realized loss	(85,153,827)
Net change in unrealized appreciation (depreciation) on:
Investments	(122,673,038)
Translation of assets and liabilities denominated in foreign currencies	(897,338)
Futures contracts	1,048,047
Short positions	1,220
Swap contracts	989,805

Net change in unrealized depreciation	(121,531,304)

Net Decrease in Net Assets Resulting from Operations	$(194,507,512)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment income	$12,177,619	$13,368,547
Net realized gain (loss)	(85,153,827)	19,935,422
Net change in unrealized appreciation (depreciation)	(121,531,304)	(13,245,008)

Net increase (decrease) in net assets resulting from operations	(194,507,512)	20,058,961

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(8,878,080)	(10,919,746)
Service shares	(2,607,795)	(2,568,291)

	(11,485,875)	(13,488,037)
Distributions from net realized gain:
Non-Service shares	(21,412,945)	(34,150,478)
Service shares	(7,011,379)	(8,836,795)

	(28,424,324)	(42,987,273)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(42,030,701)	(21,014,578)
Service shares	7,520,395	17,776,612

	(34,510,306)	(3,237,966)

Net Assets
Total decrease	(268,928,017)	(39,654,315)
Beginning of period	507,347,290	547,001,605

End of period (including accumulated net investment income of $657,969 and $12,343,063, respectively)	$238,419,273	$507,347,290

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$16.41	$17.69	$17.07	$17.35	$15.92
Income (loss) from investment operations:
Net investment income[1]	.41	.43	.40	.33	.26
Net realized and unrealized gain (loss)	(7.03)	.19	1.38	.31	1.33

Total from investment operations	(6.62)	.62	1.78	.64	1.59
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.39)	(.46)	(.36)	(.30)	(.16)
Distributions from net realized gain	(.95)	(1.44)	(.80)	(.62)	—

Total dividends and/or distributions to shareholders	(1.34)	(1.90)	(1.16)	(.92)	(.16)
Net asset value, end of period	$8.45	$16.41	$17.69	$17.07	$17.35

Total Return, at Net Asset Value[2]	(43.47)%	3.79%	11.15%	3.89%	10.10%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$169,621	$385,948	$435,639	$503,753	$547,290
Average net assets (in thousands)	$295,669	$418,103	$456,513	$522,754	$528,655
Ratios to average net assets:[3]
Net investment income	3.14%	2.55%	2.42%	1.98%	1.59%
Total expenses	0.76%[4]	0.75%[4]	0.75%[4]	0.74%	0.74%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.67%	0.73%	0.75%	0.74%	0.74%
Portfolio turnover rate[5]	67%	68%	76%	67%	68%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.76%
Year Ended December 31, 2007	0.75%
Year Ended December 31, 2006	0.75%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$474,582,075	$434,587,487
Year Ended December 31, 2007	$296,201,319	$315,527,720
Year Ended December 31, 2006	$612,825,833	$666,549,894
Year Ended December 31, 2005	$1,224,652,741	$1,250,455,539
Year Ended December 31, 2004	$1,460,076,994	$1,473,590,963
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$16.28	$17.57	$16.97	$17.26	$15.87
Income (loss) from investment operations:
Net investment income[1]	.37	.38	.36	.29	.23
Net realized and unrealized gain (loss)	(6.97)	.19	1.37	.31	1.31

Total from investment operations	(6.60)	.57	1.73	.60	1.54
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.35)	(.42)	(.33)	(.27)	(.15)
Distributions from net realized gain	(.95)	(1.44)	(.80)	(.62)	—

Total dividends and/or distributions to shareholders	(1.30)	(1.86)	(1.13)	(.89)	(.15)
Net asset value, end of period	$8.38	$16.28	$17.57	$16.97	$17.26

Total Return, at Net Asset Value[2]	(43.62)%	3.49%	10.86%	3.67%	9.79%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$68,798	$121,399	$111,363	$88,156	$59,650
Average net assets (in thousands)	$100,164	$117,012	$100,010	$72,977	$39,851
Ratios to average net assets:[3]
Net investment income	2.90%	2.30%	2.17%	1.74%	1.41%
Total expenses	1.01%[4]	1.00%[4]	1.01%[4]	1.00%	1.02%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.92%	0.98%	1.01%	1.00%	1.02%
Portfolio turnover rate[5]	67%	68%	76%	67%	68%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	1.01%
Year Ended December 31, 2007	1.00%
Year Ended December 31, 2006	1.01%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$474,582,075	$434,587,487
Year Ended December 31, 2007	$296,201,319	$315,527,720
Year Ended December 31, 2006	$612,825,833	$666,549,894
Year Ended December 31, 2005	$1,224,652,741	$1,250,455,539
Year Ended December 31, 2004	$1,460,076,994	$1,473,590,963
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Balanced Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high total investment return, which includes current income and capital appreciation in the value of its shares. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2008, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed Delivery
Basis Transactions

Purchased securities	$46,852,956
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.

Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2008, the Fund had no securities sold short.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2008, securities with an aggregate market value of $286,441, representing 0.12% of the Fund’s net assets, were in default.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. The Fund’s investment in LAF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends. The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5,6]	Tax Purposes

$—	$—	$60,472,103	$62,853,657

1.	As of December 31, 2008, the Fund had $44,402,106 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforward were as follows:

Expiring

2016	$44,402,106

2.	As of December 31, 2008, the Fund had $15,792,384 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	The Fund had $526 of post-October foreign currency losses which were deferred.

4.	The Fund had $277,087 of straddle losses which were deferred.

5.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

6.	During the fiscal year ended December 31, 2007, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

	Reduction	Reduction
	to Accumulated	to Accumulated Net
Reduction	Net Investment	Realized Loss
to Paid-in Capital	Income	on Investments

$20,496,805	$12,376,838	$32,873,643
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$16,601,502	$14,806,317
Long-term capital gain	23,308,697	41,668,993

Total	$39,910,199	$56,475,310

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$349,782,510
Federal tax cost of other investments	(17,064,917)

Total federal tax cost	$332,717,593

Gross unrealized appreciation	$29,038,573
Gross unrealized depreciation	(91,892,230)

Net unrealized depreciation	$(62,853,657)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	908,475	$11,841,885	999,612	$16,748,816
Dividends and/or distributions reinvested	2,214,256	30,291,025	2,818,651	45,070,224
Redeemed	(6,571,367)	(84,163,611)	(4,921,045)	(82,833,618)

Net decrease	(3,448,636)	$(42,030,701)	(1,102,782)	$(21,014,578)

Service Shares
Sold	1,716,888	$19,475,736	1,507,547	$25,038,747
Dividends and/or distributions reinvested	707,292	9,619,174	717,301	11,405,086
Redeemed	(1,673,753)	(21,574,515)	(1,107,184)	(18,667,221)

Net increase	750,427	$7,520,395	1,117,664	$17,776,612

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LCC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$234,240,565	$310,538,658
U.S. government and government agency obligations	—	1,031,793
To Be Announced (TBA) mortgage-related securities	474,582,075	434,587,487
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60

Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,022 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net
4. Fees and Other Transactions with Affiliates Continued
assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective September 1, 2007, the Manager voluntarily agreed to waive a portion of the advisory fee and/or reimburse certain expenses so the “Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses” will not exceed 0.67% of average net assets for Non-Service shares and 0.92% of average annual net assets for Service shares. During the year ended December 31, 2008, OFS waived $263,110 and $95,094 for Non-Service and Service shares, respectively. This voluntary waiver and/or reimbursement may be withdrawn at any time.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $5,307 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2008, the Fund had no outstanding forward contracts.

NOTES TO FINANCIAL STATEMENTS Continued
6. Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
7. Swap Contracts
The Fund may enter into privately negotiated agreements with a counterparty to exchange or “swap” payments at specified future intervals based on the return of an asset (such as a stock, bond or currency) or non-asset reference (such as an interest rate or index). The swap agreement will specify the “notional” amount of the asset or non-asset reference to which the contract relates. As derivative contracts, swaps typically do not have an associated cost at contract inception. At initiation, contract terms are typically set at market value such that the value of the swap is $0. If a counterparty specifies terms that would result in the contract having a value other than $0 at initiation, one counterparty will pay the other an upfront payment to equalize the contract. Subsequent changes in market value are calculated based upon changes in the performance of the asset or non-asset reference multiplied by the notional value of the contract. Contract types may include credit default, interest rate, total return, and currency swaps.
     Swaps are marked to market daily using quotations primarily from pricing services, counterparties or brokers. Swap contracts are reported on a schedule following the Statement of Investments. The value of the contracts is separately disclosed on the Statement of Assets and Liabilities. The unrealized appreciation (depreciation) is comprised of the change in the valuation of the swap combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. Any payment received or paid to initiate a contract is recorded as a cost of the swap in the Statement of Assets and Liabilities and as a component of unrealized gain or loss on the Statement of Operations until contract termination; upon contract termination, this amount is recorded as realized gain or loss on the Statement of Operations. Excluding amounts paid at contract initiation as described above, the Fund also records any periodic payments received from (paid to) the counterparty, including at termination, as realized gain (loss) on the Statement of Operations.
     Risks of entering into swap contracts include credit, market and liquidity risk. Credit risk arises from the possibility that the counterparty fails to make a payment when due or otherwise defaults under the terms of the contract. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received. Market risk is the risk that the value of the contract will depreciate due to unfavorable changes in the performance of the asset or non-asset reference. Liquidity risk is the risk that the Fund may be unable to close the contract prior to its termination.

Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     Risks of credit default swaps include credit, market and liquidity risk. Additional risks include but are not limited to: the cost of paying for credit protection if there are no credit events or the cost of selling protection when a credit event occurs (paying the notional amount to the protection buyer); and pricing transparency when assessing the value of a credit default swap.
     As of the period end, the Fund has sold credit protection through credit default swaps to gain exposure to the credit risk of individual securities and/or indexes that are either unavailable or considered to be less attractively priced in the bond market. The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements. In addition, the Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     Risks of interest rate swaps include credit, market and liquidity risk. Additional risks include but are not limited to, interest rate risk. There is a risk, based on future movements of interest rates that the payments made by the Fund under a swap agreement will be greater than the payments it received.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Risks of total return swaps include credit, market and liquidity risk.

NOTES TO FINANCIAL STATEMENTS Continued
8. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
9. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2008, the Fund had no securities on loan.
10. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
11. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Capital Appreciation Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Capital Appreciation Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value
Common Stocks—96.1%
Consumer Discretionary—4.9%
Hotels, Restaurants & Leisure—0.6%
Burger King Holdings, Inc.	270,820	$6,467,182
Media—2.0%
Cablevision Systems Corp. New York Group, Cl. A	578,790	9,746,824
Focus Media Holding Ltd., ADR[1]	435,900	3,962,331
McGraw-Hill Cos., Inc. (The)	275,900	6,398,121
Walt Disney Co. (The)	152,100	3,451,149

		23,558,425

Specialty Retail—0.5%
Staples, Inc.	310,710	5,567,923
Textiles, Apparel & Luxury Goods—1.8%
Coach, Inc.[1]	384,540	7,986,896
Polo Ralph Lauren Corp., Cl. A	282,200	12,814,702

		20,801,598

Consumer Staples—8.4%
Beverages—2.0%
PepsiCo, Inc.	415,500	22,756,935
Food & Staples Retailing—2.0%
Wal-Mart Stores, Inc.	401,400	22,502,484
Food Products—3.9%
Cadbury plc	1,957,050	17,379,417
Nestle SA	700,387	27,556,158

		44,935,575

Household Products—0.5%
Colgate-Palmolive Co.	82,300	5,640,842
Energy—9.1%
Energy Equipment & Services—2.5%
Cameron International Corp.[1]	277,700	5,692,850
Schlumberger Ltd.	431,500	18,265,395
Transocean Ltd.[1]	91,100	4,304,475

		28,262,720

Oil, Gas & Consumable Fuels—6.6%
Devon Energy Corp.	187,900	12,346,909
Occidental Petroleum Corp.	409,900	24,589,901
Range Resources Corp.	468,380	16,107,588
XTO Energy, Inc.	640,430	22,587,966

		75,632,364

Financials—7.9%
Capital Markets—3.8%
Charles Schwab Corp. (The)	315,700	5,104,869
Credit Suisse Group AG	338,023	9,248,879
Goldman Sachs Group, Inc. (The)	93,200	7,865,148
Julius Baer Holding AG	130,984	5,029,913
Northern Trust Corp.	209,390	10,917,595
T. Rowe Price Group, Inc.	151,900	5,383,336

		43,549,740

Diversified Financial Services—3.0%
BM&F BOVESPA SA	1,928,000	5,111,731
Intercontinental Exchange, Inc.[1]	247,200	20,379,168
MSCI, Inc., Cl. A1	504,899	8,967,006

		34,457,905

Insurance—0.6%
Aon Corp.	145,600	6,651,008
Real Estate Management & Development—0.5%
Jones Lang LaSalle, Inc.	229,510	6,357,427
Health Care—19.5%
Biotechnology—5.4%
Amgen, Inc.[1]	136,300	7,871,325
Celgene Corp.[1]	343,220	18,973,202
Genentech, Inc.[1]	101,300	8,398,783
Gilead Sciences, Inc.[1]	519,800	26,582,572

		61,825,882

Health Care Equipment & Supplies—5.1%
Bard (C.R.), Inc.	66,390	5,594,021
Baxter International, Inc.	466,700	25,010,453
Dentsply International, Inc.	349,800	9,878,352
Intuitive Surgical, Inc.[1]	37,800	4,800,222
Medtronic, Inc.	206,100	6,475,662
Stryker Corp.	159,700	6,380,015

		58,138,725

Health Care Providers & Services—2.7%
Express Scripts, Inc.[1]	405,300	22,283,394
Schein (Henry), Inc.[1]	230,290	8,449,340

		30,732,734

Life Sciences Tools & Services—3.3%
Covance, Inc.[1]	184,427	8,489,175
Illumina, Inc.[1]	349,800	9,112,290
Thermo Fisher Scientific, Inc.[1]	591,180	20,141,503

		37,742,968

Pharmaceuticals—3.0%
Allergan, Inc.	305,500	12,317,760
Roche Holding AG	81,755	12,563,013
Shire plc	693,500	10,287,960

		35,168,733

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Industrials—7.5%
Aerospace & Defense—4.3%
General Dynamics Corp.	107,300	$6,179,407
Lockheed Martin Corp.	290,020	24,384,882
United Technologies Corp.	344,600	18,470,560

		49,034,849

Construction & Engineering—0.4%
Quanta Services, Inc.[1]	211,000	4,177,800
Electrical Equipment—1.6%
ABB Ltd.	1,214,015	18,268,565
Machinery—0.5%
Joy Global, Inc.	267,400	6,120,786
Road & Rail—0.7%
Burlington Northern Santa Fe Corp.	102,800	7,782,988
Information Technology—29.9%
Communications Equipment—8.3%
Cisco Systems, Inc.[1]	1,389,200	22,643,960
F5 Networks, Inc.[1]	355,360	8,123,530
QUALCOMM, Inc.	1,142,910	40,950,465
Research in Motion Ltd.[1]	583,100	23,662,198

		95,380,153

Computers & Peripherals—3.3%
Apple, Inc.[1]	320,400	27,346,140
NetApp, Inc.[1]	748,930	10,462,552

		37,808,692

Electronic Equipment & Instruments—0.4%
FLIR Systems, Inc.[1]	163,400	5,013,112
Internet Software & Services—4.0%
eBay, Inc.[1]	737,000	10,288,520
Google, Inc., Cl. A1	116,100	35,718,165

		46,006,685

IT Services—4.9%
Affiliated Computer Services, Inc., Cl. A1	245,522	11,281,736
MasterCard, Inc., Cl. A	135,560	19,375,591
SAIC, Inc.[1]	381,300	7,427,724
Visa, Inc., Cl. A	340,930	17,881,779

		55,966,830

Semiconductors & Semiconductor Equipment—3.6%
Broadcom Corp., Cl. A1	824,900	13,998,553
Microchip Technology, Inc.	469,530	9,169,921
NVIDIA Corp. [1]	1,029,400	8,307,258
Texas Instruments, Inc.	599,150	9,298,808

		40,774,540

Software—5.4%
Adobe Systems, Inc.[1]	581,900	12,388,651
Autodesk, Inc. [1]	584,900	11,493,285
Microsoft Corp.	566,000	11,003,040
Nintendo Co. Ltd.	16,800	6,449,494
Oracle Corp.[1]	657,800	11,662,794
Salesforce.com, Inc.[1]	259,660	8,311,717

		61,308,981

Materials—6.3%
Chemicals—6.3%
Ecolab, Inc.	144,700	5,086,205
Monsanto Co.	481,200	33,852,420
Mosaic Co. (The)	216,400	7,487,440
Potash Corp. of Saskatchewan, Inc.	102,000	7,468,440
Praxair, Inc.	302,232	17,940,488

		71,834,993
Telecommunication Services—2.6%
Wireless Telecommunication Services—2.6%
Crown Castle International Corp.[1]	938,600	16,500,588
NII Holdings, Inc.[1]	702,470	12,770,905

		29,271,493

Total Common Stocks (Cost $1,240,594,659)		1,099,501,637

Other Securities—0.0%
Seagate Technology International, Inc.[1,2,3](Cost $—)	325,000	32,500

Investment Company—2.0%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[4,5] (Cost $22,383,442)	22,383,442	22,383,442
Total Investments, at Value (Cost $1,262,978,101)	98.1%	1,121,917,579
Other Assets Net of Liabilities	1.9	21,944,634

Net Assets	100.0%	$1,143,862,213

Industry classifications are unaudited.

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2008 was $32,500, which represents less than 0.005% of the Fund’s net assets. See Note 6 of accompanying Notes.

3.	Escrow shares received as the result of issuer reorganization.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008
Oppenheimer Institutional Money Market Fund, Cl. E	24,161,830	325,338,559	327,116,947	22,383,442

	Value	Income
Oppenheimer Institutional Money Market Fund, Cl. E	$22,383,442	$470,999
5. Rate shown is the 7-day yield as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.) 3)
Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*
Level 1—Quoted Prices	$1,009,989,949	$—
Level 2—Other Significant Observable Inputs	111,927,630	(3,757)
Level 3—Significant Unobservable Inputs	—	—

Total	$1,121,917,579	$(3,757)
* Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
Foreign Currency Exchange Contracts as of December 31, 2008 are as follows:

		Contract
		Amount	Expiration		Unrealized
Contract Description	Buy	(000s)	Date	Value	Depreciation
Japanese Yen (JPY)	Buy	87,635 JPY	1/7/09	$966,131	$3,757
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,240,594,659)	$1,099,534,137
Affiliated companies (cost $22,383,442)	22,383,442

1,121,917,579
Cash	2,067,950
Cash—foreign currencies (cost $1,053,483)	1,048,664
Receivables and other assets:
Shares of beneficial interest sold	14,968,791
Investments sold	12,279,834
Interest and dividends	2,025,178
Due from Manager	61
Other	27,401

Total assets	1,154,335,458

Liabilities
Unrealized depreciation on foreign currency exchange contracts	3,757
Payables and other liabilities:
Investments purchased	9,666,341
Shares of beneficial interest redeemed	452,312
Distribution and service plan fees	195,096
Shareholder communications	89,824
Trustees’ compensation	15,301
Transfer and shareholder servicing agent fees	1,720
Other	48,894

Total liabilities	10,473,245

Net Assets	$1,143,862,213

Composition of Net Assets
Par value of shares of beneficial interest	$44,679
Additional paid-in capital	1,687,264,770
Accumulated net investment income	1,288,398
Accumulated net realized loss on investments and foreign currency transactions	(403,693,868)
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(141,041,766)

Net Assets	$1,143,862,213

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $829,931,181 and 32,330,539 shares of beneficial interest outstanding)	$25.67
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $313,931,032 and 12,348,907 shares of beneficial interest outstanding)	$25.42
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $479,565)	$15,197,599
Affiliated companies	470,999
Interest	22,380

Total investment income	15,690,978

Expenses
Management fees	11,123,637
Distribution and service plan fees — Service shares	1,131,349
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Shareholder communications:
Non-Service shares	61,927
Service shares	22,304
Trustees’ compensation	42,605
Custodian fees and expenses	32,095
Other	71,052

Total expenses	12,504,957
Less reduction to custodian expenses	(2,455)
Less waivers and reimbursements of expenses	(15,619)

Net expenses	12,486,883

Net Investment Income	3,204,095

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	(273,400,291)
Foreign currency transactions	8,524,454

Net realized loss	(264,875,837)
Net change in unrealized depreciation on:
Investments	(659,463,207)
Translation of assets and liabilities denominated in foreign currencies	(17,301,633)

Net change in unrealized depreciation	(676,764,840)

Net Decrease in Net Assets Resulting from Operations	$(938,436,582)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007
Operations
Net investment income	$3,204,095	$1,866,225
Net realized gain (loss)	(264,875,837)	148,525,993
Net change in unrealized appreciation (depreciation)	(676,764,840)	130,279,389

Net increase (decrease) in net assets resulting from operations	(938,436,582)	280,671,607

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(1,851,681)	(3,712,463)
Service shares	—	(46,654)

	(1,851,681)	(3,759,117)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(114,814,298)	(179,103,584)
Service shares	20,286,295	18,763,021

	(94,528,003)	(160,340,563)

Net Assets
Total increase (decrease)	(1,034,816,266)	116,571,927
Beginning of period	2,178,678,479	2,062,106,552

End of period (including accumulated net investment income of $1,288,398 and $511,377, respectively)	$1,143,862,213	$2,178,678,479

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$47.18	$41.43	$38.52	$36.99	$34.70
Income (loss) from investment operations:
Net investment income[1]	.10	.07	.07	.18	.35 [2]
Net realized and unrealized gain (loss)	(21.55)	5.78	2.98	1.68	2.05

Total from investment operations	(21.45)	5.85	3.05	1.86	2.40
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.06)	(.10)	(.14)	(.33)	(.11)
Net asset value, end of period	$25.67	$47.18	$41.43	$38.52	$36.99

Total Return, at Net Asset Value[3]	(45.52)%	14.15%	7.95%	5.10%	6.93%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$829,931	$1,631,791	$1,598,967	$1,652,282	$1,770,273
Average net assets (in thousands)	$1,256,525	$1,631,686	$1,615,352	$1,658,910	$1,708,511
Ratios to average net assets:[4]
Net investment income	0.25%	0.15%	0.17%	0.47%	0.99%[2]
Total expenses	0.66%[5,6,7]	0.65%[5,6,7]	0.67%[5,6,7]	0.66%[6]	0.66%[6]
Portfolio turnover rate	67%	59%	47%	70%	44%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Net investment income per share and the net investment income ratio include $.16 and 0.43%, respectively, resulting from a special dividend from Microsoft Corp. in November 2004.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.66%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.67%
6.	Reduction to custodian expenses less than 0.005%.

7.	Waiver or reimbursement of indirect management fees less than 0.005%.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$46.78	$41.09	$38.23	$36.73	$34.53
Income (loss) from investment operations:
Net investment income (loss)[1]	— [2]	(.05)	(.03)	.08	.29 [3]
Net realized and unrealized gain (loss)	(21.36)	5.74	2.96	1.69	1.99

Total from investment operations	(21.36)	5.69	2.93	1.77	2.28
Dividends and/or distributions to shareholders:
Dividends from net investment income	—	— [2]	(.07)	(.27)	(.08)
Net asset value, end of period	$25.42	$46.78	$41.09	$38.23	$36.73

Total Return, at Net Asset Value[4]	(45.66)%	13.86%	7.68%	4.87%	6.62%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$313,931	$546,887	$463,140	$381,852	$248,649
Average net assets (in thousands)	$454,558	$510,874	$426,539	$301,780	$184,273
Ratios to average net assets:[5]
Net investment income (loss)	0.00%[6]	(0.10)%	(0.08)%	0.20%	0.85%[3]
Total expenses	0.91%[7,8,9]	0.91%[7,8,9]	0.92%[7,8,9]	0.91%[8]	0.91%[8]
Portfolio turnover rate	67%	59%	47%	70%	44%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Net investment income per share and the net investment income ratio include $.16 and 0.43%, respectively, resulting from a special dividend from Microsoft Corp. in November 2004.

4.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

5.	Annualized for periods less than one full year.

6.	Less than 0.005%.

7.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.91%
Year Ended December 31, 2006	0.92%
8.	Reduction to custodian expenses less than 0.005%.

9.	Voluntary waiver or reimbursement of indirect management fees less than 0.005%.
     See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Capital Appreciation Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation by investing in securities of well-known, established companies. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4,5]	Income Tax Purposes

$2,994,641	$—	$382,458,902	$162,785,069

1.	As of December 31, 2008, the Fund had $243,920,551 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforwards were as follows:

Expiring

2011	$96,270,872
2013	34,677,838
2016	112,971,841

Total	$243,920,551

2.	As of December 31, 2008, the Fund had $138,475,074 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	The Fund had $63,277 of post-October foreign currency losses which were deferred.

4.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

5.	During the fiscal year ended December 31, 2007, the Fund utilized $151,992,802 of capital loss carryforward to offset capital gains realized in that fiscal year.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

Reduction
Reduction	to Accumulated Net
to Accumulated Net	Realized Loss
Investment Income	on Investments

$575,393	$575,393

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$1,851,681	$3,759,117
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$1,284,725,161
Federal tax cost of other investments	2,019,614

Total federal tax cost	$1,286,744,775

Gross unrealized appreciation	$97,073,159
Gross unrealized depreciation	(259,858,228)

Net unrealized depreciation	$(162,785,069)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	5,158,989	$168,163,089	3,540,352	$160,454,788
Dividends and/or distributions reinvested	45,642	1,851,681	88,964	3,712,463
Redeemed	(7,457,105)	(284,829,068)	(7,638,575)	(343,270,835)

Net decrease	(2,252,474)	$(114,814,298)	(4,009,259)	$(179,103,584)

Service Shares
Sold	2,605,573	$92,870,576	2,132,039	$95,722,464
Dividends and/or distributions reinvested	—	—	1,121	46,477
Redeemed	(1,946,810)	(72,584,281)	(1,714,792)	(77,005,920)

Net increase	658,763	$20,286,295	418,368	$18,763,021

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$1,153,045,787	$1,267,426,544
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to$200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates Continued
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,074 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $15,619 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
6. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.

7. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
8. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Core Bond Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Core Bond Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Principal
	Amount	Value

Asset-Backed Securities—3.6%
Ace Securities Corp. Home Equity Loan Trust, Asset-Backed Pass- Through Certificates, Series 2005- HE7, Cl. A2B, 0.651%, 11/25/35[1]	$249	$247
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 0.951%, 5/25/34[1]	1,538,283	1,188,091
Argent Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3, Cl. A2B, 0.571%, 9/25/36[1]	30,000	24,047
Argent Securities Trust 2006-W5, Asset-Backed Pass-Through Certificates, Series 2006-W5, Cl. A2B, 0.571%, 5/26/36[1]	25,853	23,630
Centex Home Equity Loan Trust 2006-A, Asset-Backed Certificates, Series 2006-A, Cl. AV2, 0.571%, 5/16/36[1]	23,410	22,428
Citibank Credit Card Issuance Trust, Credit Card Receivable Nts., Series 2003-C4, Cl. C4, 5%, 6/10/15	310,000	168,335
Countrywide Home Loans, Asset-Backed Certificates:	35,747	16,667
Series 2002-4, Cl. A1, 1.211%, 2/25/33[1]
Series 2005-11, Cl. AF2, 4.657%, 2/25/36	171,286	168,753
Series 2005-16, Cl. 2AF2, 5.382%, 5/25/36[1]	700,000	559,823
Series 2005-17, Cl. 1AF2, 5.363%,5/25/36[1]	429,010	369,958
CWABS, Inc. Asset-Backed Certificates Trust, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.591%, 12/5/29[1]	40,000	30,755
First Franklin Mortgage Loan Trust 2005-FF10, Mtg. Pass-Through Certificates, Series 2005-FF10, Cl. A3, 0.681%, 11/25/35[1]	8,236	8,129
First Franklin Mortgage Loan Trust 2006-FF10, Mtg. Pass-Through Certificates, Series 2006-FF10, Cl. A3, 0.561%, 7/25/36[1]	50,000	43,352
First Franklin Mortgage Loan Trust 2006-FF9, Mtg. Pass-Through Certificates, Series 2006-FF9, Cl. 2A2, 0.581%, 7/7/36[1]	30,000	25,572
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Nts., Series 2005-3, Cl. A1, 0.768%, 1/20/35[1]	583,400	414,742
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.618%, 3/20/36[1]	25,000	20,947
Lehman XS Trust, Mtg. Pass- Through Certificates:	7,997	7,847
Series 2005-2, Cl. 2A1B, 5.18%, 8/25/35[1]
Series 2005-4, Cl. 2A1B, 5.17%, 10/25/35	270,631	246,694
Litigation Settlement Monetized Fee Trust, Asset-Backed Certificates, Series 2001-1A, Cl. A1, 8.33%, 4/25/31[2]	1,444,390	1,417,568
Mastr Asset-Backed Securities Trust 2006-WMC3, Mtg. Pass-Through Certificates, Series 2006-WMC3, Cl. A3, 0.571%, 8/25/36[1]	70,000	20,848
NC Finance Trust, CMO Pass-Through Certificates, Series 1999-I, Cl. ECFD, 6.368%, 1/25/29[1],[2]	3,370,016	429,677
Option One Mortgage Loan Trust, Asset-Backed Certificates, Series 2006-2, Cl. 2A2, 0.571%, 7/1/36[1]	1,034,159	911,319
Popular ABS Mortgage Pass-Through Trust 2005-6, Mtg. Pass-Through Certificates, Series 2005-6, Cl. A3, 5.68%, 1/25/36[1]	710,159	645,521
RAMP Series 2006-RS4 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-RS4, Cl. A1, 0.551%, 7/25/36[1]	763	756
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass- Through Certificates, Series 2006-KS7, Cl. A2, 0.571%, 9/25/36[1]	49,886	45,390
Structured Asset Investment Loan Trust, Mtg. Pass-Through Certificates, Series 2006-BNC3, Cl. A2, 0.511%, 9/25/36[1]	382,212	357,818
Tobacco Settlement Authority, Asset-Backed Securities, Series 2001-A, 6.79%, 6/1/10	660,000	670,197
Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2, Cl. A2, 0.571%, 7/25/36[1]	41,953	39,593

Total Asset-Backed Securities (Cost $11,962,091)		7,878,704
Mortgage-Backed Obligations—100.5%
Government Agency—66.9%
FHLMC/FNMA/Sponsored—66.0%
Federal Home Loan Mortgage Corp.:
5%, 8/15/33-12/15/34	3,875,685	3,970,925
6%, 7/15/17-10/15/29	6,682,229	6,929,923
6.50%, 4/15/18-4/1/34	1,215,927	1,268,743
7%, 8/15/16-11/15/16	104,347	109,489
7%, 10/1/31[3]	688,044	723,284
8%, 4/1/16	438,864	467,163

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal Home Loan Mortgage Corp.:
Continued 9%, 8/1/22-5/1/25	$126,048	$137,482
10.50%, 11/14/20	5,021	5,764
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 151, Cl. F, 9%, 5/15/21	26,338	26,330
Series 1674, Cl. Z, 6.75%, 2/15/24	86,052	91,670
Series 2006-11, Cl. PS, 22.839%, 3/25/36[1]	612,645	698,458
Series 2034, Cl. Z, 6.50%, 2/15/28	11,504	12,104
Series 2042, Cl. N, 6.50%, 3/15/28	32,543	33,763
Series 2043, Cl. ZP, 6.50%, 4/15/28	961,519	1,002,420
Series 2046, Cl. G, 6.50%, 4/15/28	96,978	101,297
Series 2053, Cl. Z, 6.50%, 4/15/28	14,178	14,841
Series 2066, Cl. Z, 6.50%, 6/15/28	1,862,728	1,958,272
Series 2195, Cl. LH, 6.50%, 10/15/29	1,087,229	1,141,737
Series 2220, Cl. PD, 8%, 3/15/30	4,671	5,010
Series 2326, Cl. ZP, 6.50%, 6/15/31	368,358	385,709
Series 2435, Cl. EQ, 6%, 5/15/31	38,906	39,463
Series 2461, Cl. PZ, 6.50%, 6/15/32	1,467,643	1,548,642
Series 2470, Cl. LF, 2.195%, 2/15/32[1]	16,914	16,233
Series 2500, Cl. FD, 1.695%, 3/15/32[1]	271,956	263,280
Series 2526, Cl. FE, 1.595%, 6/15/29[1]	441,631	425,958
Series 2538, Cl. F, 1.795%, 12/15/32[1]	2,678,285	2,573,827
Series 2551, Cl. FD, 1.595%, 1/15/33[1]	332,218	323,280
Series 2641, Cl. CE, 3.50%, 9/15/25	18,076	18,062
Series 2727, Cl. UA, 3.50%, 10/15/22	4,829	4,827
Series 2736, Cl. DB, 3.30%, 11/15/26	88,444	88,243
Series 2750, Cl. XG, 5%, 2/1/34	130,000	134,455
Series 2777, Cl. PJ, 4%, 5/15/24	4,984	4,986
Series 2890, Cl. PE, 5%, 11/1/34	130,000	133,475
Series 2936, Cl. PE, 5%, 2/1/35	69,000	70,675
Series 2939, Cl. PE, 5%, 2/15/35	247,000	253,525
Series 3025, Cl. SJ, 20.368%, 8/15/35[1]	129,828	148,433
Series 3035, Cl. DM, 5.50%, 11/15/25	55,760	56,529
Series 3094, Cl. HS, 20.002%, 6/15/34[1]	361,535	402,683
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 176, Cl. IO, 3.283%, 6/1/26[4]	462,005	91,344
Series 183, Cl. IO, 1.254%, 4/1/27[4]	712,736	105,775
Series 184, Cl. IO, 7.574%, 12/1/26[4]	788,765	157,044
Series 192, Cl. IO, 4.918%, 2/1/28[4]	194,683	27,505
Series 200, Cl. IO, 4.55%, 1/1/29[4]	239,241	40,801
Series 2003-26, Cl. DI, 1.284%,4/25/33[4]	37,367	6,455
Series 202, Cl. IO, (6.238)%, 4/1/29[4]	1,627,967	227,104
Series 205, Cl. IO, 0.538%, 9/1/29[4]	36,598	8,172
Series 206, Cl. IO, (11.155)%, 12/1/29[4]	452,042	83,629
Series 2074, Cl. S, 38.602%, 7/17/28[4]	7,404	888
Series 2079, Cl. S, 45.314%, 7/17/28[4]	12,066	1,426
Series 2130, Cl. SC, 35.774%, 3/15/29[4]	504,179	76,306
Series 216, Cl. IO, 2.68%, 12/1/31[4]	324,504	41,040
Series 224, Cl. IO, (0.549)%, 3/1/33[4]	997,097	148,658
Series 243, Cl. 6, 15.224%, 12/15/32[4]	595,440	77,869
Series 2526, Cl. SE, 31.293%, 6/15/29[4]	19,945	2,716
Series 2527, Cl. SG, 31.83%, 2/15/32[4]	609,629	39,063
Series 2531, Cl. ST, 35.211%, 2/15/30[4]	704,395	45,769
Series 2796, Cl. SD, 45.618%, 7/15/26[4]	805,528	77,353
Series 2802, Cl. AS, 99.999%, 4/15/33[4]	879,450	83,673
Series 2819, Cl. S, 35.142%, 6/15/34[4]	163,213	21,236
Series 2920, Cl. S, 54.737%, 1/15/35[4]	3,035,790	298,360
Series 3000, Cl. SE, 99.999%, 7/15/25[4]	3,649,355	291,982
Series 3004, Cl. SB, 99.999%, 7/15/35[4]	183,684	19,141
Series 3110, Cl. SL, 99.999%, 2/15/26[4]	518,251	37,255
Federal Home Loan Mortgage Corp., Principal-Only Stripped Mtg.-Backed Security:
Series 176, Cl. PO, 6.152%, 6/1/26[5]	188,228	159,606
Series 192, Cl. PO, 8.464%, 2/1/28[5]	194,683	174,984
Federal National Mortgage Assn.:
4.50%, 1/1/22[6]	11,152,000	11,399,441
5%, 2/25/22-7/25/22	46,912	48,234
5%, 1/1/24-1/1/39[6]	22,873,000	23,419,152
5.296%, 10/1/36	496,247	502,463
5.50%, 1/1/24-1/1/39[6]	21,310,000	21,862,492
6%, 1/1/24-1/1/39[6]	18,605,000	19,187,237
6.50%, 2/25/09-1/1/34	2,235,773	2,324,930
6.50%, 8/25/17[3]	351,963	365,758
6.50%, 1/1/39[6]	10,570,000	10,977,939
7%, 11/25/13-7/25/35	1,373,952	1,432,495
7%, 1/1/39[6]	972,000	1,017,867
7.50%, 1/1/33	19,388	20,558
8%, 5/25/17	847	897
8.50%, 7/1/32	47,760	51,940
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Trust 1989-17, Cl. E, 10.40%, 4/25/19	37,445	40,507
Trust 1993-87, Cl. Z, 6.50%, 6/25/23	1,107,361	1,152,127
Trust 1998-58, Cl. PC, 6.50%, 10/25/28	940,047	980,079
Trust 1998-61, Cl. PL, 6%, 11/25/28	526,163	545,211
Trust 1999-54, Cl. LH, 6.50%, 11/25/29	738,506	764,111
Trust 2001-44, Cl. QC, 6%, 9/25/16	56,290	58,906
Trust 2001-51, Cl. OD, 6.50%, 10/25/31	53,397	56,203
Trust 2001-70, Cl. LR, 6%, 9/25/30	16,737	16,705
Trust 2001-74, Cl. QE, 6%, 12/25/31	1,574,730	1,630,769
Trust 2002-12, Cl. PG, 6%, 3/25/17	26,749	28,016
Trust 2003-130, Cl. CS, 13.158%, 12/25/33[1]	355,150	356,859
Trust 2003-23, Cl. EQ, 5.50%, 4/25/23	137,000	141,787
Trust 2003-28, Cl. KG, 5.50%, 4/25/23	3,964,000	4,056,641
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,975,000	2,002,706
Trust 2005-100, Cl. BQ, 5.50%, 11/25/25	1,160,000	1,187,367
Trust 2005-117, Cl. LA, 5.50%, 12/25/27	127,811	130,205

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates: Continued
Trust 2006-110, Cl. PW, 5.50%, 5/25/28	$172,388	$176,344
Trust 2006-46, Cl. SW, 22.471%, 6/25/36[1]	462,353	516,697
Trust 2006-50, Cl. KS, 22.472%, 6/25/36[1]	1,061,516	1,192,963
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-61, Cl. SH, 43%, 11/18/31[4]	63,403	8,554
Trust 2001-63, Cl. SD, 29.194%, 12/18/31[4]	18,774	2,660
Trust 2001-65, Cl. S, 40.848%, 11/25/31[4]	1,590,783	217,950
Trust 2001-68, Cl. SC, 22.964%, 11/25/31[4]	13,060	1,799
Trust 2001-81, Cl. S, 25.046%, 1/25/32[4]	390,750	55,142
Trust 2002-28, Cl. SA, 27.288%, 4/25/32[4]	10,021	1,330
Trust 2002-38, Cl. IO, 40.014%, 4/25/32[4]	21,911	2,369
Trust 2002-39, Cl. SD, 25.927%, 3/18/32[4]	14,488	2,023
Trust 2002-47, Cl. NS, 22.828%, 4/25/32[4]	997,192	135,265
Trust 2002-48, Cl. S, 24.795%, 7/25/32[4]	16,821	2,335
Trust 2002-51, Cl. S, 23.117%, 8/25/32[4]	915,425	124,553
Trust 2002-52, Cl. SD, 23.596%, 9/25/32[4]	1,019,734	141,285
Trust 2002-52, Cl. SL, 25.286%, 9/25/32[4]	10,358	1,417
Trust 2002-53, Cl. SK, 24.486%, 4/25/32[4]	50,482	6,604
Trust 2002-56, Cl. SN, 27.404%, 7/25/32[4]	22,935	3,166
Trust 2002-60, Cl. SM, 42.196%, 8/25/32[4]	219,386	22,800
Trust 2002-7, Cl. SK, 43.23%, 1/25/32[4]	103,211	10,962
Trust 2002-77, Cl. BS, 32.357%, 12/18/32[4]	130,519	17,330
Trust 2002-77, Cl. IS, 33.07%, 12/18/32[4]	37,330	5,166
Trust 2002-77, Cl. JS, 31.551%, 12/18/32[4]	222,733	29,612
Trust 2002-77, Cl. SA, 32.813%, 12/18/32[4]	209,792	27,370
Trust 2002-77, Cl. SH, 29.746%, 12/18/324	487,842	61,303
Trust 2002-84, Cl. SA, 42.181%, 12/25/32[4]	1,413,340	202,491
Trust 2002-9, Cl. MS, 23.832%, 3/25/32[4]	19,249	2,424
Trust 2002-90, Cl. SN, 43.76%, 8/25/32[4]	112,863	12,148
Trust 2002-90, Cl. SY, 45.591%, 9/25/32[4]	70,735	7,495
Trust 2003-118, Cl. S, 32.844%, 12/25/33[4]	3,138,813	379,125
Trust 2003-33, Cl. SP, 22.276%, 5/25/33[4]	1,494,958	198,570
Trust 2003-4, Cl. S, 38.007%, 2/25/33[4]	985,967	126,468
Trust 2003-89, Cl. XS, 20.272%, 11/25/32[4]	1,138,915	88,981
Trust 2004-54, Cl. DS, 33.428%, 11/25/30[4]	736,824	82,227
Trust 2005-40, Cl. SA, 55.787%, 5/25/35[4]	1,731,644	177,755
Trust 2005-40, Cl. SB, 70.772%, 5/25/35[4]	78,898	7,774
Trust 2005-6, Cl. SE, 68.059%, 2/25/35[4]	2,227,425	204,792
Trust 2005-71, Cl. SA, 73.118%, 8/25/25[4]	2,296,317	172,177
Trust 2005-87, Cl. SE, 99.999%, 10/25/35[4]	4,450,093	315,941
Trust 2005-87, Cl. SG, 98.925%, 10/25/35[4]	4,473,433	379,167
Trust 2006-33, Cl. SP, 65.623%, 5/25/36[4]	3,789,404	394,800
Trust 2006-42, Cl. CI, 26.305%, 6/25/36[4]	4,476,411	520,247
Trust 221, Cl. 2, 13.156%, 5/1/23[4]	12,583	2,856
Trust 222, Cl. 2, 7.815%, 6/1/23[4]	1,583,244	431,142
Trust 240, Cl. 2, 10.405%, 9/1/23[4]	1,931,427	299,731
Trust 252, Cl. 2, 12.847%, 11/1/23[4]	1,229,684	282,016
Trust 273, Cl. 2, 4.739%, 8/1/26[4]	351,877	62,860
Trust 294, Cl. 2, (0.958)%, 2/1/28[4]	137,645	21,810
Trust 301, Cl. 2, (6.398)%, 4/1/29[4]	17,327	3,484
Trust 302, Cl. 2, (9.691)%, 6/1/29[4]	573,432	81,118
Trust 303, Cl. IO, (6.686)%, 11/1/29[4]	205,561	29,593
Trust 319, Cl. 2, (1.101)%, 2/1/32[4]	348,871	49,179
Trust 321, Cl. 2, (5.704)%, 4/1/32[4]	3,783,629	526,191
Trust 324, Cl. 2, (6.594)%, 7/1/32[4]	65,243	9,237
Trust 331, Cl. 5, 15.598%, 2/1/33[4]	54,253	7,460
Trust 331, Cl. 9, 22.242%, 2/1/33[4]	867,090	97,980
Trust 333, Cl. 2, (11.692)%, 4/1/33[4]	3,165,316	387,120
Trust 334, Cl. 12, 11.56%, 2/1/33[4]	94,591	12,415
Trust 334, Cl. 17, 29.467%, 2/1/33[4]	597,572	102,268
Trust 334, Cl. 3, 13.538%, 7/1/33[4]	460,569	51,675
Trust 334, Cl. 5, 13.587%, 5/1/33[4]	65,699	7,491
Trust 338, Cl. 2, (11.024)%, 7/1/33[4]	1,874,644	226,261
Trust 339, Cl. 12, 13.466%, 7/1/33[4]	1,214,459	155,980
Trust 339, Cl. 7, 12.218%, 7/1/33[4]	3,228,097	357,377
Trust 339, Cl. 8, 12.211%, 8/1/33[4]	254,426	28,552
Trust 342, Cl. 2, (3.317)%, 9/1/33[4]	19,237	2,751
Trust 343, Cl. 13, 12.001%, 9/1/33[4]	975,230	103,138
Trust 343, Cl. 18, 14.18%, 5/1/34[4]	302,144	42,355
Trust 345, Cl. 9, 11.31%, 1/1/34[4]	1,358,170	148,339
Trust 346, Cl. 2, (12.874)%, 12/1/33[4]	671,881	80,711
Trust 351, Cl. 10, 14.256%, 4/1/34[4]	425,470	46,100
Trust 351, Cl. 11, 12.86%, 11/1/34[4]	218,083	24,213
Trust 351, Cl. 8, 12.789%, 4/1/34[4]	655,197	70,985
Trust 355, Cl. 7, 9.047%, 11/1/33[4]`	186,495	24,315
Trust 356, Cl. 10, 13.15%, 6/1/35[4]	579,979	63,681
Trust 356, Cl. 12, 13.355%, 2/1/35[4]	299,585	32,387
Trust 356, Cl. 6, 13.305%, 12/1/33[4]	247,968	27,058
Trust 362, Cl. 12, 12.979%, 8/1/35[4]	1,754,951	233,817
Trust 362, Cl. 13, 12.965%, 8/1/35[4]	971,095	129,246
Trust 364, Cl. 15, 15.907%, 9/1/35[4]	67,318	9,247
Trust 364, Cl. 16, 14.77%, 9/1/35[4]	1,248,748	198,605
Trust 365, Cl. 16, 19.029%, 3/1/36[4]	1,937,115	207,935

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal National Mortgage Assn., Principal-Only Stripped. Mtg.-Backed Security:
Trust 1993-184, Cl. M, 6.775%, 9/25/23[5]	$470,622	$400,145
Trust 324, Cl. 1, 9.919%, 7/1/32[5]	16,292	14,561

		144,828,682

GNMA/Guaranteed—0.9%
Government National Mortgage Assn.:
7%, 5/29/09-3/15/26	51,209	54,258
8.50%, 8/1/17-12/15/17	198,349	211,967
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 1999-32, Cl. ZB, 8%, 9/16/29	113,068	124,145
Series 2000-7, Cl. Z, 8%, 1/16/30	51,444	57,000
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 1998-19, Cl. SB, 34.451%, 7/16/28[4]	24,329	3,311
Series 2001-21, Cl. SB, 67.288%, 1/16/27[4]	918,902	131,752
Series 2002-15, Cl. SM, 58.098%, 2/16/32[4]	973,438	143,917
Series 2004-11, Cl. SM, 39.547%, 1/17/30[4]	648,514	71,139
Series 2006-47, Cl. SA, 79.219%, 8/16/36[4]	8,923,139	1,069,769

		1,867,258

Non-Agency—33.6%
Commercial—15.1%
Asset Securitization Corp.,
Commercial Interest-Only Stripped Mtg.-Backed Security, Series 1997-D4, Cl. PS1, 2.105%, 4/14/29[4]	12,432,340	295,263
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2006-1, Cl. AM, 5.421%, 9/1/45	4,070,000	2,086,017
Banc of America Funding Corp., Mtg. Pass-Through Certificates, Series 2004-2, Cl. 2A1, 6.50%, 7/20/32	1,080,987	1,034,975
Capital Lease Funding Securitization LP, Interest-Only Corporate-Backed Pass-Through Certificates, Series 1997-CTL1, (6.348)%, 6/22/24[4]	8,934,558	177,944
ChaseFlex Trust 2006-2, Multiclass Mtg. Pass-Through Certificates, Series 2006-2, Cl. A1B, 1.495%, 9/25/36[1]	7,756	7,431
CHL Mortgage Pass-Through Trust 2005-17, Mtg. Pass-Through Certificates, Series 2005-17, Cl. 1A8, 5.50%, 9/1/35	80,000	60,462
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mtg. Pass-Through Certificates, Series 2008-C7, Cl. AM, 6.096%, 12/1/49[1]	1,920,000	907,314
Citigroup Mortgage Loan Trust, Inc. 2006-WF1, Asset-Backed Pass-Through Certificates, Series 2006-WF1, Cl. A2B, 5.536%, 3/1/36	52,868	52,432
Citigroup/Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. A2B, 5.205%, 12/11/49	1,630,000	1,355,983
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates:	2,794,883	1,208,191
Series 2006-A5, Cl. 1A1, 0.871%, 10/25/36[1]
Series 2006-A5, Cl. 1A13, 0.921%, 10/25/36[1]	1,455,973	594,858
CWALT Alternative Loan Trust 2007-8CB, Mtg. Pass-Through Certificates, Series 2007-8CB, Cl. A1, 5.50%, 5/25/37	139,679	123,599
Deutsche Alt-A Securities
Mortgage Loan Trust, Mtg. Pass-Through Certificates:
Series 2006-AB2, Cl. A7, 5.961%, 6/25/36	364,266	335,283
Series 2006-AB4, Cl. A1A, 6.005%, 10/25/36	49,881	39,967
Series 2006-AB3, Cl. A7, 6.36%, 7/1/36	146,820	141,501
First Horizon Alternative Mortgage Securities Trust 2004-FA2, Mtg. Pass-Through Certificates, Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	733,323	536,140
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	799,527	751,649
First Horizon Mortgage Pass-Through Trust 2007-AR3, Mtg. Pass-Through Certificates, Series 2007-AR3, Cl. 1A1, 6.132%, 11/1/37[1]	648,651	432,193
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2004-C3, Cl. A2, 4.433%, 7/10/39	50,000	49,217

	Principal
	Amount	Value

Commercial Continued
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2005-LDP4, Cl. AM, 4.999%, 10/1/42	$1,110,000	$655,827
Series 2008-C2, Cl. A4, 6.068%, 2/1/51	3,760,000	2,676,016
JPMorgan Chase Commercial Mortgage Securities Trust, Commercial Mtg. Pass-Through Certificates:
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	3,950,000	3,122,566
Series 2007-LD11, Cl. A2, 5.804%, 6/15/49[1]	110,000	84,422
Series 2007-LD12, Cl. A2, 5.827%, 2/15/51	1,080,000	845,274
LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mtg. Pass-Through Certificates:
Series 2006-C1, Cl. A2, 5.084%, 2/11/31	2,320,000	2,026,085
Series 2006-C1, Cl. AM, 5.217%, 2/11/31[1]	2,300,000	1,160,430
Lehman Brothers Commercial Conduit Mortgage Trust, Interest-Only Stripped Mtg.-Backed Security, Series 1998-C1, Cl. IO, (0.425)%, 2/18/30[4]	4,729,592	98,614
Lehman Structured Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2002-GE1, Cl. A, 2.514%, 7/26/24[2]	245,694	183,765
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	1,449,610	1,059,848
Mastr Asset Securitization Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 0.921%, 10/25/36[1]	149,767	94,415
Merrill Lynch Mortgage Investors Trust 2005-A9, Mtg. Asset-Backed Certificates, Series 2005-A9, Cl. 4A1, 5.492%, 12/1/35[1]	1,947,029	1,273,413
Nomura Asset Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 1998-D6, Cl. A1B, 6.59%, 3/15/30	778	777
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A114, 5.75%, 4/25/37	1,155,364	504,534
Residential Asset Securitization Trust 2006-A9CB, Mtg. Pass-Through Certificates, Series 2006-A9CB, Cl. A5, 6%, 9/25/36	1,562,894	764,568
Salomon Brothers Mortgage Securities VII, Inc., Interest-Only Commercial Mtg. Pass-Through Certificates, Series 1999-C1, Cl. X, 7.658%, 5/18/32[4]	84,872,080	228,951
Structured Asset Securities Corp., Mtg. Pass-Through Certificates, Series 2002-AL1, Cl. B2, 3.45%, 2/25/32	2,177,430	1,024,444
Wachovia Bank Commercial Mortgage Trust 2006-C29, Commercial Mtg. Pass-Through Certificates, Series 2006-C29, Cl. A2, 5.272%, 11/15/48	370,000	303,664
Wachovia Mortgage Loan Trust LLC, Mtg. Pass-Through Certificates, Series 2007-A, Cl. 1A1, 5.981%, 3/1/37[1]	1,423,195	767,784
WaMu Mortgage Pass-Through Certificates 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 1A4, 5.871%, 8/1/46[1]	3,593,218	2,000,203
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates, Series 2007-HY1, Cl. 1A2, 5.706%, 2/25/37[1],[2]	794,400	182,712
WaMu Mortgage Pass-Through Certificates 2007-HY3 Trust, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 2A2, 5.668%, 3/1/37[1]	2,024,842	523,335
WaMu Mortgage Pass-Through Certificates 2007-HY4 Trust, Mtg. Pass-Through Certificates, Series 2007-HY4, Cl. 5A1, 5.548%, 11/1/36[1]	1,125,156	739,399
WaMu Mortgage Pass-Through Certificates 2007-HY5 Trust, Mtg. Pass-Through Certificates, Series 2007-HY5, Cl. 2A3, 5.647%, 5/1/37[1]	1,179,613	754,317
Wells Fargo Mortgage-Backed Securities 2004-EE Trust, Mtg. Pass-Through Certificates, Series 2004-EE, Cl. 3A2, 4.388%, 12/1/34[1]	2,117,735	1,601,247
Wells Fargo Mortgage-Backed Securities 2004-U Trust, Mtg. Pass-Through Certificates, Series 2004-U, Cl. A1, 5.245%, 10/1/34[1]	404,621	345,485

		33,212,514

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Manufactured Housing—1.9%
Wells Fargo Mortgage-Backed Securities 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 6.099%, 9/25/361	$2,907,261	$1,868,922
Wells Fargo Mortgage-Backed Securities 2006-AR2 Trust, Mtg. Pass-Through Certificates, Series 2006-AR2, Cl. 2A5, 5.093%, 3/25/36[1]	3,545,876	2,207,239

		4,076,161

Multifamily—6.3%
CHL Mortgage Pass-Through Trust 2003-46, Mtg. Pass-Through Certificates, Series 2003-46, Cl. 1A2, 5.15%, 1/19/34[1]	1,320,462	1,113,717
CHL Mortgage Pass-Through Trust 2005-HYB1, Mtg. Pass-Through Certificates, Series 2005-HYB1, Cl. 1A2, 4.982%, 3/25/35[1]	2,494,437	1,561,752
Citigroup Mortgage Loan Trust, Inc. 2006-AR5, Asset-Backed Pass-Through Certificates, Series 2006-AR5, Cl. 1A3A, 5.89%, 7/25/36[1]	1,459,192	765,131
CWALT Alternative Loan Trust 2005-85CB, Mtg. Pass-Through Certificates, Series 2005-85CB, Cl. 2A3, 5.50%, 2/25/36	1,790,000	1,371,423
GMAC Mortgage Corp. Loan Trust, Mtg. Pass-Through Certificates, Series 2004-J4, Cl. A7, 5.50%, 9/25/34	1,660,000	1,327,128
GSR Mortgage Loan Trust 2005-AR7, Mtg. Pass-Through Certificates, Series 2005-AR7, Cl. 3A1, 5.14%, 11/25/35[1]	4,004,761	2,533,794
Merrill Lynch Mortgage Investors Trust 2007-2, Mtg. Pass-Through Certificates, Series 2007-2, Cl. 2A1, 5.972%, 6/25/37[1]	3,073,834	2,153,618
Wells Fargo Mortgage-Backed Securities 2004-AA Trust, Mtg. Pass-Through Certificates, Series 2004-AA, Cl. 2A, 4.992%, 12/25/34[1]	825,559	639,189
Wells Fargo Mortgage-Backed Securities 2004-S Trust, Mtg. Pass-Through Certificates, Series 2004-S, Cl. A1, 3.742%, 9/25/34[1]	672,556	492,212
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 4A1, 5.557%, 7/25/36[1]	1,711,916	1,122,862
Wells Fargo Mortgage-Backed Securities 2006-AR2 Trust, Mtg. Pass-Through Certificates, Series 2006-AR2, Cl. 2A6, 5.093%, 3/25/36[1]	673,358	187,615
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 5.093%, 3/25/36[1]	860,456	617,983

		13,886,424

Other—0.0%
JPMorgan Mortgage Trust 2005-S2, Mtg. Pass-Through Certificates, Series 2005-S2, Cl. 3A1, 6.719%, 2/25/32[1]	73,634	54,972
Salomon Brothers Mortgage Securities VI, Inc., Interest-Only Stripped Mtg.-Backed Security, Series 1987-3, Cl. B, 68.718%, 10/23/17[4]	4,410	539
Salomon Brothers Mortgage Securities VI, Inc., Principal-Only Stripped Mtg.-Backed Security, Series 1987-3, Cl. A, 4.493%, 10/23/17[5]	6,528	6,072

		61,583

Residential—10.3%
CHL Mortgage Pass-Through Trust 2005-J4, Mtg. Pass-Through Certificates, Series 2005-J4, Cl. A7, 5.50%, 11/1/35	40,000	28,241
CWALT Alternative Loan Trust 2004-24CB, Mtg. Pass-Through Certificates, Series 2004-24CB, Cl. 1A1, 6%, 11/1/34	1,455,388	1,282,516
CWALT Alternative Loan Trust 2004-28CB, Mtg. Pass-Through Certificates, Series 2004-28CB, Cl. 3A1, 6%, 1/1/35	1,156,881	788,180
CWALT Alternative Loan Trust 2005-18CB, Mtg. Pass-Through Certificates, Series 2005-18CB, Cl. A8, 5.50%, 5/25/36	2,420,000	1,788,376
CWALT Alternative Loan Trust 2005-J1, Mtg. Pass-Through Certificates, Series 2005-J1, Cl. 3A1, 6.50%, 8/25/32	1,942,209	1,243,939
CWALT Alternative Loan Trust 2005-J3, Mtg. Pass-Through Certificates, Series 2005-J3, Cl. 3A1, 6.50%, 9/25/34	1,737,932	1,497,447
JP Morgan Mortgage Trust 2006-A2, Mtg. Pass-Through Certificates, Series 2006-A2, Cl. 5A3, 5.138%, 11/1/33[1]	1,513,311	1,175,351
Lehman XS Trust, Mtg. Pass-Through Certificates, Series 2005-10, Cl. 2A3B, 5.55%, 1/25/36	601,025	553,920
Merrill Lynch Mortgage Investors Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 6.076%, 10/25/36[1]	99,157	73,852

	Principal
	Amount	Value

Residential Continued
Morgan Stanley Mortgage Loan Trust 2006-AR, Mtg. Pass-Through Certificates, Series 2006-AR, Cl. 5A3, 5.416%, 6/25/36[1]	$1,110,000	$769,319
RALI Series 2003-QS1 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2003-QS1, Cl. A2, 5.75%, 1/25/33	598,225	596,328
RALI Series 2004-QS10 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2004-QS10, Cl. A3, 0.971%, 7/25/34[1]	1,409,857	1,187,414
RALI Series 2006-QS13 Trust:
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A5, 6%, 9/25/36	102,248	69,150
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	29,911	28,789
RALI Series 2006-QS5 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS5, Cl. 2A2, 6%, 5/1/36	385,987	377,417
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A28, 5.75%, 4/25/37	38,257	18,024
STARM Mortgage Loan Trust 2007-S1, Mtg. Pass-Through Certificates, Series 2007-S1, Cl. 3A1, 5.01%, 8/1/22[1,2]	3,880,964	2,522,627
WaMu Mortgage Pass-Through Certificates 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 2A1, 6.127%, 8/25/36[1]	3,308,565	2,200,867
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates, Series 2007-HY1, Cl. 4A1, 5.449%, 2/1/37[1]	82,812	49,469
WaMu Mortgage Pass-Through Certificates 2007-HY2 Trust, Mtg. Pass-Through Certificates, Series 2007-HY2, Cl. 2A1, 6.615%, 11/1/36[1]	1,174,842	670,696
Washington Mutual Mortgage Pass-Through Certificates, Mtg. Pass-Through Certificates, Series 2007-1, Cl. 1A8, 6%, 2/25/37	3,321,774	2,906,103
Wells Fargo Mortgage-Backed Securities 2003-6 Trust, Mtg. Pass-Through Certificates, Series 2003-6, Cl. 1A1, 5%, 6/25/18	1,288,218	1,259,475
Wells Fargo Mortgage-Backed Securities 2004-EE Trust, Mtg. Pass-Through Certificates, Series 2004-EE, Cl. 3A1, 4.388%, 12/1/34[1]	883,087	688,369
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 4.368%, 9/1/34[1]	452,363	323,841
Wells Fargo Mortgage-Backed Securities 2006-AR5 Trust, Mtg. Pass-Through Certificates, Series 2006-AR5, Cl. 2A2, 5.545%, 4/1/36[1,2]	1,556,566	404,707

		22,504,417

Total Mortgage-Backed Obligations (Cost $253,425,354)		220,437,039

U.S. Government Obligations—0.2%
Resolution Funding Corp. Bonds, Residual Funding STRIPS, 2.827%, 1/15/21[7] (Cost $444,184)	825,000	520,068

Corporate Bonds and Notes—29.1%
Consumer Discretionary—5.6%
Automobiles—2.3%
Ford Motor Credit Co., 9.75% Sr. Unsec. Nts., 9/15/10	4,080,000	3,265,134
General Motors Acceptance Corp., 8% Bonds, 11/1/31	3,185,000	1,866,923

		5,132,057

Hotels, Restaurants & Leisure—1.6%
MGM Mirage, Inc., 6% Sr. Sec. Nts., 10/1/09	2,215,000	2,126,400
Park Place Entertainment Corp., 7.875% Sr. Sub. Nts., 3/15/10	350,000	232,750
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 6.625% Nts., 12/1/14	1,340,000	1,018,400

		3,377,550

Household Durables—0.6%
Centex Corp., 5.80% Sr. Unsec. Nts., 9/15/09	910,000	869,050
Lennar Corp., 7.625% Sr. Unsec. Nts., 3/1/09	400,000	398,000

		1,267,050

Media—0.2%
Clear Channel Communications, Inc., 6.25% Nts., 3/15/11	1,370,000	417,850

Multiline Retail—0.9%
Macy’s Retail Holdings, Inc., 4.80% Sr. Nts., 7/15/09	2,125,000	2,014,400
Consumer Staples—0.4%
Food & Staples Retailing—0.4%
Albertson’s, Inc., 8% Sr. Unsec. Debs., 5/1/31	1,675,000	1,013,375

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Energy—2.0%
Oil, Gas & Consumable Fuels—2.0%
Buckeye Partners LP, 4.625% Sr. Nts., 7/15/13	$745,000	$634,013
Energy Transfer Partners LP, 5.65% Sr. Unsec. Unsub. Nts., 8/1/12	430,000	384,197
Kaneb Pipe Line Operating Partnership LP, 5.875% Sr. Unsec. Nts., 6/1/13	1,560,000	1,314,211
PF Export Receivables Master Trust, 3.748% Sr. Nts., Series B, 6/1/13[8]	876,612	931,928
TEPPCO Partners LP, 6.125% Nts., 2/1/13	900,000	801,429
Valero Logistics Operations LP, 6.05% Nts., 3/15/13	540,000	462,604

		4,528,382

Financials—18.6%
Capital Markets—1.2%
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	3,595,000	2,615,531
Lehman Brothers Holdings, Inc., 7.50% Sub. Nts., 5/11/38[9]	7,200,000	720

		2,616,251

Commercial Banks—4.9%
Barclays Bank plc, 6.278% Perpetual Bonds[10]	5,830,000	3,374,812
HBOS plc, 6.413% Sub. Perpetual Bonds, Series A8,10	6,600,000	2,563,876
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[1]	5,920,000	2,479,722
Popular North America, Inc., 4.70% Nts., 6/30/09	2,485,000	2,429,028

		10,847,438

Diversified Financial Services—7.7%
Bank of America Corp.:
8% Unsec. Perpetual Bonds, Series K10	3,050,000	2,196,976
8.125% Perpetual Bonds, Series M10	515,000	385,864
Capmark Financial Group, Inc.:
3.038% Sr. Unsec. Nts., 5/10/10[1]	700,000	357,338
5.875% Sr. Unsec. Nts., 5/10/12	1,470,000	501,548
CIT Group Funding Co. of Canada, 4.65% Sr. Unsec. Nts., 7/1/10	1,235,000	1,084,537
Citigroup, Inc.:
8.30% Jr. Sub. Bonds, 12/21/57[1]	4,485,000	3,466,802
8.40% Perpetual Bonds, Series E10	1,730,000	1,144,464
JPMorgan Chase & Co., 7.90% Perpetual Bonds, Series 1[10]	3,255,000	2,714,755
Merrill Lynch & Co., Inc., 7.75% Jr. Sub. Bonds, 5/14/38	4,490,000	4,961,728

		16,814,012

Insurance—4.5%
American International Group, Inc., 6.25% Jr. Sub. Bonds, 3/15/37	1,290,000	482,912
Axa SA, 6.379% Sub. Perpetual Bonds[8,10]	5,205,000	2,332,459
MBIA, Inc., 5.70% Sr. Unsec. Unsub. Nts., 12/1/34	1,055,000	429,248
MetLife Capital Trust X, 9.25% Sec. Bonds, 4/8/38[1]	700,000	489,218
MetLife, Inc., 6.40% Jr. Unsec. Sub. Bonds, 12/15/36[1]	3,875,000	2,330,375
Prudential Holdings LLC, 8.695% Bonds, Series C, 12/18/23[8]	2,400,000	2,317,574
Prudential Insurance Co. of America, 8.30% Nts., 7/1/25[8]	2,035,000	1,375,123

		9,756,909

Thrifts & Mortgage Finance—0.3%
Washington Mutual Bank NV, 3.337% Sr. Unsec. Nts., 5/1/099	2,380,000	702,100
Information Technology—0.8%
Computers & Peripherals—0.8%
NCR Corp., 7.125% Sr. Unsec. Unsub. Nts., 6/15/09	1,700,000	1,705,170
Utilities—1.7%
Electric Utilities—1.7%
Monongahela Power Co., 7.36% Unsec. Nts., Series A, 1/15/10	1,925,000	1,884,895
Westar Energy, Inc., 7.125% Sr. Unsec. Nts., 8/1/09	1,820,000	1,812,571

		3,697,466

Total Corporate Bonds and Notes (Cost $96,373,886)		63,890,010

Units

Rights, Warrants and Certificates—0.0%
Pathmark Stores, Inc. Wts., Strike Price $22.31, Exp. 9/19/10[2,11] (Cost $14,872)	5,408	189

	Shares

Investment Company—6.2%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[12,13] (Cost $13,605,218)	13,605,218	13,605,218

Total Investments, at Value (Cost $375,825,605)	139.6%	306,331,228
Liabilities in Excess of Other Assets	(39.6)	(86,899,653)

Net Assets	100.0%	$219,431,575

Industry classifications are unaudited.

Footnotes to Statement of Investments

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2008 was $5,141,245, which represents 2.34% of the Fund’s net assets. See Note 8 of accompanying Notes.

3.	All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures contracts. The aggregate market value of such securities is $825,070. See Note 5 of accompanying Notes.

4.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $13,064,019 or 5.95% of the Fund’s net assets as of December 31, 2008.

5.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $755,368 or 0.34% of the Fund’s net assets as of December 31, 2008.

6.	When-issued security or delayed delivery to be delivered and settled after December 31, 2008. See Note 1 of accompanying Notes.

7.	Zero coupon bond reflects effective yield on the date of purchase.

8.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $9,520,960 or 4.34% of the Fund’s net assets as of December 31, 2008.

9.	Issue is in default. See Note 1 of accompanying Notes.

10.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

11.	Non-income producing security.

12.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

OFI Liquid Assets Fund, LLC	—	15,411,921	15,411,921	—
Oppenheimer Institutional Money Market Fund, Cl. E	4,105,793	260,480,009	250,980,584	13,605,218

	Value	Income

OFI Liquid Assets Fund, LLC	$—	$18,564	[a]
Oppenheimer Institutional Money	13,605,218	246,255

Market Fund, Cl. E	$13,605,218	$264,819

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

13.	Rate shown is the 7-day yield as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments	Other Financial
Valuation Description	in Securities	Instruments*

Level 1—Quoted Prices	$13,605,218	$(509,885)
Level 2—Other Significant Observable Inputs	292,725,821	(4,069,834)
Level 3—Significant Unobservable Inputs	189	—

Total	$306,331,228	$(4,579,719)

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Futures Contracts as of December 31, 2008 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

U.S. Treasury Bonds, 10 yr.	Buy	180	3/20/09	$22,635,000	$(91,824)
U.S. Treasury Bonds, 20 yr.	Buy	70	3/20/09	9,663,281	14,450
U.S. Treasury Nts., 2 yr.	Sell	49	3/31/09	10,685,063	(16,096)

					$(93,470)

Credit Default Swap Contracts as of December 31, 2008 are as follows:

						Upfront
		Buy/Sell	Notional	Pay/		Payment
		Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

ABX.HE.AA.06-2 Index:
	Barclays Bank plc	Sell	$930	0.170%	5/25/46	$719,465	$(816,772)
	Deutsche Bank AG	Sell	450	0.170	5/25/46	53,996	(395,212)
	Goldman Sachs Bank USA	Sell	155	0.170	5/25/46	12,771	(136,129)
	Goldman Sachs Bank USA	Sell	760	0.170	5/25/46	300,182	(667,469)
	Morgan Stanley Capital Services, Inc.	Sell	155	0.170	5/25/46	12,383	(136,129)
	Morgan Stanley Capital Services, Inc.	Sell	300	0.170	5/25/46	29,999	(263,475)

		Total	2,750			1,128,796	(2,415,186)

ABX-HE-AAA 06-2 Index:
	Deutsche Bank AG	Sell	40	0.110	5/25/46	—	(20,371)
	Deutsche Bank AG	Sell	40	0.110	5/25/46	—	(20,371)
	Goldman Sachs Bank USA	Sell	20	0.110	5/25/46	—	(10,186)
	Morgan Stanley Capital Services, Inc.	Sell	20	0.110	5/25/46	—	(10,186)

		Total	120			—	(61,114)

Allied Waste North America, Inc.:
	Deutsche Bank AG	Sell	630	2.000	9/20/09	—	4,864
	Deutsche Bank AG	Sell	990	2.000	9/20/09	—	7,644

		Total	1,620			—	12,508

American International Group, Inc.:
	Barclays Bank plc	Sell	495	3.000	3/20/09	—	(2,901)
	Barclays Bank plc	Sell	2,600	5.350	3/20/09	—	(490)

		Total	3,095			—	(3,391)

Capmark Financial Group, Inc.:
	Barclays Bank plc	Sell	950	1.000	6/20/12	—	(497,954)
	Goldman Sachs Bank USA	Sell	1,035	0.950	6/20/12	—	(543,202)
	Morgan Stanley Capital Services, Inc.	Sell	405	5.000	6/20/12	109,350	(190,540)

		Total	2,390			109,350	(1,231,696)

CDX North America Investment
Grade Index, Series 7:	Deutsche Bank AG	Buy	3,514	0.400	12/20/11	(370)	128,041

		Total	3,514			(370)	128,041

Cemex SAB de CV	Deutsche Bank AG	Sell	665	2.000	3/20/09	—	(9,727)

		Total	665			—	(9,727)

Centex Corp.:
	Barclays Bank plc	Sell	280	4.650	9/20/09	—	(370)
	Deutsche Bank AG	Sell	355	1.550	9/20/09	—	(8,497)

		Total	635			—	(8,867)

CIT Group, Inc.:
	Barclays Bank plc	Sell	195	10.500	6/20/09	—	2,577
	Deutsche Bank AG	Sell	125	5.000	3/20/09	14,375	(3,573)

		Total	320			14,375	(996)

Countrywide Home Loans, Inc.	Morgan Stanley Capital Services, Inc.	Sell	3,070	0.420	6/20/09	—	(11,664)

		Total	3,070			—	(11,664)

Energy Future Holdings Corp.:
	Credit Suisse International	Sell	365	5.910	12/20/12	—	(100,178)
	Credit Suisse International	Sell	350	6.050	12/20/12	—	(94,930)

Credit Default Swap Contracts: Continued

						Upfront
		Buy/Sell	Notional	Pay/		Payment
		Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

Energy Future Holdings Corp.:
Continued
	Credit Suisse International	Sell	$365	6.000%	12/20/12	$—	$(99,420)

		Total	1,080			—	(294,528)

First Data Corp.	Goldman Sachs International	Sell	110	4.700	3/20/09	—	(3,428)

		Total	110			—	(3,428)

Ford Motor Co.:
	Deutsche Bank AG	Sell	1,475	5.000	12/20/18	796,500	(1,041,756)
	Morgan Stanley Capital Services, Inc.	Sell	2,065	7.150	12/20/16	—	(1,343,693)
	Morgan Stanley Capital Services, Inc.	Sell	980	7.050	12/20/16	—	(645,151)

		Total	4,520			796,500	(3,030,600)

General Electric Capital Corp.:
	Barclays Bank plc	Sell	880	8.000	12/20/09	—	25,927
	Barclays Bank plc	Sell	1,320	5.750	12/20/09	—	10,332
	Credit Suisse International	Sell	770	8.000	12/20/09	—	22,687

		Total	2,970			—	58,946

General Motors Corp.:
	Deutsche Bank AG	Sell	960	5.000	12/20/18	643,200	(760,042)
	Morgan Stanley Capital Services, Inc.	Sell	1,035	5.800	12/20/16	—	(818,691)
	Morgan Stanley Capital Services, Inc.	Sell	1,000	5.750	12/20/16	—	(791,439)

		Total	2,995			643,200	(2,370,172)

Goldman Sachs Group, Inc. (The):
	Barclays Bank plc	Sell	1,285	5.750	12/20/09	—	26,187
	Deutsche Bank AG	Sell	1,290	5.500	12/20/09	—	23,157
	Deutsche Bank AG	Sell	930	5.450	12/20/09	—	16,242

		Total	3,505			—	65,586

Hartford Financial Services Group, Inc.
	Morgan Stanley Capital Services, Inc.	Sell	665	2.400	3/20/09	—	(6,644)

		Total	665			—	(6,644)

HCP, Inc.	Barclays Bank plc	Sell	1,005	4.600	3/20/09	—	1,153

		Total	1,005			—	1,153

Idearc, Inc.	Credit Suisse International	Sell	140	5.000	12/20/09	28,700	(101,276)

		Total	140			28,700	(101,276)

iStar Financial, Inc.:
	Barclays Bank plc	Sell	1,140	4.400	12/20/12	—	(618,082)
	Credit Suisse International	Sell	165	4.000	12/20/12	—	(89,875)
	Credit Suisse International	Sell	410	12.000	3/20/09	—	(44,835)
	Deutsche Bank AG	Sell	180	4.320	12/20/12	—	(97,683)
	Deutsche Bank AG	Sell	1,005	12.000	3/20/09	—	(109,900)
	Goldman Sachs International	Sell	185	3.950	12/20/12	—	(100,827)
	Morgan Stanley Capital Services, Inc.	Sell	170	4.860	12/20/12	—	(91,678)

		Total	3,255			—	(1,152,880)

J.C. Penney Corp., Inc.:
	Morgan Stanley Capital Services, Inc.	Sell	1,060	1.070	12/20/17	—	(206,475)
	Morgan Stanley Capital Services, Inc.	Sell	1,095	1.300	12/20/17	—	(197,682)

		Total	2,155			—	(404,157)

Jones Apparel Group, Inc.:
	Deutsche Bank AG	Buy	675	2.635	6/20/18	—	150,753
	Morgan Stanley Capital Services, Inc.	Buy	1,370	2.970	6/20/18	—	281,043

		Total	2,045			—	431,796

	Deutsche Bank AG	Sell	675	2.720	6/20/13	—	(133,864)
	Morgan Stanley Capital Services, Inc.	Sell	1,370	3.200	6/20/13	—	(250,612)

		Total	2,045			—	(384,476)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap Contracts: Continued

						Upfront
		Buy/Sell	Notional	Pay/		Payment
		Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

Kohl's Corp.:
	Barclays Bank plc	Buy	$665	1.180%	6/20/18	$—	$59,369
	Barclays Bank plc	Buy	665	1.040	6/20/18	—	66,139
	Deutsche Bank AG	Buy	675	1.300	6/20/18	—	54,373
	Morgan Stanley Capital Services, Inc.	Buy	1,590	0.660	12/20/17	—	193,958
	Morgan Stanley Capital Services, Inc.	Buy	1,640	0.870	12/20/17	—	175,965

		Total	5,235			—	549,804

	Barclays Bank plc	Sell	665	1.080	6/20/13	—	(44,740)
	Barclays Bank plc	Sell	665	0.900	6/20/13	—	(49,479)
	Deutsche Bank AG	Sell	675	1.180	6/20/13	—	(42,740)

		Total	2,005			—	(136,959)

Liz Claiborne, Inc.:
	Morgan Stanley Capital Services, Inc.	Buy	1,345	2.900	6/20/18	—	416,444

		Total	1,345			—	416,444

	Deutsche Bank AG	Sell	2,485	3.250	6/20/09	—	(72,964)
	Morgan Stanley Capital Services, Inc.	Sell	1,345	3.100	6/20/13	—	(357,017)

		Total	3,830			—	(429,981)

Louisiana-Pacific Corp.	Morgan Stanley Capital Services, Inc.	Sell	1,345	6.250	9/20/09	—	(114,929)

		Total	1,345			—	(114,929)

Merrill Lynch & Co., Inc.:
	Barclays Bank plc	Sell	2,575	4.150	9/20/09	—	3,432
	Credit Suisse International	Sell	1,285	4.150	9/20/09	—	1,713

		Total	3,860			—	5,145

Morgan Stanley	Credit Suisse International	Sell	1,775	7.800	12/20/13	—	265,490

		Total	1,775			—	265,490

Prudential Financial, Inc.	Deutsche Bank AG	Sell	1,430	2.050	6/20/09	—	(45,649)

		Total	1,430			—	(45,649)

Pulte Homes, Inc.	Goldman Sachs International	Sell	1,625	2.750	9/20/09	—	(2,284)

		Total	1,625			—	(2,284)

Reliant Energy, Inc.:
	Credit Suisse International	Sell	655	9.000	12/20/09	—	(16,437)
	Credit Suisse International	Sell	680	9.000	12/20/09	—	(17,064)

		Total	1,335			—	(33,501)

R.H. Donnelley Corp.	Goldman Sachs International	Sell	1,465	9.000	3/20/09	—	(63,164)

		Total	1,465			—	(63,164)

Rite Aid Corp.:
	Credit Suisse International	Sell	530	7.500	3/20/09	—	(27,121)
	Credit Suisse International	Sell	615	5.000	9/20/09	36,900	(109,299)

		Total	1,145			36,900	(136,420)

Sprint Nextel Corp.:
	Credit Suisse International	Sell	2,940	6.300	3/20/09	—	(40,943)
	Goldman Sachs International	Sell	1,060	6.300	3/20/09	—	(14,762)

		Total	4,000			—	(55,705)

Temple-Inland, Inc.	Deutsche Bank AG	Sell	335	3.000	9/20/09	—	(19,916)

		Total	335			—	(19,916)

Tenet Healthcare Corp.	Deutsche Bank AG	Sell	1,635	1.600	3/20/09	—	(37,879)

		Total	1,635			—	(37,879)

Tribune Co.:
	Credit Suisse International	Sell	120	5.000	1/16/09	26,400	(112,515)
	Credit Suisse International	Sell	600	5.000	1/16/09	138,000	(562,573)
	Credit Suisse International	Sell	45	5.000	1/16/09	14,400	(42,193)

Credit Default Swap Contracts: Continued

						Upfront
		Buy/Sell	Notional	Pay/		Payment
		Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

Tribune Co.: Continued
	Credit Suisse International	Sell	$430	5.000%	1/16/09	$150,500	$(403,177)
	Credit Suisse International	Sell	500	5.000	1/16/09	195,000	(468,811)

		Total	1,695			524,300	(1,589,269)

Univision Communications, Inc.:
	Credit Suisse International	Sell	25	14.600	3/20/09	—	(1,807)
	Goldman Sachs International	Sell	350	5.000	6/20/09	35,000	(115,708)
	Goldman Sachs International	Sell	140	5.000	6/20/09	15,400	(46,283)
	Goldman Sachs International	Sell	360	5.000	6/20/09	21,600	(119,014)
	Morgan Stanley Capital Services, Inc.	Sell	250	5.000	12/20/09	32,500	(85,853)
	Morgan Stanley Capital Services, Inc.	Sell	300	5.000	12/20/09	21,000	(103,024)

		Total	1,425			125,500	(471,689)

Vale Overseas:
	Morgan Stanley Capital Services, Inc.	Buy	1,030	0.700	3/20/17	—	164,396
	Morgan Stanley Capital Services, Inc.	Buy	1,015	0.630	3/20/17	—	166,414

		Total	2,045			—	330,810

	Morgan Stanley Capital Services, Inc.	Sell	1,030	1.170	3/20/17	—	(130,905)
	Morgan Stanley Capital Services, Inc.	Sell	1,015	1.100	3/20/17	—	(133,578)

		Total	2,045			—	(264,483)

Vornado Realty LP:
	Credit Suisse International	Sell	665	3.600	3/20/09	—	(5,780)
	Deutsche Bank AG	Sell	1,345	3.875	6/20/09	—	(10,783)

		Total	2,010			—	(16,563)

XL Capital Ltd.:
	Barclays Bank plc	Sell	1,485	3.550	9/20/09	—	(110,212)
	Deutsche Bank AG	Sell	1,675	3.550	9/20/09	—	(124,313)

		Total	3,160			—	(234,525)

		Grand Total Buys	14,184			(370)	1,856,895
		Grand Total Sells	75,230			3,407,621	(14,734,890)

				Total Credit	Default Swaps	$3,407,251	$(12,877,995)

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

Type of Reference	Total Maximum Potential
Asset on which the	Payments for Selling Credit		Reference Asset
Fund Sold Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Asset-Backed Indexes	$2,870,000	$—	AAA to AA
Single Name Corporate Debt	41,335,000	2,005,000	AAA to BBB-
Single Name Corporate Debt	31,025,000	3,390,000	BB+ to D

Total	$75,230,000	$5,395,000

*	Amounts recoverable includes potential payments from related purchased protection for instances where the Fund is the seller of protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The reference asset security rating, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential payment by the Fund if the reference asset experiences a credit event as of period end.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Interest Rate Swap Contracts as of December 31, 2008 are as follows:

	Notional
	Amount	Paid by	Received by	Termination
Reference Entity/Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

USD BBA LIBOR:
Credit Suisse International	$690	4.353%	Three-Month USD BBA LIBOR	10/21/16	$(98,623)
Credit Suisse International	2,740	2.225	Three-Month USD BBA LIBOR	11/20/10	(38,743)
Goldman Sachs Group, Inc. (The)	20,000	4.488	Three-Month USD BBA LIBOR	10/17/16	(3,049,431)
Goldman Sachs Group, Inc. (The)	60,000	2.820	Three-Month USD BBA LIBOR	10/29/10	(1,368,198)
Goldman Sachs Group, Inc. (The)	1,810	4.358	Three-Month USD BBA LIBOR	10/21/16	(259,374)
Goldman Sachs Group, Inc. (The)	13,640	2.233	Three-Month USD BBA LIBOR	11/20/10	(194,887)
Goldman Sachs International	12,000	4.275	Three-Month USD BBA LIBOR	9/5/16	(1,782,468)
UBS AG	3,620	2.230	Three-Month USD BBA LIBOR	11/20/10	(51,543)

Total where Fund pays a fixed rate	114,500				(6,843,267)

Credit Suisse International	4,580	Three-Month USD BBA LIBOR	5.428%	8/7/17	1,170,547
Deutsche Bank AG	3,870	Three-Month USD BBA LIBOR	5.445	8/8/17	994,845
Goldman Sachs Group, Inc. (The)	10,000	Three-Month USD BBA LIBOR	4.543	10/21/28	2,775,640
Goldman Sachs Group, Inc. (The)	25,000	Three-Month USD BBA LIBOR	2.823	12/4/16	847,600

Total where Fund pays a variable rate	43,450				5,788,632

Total Interest Rate Swaps					$(1,054,635)

Abbreviation/Definition is as follows:

BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
Total Return Swap Contracts as of December 31, 2008 are as follows:

	Notional
	Amount	Paid by	Received by	Termination
Reference Entity/Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Banc of America Securities LLC AAA 10 yr. CMBS Daily Index*:
Goldman Sachs Group, Inc. (The)	$36,590	A	D	3/31/09	$7,881,791
Goldman Sachs Group, Inc. (The)	30,110	B	C	1/31/09	(7,153,383)

				Reference Entity Total	728,408

Barclays Capital U.S. CMBS AAA Index*:
Morgan Stanley	7,300	A	D	2/1/09	798,499
Morgan Stanley	14,200	A	D	3/1/09	1,556,053

				Reference Entity Total	2,354,552

Barclays Capital U.S. CMBS AAA 8.5+ Index*:
Goldman Sachs Group, Inc. (The)	8,500	A	D	3/1/09	1,451,339
Goldman Sachs Group, Inc. (The)	3,210	A	D	3/1/09	546,796
Goldman Sachs Group, Inc. (The)	6,630	A	D	2/1/09	1,132,044
Morgan Stanley	2,290	A	D	3/1/09	390,478
Morgan Stanley	5,860	A	D	3/1/09	991,871
Morgan Stanley	440	A	D	2/1/09	74,078
Morgan Stanley	3,530	A	D	2/1/09	600,716
Morgan Stanley	6,170	A	D	2/1/09	1,054,829

Total Return Swap Contracts: Continued

	Notional
	Amount	Paid by	Received by	Termination
Reference Entity/Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Barclays Capital U.S. CMBS AAA 8.5+ Index*: Continued Morgan Stanley	$3,170	A	D	2/1/09	$537,685

				Reference Entity Total	6,779,836

				Total of Total Return Swaps	$9,862,796

*	The CMBS Indexes are representative indexes of segments of the commercial mortgage backed securities market. These indexes are measured by movements in the credit spreads of the underlying holdings. As the credit market perceives an improvement in the credit quality of an Index’s underlying holdings and reduced probability of default, the spread of an index narrows. As the credit market perceives a decrease in credit quality and an increased probability of default on an Index’s underlying holdings, the spread widens.
Abbreviation is as follows:

CMBS	Commercial Mortgage Backed Securities
A — The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, widen.
B — The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, narrow.
C — The Fund receives periodic payments when credit spreads, as represented by the Reference Enitiy, widen.
D — The Fund receives periodic payments when credit spreads, as represented by the Reference Enitiy, narrow.
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.
Swap Summary as of December 31, 2008 is as follows:

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)	Value

Barclays Bank plc:
	Credit Default Buy Protection	$1,330	$125,508
	Credit Default Sell Protection	16,470	(2,071,392)

			(1,945,884)

Credit Suisse International:
	Credit Default Sell Protection	13,430	(2,048,344)
	Interest Rate	8,010	1,033,181

			(1,015,163)

Deutsche Bank AG:
	Credit Default Buy Protection	4,864	333,167
	Credit Default Sell Protection	19,390	(2,903,333)
	Interest Rate	3,870	994,845

			(1,575,321)

Goldman Sachs Bank USA	Credit Default Sell Protection	1,970	(1,356,986)

Goldman Sachs Group, Inc. (The):
	Total Return	85,040	3,858,587
	Interest Rate	130,450	(1,248,650)

			2,609,937

Goldman Sachs International:
	Credit Default Sell Protection	5,295	(465,470)
	Interest Rate	12,000	(1,782,468)

			(2,247,938)

Morgan Stanley	Total Return	42,960	6,004,209

Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	7,990	1,398,220
	Credit Default Sell Protection	18,675	(5,889,365)

			(4,491,145)

UBS AG	Interest Rate	3,620	(51,543)

		Total Swaps	$(4,069,834)

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $362,220,387)	$292,726,010
Affiliated companies (cost $13,605,218)	13,605,218

306,331,228
Cash	2,989,915
Swaps, at value (net upfront payment received $14,005)	25,069,538
Receivables and other assets:
Interest, dividends and principal paydowns	2,286,439
Shares of beneficial interest sold	171,022
Terminated investment contracts	33,605
Investments sold	344
Due from Manager	37
Other	14,777

Total assets	336,896,905

Liabilities
Swaps, at value (upfront payment received $3,393,246)	29,139,372
Payables and other liabilities:
Investments purchased on a when-issued or delayed delivery basis	86,956,884
Futures margins	509,885
Terminated investment contracts	508,856
Shares of beneficial interest redeemed	214,068
Distribution and service plan fees	41,622
Shareholder communications	10,020
Trustees’ compensation	8,494
Transfer and shareholder servicing agent fees	1,720
Other	74,409

Total liabilities	117,465,330

Net Assets	$219,431,575

Composition of Net Assets
Par value of shares of beneficial interest	$34,070
Additional paid-in capital	355,718,025
Accumulated net investment loss	(466,070)
Accumulated net realized loss on investments	(65,604,020)
Net unrealized depreciation on investments	(70,250,430)

Net Assets	$219,431,575

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $156,339,150 and 24,221,312 shares of beneficial interest outstanding)	$6.45
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $63,092,425 and 9,848,377 shares of beneficial interest outstanding)	$6.41
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Interest	$26,126,967
Fee income	1,170,034
Dividends from affiliated companies	246,255
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	9,712
Affiliated companies	18,564

Total investment income	27,571,532

Expenses
Management fees	2,241,087
Distribution and service plan fees—Service shares	249,916
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,995
Trustees’ compensation	14,749
Custodian fees and expenses	2,722
Other	64,261

Total expenses	2,592,724
Less reduction to custodian expenses	(1,988)
Less waivers and reimbursements of expenses	(29,721)

Net expenses	2,561,015

Net Investment Income	25,010,517

Realized and Unrealized Gain (Loss)
Net realized loss on:
Investments from unaffiliated companies	(13,666,272)
Closing and expiration of futures contracts	(5,577,484)
Swap contracts	(89,718,336)

Net realized loss	(108,962,092)
Net change in unrealized appreciation (depreciation) on:
Investments	(68,626,214)
Futures contracts	190,392
Swap contracts	455,655

Net change in unrealized depreciation	(67,980,167)

Net Decrease in Net Assets Resulting from Operations	$(151,931,742)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment income	$25,010,517	$20,943,854
Net realized loss	(108,962,092)	(3,101,555)
Net change in unrealized depreciation	(67,980,167)	(11,066)

Net increase (decrease) in net assets resulting from operations	(151,931,742)	17,831,233

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(12,773,902)	(18,342,384)
Service shares	(4,423,158)	(2,404,569)

	(17,197,060)	(20,746,953)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(47,839,123)	(37,703,583)
Service shares	7,196,319	61,525,061

	(40,642,804)	23,821,478

Net Assets
Total increase (decrease)	(209,771,606)	20,905,758
Beginning of period	429,203,181	408,297,423

End of period (including accumulated net investment income (loss) of $(466,070) and $18,856,205, respectively)	$219,431,575	$429,203,181

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$11.06	$11.16	$11.19	$11.50	$11.42
Income (loss) from investment operations:
Net investment income[1]	.66	.55	.53	.51	.43
Net realized and unrealized gain (loss)	(4.82)	(.08)	.03	(.23)	.18

Total from investment operations	(4.16)	.47	.56	.28	.61
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.45)	(.57)	(.59)	(.59)	(.53)
Net asset value, end of period	$6.45	$11.06	$11.16	$11.19	$11.50

Total Return, at Net Asset Value[2]	(39.05)%	4.39%	5.28%	2.59%	5.49%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$156,339	$325,661	$367,106	$430,642	$504,244
Average net assets (in thousands)	$271,355	$345,723	$391,750	$466,033	$552,293
Ratios to average net assets:[3]
Net investment income	6.76%	5.07%	4.83%	4.56%	3.82%
Total expenses	0.63%[4]	0.68%[4]	0.77%[4]	0.76%	0.75%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.62%	0.68%	0.77%	0.76%	0.75%
Portfolio turnover rate[5]	51%	89%	114%	111%	95%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods of less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.63%
Year Ended December 31, 2007	0.68%
Year Ended December 31, 2006	0.77%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$1,019,711,829	$963,377,934
Year Ended December 31, 2007	$662,784,931	$678,316,693
Year Ended December 31, 2006	$1,168,229,255	$1,270,329,129
Year Ended December 31, 2005	$2,420,041,493	$2,423,498,913
Year Ended December 31, 2004	$2,841,348,053	$2,925,500,296
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$10.98	$11.10	$11.15	$11.47	$11.39
Income (loss) from investment operations:
Net investment income[1]	.63	.52	.49	.47	.40
Net realized and unrealized gain (loss)	(4.77)	(.08)	.03	(.22)	.18

Total from investment operations	(4.14)	.44	.52	.25	.58
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.43)	(.56)	(.57)	(.57)	(.50)
Net asset value, end of period	$6.41	$10.98	$11.10	$11.15	$11.47

Total Return, at Net Asset Value[2]	(39.07)%	4.09%	4.93%	2.33%	5.22%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$63,093	$103,542	$41,191	$11,110	$3,505
Average net assets (in thousands)	$101,597	$70,116	$21,265	$7,213	$3,002
Ratios to average net assets:[3]
Net investment income	6.55%	4.85%	4.56%	4.29%	3.55%
Total expenses	0.88%[4]	0.92%[4]	1.06%[4]	1.03%	0.99%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.87%	0.92%	1.06%	1.03%	0.99%
Portfolio turnover rate[5]	51%	89%	114%	111%	95%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.88%
Year Ended December 31, 2007	0.92%
Year Ended December 31, 2006	1.06%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$1,019,711,829	$963,377,934
Year Ended December 31, 2007	$662,784,931	$678,316,693
Year Ended December 31, 2006	$1,168,229,255	$1,270,329,129
Year Ended December 31, 2005	$2,420,041,493	$2,423,498,913
Year Ended December 31, 2004	$2,841,348,053	$2,925,500,296
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Core Bond Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s main investment objective is to seek a high level of current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2008, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$86,956,884
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.

Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2008, securities with an aggregate market value of $702,820, representing 0.32% of the Fund’s net assets, were in default.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. The Fund’s investment in LAF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation Based
on Cost of Securities
Undistributed	Undistributed	Accumulated	and Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4]	Tax Purposes

$—	$—	$66,764,804	$69,547,225

1.	As of December 31, 2008, the Fund had $50,047,655 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforwards were as follows:

Expiring

2010	$29,885,554
2013	57,295
2014	6,081,496
2015	1,245,459
2016	12,777,851

Total	$50,047,655

2.	As of December 31, 2008, the Fund had $16,717,149 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2007, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

	Reduction to	Reduction to
	Accumulated	Accumulated Net
Reduction	Net Investment	Realized Loss
to Paid-in Capital	Income	on Investments

$53,556,351	$27,135,732	$80,692,083
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$17,197,060	$20,746,953
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$374,758,290
Federal tax cost of other investments	18,663,549

Total federal tax cost	$393,421,839

Gross unrealized appreciation	$11,278,504
Gross unrealized depreciation	(80,825,729)

Net unrealized depreciation	$(69,547,225)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	1,056,698	$9,889,610	1,273,250	$13,904,774
Dividends and/or distributions reinvested	1,288,991	12,773,902	1,704,683	18,342,384
Acquisition-Note 11	1,626,777	17,178,762	—	—
Redeemed	(9,205,898)	(87,681,397)	(6,416,114)	(69,950,741)

Net decrease	(5,233,432)	$(47,839,123)	(3,438,181)	$(37,703,583)

Service Shares
Sold	4,464,539	$42,884,220	6,555,320	$70,649,282
Dividends and/or distributions reinvested	449,051	4,423,158	224,516	2,404,569
Redeemed	(4,496,387)	(40,111,059)	(1,059,398)	(11,528,790)

Net increase	417,203	$7,196,319	5,720,438	$61,525,061

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$135,191,911	$261,682,762
U.S. government and government agency obligations	7,305,293	7,709,375
To Be Announced (TBA) mortgage-related securities	1,019,711,829	963,377,934
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $1 billion	0.60%
Over $1 billion	0.50
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,020 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager voluntarily reimbursed expenses of $21,750 related to the acquisition of Government Securities Portfolio.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $7,971 for IMMF management fees.
5. Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
6. Swap Contracts
The Fund may enter into privately negotiated agreements with a counterparty to exchange or “swap” payments at specified future intervals based on the return of an asset (such as a stock, bond or currency) or non-asset reference (such as an interest rate or index). The swap agreement will specify the “notional” amount of the asset or non-asset reference to which the contract relates. As derivative contracts, swaps typically do not have an associated cost at contract inception. At initiation, contract terms are typically set at market value such that the value of the swap is $0. If a

NOTES TO FINANCIAL STATEMENTS Continued
6. Swap Contracts Continued
counterparty specifies terms that would result in the contract having a value other than $0 at initiation, one counterparty will pay the other an upfront payment to equalize the contract. Subsequent changes in market value are calculated based upon changes in the performance of the asset or non-asset reference multiplied by the notional value of the contract. Contract types may include credit default, interest rate, total return, and currency swaps.
     Swaps are marked to market daily using quotations primarily from pricing services, counterparties or brokers. Swap contracts are reported on a schedule following the Statement of Investments. The value of the contracts is separately disclosed on the Statement of Assets and Liabilities. The unrealized appreciation (depreciation) is comprised of the change in the valuation of the swap combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. Any payment received or paid to initiate a contract is recorded as a cost of the swap in the Statement of Assets and Liabilities and as a component of unrealized gain or loss on the Statement of Operations until contract termination; upon contract termination, this amount is recorded as realized gain or loss on the Statement of Operations. Excluding amounts paid at contract initiation as described above, the Fund also records any periodic payments received from (paid to) the counterparty, including at termination, as realized gain (loss) on the Statement of Operations.
     Risks of entering into swap contracts include credit, market and liquidity risk. Credit risk arises from the possibility that the counterparty fails to make a payment when due or otherwise defaults under the terms of the contract. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received. Market risk is the risk that the value of the contract will depreciate due to unfavorable changes in the performance of the asset or non-asset reference. Liquidity risk is the risk that the Fund may be unable to close the contract prior to its termination.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     Risks of credit default swaps include credit, market and liquidity risk. Additional risks include but are not limited to: the cost of paying for credit protection if there are no credit events or the cost of selling protection when a credit event occurs (paying the notional amount to the protection buyer); and pricing transparency when assessing the value of a credit default swap.

     As of the period end, the Fund has sold credit protection through credit default swaps to gain exposure to the credit risk of individual securities and/or indexes that are either unavailable or considered to be less attractively priced in the bond market. The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements. In addition, the Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     Risks of interest rate swaps include credit, market and liquidity risk. Additional risks include but are not limited to, interest rate risk. There is a risk, based on future movements of interest rates that the payments made by the Fund under a swap agreement will be greater than the payments it received.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Risks of total return swaps include credit, market and liquidity risk.
8. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
9. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2008, the Fund had no securities on loan.

NOTES TO FINANCIAL STATEMENTS Continued
10. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
11. Acquisition of Government Securities Portfolio
On April 30, 2008, the Fund acquired all of the net assets of Government Securities Portfolio, pursuant to an Agreement and Plan of Reorganization approved by the Government Securities Portfolio shareholders on April 25, 2008. The Fund issued (at an exchange ratio of 1.0341 for Non-Service of the Fund to one share of Government Securities Portfolio) 1,626,777 shares of beneficial interest for Non-Service, valued at $17,178,762 in exchange for the net assets, resulting in combined Non-Service net assets of $321,759,067 on April 30, 2008. The net assets acquired included net unrealized appreciation $284,900 and an unused capital loss carryforward of $194,746, potential utilization subject to tax limitations. The exchange qualified as a tax-free reorganization for federal income tax purposes.
12. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees and Shareholders of Oppenheimer Global Securities Fund/VA:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Global Securities Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.
Deloitte & Touche LLP
Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value
Common Stocks—97.1%
Consumer Discretionary—17.4%
Automobiles—1.7%
Bayerische Motoren Werke (BMW) AG	648,671	$20,368,555
Toyota Motor Corp.	527,800	17,263,056

		37,631,611

Hotels, Restaurants & Leisure—3.4%
Aristocrat Leisure Ltd.	467,500	1,317,123
Carnival Corp.	1,174,826	28,571,768
International Game Technology	483,500	5,748,815
McDonald’s Corp.	550,400	34,229,376
Shuffle Master, Inc.[1]	597,800	2,965,088

		72,832,170

Household Durables—1.4%
Sony Corp.	1,416,700	30,773,903
Leisure Equipment & Products—0.3%
Sega Sammy Holdings, Inc.	571,100	6,621,788
Media—3.2%
Dish TV India Ltd.[1]	2,600,122	1,078,804
Grupo Televisa SA, Sponsored GDR	1,730,829	25,858,585
Sirius XM Radio, Inc.[1]	13,192,210	1,583,065
Walt Disney Co. (The)	1,336,900	30,334,261
Wire & Wireless India Ltd.[1]	2,382,450	606,219
Zee Entertainment Enterprises Ltd.	2,967,210	8,615,954

		68,076,888

Specialty Retail—4.3%
Hennes & Mauritz AB, Cl. B	964,400	38,070,800
Industria de Diseno Textil SA	732,100	32,514,613
Tiffany & Co.	893,500	21,113,405

		91,698,818

Textiles, Apparel & Luxury Goods—3.1%
Bulgari SpA	1,893,618	11,879,338
Burberry Group plc	1,539,768	5,009,630
LVMH Moet Hennessey Louis Vuitton	571,970	38,612,317
Tod’s SpA	290,697	12,301,811

		67,803,096

Consumer Staples—9.6%
Beverages—2.4%
Diageo plc	982,995	13,871,323
Fomento Economico Mexicano SA de CV, UBD	8,608,400	25,966,321
Grupo Modelo SA de CV, Series C	3,660,600	11,735,257

		51,572,901

Food & Staples Retailing—3.7%
Seven & I Holdings Co. Ltd.	507,553	17,375,210
Tesco plc	4,725,005	24,972,135
Wal-Mart Stores, Inc.	694,700	38,944,882

		81,292,227

Food Products—0.9%
Cadbury plc	2,153,921	19,127,714
Household Products—2.6%
Colgate-Palmolive Co.	393,400	26,963,636
Hindustan Unilever Ltd.	1,019,691	5,266,426
Reckitt Benckiser Group plc	613,028	23,167,602

		55,397,664

Energy—4.7%
Energy Equipment & Services—1.7%
Technip SA	587,010	18,069,717
Transocean Ltd.[1]	406,672	19,215,252

		37,284,969

Oil, Gas & Consumable Fuels—3.0%
BP plc, ADR	438,869	20,512,737
Husky Energy, Inc.	939,230	23,830,057
Total SA	369,620	20,247,234

		64,590,028

Financials—11.1%
Capital Markets—1.6%
3i Group plc	1,105,480	4,417,951
Credit Suisse Group AG	1,088,645	29,787,161

		34,205,112

Commercial Banks—3.1%
HSBC Holdings plc	2,619,887	25,149,071
ICICI Bank Ltd., Sponsored ADR	10,150	195,388
Royal Bank of Scotland Group plc (The)	7,593,923	5,568,958
Societe Generale, Cl. A	258,280	13,143,831
Sumitomo Mitsui Financial Group, Inc.	5,312	23,917,054

		67,974,302

Consumer Finance—0.9%
SLM Corp.[1]	2,100,250	18,692,225

Diversified Financial Services—1.4%
Citigroup, Inc.	658,700	4,419,877
CME Group, Inc.	11,100	2,310,021
Investor AB, B Shares	1,556,354	23,660,583

		30,390,481

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Insurance—4.1%
AFLAC, Inc.	564,500	$25,876,680
Allianz SE	281,598	30,307,706
Prudential plc	2,840,787	17,544,914
Sony Financial Holdings, Inc.	2,410	9,247,755
XL Capital Ltd., Cl. A	1,502,100	5,557,770

		88,534,825

Health Care—7.4%
Biotechnology—1.2%
Acadia Pharmaceuticals, Inc.[1]	316,300	284,670
Basilea Pharmaceutica AG1	30,457	4,290,031
InterMune, Inc.[1]	302,300	3,198,334
NicOx SA1	229,530	2,518,584
Regeneron Pharmaceuticals, Inc.[1]	196,802	3,613,285
Seattle Genetics, Inc.[1]	579,228	5,178,298
Theravance, Inc.[1]	499,300	6,186,327

		25,269,529

Health Care Providers & Services—1.3%
Aetna, Inc.	735,000	20,947,500
WellPoint, Inc.[1]	196,735	8,288,446

		29,235,946

Pharmaceuticals—4.9%
Roche Holding AG	407,718	62,652,637
Sanofi-Aventis SA	347,185	22,156,576
Shionogi & Co. Ltd.	798,000	20,480,784

		105,289,997

Industrials—14.6%
Aerospace & Defense—4.6%
Boeing Co.	242,100	10,330,407
Empresa Brasileira de Aeronautica SA, ADR	871,383	14,125,118
European Aeronautic Defense & Space Co.	1,527,640	25,914,509
Lockheed Martin Corp.	184,200	15,487,536
Northrop Grumman Corp.	245,300	11,048,312
Raytheon Co.	440,200	22,467,808

		99,373,690

Air Freight & Logistics—0.8%
TNT NV	910,400	17,568,989
Building Products—1.4%
Assa Abloy AB, Cl. B	2,590,685	29,696,111
Commercial Services & Supplies—0.9%
Secom Co. Ltd.	390,600	20,103,748

Electrical Equipment—1.3%
Emerson Electric Co.	480,500	17,591,105
Mitsubishi Electric Corp.	1,642,000	10,267,217

		27,858,322

Industrial Conglomerates—5.2%
3M Co.	499,400	28,735,476
Koninklijke (Royal) Philips Electronics NV	1,400,000	27,358,848
Siemens AG	748,055	56,415,296

		112,509,620

Machinery—0.4%
Fanuc Ltd.	126,400	8,982,511
Information Technology—27.6%
Communications Equipment—7.4%
Corning, Inc.	1,959,900	18,677,847
Juniper Networks, Inc.[1]	2,363,200	41,379,632
Tandberg ASA	1,117,450	12,398,509
Telefonaktiebolaget LM Ericsson, B Shares	11,164,280	86,501,253

		158,957,241

Electronic Equipment & Instruments—3.6%
Hoya Corp.	1,012,800	17,580,622
Keyence Corp.	95,840	19,608,685
Kyocera Corp.	157,600	11,360,485
Murata Manufacturing Co. Ltd.	597,500	23,403,833
Nidec Corp.	166,800	6,481,465

		78,435,090

Internet Software & Services—1.4%
eBay, Inc.[1]	2,218,900	30,975,844
IT Services—3.0%
Automatic Data Processing, Inc.	933,200	36,712,088
Infosys Technologies Ltd.	1,237,326	28,665,476

		65,377,564

Semiconductors & Semiconductor Equipment—4.8%
Altera Corp.	1,347,500	22,516,725
Cree, Inc.[1]	588,595	9,341,003
Linear Technology Corp.	541,496	11,977,892
Maxim Integrated Products, Inc.	1,319,465	15,068,290
MediaTek, Inc.	2,652,238	17,912,620
Taiwan Semiconductor Manufacturing Co. Ltd.	12,511,942	17,121,822
Taiwan Semiconductor Manufacturing Co. Ltd., ADR	1,103,573	8,718,227

		102,656,579

	Shares	Value
Software—7.4%
Adobe Systems, Inc. [1]	1,294,163	$27,552,730
Intuit,Inc.[1]	1,543,000	36,707,970
Microsoft Corp.	1,965,300	38,205,432
Nintendo Co. Ltd.	50,000	19,194,922
SAP AG	1,067,019	38,127,142

		159,788,196

Telecommunication Services—3.8%
Wireless Telecommunication Services—3.8%
KDDI Corp.	5,916	42,103,537
SK Telecom Co. Ltd., ADR	612,660	11,138,159
Turkcell Iletisim Hizmetleri AS, ADR	516,000	7,523,280
Vodafone Group plc	10,793,252	22,041,622

		82,806,598

Utilities—0.9%
Electric Utilities—0.9%
Fortum Oyj	928,500	20,039,033

Total Common Stocks (Cost $2,527,078,435)		2,099,425,330

Preferred Stocks—1.6%
Bayerische Motoren Werke (BMW) AG, Preference	228,797	4,581,285
Companhia de Bebidas das Americas, ADR, Preference	368,415	16,324,469
Porsche Automobil Holding, Preference	137,289	10,930,839
Schering-Plough Corp., 6% Cv.	8,750	1,526,875

Total Preferred Stocks (Cost $21,345,146)		33,363,468

	Principal
	Amount
Convertible Corporate Bonds and Notes—0.1%
Theravance, Inc., 3% Cv. Sub. Nts.,1/15/15 (Cost $2,882,000)	$2,882,000	1,779,635

	Units
Rights, Warrants and Certificates—0.0%
Dish TV India Ltd. Rts., Strike Price 22INR, Exp.1/9/09[1,2] (Cost $0)	3,008,933	25,128

	Shares
Investment Company—1.1%
Oppenheimer Institutional
Money Market Fund, Cl. E, 1.96%[3,4] (Cost $24,247,807)	24,247,807	24,247,807

Total Investments, at Value (Cost $2,575,553,388)	99.9%	$2,158,841,368
Other Assets Net of Liabilities	0.1	2,448,349

Net Assets	100.0%	$2,161,289,717

Industry classifications are unaudited.
Strike price is reported in the following currency:

INR Indian Rupee
Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2008 was $25,128, which represents less than 0.005% of the Fund’s net assets. See Note 6 of accompanying Notes.

3.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares			Shares
	December 31,	Gross	Gross	December 31,
	2007	Additions	Reductions	2008
OFI Liquid Assets Fund, LLC	—	129,524,610	129,524,610	—
Oppenheimer Institutional Money Market Fund, Cl.E	68,796,760	564,819,419	609,368,372	24,247,807

	Value	Income
OFI Liquid Assets Fund, LLC	$—	$161,932	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	24,247,807	1,607,885

	$24,247,807	$1,769,817

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

4.	Rate shown is the 7-day yield as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1-quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2-inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3-unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments	Other Financial
Valuation Description	in Securities	Instruments*
Level 1—Quoted Prices	$899,174,483	$—
Level 2—Other Significant Observable Inputs	1,259,666,885	(531)
Level 3—Significant Unobservable Inputs	—	—

Total	$2,158,841,368	$(531)

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
Foreign Currency Exchange Contracts as of December 31, 2008 are as follows:

		Contract Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy	(000s)		Dates	Value	Appreciation	Depreciation
Euro (EUR)	Buy	334	EUR	1/2/09-1/5/09	$466,061	$—	$3,683
Norwegian Krone (NOK)	Buy	502	NOK	1/5/09	72,229	1,891	—
Swedish Krona (SEK)	Buy	8,679	SEK	1/5/09	1,108,585	4,748	—
Swiss Franc (CHF)	Buy	646	CHF	1/5/09	605,990	—	3,487

Total unrealized appreciation and depreciation						$6,639	$7,170

Distribution of investments representing geographic holdings, as a percentage of total investments at value, is as follows:

Geographic Holdings (Unaudited)	Value	Percent
United States	$730,995,625	33.9%
Japan	304,766,575	14.1
United Kingdom	181,383,657	8.4
Sweden	177,928,747	8.2
Germany	160,730,823	7.4
France	140,662,768	6.5
Switzerland	96,729,829	4.5
Mexico	63,560,163	2.9
The Netherlands	44,927,837	2.1
India	44,453,395	2.1
Taiwan	43,752,669	2.0
Spain	32,514,613	1.5
Brazil	30,449,587	1.4
Italy	24,181,149	1.1
Canada	23,830,057	1.1
Finland	20,039,033	0.9
Norway	12,398,509	0.6
Korea, Republic of South	11,138,159	0.5
Turkey	7,523,280	0.4
Cayman Islands	5,557,770	0.3
Australia	1,317,123	0.1

Total	$2,158,841,368	100.0%

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $2,551,305,581)	$2,134,593,561
Affiliated companies (cost $24,247,807)	24,247,807

2,158,841,368
Cash	499,266
Cash—foreign currencies (cost $411)	411
Unrealized appreciation on foreign currency exchange contracts	6,639
Receivables and other assets:
Interest and dividends	3,318,367
Shares of beneficial interest sold	2,475,317
Investments sold	222,298
Due from Manager	66
Other	214,484

Total assets	2,165,578,216

Liabilities
Unrealized depreciation on foreign currency exchange contracts	7,170
Payables and other liabilities:
Investments purchased	2,253,058
Shares of beneficial interest redeemed	1,202,221
Distribution and service plan fees	507,549
Shareholder communications	134,570
Trustees’ compensation	25,732
Transfer and shareholder servicing agent fees	3,440
Other	154,759

Total liabilities	4,288,499

Net Assets	$2,161,289,717

Composition of Net Assets
Par value of shares of beneficial interest	$107,267
Additional paid-in capital	2,525,706,042
Accumulated net investment income	47,532,805
Accumulated net realized gain on investments and foreign currency transactions	4,517,239
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(416,573,636)

Net Assets	$2,161,289,717

STATEMENT OF ASSETS AND LIABILITIES Continued

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,150,113,178 and 56,896,358 shares of beneficial interest outstanding)	$20.21
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $772,106,849 and 38,571,163 shares of beneficial interest outstanding)	$20.02
Class 3 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $175,971,338 and 8,650,393 shares of beneficial interest outstanding)	$20.34
Class 4 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $63,098,352 and 3,149,441 shares of beneficial interest outstanding)	$20.03
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $3,750,833)	$76,486,584
Affiliated companies	1,607,885
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	2,062,471
Affiliated companies	161,932
Interest	121,992

Total investment income	80,440,864

Expenses
Management fees	19,436,828
Distribution and service plan fees:
Service shares	2,631,693
Class 4 shares	234,211
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Class 3 shares	9,994
Class 4 shares	9,994
Shareholder communications:
Non-Service shares	79,228
Service shares	49,587
Class 3 shares	12,706
Class 4 shares	4,408
Custodian fees and expenses	345,880
Trustees’ compensation	63,901
Other	129,120

Total expenses	23,027,538
Less reduction to custodian expenses	(1,915)
Less waivers and reimbursements of expenses	(50,784)

Net expenses	22,974,839

Net Investment Income	57,466,025

Realized and Unrealized Gain (Loss)
Net realized gain on:
Investments from unaffiliated companies	10,488,755
Foreign currency transactions	14,259,003

Net realized gain	24,747,758
Net change in unrealized depreciation on:
Investments	(1,514,074,821)
Translation of assets and liabilities denominated in foreign currencies	(82,199,935)

Net change in unrealized depreciation	(1,596,274,756)

Net Decrease in Net Assets Resulting from Operations	$(1,514,060,973)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007
Operations
Net investment income	$57,466,025	$44,674,647
Net realized gain	24,747,758	240,399,758
Net change in unrealized appreciation (depreciation)	(1,596,274,756)	(48,606,722)

Net increase (decrease) in net assets resulting from operations	(1,514,060,973)	236,467,683

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(26,708,494)	(30,881,671)
Service shares	(13,401,398)	(12,491,101)
Class 3 shares	(4,326,225)	(5,291,097)
Class 4 shares	(1,190,079)	(1,330,580)

	(45,626,196)	(49,994,449)
Distributions from net realized gain:
Non-Service shares	(117,354,093)	(112,256,514)
Service shares	(71,861,924)	(52,238,025)
Class 3 shares	(19,045,871)	(19,263,594)
Class 4 shares	(6,614,741)	(5,788,329)

	(214,876,629)	(189,546,462)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(78,197,928)	(104,231,544)
Service shares	71,375,736	321,202,694
Class 3 shares	(30,841,100)	(34,573,579)
Class 4 shares	(6,272,856)	9,459,510

	(43,936,148)	191,857,081

Net Assets
Total increase (decrease)	(1,818,499,946)	188,783,853
Beginning of period	3,979,789,663	3,791,005,810

End of period (including accumulated net investment income of $47,532,805 and $31,615,758, respectively)	$2,161,289,717	$3,979,789,663

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$36.60	$36.79	$33.38	$29.51	$25.08
Income (loss) from investment operations:
Net investment income[1]	.55	.45	.43	.32	.26
Net realized and unrealized gain (loss)	(14.46)	1.69	5.20	3.85	4.49

Total from investment operations	(13.91)	2.14	5.63	4.17	4.75
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.46)	(.50)	(.36)	(.30)	(.32)
Distributions from net realized gain	(2.02)	(1.83)	(1.86)	—	—

Total dividends and/or distributions to shareholders	(2.48)	(2.33)	(2.22)	(.30)	(.32)
Net asset value, end of period	$20.21	$36.60	$36.79	$33.38	$29.51

Total Return, at Net Asset Value[2]	(40.19)%	6.32%	17.69%	14.31%	19.16%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,150,113	$2,193,638	$2,297,315	$2,124,413	$2,518,867
Average net assets (in thousands)	$1,679,720	$2,302,726	$2,189,511	$2,123,523	$2,451,188
Ratios to average net assets:[3]
Net investment income	1.95%	1.21%	1.27%	1.08%	1.01%
Total expenses	0.65%[4,5,6]	0.65%[4,5,6]	0.66%[4,5,6]	0.67%[5]	0.66%[5]
Portfolio turnover rate	19%	18%	21%	35%	30%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.65%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%

5.	Reduction to custodian expenses less than 0.005%.

6.	Waiver or reimbursement of indirect management fees less than 0.005%.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$36.27	$36.49	$33.16	$29.33	$24.96
Income (loss) from investment operations:
Net investment income[1]	.47	.33	.33	.24	.20
Net realized and unrealized gain (loss)	(14.32)	1.72	5.16	3.84	4.46

Total from investment operations	(13.85)	2.05	5.49	4.08	4.66
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.38)	(.44)	(.30)	(.25)	(.29)
Distributions from net realized gain	(2.02)	(1.83)	(1.86)	—	—

Total dividends and/or distributions to shareholders	(2.40)	(2.27)	(2.16)	(.25)	(.29)
Net asset value, end of period	$20.02	$36.27	$36.49	$33.16	$29.33

Total Return, at Net Asset Value[2]	(40.33)%	6.08%	17.36%	14.06%	18.88%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$772,107	$1,300,989	$983,558	$557,284	$346,403
Average net assets (in thousands)	$1,051,239	$1,180,656	$750,499	$413,849	$247,490
Ratios to average net assets:[3]
Net investment income	1.70%	0.91%	0.98%	0.79%	0.77%
Total expenses	0.90%[4,5,6]	0.89%[4,5,6]	0.91%[4,5,6]	0.92%[5]	0.91%[5]
Portfolio turnover rate	19%	18%	21%	35%	30%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.90%
Year Ended December 31, 2007	0.89%
Year Ended December 31, 2006	0.91%

5.	Reduction to custodian expenses less than 0.005%.

6.	Waiver or reimbursement of indirect management fees less than 0.005%.
See accompanying Notes to Financial Statements.

Class 3 Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$36.82	$36.99	$33.55	$29.65	$25.19
Income (loss) from investment operations:
Net investment income[1]	.56	.45	.43	.32	.26
Net realized and unrealized gain (loss)	(14.56)	1.71	5.23	3.88	4.52

Total from investment operations	(14.00)	2.16	5.66	4.20	4.78
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.46)	(.50)	(.36)	(.30)	(.32)
Distributions from net realized gain	(2.02)	(1.83)	(1.86)	—	—

Total dividends and/or distributions to shareholders	(2.48)	(2.33)	(2.22)	(.30)	(.32)
Net asset value, end of period	$20.34	$36.82	$36.99	$33.55	$29.65

Total Return, at Net Asset Value[2]	(40.19)%	6.34%	17.69%	14.34%	19.19%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$175,971	$361,621	$395,901	$346,064	$265,044
Average net assets (in thousands)	$269,650	$391,270	$369,406	$296,252	$199,388
Ratios to average net assets:[3]
Net investment income	1.95%	1.22%	1.26%	1.06%	1.00%
Total expenses	0.65%[4,5,6]	0.65%[4,5,6]	0.66%[4,5,6]	0.67%[5]	0.66%[5]
Portfolio turnover rate	19%	18%	21%	35%	30%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.65%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%

5.	Reduction to custodian expenses less than 0.005%.

6.	Waiver or reimbursement of indirect management fees less than 0.005%.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Class 4 Shares Year Ended December 31,	2008	2007	2006	2005	2004[1]

Per Share Operating Data
Net asset value, beginning of period	$36.28	$36.49	$33.15	$29.35	$25.21
Income (loss) from investment operations:
Net investment income[2]	.47	.34	.34	.24	.09
Net realized and unrealized gain (loss)	(14.34)	1.70	5.16	3.84	4.05

Total from investment operations	(13.87)	2.04	5.50	4.08	4.14
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.36)	(.42)	(.30)	(.28)	—
Distributions from net realized gain	(2.02)	(1.83)	(1.86)	—	—

Total dividends and/or distributions to shareholders	(2.38)	(2.25)	(2.16)	(.28)	—
Net asset value, end of period	$20.03	$36.28	$36.49	$33.15	$29.35

Total Return, at Net Asset Value[3]	(40.35)%	6.06%	17.40%	14.05%	16.42%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$63,099	$123,542	$114,232	$90,604	$37,384
Average net assets (in thousands)	$93,909	$122,385	$100,973	$61,380	$19,774
Ratios to average net assets:[4]
Net investment income	1.69%	0.93%	1.00%	0.79%	0.53%
Total expenses	0.91%[5,6,7]	0.90%[5,6,7]	0.91%[5,6,7]	0.93%[6]	0.94%[6]
Portfolio turnover rate	19%	18%	21%	35%	30%

1.	For the period from May 3, 2004 (inception of offering) to December 31, 2004.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.90%
Year Ended December 31, 2006	0.91%

6.	Reduction to custodian expenses less than 0.005%.

7.	Waiver or reimbursement of indirect management fees less than 0.005%.
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Global Securities Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers Non-Service, Service, Class 3 and Class 4 shares. All classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares being designated as Service shares and Class 4 shares are subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. The Fund assesses a 1% fee on the proceeds of Class 3 and Class 4 shares that are redeemed (either by selling or exchanging to another Oppenheimer fund or other investment option offered through your variable life insurance or variable annuity contract) within 60 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.
     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.

Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. The Fund’s investment in LAF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3]	Income Tax Purposes

$49,324,546	$49,781,773	$23,157,860	$440,446,473

1.	As of December 31, 2008, the Fund had $23,157,860 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

2.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

3.	During the fiscal year ended December 31, 2007, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

	Increase	Reduction to
	to Accumulated	Accumulated Net
Increase to	Net Investment	Realized Gain
Paid-in Capital	Income	on Investments[4]

$6,509,001	$4,077,218	$10,586,219

4.	$6,509,001, all of which was long-term capital gain, was distributed in connection with Fund share redemptions.
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007
Distributions paid from:
Ordinary income	$52,262,946	$64,685,816
Long-term capital gain	208,239,879	174,855,095

Total	$260,502,825	$239,540,911

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$2,599,426,756
Federal tax cost of other investments	2,252,865

Total federal tax cost	$2,601,679,621

Gross unrealized appreciation	$238,151,866
Gross unrealized depreciation	(678,598,339)

Net unrealized depreciation	$(440,446,473)

Certain foreign countries impose a tax on capital gains which is accrued by the Fund based on unrealized appreciation, if any, on affected securities. The tax is paid when the gain is realized.
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.

Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount
Non-Service Shares
Sold	9,646,046	$259,758,983	6,411,129	$236,447,298
Dividends and/or distributions reinvested	4,840,813	144,062,587	4,207,471	143,138,185
Redeemed	(17,521,140)	(482,019,498)	(13,131,133)	(483,817,027)

Net decrease	(3,034,281)	$(78,197,928)	(2,512,533)	$(104,231,544)

Service Shares
Sold	6,325,047	$162,252,325	10,073,670	$368,640,666
Dividends and/or distributions reinvested	2,887,346	85,263,322	1,916,196	64,729,126
Redeemed	(6,514,971)	(176,139,911)	(3,068,408)	(112,167,098)

Net increase	2,697,422	$71,375,736	8,921,458	$321,202,694

NOTES TO FINANCIAL STATEMENTS Continued
2. Shares of Beneficial Interest Continued

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount
Class 3 Shares
Sold	277,654	$8,012,360	404,332	$14,980,587
Dividends and/or distributions reinvested	780,370	23,372,096	717,554	24,554,691
Redeemed	(2,229,618)	(62,225,556)[1]	(2,002,496)	(74,108,857)[2]

Net decrease	(1,171,594)	$(30,841,100)	(880,610)	$(34,573,579)

Class 4 Shares
Sold	101,469	$2,904,870	392,793	$14,359,772
Dividends and/or distributions reinvested	264,033	7,804,820	210,681	7,118,909
Redeemed	(621,183)	(16,982,546)[1]	(328,721)	(12,019,171)[2]

Net increase (decrease)	(255,681)	$(6,272,856)	274,753	$9,459,510

1.	Net of redemption fees of $7,921 and $5,109 for Class 3 and Class 4, respectively.

2.	Net of redemption fees of $11,158 and $4,865 for Class 3 and Class 4, respectively.
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$575,234,267	$763,285,976
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $40,115 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares and Class 4 Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares and Class 4 shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares and Class 4 shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares and Class 4 shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares and Class 4 shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares and Class 4 shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $50,784 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
6. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2008, the Fund had no securities on loan.

NOTES TO FINANCIAL STATEMENTS Continued
8. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
9. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer High Income Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer High Income Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Principal
	Amount	Value

Asset-Backed Securities—0.2%
Ameriquest Mortgage Securities, Inc., Home Equity Mtg. Obligations, Series 2005-R10, Cl. A2B, 0.691%, 12/25/35[1]	$264,347	$219,060
Mastr Asset-Backed Securities Trust 2005-WF1, Mtg. Pass-Through Certificates, Series 2005-WF1, Cl. A2C, 0.711%, 6/25/35[1]	128,105	113,958

Total Asset-Backed Securities (Cost $389,178)		333,018

Mortgage-Backed Obligations—8.2%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2008-1, Cl. AJ, 6.201%, 1/1/18[1]	1,290,000	360,857
Bear Stearns ARM Trust 2006-4, Mtg. Pass-Through Certificates, Series 2006-4, Cl. 2A1, 5.779%, 10/25/36[1]	103,175	49,899
Citigroup/Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. AJ, 5.398%, 12/1/49	1,110,000	284,426
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 2006-A5, Cl. 1A1, 0.871%, 10/25/36[1]	321,924	139,163
Series 2006-A5, Cl. 1A13, 0.921%, 10/25/36[1]	168,278	68,752
CitiMortgage Alternative Loan Trust 2007-A2, Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2007-A2, Cl. 1A5, 6%, 2/25/37	4,183,710	2,483,682
CWALT Alternative Loan Trust 2005-18CB, Mtg. Pass-Through Certificates, Series 2005-18CB, Cl. A8, 5.50%, 5/25/36	280,000	206,920
CWALT Alternative Loan Trust 2005-85CB, Mtg. Pass-Through Certificates, Series 2005-85CB, Cl. 2A3, 5.50%, 2/25/36	210,000	160,893
CWALT Alternative Loan Trust 2005-J1, Mtg. Pass-Through Certificates, Series 2005-J1, Cl. 3A1, 6.50%, 8/25/32	266,323	170,574
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 2520, Cl. SE, 70.518%, 5/15/22[2]	287,271	28,321
Series 2527, Cl. SG, 31.83%, 2/15/32[2]	263,278	16,870
Series 2531, Cl. ST, 35.211%, 2/15/30[2]	302,908	19,682
Series 2574, Cl. IN, (2.915)%, 12/15/22[2]	1,477,355	180,342
Series 2989, Cl. TS, 77.854%, 6/15/25[2]	1,556,188	114,740
Federal National Mortgage Assn., 5.50%, 11/1/33	92,397	94,957
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2002-60, Cl. SM, 42.196%, 8/25/32[2]	731,286	75,999
Trust 2002-7, Cl. SK, 43.23%, 1/25/32[2]	280,423	29,784
Trust 2002-77, Cl. BS, 32.357%, 12/18/32[2]	435,063	57,766
Trust 2002-90, Cl. SN, 43.76%, 8/25/32[2]	375,767	40,446
Trust 2002-90, Cl. SY, 45.591%, 9/25/32[2]	193,343	20,487
Trust 2003-14, Cl. OI, 0.356%, 3/25/33[2]	270,531	46,687
Trust 2003-23, Cl. ES, 75.427%, 10/25/22[2]	602,492	43,884
Trust 2003-52, Cl. NS, 63.973%, 6/25/23[2]	648,223	56,712
Trust 2003-89, Cl. XS, 20.272%, 11/25/32[2]	490,388	38,313
Trust 2005-86, Cl. AI, (4.411)%, 10/1/35[2]	279,662	38,991
Trust 2006-33, Cl. SP, 48.204%, 5/25/36[2]	437,903	45,623
Trust 302, Cl. 2, (9.691)%, 6/1/29[2]	551,700	78,044
Trust 331, Cl. 18, 13.467%, 2/1/33[2]	808,975	91,782
Trust 334, Cl. 3, 13.538%, 7/1/33[2]	287,209	32,225
Trust 334, Cl. 4, 13.717%, 7/1/33[2]	452,116	50,720
Trust 339, Cl. 12, 13.466%, 7/1/33[2]	124,953	16,048
Trust 339, Cl. 17, 13.133%, 8/1/33[2]	1,212,918	193,240
Trust 339, Cl. 8, 12.211%, 8/1/33[2]	158,642	17,803
Trust 342, Cl. 2, (6.399)%, 9/1/33[2]	83,493	11,939
Trust 343, Cl. 13, 12.001%, 9/1/33[2]	100,391	10,617
Trust 343, Cl. 18, 14.18%, 5/1/34[2]	291,725	40,894
Trust 343, Cl. 20, 13.788%, 10/1/33[2]	1,142,541	161,592
Trust 346, Cl. 2, (12.874)%, 12/1/33[2]	506,450	60,838
Trust 351, Cl. 10, 14.256%, 4/1/34[2]	265,431	28,760
Trust 355, Cl. 7, 9.047%, 11/1/33[2]	182,157	23,750
Trust 356, Cl. 6, 13.305%, 12/1/33[2]	235,570	25,706
Trust 364, Cl. 16, 14.77%, 9/1/35[2]	130,015	20,678
First Horizon Alternative Mortgage Securities Trust 2004-FA2, Mtg. Pass-Through Certificates, Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	85,160	62,261
GMAC Mortgage Corp. Loan Trust, Mtg. Pass-Through Certificates, Series 2004-J4, Cl. A7, 5.50%, 9/25/34	190,000	151,900
GSR Mortgage Loan Trust 2005-4F, Mtg. Pass-Through Certificates, Series 2005-4F, Cl. 6A1, 6.50%, 2/25/35	211,636	174,488
GSR Mortgage Loan Trust 2005-AR7, Mtg. Pass-Through Certificates, Series 2005-AR7, Cl. 3A1, 5.14%, 11/25/35[1]	1,324,359	837,916
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2007-CB15, Cl. AJ, 5.502%, 6/1/47	430,000	112,517
Series 2008-C2, Cl. AJ, 6.579%, 2/1/51[1]	2,170,000	590,429

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Mortgage-Backed Obligations Continued
LB-UBS Commercial Mortgage Trust 2003-C5, Commercial Mtg. Pass-Through Certificates, Series 2003-C5, Cl. A2, 3.478%, 7/15/27	$19,707	$19,592
Mastr Asset Securitization Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 0.921%, 10/25/36[1]	4,084,541	2,574,946
Merrill Lynch Mortgage Investors Trust 2007-3, Mtg. Pass-Through Certificates, Series 2007-3, Cl. 1A1, 5.801%, 9/1/37[1]	145,305	123,773
Merrill Lynch Mortgage Trust 2006-C1, Commercial Mtg. Pass-Through Certificates, Series 2006-C1, Cl. AJ, 5.657%, 5/1/39[1]	890,000	280,635
Morgan Stanley Mortgage Loan Trust 2006-AR, Mtg. Pass-Through Certificates, Series 2006-AR, Cl. 5A3, 5.416%, 6/25/36[1]	130,000	90,100
WaMu Mortgage Pass-Through Certificates 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 5.75%, 10/25/36[1]	408,228	231,434
WaMu Mortgage Pass-Through Certificates 2006-AR14 Trust, Mtg. Pass-Through Certificates:
Series 2006-AR14, Cl. 1A7, 5.631%, 11/1/36[1]	1,631,248	529,759
Series 2006-AR14, Cl. 2A4, 5.752%, 11/1/36[1,3]	445,374	111,343
WaMu Mortgage Pass-Through Certificates 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 2A1, 6.127%, 8/25/36[1]	381,579	253,827
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates:
Series 2007-HY1, Cl. 1A2, 5.706%, 2/25/37[1,3]	79,440	18,271
Series 2007-HY1, Cl. 2A4, 5.863%, 2/1/37[1]	728,270	313,094
WaMu Mortgage Pass-Through Certificates 2007-HY2 Trust, Mtg. Pass-Through Certificates, Series 2007-HY2, Cl. 1A2, 5.606%, 12/1/36[1,3]	1,744,744	279,159
WaMu Mortgage Pass-Through Certificates 2007-HY3 Trust, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 2A2, 5.668%, 3/1/37[1]	208,087	53,781
WaMu Mortgage Pass-Through Certificates 2007-HY4 Trust, Mtg. Pass-Through Certificates, Series 2007-HY4, Cl. 5A1, 5.548%, 11/1/36[1]	140,645	92,425
WaMu Mortgage Pass-Through Certificates 2007-HY5 Trust, Mtg. Pass-Through Certificates, Series 2007-HY5, Cl. 2A3, 5.647%, 5/1/37[1]	149,528	95,618
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 4.368%, 9/1/34[1]	67,855	48,576
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 4A1, 5.557%, 7/25/36[1]	199,232	130,678
Wells Fargo Mortgage-Backed Securities 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 6.099%, 9/25/36[1]	333,401	214,326

Total Mortgage-Backed Obligations (Cost $23,966,497)		13,130,254

Corporate Bonds and Notes—65.4%
Consumer Discretionary—22.2%
Auto Components—1.0%
Goodyear Tire & Rubber Co. (The):
7.857% Nts., 8/15/11	330,000	275,550
9% Sr. Unsec. Nts., 7/1/15	230,000	186,300
Lear Corp., 8.75% Sr. Unsec. Nts., Series B, 12/1/16	3,945,000	1,163,775

		1,625,625

Automobiles—2.8%
Case New Holland, Inc., 7.125% Sr. Unsec. Nts., 3/1/14	4,390,000	3,138,850
General Motors Acceptance Corp., 8% Bonds, 11/1/31	2,210,000	1,295,416

		4,434,266

Diversified Consumer Services—0.2%
Service Corp. International, 6.75% Sr. Unsec. Nts., 4/1/15	465,000	369,675
Hotels, Restaurants & Leisure—6.3%
CCM Merger, Inc., 8% Unsec. Nts., 8/1/13[4]	1,655,000	860,600
Greektown Holdings, Inc., 10.75% Sr. Nts., 12/1/13[4,5,6]	2,525,000	606,000
Harrah’s Operating Co., Inc., 10.75% Sr. Unsec. Nts., 2/1/16[4]	2,620,000	759,800
Isle of Capri Casinos, Inc., 7% Sr. Unsec. Sub. Nts., 3/1/14	2,650,000	1,139,500

	Principal
	Amount	Value

Hotels, Restaurants & Leisure Continued
Mashantucket Pequot Tribe, 8.50% Bonds, Series A, 11/15/15[4]	$1,770,000	$703,575
MGM Mirage, Inc., 8.375% Sr. Unsec. Sub. Nts., 2/1/11	780,000	468,000
Mohegan Tribal Gaming Authority:
6.125% Sr. Unsec. Sub. Nts., 2/15/13	1,925,000	1,222,375
8% Sr. Sub. Nts., 4/1/12	3,415,000	2,100,225
Pinnacle Entertainment, Inc., 8.25% Sr. Unsec. Sub. Nts., 3/15/12	885,000	677,025
Pokagon Gaming Authority, 10.375% Sr. Nts., 6/15/14[4]	540,000	467,100
Station Casinos, Inc., 6.50% Sr. Unsec. Sub. Nts., 2/1/14	5,860,000	366,250
Trump Entertainment Resorts, Inc., 8.50% Sec. Nts., 6/1/15	1,350,000	185,625
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 6.625% Nts., 12/1/14	790,000	600,400

		10,156,475

Household Durables—2.2%
Centex Corp., 5.80% Sr. Unsec. Nts., 9/15/09	1,175,000	1,122,125
Jarden Corp., 7.50% Sr. Unsec. Sub. Nts., 5/1/17	625,000	429,688
K. Hovnanian Enterprises, Inc.:
7.75% Sr. Unsec. Sub. Nts., 5/15/13	545,000	122,625
8.875% Sr. Sub. Nts., 4/1/12	1,275,000	376,125
Toll Corp., 8.25% Sr. Sub. Nts., 12/1/11	1,110,000	1,015,650
William Lyon Homes, Inc.:
7.50% Sr. Unsec. Nts., 2/15/14	220,000	53,900
10.75% Sr. Nts., 4/1/13	1,510,000	385,050

		3,505,163

Leisure Equipment & Products—0.4%
Leslie’s Poolmart, Inc., 7.75% Sr. Unsec. Nts., 2/1/13	795,000	639,975
Media—7.8%
Allbritton Communications Co., 7.75% Sr. Unsec. Sub. Nts., 12/15/12	565,000	280,381
AMC Entertainment, Inc., 8% Sr. Unsec. Sub. Nts., 3/1/14	990,000	613,800
American Media Operations, Inc.:
8.875% Sr. Unsec. Sub. Nts., 1/15/11[3]	32,724	7,854
8.875% Sr. Unsec. Sub. Nts., 1/15/11	875,000	180,469
CCH I LLC/CCH I Capital Corp., 11% Sr. Sec. Nts., 10/1/15	1,455,000	261,900
Cinemark, Inc., 0%/9.75% Sr. Unsec. Nts., 3/15/14[7]	835,000	679,481
CSC Holdings, Inc., 7.625% Sr. Unsec. Unsub. Nts., Series B, 4/1/11	450,000	426,375
EchoStar DBS Corp., 6.375% Sr. Unsec. Nts., 10/1/11	1,180,000	1,100,350
Idearc, Inc., 8% Sr. Unsec. Nts., 11/15/16	3,045,000	243,600
Lamar Media Corp., 7.25% Sr. Unsec. Sub. Nts., 1/1/13	790,000	633,975
Lin Television Corp., 6.50% Sr. Sub. Nts., 5/15/13	1,035,000	499,388
Marquee Holdings, Inc., 9.505% Sr. Nts., 8/15/14[1]	2,180,000	1,122,700
MediaNews Group, Inc.:
6.375% Sr. Sub. Nts., 4/1/14	1,460,000	100,375
6.875% Sr. Unsec. Sub. Nts., 10/1/13	2,510,000	172,563
NTL Cable plc, 9.125% Sr. Nts., 8/15/16	1,340,000	998,300
R.H. Donnelley Corp.:
6.875% Sr. Nts., 1/15/13	1,780,000	249,200
6.875% Sr. Nts., Series A-2, 1/15/13	1,960,000	274,400
Radio One, Inc., 8.875% Sr. Unsec. Sub. Nts., Series B, 7/1/11	430,000	213,925
Rainbow National Services LLC, 8.75% Sr. Nts., 9/1/12[4]	275,000	248,875
Sinclair Broadcast Group, Inc., 8% Sr. Unsec. Sub. Nts., 3/15/12	2,700,000	2,038,500
Videotron Ltd., 9.125% Sr. Nts., 4/15/18[4]	445,000	416,075
Virgin Media Finance plc, 8.75% Sr. Unsec. Nts., 4/15/14	410,000	309,550
Warner Music Group Corp., 7.375% Sr. Sub. Bonds, 4/15/14	800,000	472,000
WMG Holdings Corp., 0%/9.50% Sr. Nts., 12/15/14[7]	2,335,000	875,625

		12,419,661

Specialty Retail—1.1%
Claire’s Stores, Inc., 10.50% Sr. Unsec. Sub. Nts., 6/1/17	2,805,000	490,875
GameStop Corp., 8% Sr. Unsec. Nts., 10/1/12	490,000	458,150
Sally Holdings LLC:
9.25% Sr. Unsec. Nts., 11/15/14	450,000	389,250
10.50% Sr. Unsec. Sub. Nts., 11/15/16	545,000	373,325

		1,711,600

Textiles, Apparel & Luxury Goods—0.4%
Levi Strauss & Co., 9.75% Sr. Unsec. Unsub. Nts., 1/15/15	905,000	674,225

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Consumer Staples—3.8%
Food & Staples Retailing—1.9%
Albertson’s, Inc., 8% Sr. Unsec. Debs., 5/1/31	$3,560,000	$2,153,800
Delhaize America, Inc., 9% Unsub. Debs., 4/15/31	900,000	912,381
Real Time Data Co., 11% Nts., 5/31/09[3,5,6,8]	476,601	—

		3,066,181

Food Products—1.6%
Dole Food Co., Inc.:
7.25% Sr. Unsec. Nts., 6/15/10	420,000	295,050
8.625% Sr. Nts., 5/1/09	687,000	625,170
8.875% Sr. Unsec. Nts., 3/15/11	146,000	91,980
Pinnacle Foods Finance LLC/Pinnacle Foods Finance Corp., 10.625% Sr. Sub. Nts., 4/1/17	2,475,000	1,348,875
Smithfield Foods, Inc., 7% Sr. Nts., 8/1/11	360,000	257,400

		2,618,475

Personal Products—0.3%
Elizabeth Arden, Inc., 7.75% Sr. Unsec. Sub. Nts., 1/15/14	625,000	409,375
Energy—7.4%
Energy Equipment & Services—1.1%
Helix Energy Solutions Group, Inc., 9.50% Sr. Unsec. Nts., 1/15/16[4]	1,210,000	647,350
Key Energy Services, Inc., 8.375% Sr. Unsec. Nts., 12/1/14	1,740,000	1,157,100

		1,804,450

Oil, Gas & Consumable Fuels—6.3%
Atlas Energy Resources LLC, 10.75% Sr. Nts., 2/1/18[4]	1,590,000	977,850
Atlas Pipeline Partners LP, 8.125% Sr. Unsec. Nts., 12/15/15	630,000	428,400
Berry Petroleum Co., 8.25% Sr. Sub. Nts., 11/1/16	1,035,000	564,075
Copano Energy LLC/Copano Energy Finance Corp., 7.75% Sr. Nts., 6/1/18[4]	1,465,000	996,200
Denbury Resources, Inc., 7.50% Sr. Sub. Nts., 12/15/15	905,000	647,075
Enterprise Products Operating LP, 8.375% Jr. Sub. Nts., 8/1/66[1]	2,075,000	1,142,553
Forest Oil Corp., 7.75% Sr. Nts., 5/1/14	795,000	671,775
Kinder Morgan Energy Partners LP, 7.30% Sr. Unsec. Nts., 8/15/33	1,382,000	1,150,092
Quicksilver Resources, Inc.:
7.125% Sr. Sub. Nts., 4/1/16	1,720,000	928,800
8.25% Sr. Unsec. Nts., 8/1/15	340,000	217,600
Sabine Pass LNG LP:
7.25% Sr. Sec. Nts., 11/30/13	450,000	330,750
7.50% Sr. Sec. Nts., 11/30/16	1,325,000	960,625
Tesoro Corp., 6.625% Sr. Unsec. Nts., 11/1/15	1,855,000	1,085,175

		10,100,970
Financials—11.1%
Capital Markets—1.4%
Berry Plastics Holding Corp., 8.875% Sr. Sec. Nts., 9/15/14	2,255,000	992,200
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	1,350,000	982,188
Lehman Brothers Holdings, Inc., 7.50% Sub. Nts., 5/11/38[6]	5,341,000	534
Travelport LLC, 11.875% Sr. Unsec. Sub. Nts., 9/1/16	990,000	282,150

		2,257,072

Commercial Banks—4.4%
Barclays Bank plc, 6.278% Perpetual Bonds[9]	4,940,000	2,859,618
HBOS plc, 6.413% Sub. Perpetual Bonds, Series A4,9	5,700,000	2,214,256
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[1]	4,900,000	2,052,473

		7,126,347

Consumer Finance—1.4%
SLM Corp., 4.50% Nts., Series A, 7/26/10	2,600,000	2,257,252
Diversified Financial Services—3.0%
AAC Group Holding Corp., 0%/10.25% Sr. Unsec. Nts., 10/1/127	200,000	133,000
Bank of America Corp.:
8% Unsec. Perpetual Bonds, Series K9	830,000	597,866
8.125% Perpetual Bonds, Series M9	285,000	213,536
Citigroup, Inc.:
8.30% Jr. Sub. Bonds, 12/21/57[1]	585,000	452,192
8.40% Perpetual Bonds, Series E9	2,345,000	1,551,311
JPMorgan Chase & Co., 7.90% Perpetual Bonds, Series 19	2,130,000	1,776,475

		4,724,380

Insurance—0.7%
MetLife Capital Trust X, 9.25% Sec. Bonds, 4/8/38[1]	200,000	139,777
MetLife, Inc., 6.40% Jr. Unsec. Sub. Bonds, 12/15/36[1]	1,210,000	727,678
Prudential Holdings LLC, 8.695% Bonds, Series C, 12/18/23[4]	210,000	202,788

	Principal
	Amount	Value

Insurance Continued
Prudential Insurance Co. of America, 8.30% Nts., 7/1/25[4]	$160,000	$108,118

		1,178,361

Real Estate Investment Trusts—0.2%
iStar Financial, Inc., 2.471% Sr. Unsec. Nts., 3/16/09[1]	415,000	299,319
Health Care—8.2%
Health Care Equipment & Supplies—1.4%
Novelis, Inc., 7.25% Sr. Unsec. Nts., 2/15/15[1]	1,750,000	1,023,750
Universal Hospital Services, Inc., 8.50% Sr. Sec. Nts., 6/1/15[8]	1,790,000	1,279,850

		2,303,600

Health Care Providers & Services—5.9%
Catalent Pharma Solutions, Inc., 9.50% Sr. Unsec. Nts., 4/15/15[8]	1,155,000	444,675
Community Health Systems, Inc., 8.875% Sr. Unsec. Nts., 7/15/15	490,000	453,250
DaVita, Inc., 6.625% Sr. Unsec. Nts., 3/15/13	705,000	673,275
Fresenius Medical Care Capital Trust IV, 7.875% Sr. Sub. Nts., 6/15/11	235,000	224,425
HCA, Inc.:
6.375% Nts., 1/15/15	2,490,000	1,531,350
9.25% Sr. Sec. Nts., 11/15/16	345,000	317,400
HealthSouth Corp., 10.75% Sr. Unsec. Nts., 6/15/16	1,350,000	1,245,375
Select Medical Corp., 7.625% Sr. Unsec. Sub. Nts., 2/1/15	2,290,000	1,225,150
US Oncology Holdings, Inc., 8.334% Sr. Unsec. Nts., 3/15/12[1,8]	1,057,000	671,195
US Oncology, Inc., 9% Sr. Unsec. Nts., 8/15/12	515,000	471,225
Vanguard Health Holding Co. I LLC, 0%/11.25% Sr. Nts., 10/1/15[7]	2,765,000	2,184,350

		9,441,670

Pharmaceuticals—0.9%
DJO Finance LLC/DJO Finance Corp., 10.875% Sr. Unsec. Nts., 11/15/14	1,915,000	1,388,375
Industrials—3.9%
Aerospace & Defense—0.7%
BE Aerospace, Inc., 8.50% Sr. Unsec. Nts., 7/1/18	245,000	221,113
L-3 Communications Corp., 5.875% Sr. Sub. Nts., 1/15/15	1,020,000	923,100

		1,144,213

Building Products—0.2%
Nortek, Inc., 8.50% Sr. Unsec. Unsub. Nts., 9/1/14	860,000	202,100
Commercial Services & Supplies—1.5%
Allied Waste North America, Inc., 7.375% Sr. Sec. Nts., Series B, 4/15/14	1,195,000	1,130,482
American Pad & Paper Co., 13% Sr. Sub. Nts., Series B, 11/15/05[3,5,6]	200,000	—
Iron Mountain, Inc., 8.625% Sr. Unsec. Sub. Nts., 4/1/13	1,300,000	1,228,500

		2,358,982

Road & Rail—0.9%
Avis Budget Car Rental LLC, 7.625% Sr. Unsec. Unsub. Nts., 5/15/14	2,370,000	699,150
Hertz Corp.:
8.875% Sr. Unsec. Nts., 1/1/14	90,000	55,800
10.50% Sr. Unsec. Sub. Nts., 1/1/16	1,570,000	724,163

		1,479,113

Trading Companies & Distributors—0.6%
United Rentals, Inc., 7% Sr. Sub. Nts., 2/15/14	1,605,000	987,075
Information Technology—0.0%
Communications Equipment—0.0%
Orion Network Systems, Inc., 12.50% Sr. Unsub. Nts., 1/15/07[3,5,6]	1,150,000	12
Internet Software & Services—0.0%
Exodus Communications, Inc., 10.75% Sr. Nts., 12/15/09[3,5,6]	844,866 EUR	—
NorthPoint Communications Group, Inc., 12.875% Nts., 2/15/10[3,5,6]	240,208	—

		—

Materials—4.3%
Chemicals—0.4%
Momentive Performance Materials, Inc., 11.50% Sr. Unsec. Sub. Nts., 12/1/16	2,255,000	676,500
Construction Materials—0.2%
NTK Holdings, Inc., 0%/10.75% Sr. Unsec. Nts., 3/1/14[7]	1,535,000	337,700
Containers & Packaging—1.9%
Crown Americas, Inc., 7.75% Sr. Nts., 11/15/15	720,000	720,000
Graham Packaging Co., Inc., 9.875% Sr. Unsec. Sub. Nts., 10/15/14	1,315,000	815,300
Graphic Packaging International Corp., 8.50% Sr. Nts., 8/15/11	1,715,000	1,440,600

		2,975,900

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Metals & Mining—1.5%
Freeport-McMoRan Copper & Gold, Inc., 8.375% Sr. Nts., 4/1/17	$1,695,000	$1,391,826
Ispat Inland ULC, 9.75% Sr. Sec. Nts., 4/1/14	660,000	564,936
Steel Dynamics, Inc., 7.375% Sr. Unsec. Unsub. Nts., 11/1/12	600,000	441,000

		2,397,762

Paper & Forest Products—0.3%
NewPage Corp., 10% Sr. Sec. Nts., 5/1/12	990,000	440,550
Telecommunication Services—4.3%
Diversified Telecommunication Services—2.4%
Citizens Communications Co., 6.25% Sr. Nts., 1/15/13	1,280,000	1,094,400
FairPoint Communications, Inc., 13.125% Sr. Nts., 4/1/18	1,340,000	649,900
Qwest Corp., 8.875% Unsec. Unsub. Nts., 3/15/12	1,080,000	1,004,400
Teligent, Inc., 11.50% Sr. Nts., 12/1/08[3,5,6]	400,000	—
Windstream Corp.:
8.125% Sr. Unsec. Unsub. Nts., 8/1/13	700,000	647,500
8.625% Sr. Unsec. Unsub. Nts., 8/1/16	570,000	507,300
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10[3,5,6]	1,000,000	—

		3,903,500

Wireless Telecommunication Services—1.9%
American Tower Corp., 7.50% Sr. Nts., 5/1/12	430,000	425,700
Nextel Communications, Inc., 7.375% Sr. Nts., Series D, 8/1/15	2,040,000	857,190
Sprint Capital Corp., 8.75% Nts., 3/15/32	2,470,000	1,670,389

		2,953,279

Utilities—0.2%
Gas Utilities—0.2%
Ferrellgas Partners LP, 6.75% Sr. Nts,, 5/1/14[4]	520,000	361,400

Total Corporate Bonds and Notes (Cost $184,573,474)		104,730,578

	Shares	Value

Preferred Stocks—0.4%
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.[3,5,8]	13,764	$—
Eagle-Picher Holdings, Inc.,
11.75% Cum. Exchangeable, Series B, Non-Vtg.[3,5]	8,000	—
Fannie Mae, 8.25% Non-Cum. Sub., Series S, Non-Vtg.	160,075	132,858
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.[3,5,8]	342	—
Sovereign Real Estate Investment Trust, 12% Non-Cum., Series A3	545	453,713

Total Preferred Stocks (Cost $5,592,567)		586,571

Common Stocks—0.1%
Global Aero Logistics, Inc.[3,5]	4,647	4,647
Revlon, Inc., Cl. A5	28,649	191,089

Total Common Stocks (Cost $395,996)		195,736

	Units

Rights, Warrants and Certificates—0.0%
Global Aero Logistics, Inc. Wts., Strike Price $10, Exp. 2/28/11[3,5] (Cost $4,339)	570	6

	Shares

Investment Company—48.0%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[10,11] (Cost $76,839,590)	76,839,590	76,839,590

Total Investments, at Value (Cost $291,761,641)	122.3%	195,815,753
Liabilities in Excess of Other Assets	(22.3)	(35,651,430)

Net Assets	100.0%	$160,164,323

Industry classifications are unaudited.

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

Oppenheimer Institutional Money Market Fund, Cl. E	10,989,620	348,482,278	282,632,308	76,839,590

			Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E			$76,839,590	$371,423
11.      Rate shown is the 7-day yield as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*

Level 1—Quoted Prices	$77,030,679	$—
Level 2—Other Significant Observable Inputs	118,780,421	(44,330,311)
Level 3—Significant Unobservable Inputs	4,653	—

Total	$195,815,753	$(44,330,311)

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
The following is a reconciliation of assets in which significant observable inputs (level 3) were used in determining fair value::

	Investments in	Other Financial
Valuation Description	Securities	Instruments

Value as of December 31, 2007:	$—	$—
Realized gain (loss)	(2,473,993)	—
Change in unrealized appreciation (depreciation)	2,448,807	—
Accretion/(amortization) of premium discount[1]	(1,251)	—
Net purchases (sales)	(3,763)	—
Transfers in and out of Level 3	34,853	—

Value as of December 31, 2008	$4,653	$—

1.	Included in net investment income for fixed income securities
Credit Default Swaps as of December 31, 2008 are as follows:

						Upfront
			Notional	Pay/		Payment
		Buy/Sell Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

ABX.HE.AA.06-2 Index:
	Barclays Bank plc	Sell	$1,760	0.170%	5/25/46	$1,361,567	$(1,545,719)
	Morgan Stanley Capital Services, Inc.	Sell	380	0.170	5/25/46	30,359	(333,735)
	Morgan Stanley Capital Services, Inc.	Sell	730	0.170	5/25/46	72,997	(641,122)

		Total	2,870			1,464,923	(2,520,576)
American International Group, Inc.:
	Barclays Bank plc	Sell	140	3.000	3/20/09	—	(821)
	Barclays Bank plc	Sell	260	4.000	3/20/09	—	(896)
	Barclays Bank plc	Sell	170	5.350	3/20/09	—	(32)
	Deutsche Bank AG	Sell	325	4.000	3/20/09	—	(1,120)
	Morgan Stanley Capital Services, Inc.	Sell	195	4.000	3/20/09	—	(672)

		Total	1,090			—	(3,541)
ARAMARK Corp.:
	Credit Suisse International	Sell	705	6.000	3/20/13	—	(12,628)
	Credit Suisse International	Sell	60	4.750	12/20/13	—	(4,048)
	Morgan Stanley Capital Services, Inc.	Sell	835	5.920	3/20/13	—	(17,179)

		Total	1,600			—	(33,855)
Cablevision Systems Corp.	Citibank NA, New York	Sell	160	3.100	12/20/10	—	(15,228)

		Total	160			—	(15,228)
Capmark Financial Group, Inc.:
	Barclays Bank plc	Sell	160	5.000	6/20/12	44,800	(75,275)
	Citibank NA, New York	Sell	3,300	7.125	12/20/12	—	(1,506,436)
	Citibank NA, New York	Sell	1,485	9.700	12/20/12	—	(625,254)
	Citibank NA, New York	Sell	1,235	9.750	12/20/12	—	(519,142)
	Credit Suisse International	Sell	1,060	3.500	6/20/12	—	(520,039)
	Credit Suisse International	Sell	1,120	5.200	12/20/12	—	(540,957)
	Credit Suisse International	Sell	550	6.250	12/20/12	—	(257,698)
	Morgan Stanley Capital Services, Inc.	Sell	530	7.400	12/20/12	—	(239,936)
	Morgan Stanley Capital Services, Inc.	Sell	550	7.150	12/20/12	—	(250,883)

		Total	9,990			44,800	(4,535,620)
CDX North America High Yield Index, Series 10:
	JPMorgan Chase Bank NA, NY Branch	Sell	2,720	5.000	6/20/13	243,289	(423,713)
	JPMorgan Chase Bank NA, NY Branch	Sell	2,275	5.000	6/20/13	211,701	(354,392)
	UBS AG	Sell	2,720	5.000	6/20/13	243,289	(423,713)
	UBS AG	Sell	1,515	5.000	6/20/13	140,979	(236,002)

		Total	9,230			839,258	(1,437,820)
Cemex SAB de CV	Deutsche Bank AG	Sell	190	2.000	3/20/09	—	(2,779)

		Total	190			—	(2,779)
Charter Communications Holdings LLC/Charter Communications Holdings Capital:
	Credit Suisse International	Sell	175	5.000	9/20/17	35,000	(95,730)
	Credit Suisse International	Sell	635	5.000	9/20/17	127,000	(347,363)

		Total	810			162,000	(443,093)

Credit Default Swaps: Continued

						Upfront
			Notional	Pay/		Payment
		Buy/Sell Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

CIT Group, Inc.	Barclays Bank plc	Sell	$75	10.500%	6/20/09	$—	$991

		Total	75			—	991
CMBX.3.AJ Index:
	JPMorgan Chase Bank NA, NY Branch	Sell	1,000	1.470	12/13/49	119,886	(575,856)
	Morgan Stanley Capital Services, Inc.	Sell	2,190	1.470	12/13/49	365,209	(1,261,125)
	Morgan Stanley Capital Services, Inc.	Sell	2,500	1.470	12/13/49	328,412	(1,439,641)

		Total	5,690			813,507	(3,276,622)
CMBX.4.AJ Index:
	JPMorgan Chase Bank NA, NY Branch	Sell	1,000	0.960	2/17/51	169,360	(622,020)
	Morgan Stanley Capital Services, Inc.	Sell	2,190	0.960	2/17/51	450,444	(1,362,225)

		Total	3,190			619,804	(1,984,245)
Constellation Brands, Inc. JPMorgan Chase Bank NA, NY Branch		Sell	475	3.970	9/20/13	—	(19,221)

		Total	475			—	(19,221)
Dean Foods Co.:
	JPMorgan Chase Bank NA, NY Branch	Sell	930	1.030	6/20/11	—	(73,511)
	JPMorgan Chase Bank NA, NY Branch	Sell	930	1.060	6/20/11	—	(72,880)
	JPMorgan Chase Bank NA, NY Branch	Sell	460	1.050	6/20/11	—	(36,152)
	JPMorgan Chase Bank NA, NY Branch	Sell	1,200	1.080	6/20/11	—	(93,496)

		Total	3,520			—	(276,039)
Eastman Kodak Co.:
	Credit Suisse International	Buy	905	3.700	12/20/18	—	170,107
	Credit Suisse International	Buy	405	4.050	12/20/18	—	68,441
	Credit Suisse International	Buy	385	4.010	12/20/18	—	65,896

		Total	1,695			—	304,444

	Barclays Bank plc	Sell	405	4.000	12/20/13	—	(53,028)
	Barclays Bank plc	Sell	385	3.960	12/20/13	—	(50,963)
	Credit Suisse International	Sell	905	3.650	12/20/13	—	(129,882)

		Total	1,695			—	(233,873)
El Paso Corp.:
	Credit Suisse International	Sell	505	2.800	3/20/18	—	(133,067)
	Merrill Lynch International	Sell	530	2.900	3/20/18	—	(137,046)
	Merrill Lynch International	Sell	1,345	2.890	3/20/18	—	(348,449)

		Total	2,380			—	(618,562)
Energy Future Holdings Corp.:
	Credit Suisse International	Sell	925	1.530	6/20/11	—	(276,670)
	Credit Suisse International	Sell	410	1.610	6/20/11	—	(122,068)
	Credit Suisse International	Sell	125	5.910	12/20/12	—	(34,307)
	Credit Suisse International	Sell	115	6.050	12/20/12	—	(31,191)
	Credit Suisse International	Sell	125	6.000	12/20/12	—	(34,048)
	Merrill Lynch International	Sell	925	1.590	6/20/11	—	(275,715)
	Merrill Lynch International	Sell	1,150	1.620	6/20/11	—	(342,188)
	Merrill Lynch International	Sell	1,310	2.060	6/20/11	—	(379,885)

		Total	5,085			—	(1,496,072)
Ford Motor Co.:
	Deutsche Bank AG	Sell	2,750	5.800	12/20/16	—	(1,837,943)
	Deutsche Bank AG	Sell	550	8.200	3/20/18	—	(373,631)
	Deutsche Bank AG	Sell	25	5.000	12/20/18	13,500	(17,657)
	JPMorgan Chase Bank NA, NY Branch	Sell	2,335	6.000	12/20/16	—	(1,556,836)
	Merrill Lynch International	Sell	2,070	5.300	12/20/12	—	(1,311,510)
	Morgan Stanley Capital Services, Inc.	Sell	2,335	6.150	12/20/16	—	(1,554,026)
	Morgan Stanley Capital Services, Inc.	Sell	150	5.900	12/20/16	—	(100,131)

		Total	10,215			13,500	(6,751,734)
Ford Motor Credit Co. LLC:
	Citibank NA, New York	Sell	1,700	2.320	3/20/12	—	(271,573)
	Credit Suisse International	Sell	3,280	2.385	3/20/12	—	(523,512)
	Credit Suisse International	Sell	875	2.550	3/20/12	—	(139,342)

		Total	5,855			—	(934,427)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swaps: Continued

						Upfront
			Notional	Pay/		Payment
		Buy/Sell Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

General Electric Capital Corp.:
	Barclays Bank plc	Sell	$910	8.000%	12/20/09	$—	$26,811
	Credit Suisse International	Sell	865	8.000	12/20/09	—	25,486

		Total	1,775			—	52,297
General Motors Corp.:
	Goldman Sachs Bank USA	Sell	1,865	4.950	12/20/16	—	(1,488,977)
	Goldman Sachs International	Sell	500	5.950	12/20/17	—	(394,876)
	JPMorgan Chase Bank NA, NY Branch	Sell	2,760	4.750	12/20/16	—	(2,208,315)
	Merrill Lynch International	Sell	2,550	4.050	12/20/12	—	(2,039,010)
	Morgan Stanley Capital Services, Inc.	Sell	1,865	4.900	12/20/16	—	(1,489,786)
	Morgan Stanley Capital Services, Inc.	Sell	120	4.620	12/20/16	—	(96,149)

		Total	9,660			—	(7,717,113)
GMAC LLC:
	Credit Suisse International	Sell	1,915	5.000	3/20/09	277,675	(224,875)
	Goldman Sachs International	Sell	1,095	1.390	3/20/17	—	(321,494)
	Goldman Sachs International	Sell	1,030	1.370	3/20/17	—	(302,677)

		Total	4,040			277,675	(849,046)
Goldman Sachs Group, Inc. (The):
	Barclays Bank plc	Sell	355	5.750	12/20/09	—	7,235
	Deutsche Bank AG	Sell	360	5.500	12/20/09	—	6,462
	Deutsche Bank AG	Sell	285	5.450	12/20/09	—	4,978

		Total	1,000			—	18,675
Harrah’s Operating Co., Inc.	Credit Suisse International	Sell	1,160	5.000	3/20/10	73,950	(265,191)

		Total	1,160			73,950	(265,191)
Hartford Financial Services Group, Inc.	Morgan Stanley Capital Services, Inc.	Sell	195	2.400	3/20/09	—	(1,948)

		Total	195			—	(1,948)
HCP, Inc.	Barclays Bank plc	Sell	285	4.600	3/20/09	—	327

		Total	285			—	327
Idearc, Inc.:
	Credit Suisse International	Sell	25	5.000	12/20/09	5,125	(18,085)
	Goldman Sachs International	Sell	620	5.000	9/20/09	201,075	(452,480)
	JPMorgan Chase Bank NA, NY Branch	Sell	280	5.000	9/20/09	36,400	(204,346)

		Total	925			242,600	(674,911)
Intelsat Ltd.:
	Citibank NA, New York	Sell	545	5.000	3/20/09	—	980
	Credit Suisse International	Sell	555	4.400	3/20/09	—	867
	Credit Suisse International	Sell	55	5.750	3/20/09	—	115
	Deutsche Bank AG	Sell	220	4.400	3/20/09	—	344
	Deutsche Bank AG	Sell	550	4.750	3/20/09	—	936
	Deutsche Bank AG	Sell	325	5.000	3/20/09	—	585

		Total	2,250			—	3,827
iStar Financial, Inc.:
	Barclays Bank plc	Sell	345	4.400	12/20/12	—	(187,051)
	Credit Suisse International	Sell	135	4.000	12/20/12	—	(73,534)
	Credit Suisse International	Sell	845	4.150	12/20/12	—	(459,469)
	Credit Suisse International	Sell	185	12.000	3/20/09	—	(20,230)
	Deutsche Bank AG	Sell	1,035	4.000	12/20/12	—	(563,759)
	Deutsche Bank AG	Sell	460	12.000	3/20/09	—	(50,303)
	Goldman Sachs International	Sell	2,310	3.950	12/20/12	—	(1,258,971)
	UBS AG	Sell	550	4.560	12/20/12	—	(297,644)

		Total	5,865			—	(2,910,961)

Credit Default Swaps: Continued

						Upfront
			Notional	Pay/		Payment
		Buy/Sell Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

J.C. Penney Corp., Inc.:
	Morgan Stanley Capital Services, Inc.	Sell	$370	1.070%	12/20/17	$—	$(72,072)
	Morgan Stanley Capital Services, Inc.	Sell	385	1.300	12/20/17	—	(69,505)

		Total	755			—	(141,577)
Jefferson Smurfit Corp. US:
	Citibank NA, New York	Sell	145	8.000	12/20/13	—	(104,566)
	Merrill Lynch International	Sell	495	6.700	6/20/13	—	(362,382)
	Merrill Lynch International	Sell	710	6.800	6/20/13	—	(519,172)
	Merrill Lynch International	Sell	360	7.950	12/20/13	—	(259,768)

		Total	1,710			—	(1,245,888)
Jones Apparel Group, Inc.:
	Deutsche Bank AG	Buy	210	2.635	6/20/18	—	46,901
	Morgan Stanley Capital Services, Inc.	Buy	425	2.970	6/20/18	—	87,185

		Total	635			—	134,086

	Deutsche Bank AG	Sell	210	2.720	6/20/13	—	(41,646)
	Morgan Stanley Capital Services, Inc.	Sell	425	3.200	6/20/13	—	(77,745)

		Total	635			—	(119,391)
Kohl’s Corp.:
	Barclays Bank plc	Buy	210	1.180	6/20/18	—	18,748
	Barclays Bank plc	Buy	205	1.040	6/20/18	—	20,389
	Deutsche Bank AG	Buy	205	1.300	6/20/18	—	16,513
	Morgan Stanley Capital Services, Inc.	Buy	555	0.660	12/20/17	—	67,702
	Morgan Stanley Capital Services, Inc.	Buy	575	0.870	12/20/17	—	61,695

		Total	1,750			—	185,047

	Barclays Bank plc	Sell	210	1.080	6/20/13	—	(14,128)
	Barclays Bank plc	Sell	205	0.900	6/20/13	—	(15,253)
	Deutsche Bank AG	Sell	205	1.180	6/20/13	—	(12,980)

		Total	620			—	(42,361)
Liz Claiborne, Inc.:
	Morgan Stanley Capital Services, Inc.	Buy	415	2.900	6/20/18	—	128,494

		Total	415			—	128,494

	Deutsche Bank AG	Sell	765	3.250	6/20/09	—	(22,462)
	Morgan Stanley Capital Services, Inc.	Sell	415	3.100	6/20/13	—	(110,158)

		Total	1,180			—	(132,620)
Louisiana-Pacific Corp.	Morgan Stanley Capital Services, Inc.	Sell	375	6.250	9/20/09	—	(32,043)

		Total	375			—	(32,043)
Massey Energy Co.:
	Credit Suisse International	Sell	460	5.000	3/20/13	—	(31,994)
	Credit Suisse International	Sell	210	5.000	3/20/13	—	(14,606)
	Morgan Stanley Capital Services, Inc.	Sell	690	5.100	9/20/12	—	(47,257)
	UBS AG	Sell	375	5.050	9/20/12	—	(26,237)
	UBS AG	Sell	430	5.100	9/20/12	—	(29,450)

		Total	2,165			—	(149,544)
MGM Mirage:
	Citibank NA, New York	Sell	440	5.000	12/20/13	145,200	(161,435)
	Credit Suisse International	Sell	440	8.400	12/20/13	—	(126,620)
	Credit Suisse International	Sell	675	5.000	12/20/13	168,750	(247,655)
	Goldman Sachs International	Sell	725	8.400	12/20/13	—	(208,636)

		Total	2,280			313,950	(744,346)
Morgan Stanley:
	Citibank NA, New York	Sell	1,555	7.800	12/20/13	—	232,584
	Credit Suisse International	Sell	495	7.800	12/20/13	—	74,038
	JPMorgan Chase Bank NA, NY Branch	Sell	1,830	7.800	12/20/13	—	273,717

		Total	3,880			—	580,339

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swaps: Continued

						Upfront
			Notional	Pay/		Payment
		Buy/Sell Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

Nalco Co.:
	Barclays Bank plc	Sell	$420	4.500%	9/20/13	$—	$(41,815)
	Citibank NA, New York	Sell	435	3.600	9/20/12	—	(43,331)
	Citibank NA, New York	Sell	455	4.170	9/20/13	—	(50,570)
	Credit Suisse International	Sell	860	3.400	9/20/12	—	(90,815)
	Credit Suisse International	Sell	425	3.600	9/20/12	—	(42,335)
	Goldman Sachs Bank USA	Sell	455	4.250	9/20/13	—	(49,292)
	Goldman Sachs International	Sell	465	3.700	9/20/12	—	(44,927)
	Goldman Sachs International	Sell	425	4.700	9/20/13	—	(39,329)
	Goldman Sachs International	Sell	760	4.700	9/20/13	—	(70,330)
	JPMorgan Chase Bank NA, NY Branch	Sell	425	4.650	9/20/13	—	(40,075)

		Total	5,125			—	(512,819)
Owens-Illinois, Inc.:
	Citibank NA, New York	Sell	500	2.500	6/20/13	—	(24,265)
	Credit Suisse International	Sell	290	2.500	6/20/13	—	(14,074)
	Deutsche Bank AG	Sell	140	2.500	6/20/13	—	(6,794)

		Total	930			—	(45,133)
Reliant Energy, Inc.:
	Citibank NA, New York	Sell	465	2.450	9/20/11	—	(67,758)
	Citibank NA, New York	Sell	1,070	2.600	9/20/11	—	(152,324)
	Citibank NA, New York	Sell	1,035	3.900	9/20/11	—	(117,233)
	Credit Suisse International	Sell	175	9.000	12/20/09	—	(4,392)
	Credit Suisse International	Sell	175	9.000	12/20/09	—	(4,392)
	Merrill Lynch International	Sell	420	2.050	9/20/11	—	(64,960)

		Total	3,340			—	(411,059)
RH Donnelley Corp.:
	Barclays Bank plc	Sell	450	5.000	9/20/10	81,000	(202,946)
	Goldman Sachs International	Sell	430	9.000	3/20/09	—	(18,540)
	Goldman Sachs International	Sell	650	5.000	9/20/10	143,000	(293,145)
	Morgan Stanley Capital Services, Inc.	Sell	270	5.000	9/20/10	48,600	(121,768)

		Total	1,800			272,600	(636,399)
Rite Aid Corp.:
	Credit Suisse International	Sell	395	7.500	3/20/09	—	(20,213)
	Goldman Sachs International	Sell	715	8.060	3/20/09	—	(35,661)
	Goldman Sachs International	Sell	350	5.000	12/20/09	99,038	(79,753)

		Total	1,460			99,038	(135,627)
SLM Corp.	Deutsche Bank AG	Sell	580	2.010	9/20/09	—	(49,205)

		Total	580			—	(49,205)
Sprint Nextel Corp.:
	Credit Suisse International	Sell	825	6.300	3/20/09	—	(11,489)
	Goldman Sachs International	Sell	295	6.300	3/20/09	—	(4,108)

		Total	1,120			—	(15,597)
Station Casinos, Inc.:
	Barclays Bank plc	Sell	505	5.000	6/20/13	90,900	(399,943)
	Goldman Sachs International	Sell	315	5.000	6/20/13	55,519	(247,729)

		Total	820			146,419	(647,672)
Temple-Inland, Inc.	Deutsche Bank AG	Sell	95	3.000	9/20/09	—	(5,648)

		Total	95			—	(5,648)
Tribune Co.:
	Citibank NA, New York	Sell	525	5.000	1/16/09	168,000	(492,252)
	Citibank NA, New York	Sell	540	5.000	1/16/09	176,850	(506,316)
	Citibank NA, New York	Sell	540	5.000	1/16/09	178,200	(506,316)
	Citibank NA, New York	Sell	555	5.000	1/16/09	194,250	(520,380)
	Credit Suisse International	Sell	545	6.350	1/16/09	—	(511,004)
	Credit Suisse International	Sell	40	5.000	1/16/09	8,800	(37,505)

Credit Default Swaps: Continued

						Upfront
			Notional	Pay/		Payment
		Buy/Sell Credit	Amount	Receive	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Fixed Rate	Date	(Paid)	Value

Tribune Co. Continued:
	Credit Suisse International	Sell	$170	5.000%	1/16/09	$39,100	$(159,396)
	JPMorgan Chase Bank NA, NY Branch	Sell	260	5.000	1/16/09	62,400	(243,782)

		Total	3,175			827,600	(2,976,951)
Univision Communications, Inc.:
	Citibank NA, New York	Sell	435	5.000	12/20/09	30,450	(149,384)
	Credit Suisse International	Sell	1,265	14.600	3/20/09	—	(91,428)
	Goldman Sachs International	Sell	980	5.000	6/20/09	98,000	(323,982)
	Goldman Sachs International	Sell	270	5.000	6/20/09	29,700	(89,260)
	Goldman Sachs International	Sell	465	5.000	6/20/09	27,900	(153,726)
	JPMorgan Chase Bank NA, NY Branch	Sell	750	5.000	6/20/09	97,500	(247,946)
	UBS AG	Sell	450	5.000	6/20/09	40,500	(148,767)

		Total	4,615			324,050	(1,204,493)
Vale Overseas:
	Deutsche Bank AG	Buy	840	0.630	3/20/17	—	137,722

		Total	840			—	137,722

	Deutsche Bank AG	Sell	840	1.050	3/20/17	—	(113,254)

		Total	840			—	(113,254)
Vornado Realty LP:
	Credit Suisse International	Sell	190	3.600	3/20/09	—	(1,651)
	Deutsche Bank AG	Sell	385	3.875	6/20/09	—	(3,087)

		Total	575			—	(4,738)
XL Capital Ltd.:
	Barclays Bank plc	Sell	425	3.550	9/20/09	—	(31,542)
	Deutsche Bank AG	Sell	485	3.550	9/20/09	—	(35,995)

		Total	910			—	(67,537)

		Grand Total Buys	5,335			—	889,793
		Grand Total Sells	130,260			6,535,674	(45,779,923)

		Total Credit Default Swaps				$6,535,674	$(44,890,130)

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

Type of Reference Asset	Total Maximum Potential
on which the Fund	Payments for Selling Credit		Reference Asset
Sold Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Asset-Backed Indexes	$2,870,000	$—	AA
CMBS Indexes	8,880,000	—	AAA
High Yield Indexes	9,230,000	—	B
Single Name Corporate Debt	28,720,000	620,000	AAA to BBB-
Single Name Corporate Debt	80,560,000	2,745,000	BB+ to D

Total	$130,260,000	$3,365,000

*	Amounts recoverable includes potential payments from related purchased protection for instances where the Fund is the seller of protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The reference asset security rating, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential payment by the Fund if the reference asset experiences a credit event as of period end.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Interest Rate Swap Contracts as of December 31, 2008 are as follows:

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

USD BBA LIBOR:
Credit Suisse International	$3,710	4.353%	Three-Month USD BBA LIBOR	10/21/16	$(530,278)
Credit Suisse International	2,740	2.225	Three-Month USD BBA LIBOR	11/20/10	(38,743)
Goldman Sachs Group, Inc. (The)	17,000	4.488	Three-Month USD BBA LIBOR	10/17/16	(2,592,016)
Goldman Sachs Group, Inc. (The)	20,000	2.820	Three-Month USD BBA LIBOR	10/29/10	(456,066)
Goldman Sachs International	4,000	4.820	Three-Month USD BBA LIBOR	8/22/28	(1,335,612)
UBS AG	3,620	2.230	Three-Month USD BBA LIBOR	11/20/10	(51,543)

Total where Fund pays a fixed rate	51,070				(5,004,258)

Credit Suisse International	9,000	Three-Month USD BBA LIBOR	3.173%	11/28/28	668,925
Goldman Sachs International	10,000	Three-Month USD BBA LIBOR	4.519	8/22/18	1,919,770

Total where Fund pays a variable rate	19,000				2,588,695

Total Interest Rate Swaps					$(2,415,563)

Abbreviation is as follows:
BBA LIBOR British Bankers’ Association London-Interbank Offered Rate
Total Return Swap Contracts as of December 31, 2008 are as follows:

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Banc of America Securities LLC AAA 10 yr. CMBS Daily Index*:
Goldman Sachs Group, Inc. (The)	$47,110	A	D	3/31/09	$10,147,886)
Goldman Sachs Group, Inc. (The)	45,430	B	C	1/31/09	(10,793,032)
Morgan Stanley	6,240	B	C	3/31/09	(1,539,668)

				Reference Entity Total	(2,184,814)

Barclays Capital U.S. CMBS AAA Index*:
Citibank NA	19,800	A	D	2/1/09	2,163,413)
Citibank NA	11,500	A	D	2/1/09	1,264,038)
Morgan Stanley	2,200	A	D	2/1/09	240,644)
Morgan Stanley	3,800	A	D	3/1/09	416,408)

				Reference Entity Total	4,084,503)

Barclays Capital U.S. CMBS AAA 8.5+ Index*:
Barclays Bank plc	7,820	B	C	4/1/09	(1,484,675)
Goldman Sachs Group, Inc. (The)	10,800	A	D	3/1/09	1,850,682
Goldman Sachs Group, Inc. (The)	4,200	A	D	3/1/09	709,686

				Reference Entity Total	1,075,693

				Total of Total Return Swaps	$2,975,382

*	The CMBS Indexes are representative indexes of segments of the commercial mortgage backed securities market. These indexes are measured by movements in the credit spreads of the underlying holdings. As the credit market perceives an improvement in the credit quality of an Index’s underlying holdings and reduced probability of default, the spread of an index narrows. As the credit market perceives a decrease in credit quality and an increased probability of default on an Index’s underlying holdings, the spread widens.
Abbreviation is as follows:
CMBS Commercial Mortgage Backed Securities
A—The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, widen.
B—The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, narrow.
C—The Fund receives periodic payments when credit spreads, as represented by the Reference Entity, widen.
D—The Fund receives periodic payments when credit spreads, as represented by the Reference Entity, narrow.

Footnotes to Statement of Investments Continued
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.
Swap Summary as of December 31, 2008 are as follows:

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)	Value

Barclays Bank plc:
	Credit Default Buy Protection	$415	$39,137
	Credit Default Sell Protection	7,465	(2,584,048)
	Total Return	7,820	(1,484,675)

			(4,029,586)
Citibank NA, New York	Credit Default Sell Protection	17,120	(5,600,199)
Citibank NA	Total Return	31,300	3,427,451
Credit Suisse International:
	Credit Default Buy Protection	1,695	304,444
	Credit Default Sell Protection	24,945	(5,572,997)
	Interest Rate	15,450	99,904

			(5,168,649)
Deutsche Bank AG:
	Credit Default Buy Protection	1,255	201,136
	Credit Default Sell Protection	10,780	(3,124,958)

			(2,923,822)
Goldman Sachs Bank USA	Credit Default Sell Protection	2,320	(1,538,269)
Goldman Sachs Group, Inc. (The):
	Interest Rate	37,000	(3,048,082)
	Total Return	107,540	1,915,222

			(1,132,860)
Goldman Sachs International:
	Credit Default Sell Protection	12,400	(4,339,624)
	Interest Rate	14,000	584,158

			(3,755,466)
JPMorgan Chase Bank NA, NY Branch	Credit Default Sell Protection	19,630	(6,498,824)
Merrill Lynch International	Credit Default Sell Protection	11,865	(6,040,085)
Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	1,970	345,076
	Credit Default Sell Protection	17,695	(9,319,106)

			(8,974,030)
Morgan Stanley	Total Return	12,240	(882,616)
UBS AG:
	Credit Default Sell Protection	6,040	(1,161,813)
	Interest Rate	3,620	(51,543)

			(1,213,356)

		Total Swaps	$(44,330,311)

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets

Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $214,922,051)	$118,976,163
Affiliated companies (cost $76,839,590)	76,839,590

195,815,753
Cash	7,688,751
Swaps, at value (upfront payment received $376,713)	20,623,073
Receivables and other assets:
Interest, dividends and principal paydowns	4,014,143
Investments sold	707,969
Shares of beneficial interest sold	592,220
Due from Manager	211
Other	12,586

Total assets	229,454,706

Liabilities

Swaps, at value (upfront payment received $6,158,961)	64,953,384
Payables and other liabilities:
Terminated investment contracts	4,164,301
Shareholder communications	44,656
Shares of beneficial interest redeemed	35,260
Distribution and service plan fees	31,474
Trustees’ compensation	6,357
Transfer and shareholder servicing agent fees	2,726
Other	52,225

Total liabilities	69,290,383

Net Assets	$160,164,323

Composition of Net Assets

Par value of shares of beneficial interest	$101,322
Additional paid-in capital	488,096,558
Accumulated net investment income	35,234,239
Accumulated net realized loss on investments and foreign currency transactions	(229,527,271)
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(133,740,525)

Net Assets	$160,164,323

Net Asset Value Per Share

Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $111,040,118 and 70,203,241 shares of beneficial interest outstanding)	$1.58
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $43,374,578 and 27,493,189 shares of beneficial interest outstanding)	$1.58
Class 3 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,582,575 and 1,008,930 shares of beneficial interest outstanding)	$1.57
Class 4 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $4,167,052 and 2,616,813 shares of beneficial interest outstanding)	$1.59
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income

Interest	$33,736,606
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $3,460)	570,689
Affiliated companies	371,423
Fee income	20,238

Total investment income	34,698,956

Expenses

Management fees	2,529,797
Distribution and service plan fees:
Service shares	287,674
Class 4 shares	24,493
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Class 3 shares	255
Class 4 shares	5,210
Shareholder communications:
Non-Service shares	80,297
Service shares	43,899
Class 3 shares	1,953
Class 4 shares	3,811
Trustees’ compensation	12,928
Custodian fees and expenses	2,512
Other	62,841

Total expenses	3,075,658
Less reduction to custodian expenses	(2,129)
Less waivers and reimbursements of expenses	(81,045)

Net expenses	2,992,484

Net Investment Income	31,706,472

Realized and Unrealized Gain (Loss)

Net realized gain (loss) on:
Investments from unaffiliated companies	(85,561,562)
Closing and expiration of futures contracts	2,278,201
Foreign currency transactions	402,036
Short positions	(76,620)
Swap contracts	(158,865,141)

Net realized loss	(241,823,086)
Net change in unrealized appreciation (depreciation) on:
Investments	(76,156,186)
Translation of assets and liabilities denominated in foreign currencies	(606,244)
Futures contracts	(346,624)
Short positions	23,908
Swap contracts	(24,813,985)

Net change in unrealized depreciation	(101,899,131)

Net Decrease in Net Assets Resulting from Operations	$(312,015,745)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations

Net investment income	$31,706,472	$35,258,258
Net realized gain (loss)	(241,823,086)	2,744,711
Net change in unrealized depreciation	(101,899,131)	(38,060,297)

Net decrease in net assets resulting from operations	(312,015,745)	(57,328)

Dividends and/or Distributions to Shareholders

Dividends from net investment income:
Non-Service shares	(16,471,157)	(24,967,707)
Service shares	(8,570,925)	(11,831,305)
Class 3 shares	(292,606)	—
Class 4 shares	(611,268)	—

	(25,945,956)	(36,799,012)

Beneficial Interest Transactions

Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	19,699,234	(42,430,203)
Service shares	5,209,593	(3,835,518)
Class 3 shares	1,808,854	5,091,701
Class 4 shares	4,859,490	9,835,657

	31,577,171	(31,338,363)

Net Assets

Total decrease	(306,384,530)	(68,194,703)
Beginning of period	466,548,853	534,743,556

End of period (including accumulated net investment income of $35,234,239 and $38,507,913, respectively)	$160,164,323	$466,548,853

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data

Net asset value, beginning of period	$7.95	$8.55	$8.44	$8.80	$8.61
Income (loss) from investment operations:
Net investment income[1]	.54	.57	.58	.57	.58
Net realized and unrealized gain (loss)	(6.44)	(.56)	.17	(.37)	.15

Total from investment operations	(5.90)	.01	.75	.20	.73
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.47)	(.61)	(.64)	(.56)	(.54)
Net asset value, end of period	$1.58	$7.95	$8.55	$8.44	$8.80

Total Return, at Net Asset Value[2]	(78.67)%	(0.10)%	9.42%	2.31%	8.97%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$111,040	$294,819	$361,445	$384,726	$479,405
Average net assets (in thousands)	$211,186	$335,702	$365,154	$444,477	$460,877
Ratios to average net assets:[3]
Net investment income	9.30%	6.96%	7.05%	6.79%	6.91%
Total expenses	0.80%[4]	0.75%[4]	0.74%[4]	0.75%	0.75%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.78%	0.74%	0.74%	0.75%	0.75%

Portfolio turnover rate	53%[5]	67%[5]	57%	64	51%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.80%
Year Ended December 31, 2007	0.76%
Year Ended December 31, 2006	0.74%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions
Year Ended December 31, 2008	$40,240,084	$41,196,921
Year Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$7.89	$8.50	$8.39	$8.76	$8.58
Income (loss) from investment operations:
Net investment income[1]	.54	.55	.56	.55	.56
Net realized and unrealized gain (loss)	(6.40)	(.57)	.17	(.38)	.15

Total from investment operations	(5.86)	(.02)	.73	.17	.71
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.45)	(.59)	(.62)	(.54)	(.53)
Net asset value, end of period	$1.58	$7.89	$8.50	$8.39	$8.76

Total Return, at Net Asset Value[2]	(78.57)%	(0.47)%	9.23%	2.01%	8.73%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$43,375	$157,333	$173,299	$155,617	$134,013
Average net assets (in thousands)	$116,236	$169,569	$160,703	$141,287	$101,464
Ratios to average net assets:[3]
Net investment income	9.13%	6.71%	6.80%	6.54%	6.63%
Total expenses	1.05%[4]	1.01%[4]	1.00%[4]	1.00%	1.01%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.03%	1.00%	1.00%	1.00%	1.01%
Portfolio turnover rate	53%[5]	67%[5]	57%	64%	51%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	1.05%
Year Ended December 31, 2007	1.02%
Year Ended December 31, 2006	1.00%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Year Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

Class 3 Shares Year Ended December 31,	2008	2007[1]
Per Share Operating Data

Net asset value, beginning of period	$7.98	$8.26
Income (loss) from investment operations:
Net investment income[2]	.56	.37
Net realized and unrealized loss	(6.50)	(.65)

Total from investment operations	(5.94)	(.28)
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.47)	—
Net asset value, end of period	$1.57	$7.98

Total Return, at Net Asset Value[3]	(78.89)%	(3.39)%

Ratios/Supplemental Data

Net assets, end of period (in thousands)	$1,582	$4,921
Average net assets (in thousands)	$5,292	$3,750
Ratios to average net assets:[4]
Net investment income	9.29%	6.90%
Total expenses[5]	0.80%	0.76%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.78%	0.75%
Portfolio turnover rate[6]	53%	67%

1.	For the period from May 1, 2007 (inception of offering) to December 31, 2007.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.80%
Period Ended December 31, 2007	0.77%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Period Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Class 4 Shares Year Ended December 31,	2008	2007[1]

Per Share Operating Data

Net asset value, beginning of period	$7.97	$8.26
Income (loss) from investment operations:
Net investment income[2]	.54	.36
Net realized and unrealized loss	(6.46)	(.65)

Total from investment operations	(5.92)	(.29)
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.46)	—
Net asset value, end of period	$1.59	$7.97

Total Return, at Net Asset Value[3]	(78.63)%	(3.51)%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$4,167	$9,476
Average net assets (in thousands)	$10,658	$7,201
Ratios to average net assets:[4]
Net investment income	9.00%	6.61%
Total expenses[5]	1.07%	1.05%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.05%	1.04%
Portfolio turnover rate[6]	53%	67%

1.	For the period from May 1, 2007 (inception of offering) to December 31, 2007.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	1.07%
Period Ended December 31, 2007	1.06%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Period Ended December 31, 2007	$30,798,147	$24,096,458
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer High Income Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high level of current income by investing mainly in a diversified portfolio of high-yield, lower-grade, fixed-income securities that the Fund’s investment manager, OppenheimerFunds, Inc. (the “Manager”), believes does not involve undue risk. On December 17, 2008, the Manager purchased Non-Service Shares of the Fund for $50,000,000. As of December 31, 2008, 47% of the shares outstanding of Non-Service Shares were owned by the Manager.
     The Fund offers Non-Service, Service, Class 3 and Class 4 shares. All classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares being designated as Service shares and Class 4 shares are subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. The Fund assesses a 1% fee on the proceeds of Class 3 and Class 4 shares that are redeemed (either by selling or exchanging to another Oppenheimer fund or other investment option offered through your variable life insurance or variable annuity contract) within 60 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.
     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
     As of December 31, 2008, the Fund had no purchased securities issued on a when-issued or delayed delivery basis and no sold securities issued on a delayed delivery basis.
     The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.
Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2008, the Fund had no securities sold short.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2008, securities with an aggregate market value of $606,546, representing 0.38% of the Fund’s net assets, were in default.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
     The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5]	Tax Purposes

$ —	$—	$229,873,294	$98,153,945

1.	As of December 31, 2008, the Fund had $135,987,641 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforwards were as follows:

Expiring

2009	$22,696,701
2010	56,061,391
2011	8,529,303
2012	128,504
2016	48,571,742

Total	$135,987,641

2.	As of December 31, 2008, the Fund had $93,885,653 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2007, the Fund utilized $4,768,054 of capital loss carryforward to offset capital gains realized in that fiscal year.

5.	During the fiscal year ended December 31, 2008, $9,779,664 of unused capital loss carryforward expired.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
     Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
	Reduction to	Accumulated Net
Reduction to Paid-in	Accumulated Net	Realized Loss on
Capital	Investment Income	Investments

$107,447,213	$9,034,190	$116,481,403
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$25,945,956	$36,799,012

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$291,496,007
Federal tax cost of other investments	(41,856,620)

Total federal tax cost	$249,639,387

Gross unrealized appreciation	$2,609,753
Gross unrealized depreciation	(100,763,698)

Net unrealized depreciation	$(98,153,945)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007[1]
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	46,686,845	$99,443,229	6,787,194	$55,828,051
Dividends and/or distributions reinvested	2,553,668	16,471,157	3,059,768	24,967,707
Redeemed	(16,133,552)	(96,215,152)	(15,007,275)	(123,225,961)

Net increase (decrease)	33,106,961	$19,699,234	(5,160,313)	$(42,430,203)

Service Shares
Sold	11,108,688	$27,272,759	3,742,971	$30,663,500
Dividends and/or distributions reinvested	1,335,035	8,570,925	1,457,057	11,831,305
Redeemed	(4,887,160)	(30,634,091)	(5,655,204)	(46,330,323)

Net increase (decrease)	7,556,563	$5,209,593	(455,176)	$(3,835,518)

Class 3 Shares
Sold	1,353,807	$7,210,645	881,563	$7,225,930
Dividends and/or distributions reinvested	45,225	292,606	—	—
Redeemed	(1,006,838)	(5,694,397)[2]	(264,827)	(2,134,229)[3]

Net increase	392,194	$1,808,854	616,736	$5,091,701

Class 4 Shares
Sold	2,743,234	$12,307,065	1,978,987	$16,140,299
Dividends and/or distributions reinvested	94,331	611,268	—	—
Redeemed	(1,409,411)	(8,058,843)[2]	(790,328)	(6,304,642)[3]

Net increase	1,428,154	$4,859,490	1,188,659	$9,835,657

1.	For the year ended December 31, 2007, for non-service and service shares, and for the period from May 1, 2007 (inception of offering) to December 31, 2007 for Class 3 and Class 4 shares.

2.	Net of redemption fees of $3,056 and $11,199 for Class 3 and Class 4 shares, respectively.

3.	Net of redemption fees of $10,660 and $30,654 for Class 3 and Class 4 shares, respectively.
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$156,305,813	$346,254,575
To Be Announced (TBA) mortgage- related securities	40,240,084	41,196,921

4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule
Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $200 million	0.60
Over $1 billion	0.50
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $26,163 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares and Class 4 Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares and Class 4 shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares and Class 4 shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares and Class 4 shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares and Class 4 shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares and Class 4 shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective September 1, 2008 through August 31, 2009 (the “waiver period”), the Manager has voluntarily agreed to reduce its advisory fee rate by 0.10% of the Fund’s average daily net assets if the Fund’s trailing one-year total return performance is in the fifth quintile of the Fund’s Lipper peer group and by 0.05% of the Fund’s average daily net assets if the Fund’s trailing one-year total return performance is in the fourth quintile of the Fund’s Lipper peer group as of August 31, 2008. However, if the Fund’s trailing one-year total return performance, as measured at the end of any calendar quarter during the waiver period, improves from the fifth quintile to the fourth quintile, the advisory fee waiver for subsequent quarters during the waiver period will be reduced only by an annualized rate of 0.05% of the Fund’s average daily net assets, and if the Fund’s trailing one-year total return performance at the end of any calendar quarter during the waiver period improves to the third or higher quintile of the Fund’s Lipper peer group, the advisory fee reduction will be terminated effective the following business day. During the year ended December 31, 2008, OFI waived $67,380. The advisory fee reduction is a voluntary undertaking and may be terminated by the Manager at any time.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $13,665 for IMMF management fees.

NOTES TO FINANCIAL STATEMENTS Continued
5. Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
     As of December 31, 2008, the Fund had no outstanding futures contracts.
6. Swap Contracts
The Fund may enter into privately negotiated agreements with a counterparty to exchange or “swap” payments at specified future intervals based on the return of an asset (such as a stock, bond or currency) or non-asset reference (such as an interest rate or index). The swap agreement will specify the “notional” amount of the asset or non-asset reference to which the contract relates. As derivative contracts, swaps typically do not have an associated cost at contract inception. At initiation, contract terms are typically set at market value such that the value of the swap is $0. If a counterparty specifies terms that would result in the contract having a value other than $0 at initiation, one counter-party will pay the other an upfront payment to equalize the contract. Subsequent changes in market value are calculated based upon changes in the performance of the asset or non-asset reference multiplied by the notional value of the contract. Contract types may include credit default, interest rate, total return, and currency swaps.
     Swaps are marked to market daily using quotations primarily from pricing services, counterparties or brokers. Swap contracts are reported on a schedule following the Statement of Investments. The value of the contracts is separately disclosed on the Statement of Assets and Liabilities. The unrealized appreciation (depreciation) is comprised of the change in the valuation of the swap combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. Any payment received or paid to initiate a contract is recorded as a cost of the swap in the Statement of Assets and Liabilities and as a component of unrealized gain or loss on the Statement of Operations until contract termination; upon contract termination, this amount is recorded as realized gain or loss on the Statement of Operations. Excluding amounts paid at contract initiation as described above, the Fund also records any periodic payments received from (paid to) the counterparty, including at termination, as realized gain (loss) on the Statement of Operations.
     Risks of entering into swap contracts include credit, market and liquidity risk. Credit risk arises from the possibility that the counterparty fails to make a payment when due or otherwise defaults under the terms of the contract. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received. Market risk is the risk that the value of the contract will depreciate due to unfavorable changes in the performance of the asset or non-asset reference. Liquidity risk is the risk that the Fund may be unable to close the contract prior to its termination.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     Risks of credit default swaps include credit, market and liquidity risk. Additional risks include but are not limited to: the cost of paying for credit protection if there are no credit events or the cost of selling protection when a credit event occurs (paying the notional amount to the protection buyer); and pricing transparency when assessing the value of a credit default swap.
     As of the period end, the Fund has sold credit protection through credit default swaps to gain exposure to the credit risk of individual securities and/or indexes that are either unavailable or considered to be less attractively priced in the bond market. The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements. In addition, the Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     Risks of interest rate swaps include credit, market and liquidity risk. Additional risks include but are not limited to, interest rate risk. There is a risk, based on future movements of interest rates that the payments made by the Fund under a swap agreement will be greater than the payments it received.

NOTES TO FINANCIAL STATEMENTS Continued
6. Swap Contracts Continued
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Risks of total return swaps include credit, market and liquidity risk.
7. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
8. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
9. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

December 31, 2008 Oppenheimer Management Main Street Fu/VA Commentaries and A Series of Oppenheimer Variable Account Funds Annual Report M A N A G E M E N T C O M M E N T A R I E S Listing of Top Holdings A N N U A L R E P O RT Fund Performance Discussion Listing of Investments Financial Statements 1234

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Main Street Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value

Common Stocks—99.2%
Consumer Discretionary—9.5%
Auto Components—0.5%
ArvinMeritor, Inc.[1]	56,400	$160,740
Autoliv, Inc.	52,500	1,126,650
BorgWarner, Inc.[1]	44,000	957,880
Exide Technologies[2]	5,300	28,037
Federal-Mogul Corp.[2]	500	2,115
Gentex Corp.	54,400	480,352
Goodyear Tire & Rubber Co. (The)[2]	130,700	780,279
Johnson Controls, Inc.	136,500	2,478,840
Lear Corp.[2]	63,500	89,535
TRW Automotive Holdings Corp.[2]	100,700	362,520
WABCO Holdings, Inc.	62,400	985,296

		7,452,244
Automobiles—0.0%
Thor Industries, Inc.[1]	45,000	593,100
Distributors—0.0%
LKQ Corp.[1,2]	17,100	199,386
Diversified Consumer Services—0.2%
Brink’s Home Security Holdings, Inc.[2]	11,100	243,312
Career Education Corp.[1,2]	44,631	800,680
Corinthian Colleges, Inc.[2]	22,200	363,414
Hillenbrand, Inc.	2,700	45,036
Regis Corp.	14,000	203,420
Service Corp. International[1]	92,800	461,216

		2,117,078
Hotels, Restaurants & Leisure—0.9%
Ameristar Casinos, Inc.[1]	8,800	76,032
Bally Technologies, Inc.[2]	8,200	197,046
Bob Evans Farms, Inc.	23,600	482,148
Boyd Gaming Corp.[1]	90,700	429,011
Brinker International, Inc.[1]	76,500	806,310
Carnival Corp.	70,400	1,712,128
CEC Entertainment, Inc.[2]	37,400	906,950
Chipotle Mexican Grill, Inc., Cl. B2	619	35,463
International Speedway Corp., Cl. A	16,300	468,299
Interval Leisure Group, Inc.[2]	16,840	90,768
Jack in the Box, Inc.[2]	48,400	1,069,156
Life Time Fitness, Inc.[1,2]	16,400	212,380
McDonald’s Corp.	37,800	2,350,782
Panera Bread Co., Cl. A1,2	14,500	757,480
Papa John’s International, Inc.[2]	5,900	108,737
Sonic Corp.[2]	20,000	243,400
Speedway Motorsports, Inc.	13,000	209,430
Vail Resorts, Inc.[1,2]	20,800	553,280
WMS Industries, Inc.[1,2]	38,700	1,041,030
Wyndham Worldwide Corp.	109,700	718,535

		12,468,365

Household Durables—0.4%
American Greetings Corp., Cl. A	36,577	276,888
Centex Corp.[1]	45,900	488,376
Harman International Industries, Inc.	54,300	908,439
Jarden Corp.[2]	8,800	101,200
KB Home	21,300	290,106
Lennar Corp., Cl. A1	72,800	631,176
MDC Holdings, Inc.	5,900	178,770
Meritage Homes Corp.[2]	10,600	129,002
Pulte Homes, Inc.	7,900	86,347
Ryland Group, Inc. (The)	29,000	512,430
Snap-On, Inc.	28,000	1,102,640
Stanley Works (The)	25,100	855,910
Tempur-Pedic International, Inc.[1]	71,100	504,099

		6,065,383

Internet & Catalog Retail—0.3%
Expedia, Inc.[2]	114,600	944,304
HSN, Inc.[2]	16,840	122,427
Liberty Media Corp.-Interactive, Series A2	201,500	628,680
NetFlix.com, Inc.[1,2]	48,500	1,449,665
Priceline.com, Inc.[1,2]	17,100	1,259,415
Ticketmaster Entertainment, Inc.[2]	16,840	108,113

		4,512,604

Leisure Equipment & Products—0.1%
Brunswick Corp.[1]	97,100	408,791
Callaway Golf Co.	71,100	660,519
Polaris Industries, Inc.[1]	20,700	593,055
Pool Corp.	7,852	141,100

		1,803,465

Media—3.4%
Arbitron, Inc.	6,100	81,008
Cablevision Systems Corp. New York Group, Cl. A	63,200	1,064,288
CBS Corp., Cl. B1	816,600	6,687,954
Central European Media Enterprises Ltd., Cl. A1,2	4,200	91,224
Cinemark Holdings, Inc.	700	5,201
Clear Channel Outdoor Holdings, Inc., Cl. A1,2	25,200	154,980

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Media Continued
Cox Radio, Inc., Cl. A1,2	20,196	$121,378
DirecTV Group, Inc. (The)[2]	148,300	3,397,553
Dish Network Corp., Cl. A2	88,400	980,356
DreamWorks Animation SKG, Inc., Cl. A2	47,800	1,207,428
Gannett Co., Inc.[1]	84,300	674,400
Harte-Hanks, Inc.	15,800	98,592
Hearst-Argyle Television, Inc.	2,700	16,362
Lamar Advertising Co., Cl. A1,2	48,500	609,160
Liberty Media Corp.-Entertainment, Series A2	54,400	950,912
Liberty Media Holding Corp.-Capital, Series A2	16,900	79,599
McGraw-Hill Cos., Inc. (The)	113,400	2,629,746
Mediacom Communications Corp.[2]	1,300	5,590
Meredith Corp.[1]	54,300	929,616
News Corp., Inc., Cl. A	690,669	6,278,181
Scholastic Corp.	28,200	382,956
Time Warner, Inc.	1,569,400	15,788,164
Viacom, Inc., Cl. B2	90,173	1,718,697
Walt Disney Co. (The)	250,600	5,686,114
Warner Music Group Corp.	31,200	94,224

		49,733,683

Multiline Retail—0.4%
Big Lots, Inc.[1,2]	56,600	820,134
Dillard’s, Inc., Cl. A1	96,400	382,708
Dollar Tree, Inc.[2]	36,300	1,517,340
Kohl’s Corp.[2]	49,600	1,795,520
Macy’s, Inc.	112,800	1,167,480
Nordstrom, Inc.[1]	55,000	732,050

		6,415,232

Specialty Retail—2.7%
Aaron Rents, Inc.	14,800	393,976
Abercrombie & Fitch Co., Cl. A1	46,800	1,079,676
Aeropostale, Inc.[2]	83,300	1,341,130
American Eagle Outfitters, Inc.	91,100	852,696
AnnTaylor Stores Corp.[2]	107,700	621,429
AutoNation, Inc.[1,2]	127,400	1,258,712
Barnes & Noble, Inc.[1]	55,500	832,500
bebe stores, inc.	34,400	256,968
Best Buy Co., Inc.[1]	300,500	8,447,055
Buckle, Inc. (The)[1]	32,100	700,422
Chico’s FAS, Inc.[2]	7,500	31,350
Children’s Place Retail Stores, Inc.[1,2]	43,800	949,584
Dress Barn, Inc. (The)[1,2]	62,200	668,028
Foot Locker, Inc.	74,400	546,096
Gap, Inc. (The)	493,300	6,605,287
Guess?, Inc.	31,100	477,385
Gymboree Corp.[2]	13,600	354,824
Home Depot, Inc. (The)	90,400	2,081,008
J. Crew Group, Inc.[2]	3,800	46,360
Limited Brands, Inc.	115,200	1,156,608
Lowe’s Cos., Inc.	26,000	559,520
Men’s Wearhouse, Inc. (The)[1]	51,500	697,310
Office Depot, Inc.[2]	192,500	573,650
OfficeMax, Inc.	11,300	86,332
Penske Automotive Group, Inc.[1]	35,600	273,408
RadioShack Corp.	67,200	802,368
Rent-A-Center, Inc.[2]	47,300	834,845
Ross Stores, Inc.	16,300	484,599
Sally Beauty Holdings, Inc.[1,2]	63,600	361,884
Sherwin-Williams Co.	20,100	1,200,975
Signet Jewelers Ltd.	1,000	8,670
Talbots, Inc. (The)[1]	36,600	87,474
TJX Cos., Inc. (The)	82,600	1,699,082
Tractor Supply Co.[1,2]	31,600	1,142,024
Urban Outfitters, Inc.[2]	17,200	257,656
Williams-Sonoma, Inc.	116,300	914,118
Zale Corp.[1,2]	39,804	132,547

		38,817,556

Textiles, Apparel & Luxury Goods—0.6%
Carter’s, Inc.[2]	28,100	541,206
Coach, Inc.[2]	79,200	1,644,984
Fossil, Inc.[2]	39,300	656,310
Jones Apparel Group, Inc.	81,300	476,418
Liz Claiborne, Inc.[1]	155,500	404,300
Phillips/Van Heusen Corp.	42,202	849,526
Polo Ralph Lauren Corp., Cl. A	18,500	840,085
Quicksilver, Inc.[2]	67,800	124,752
Skechers USA, Inc., Cl. A2	20,000	256,400
Timberland Co., Cl. A2	49,000	565,950
UniFirst Corp.	4,600	136,574
Warnaco Group, Inc. (The)[2]	63,900	1,254,357
Wolverine World Wide, Inc.	37,700	793,208

		8,544,070

Consumer Staples—5.4%
Beverages—0.9%
Coca-Cola Co. (The)	162,200	7,342,794
PepsiCo, Inc.	96,250	5,271,613

		12,614,407

	Shares	Value

Food & Staples Retailing—1.9%
Casey’s General Stores, Inc.	22,800	$519,156
CVS Caremark Corp.	59,000	1,695,660
Kroger Co. (The)	156,700	4,138,447
Safeway, Inc.	413,600	9,831,272
SUPERVALU, Inc.	27,800	405,880
Wal-Mart Stores, Inc.	205,300	11,509,118
Weis Markets, Inc.	2,400	80,712
Winn-Dixie Stores, Inc.[2]	4,100	66,010

		28,246,255

Food Products—0.1%
Bunge Ltd.	4,700	243,319
Darling International, Inc.[2]	15,600	85,644
Del Monte Foods Co.	24,100	172,074
Fresh Del Monte Produce, Inc.[2]	5,600	125,552
Ralcorp Holdings, Inc.[2]	6,200	362,080

		988,669

Household Products—1.4%
Procter & Gamble Co. (The)	341,299	21,099,104

Personal Products—0.2%
Chattem, Inc.[1,2]	7,700	550,781
Herbalife Ltd.	53,400	1,157,712
NBTY, Inc.[2]	53,200	832,580
Nu Skin Asia Pacific, Inc., Cl. A	16,600	173,138
Revlon, Inc., Cl. A2	3,000	20,010

		2,734,221

Tobacco—0.9%
Altria Group, Inc.	91,000	1,370,460
Philip Morris International, Inc.	250,200	10,886,202
Universal Corp.[1]	12,200	364,414

		12,621,076

Energy—20.0%
Energy Equipment & Services—3.2%
Baker Hughes, Inc.	147,100	4,717,497
Basic Energy Services, Inc.[2]	15,400	200,816
BJ Services Co.	69,500	811,065
Complete Production Services, Inc.[2]	75,100	612,065
Diamond Offshore Drilling, Inc.[1]	29,900	1,762,306
Dresser-Rand Group, Inc.[2]	50,860	877,335
Dril-Quip, Inc.[2]	12,800	262,528
ENSCO International, Inc.	35,200	999,328
Exterran Holdings, Inc.[1,2]	23,300	496,290
Gulfmark Offshore, Inc.[2]	10,600	252,174
Halliburton Co.	226,400	4,115,952
Helix Energy Solutions Group, Inc.[2]	33,049	239,275
Helmerich & Payne, Inc.	26,200	596,050
Hercules Offshore, Inc.[1,2]	3,800	18,050
Hornbeck Offshore Services, Inc.[2]	1,300	21,242
ION Geophysical Corp.[2]	3,600	12,348
Key Energy Services, Inc.[2]	137,500	606,375
Lufkin Industries, Inc.	6,800	234,600
Nabors Industries Ltd.[2]	65,300	781,641
National Oilwell Varco, Inc.[2]	123,200	3,011,008
Noble Corp.	308,700	6,819,183
Oceaneering International, Inc.[2]	24,800	722,672
Oil States International, Inc.[1,2]	56,745	1,060,564
Parker Drilling Co.[2]	70,200	203,580
Patterson-UTI Energy, Inc.	65,200	750,452
Pioneer Drilling Co.[2]	3,300	18,381
Precision Drilling Trust[1]	5,763	47,697
Pride International, Inc.[2]	45,900	733,482
Schlumberger Ltd.	137,000	5,799,210
Seacor Holdings, Inc.[1,2]	15,900	1,059,735
Smith International, Inc.	6,100	139,629
Superior Energy Services, Inc.[2]	51,600	821,988
Tetra Technologies, Inc.[2]	10,400	50,544
Tidewater, Inc.	20,400	821,508
Transocean Ltd.[2]	70,000	3,307,500
Unit Corp.[2]	35,855	958,046
Weatherford International Ltd.[2]	221,400	2,395,548

		46,337,664

Oil, Gas & Consumable Fuels—16.8%
Anadarko Petroleum Corp.	337,900	13,026,045
Apache Corp.	205,000	15,278,650
Arena Resources, Inc.[2]	8,000	224,720
Berry Petroleum Co., Cl. A	44,600	337,176
Bill Barrett Corp.[2]	26,200	553,606
BPZ Resources, Inc.[2]	2,100	13,440
Carrizo Oil & Gas, Inc.[2]	14,100	227,010
Chesapeake Energy Corp.[1]	116,500	1,883,805
Chevron Corp.	437,326	32,349,004
Cimarex Energy Co.	29,300	784,654
ConocoPhillips	445,483	23,076,019
Contango Oil & Gas Co.[2]	1,000	56,300
CVR Energy, Inc.[2]	14,000	56,000
Delta Petroleum Corp.[1,2]	22,000	104,720
Denbury Resources, Inc.[2]	71,100	776,412
Devon Energy Corp.	84,500	5,552,495
Encore Acquisition Co.[2]	24,500	625,240

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Oil, Gas & Consumable Fuels Continued
Exxon Mobil Corp.	827,456	$66,055,812
Foundation Coal Holdings, Inc.	64,400	902,888
Frontier Oil Corp.	83,900	1,059,657
Frontline Ltd.[1]	21,200	627,732
Hess Corp.[1]	176,800	9,483,552
Holly Corp.	19,400	353,662
International Coal Group, Inc.[2]	6,200	14,260
Marathon Oil Corp.	355,800	9,734,688
Mariner Energy, Inc.[2]	89,200	909,840
Massey Energy Co.	49,700	685,363
McMoRan Exploration Co.[2]	18,400	180,320
Murphy Oil Corp.	159,600	7,078,260
Noble Energy, Inc.	139,300	6,856,346
Nordic American Tanker Shipping Ltd.	400	13,500
Occidental Petroleum Corp.	361,800	21,704,382
Overseas Shipholding Group, Inc.	26,400	1,111,704
Pioneer Natural Resources Co.	21,800	352,724
Plains Exploration & Production Co.[2]	40,700	945,868
Quicksilver Resources, Inc.[2]	61,600	343,112
Rosetta Resources, Inc.[2]	35,400	250,632
St. Mary Land & Exploration Co.	10,200	207,162
Stone Energy Corp.[2]	64,245	707,980
Sunoco, Inc.[1]	32,300	1,403,758
Swift Energy Co.[2]	39,400	662,314
Tesoro Corp.	133,200	1,754,244
Valero Energy Corp.	477,900	10,341,756
W&T Offshore, Inc.	66,700	955,144
Walter Industries, Inc.	14,300	250,393
Whiting Petroleum Corp.[2]	6,400	214,144
Williams (Clayton) Energy, Inc.[2]	2,100	95,424
World Fuel Services Corp.	700	25,900
XTO Energy, Inc.	109,600	3,865,592

		244,073,409

Financials—8.9%
Capital Markets—1.6%
Affiliated Managers Group, Inc.[2]	5,700	238,944
Ameriprise Financial, Inc.	47,600	1,111,936
BlackRock, Inc.[1]	10,400	1,395,160
Cohen & Steers, Inc.	800	8,792
E*TRADE Financial Corp.[1,2]	274,400	315,560
Franklin Resources, Inc.	49,600	3,163,488
GAMCO Investors, Inc., Cl. A	3,500	95,620
GLG Partners, Inc.	1,600	3,632
Goldman Sachs Group, Inc. (The)[1]	57,000	4,810,230
Greenhill & Co., Inc.[1]	9,000	627,930
Investment Technology Group, Inc.[2]	11,600	263,552
Janus Capital Group, Inc.	65,500	525,965
Jefferies Group, Inc.	15,900	223,554
KBW, Inc.[1,2]	12,600	289,800
Knight Capital Group, Inc., Cl. A2	52,700	851,105
Lazard Ltd., Cl. A	13,500	401,490
Legg Mason, Inc.	48,300	1,058,253
Piper Jaffray Cos., Inc.[2]	17,800	707,728
SEI Investments Co.	28,900	454,019
Stifel Financial Corp.[2]	13,000	596,050
T. Rowe Price Group, Inc.[1]	84,700	3,001,768
TD Ameritrade Holding Corp.[2]	178,800	2,547,900
Waddell & Reed Financial, Inc., Cl. A	4,800	74,208

		22,766,684

Commercial Banks—1.6%
Cathay Bancorp, Inc.[1]	17,400	413,250
Colonial BancGroup, Inc. (The)[1]	118,400	245,088
East West Bancorp, Inc.	54,700	873,559
First BanCorp	16,100	179,354
First Citizens BancShares, Inc., Cl. A	200	30,560
First Commonwealth Financial Corp.	700	8,666
First Horizon National Corp.	150,618	1,592,032
First Midwest Bancorp, Inc.[1]	20,600	411,382
FirstMerit Corp.	17,100	352,089
Hancock Holding Co.[1]	6,800	309,128
International Bancshares Corp.	14,400	314,352
National Penn Bancshares, Inc.[1]	33,300	483,183
Old National Bancorp[1]	30,300	550,248
Pacific Capital Bancorp	56,600	955,408
PacWest Bancorp[1]	24,411	656,656
Park National Corp.[1]	1,900	136,325
Popular, Inc.[1]	148,000	763,680
Regions Financial Corp.	163,900	1,304,644
Sterling Financial Corp., Western US1	13,000	114,400
Susquehanna Bancshares, Inc.[1]	35,900	571,169
Trustmark Corp.[1]	14,700	317,373
U.S. Bancorp	182,000	4,551,820

	Shares	Value

Commercial Banks Continued
UCBH Holdings, Inc.	55,500	$381,840
Umpqua Holdings Corp.[1]	19,600	283,612
United Community Banks, Inc.[1]	11,430	155,219
Webster Financial Corp.	55,000	757,900
Wells Fargo & Co.	197,200	5,813,456
Whitney Holding Corp.	10,000	159,900
Wintrust Financial Corp.	2,400	49,368
Zions Bancorp	17,500	428,925

		23,164,586

Consumer Finance—0.3%
AmeriCredit Corp.[1,2]	71,900	549,316
Capital One Financial Corp.	23,800	758,982
Cash America International, Inc.	33,500	916,225
Discover Financial Services	150,300	1,432,359
EZCORP, Inc., Cl. A2	8,100	123,201
Nelnet, Inc., Cl. A	11,700	167,661
Student Loan Corp. (The)	2,700	110,700

		4,058,444

Diversified Financial Services—1.6%
Bank of America Corp.	589,109	8,294,655
CIT Group, Inc.	163,200	740,928
Interactive Brokers Group, Inc., Cl. A2	39,200	701,288
JPMorgan Chase & Co.	349,444	11,017,969
NYSE Euronext	93,500	2,560,030
PHH Corp.[1,2]	24,400	310,612
Pico Holdings, Inc.[2]	400	10,632

		23,636,114

Insurance—3.7%
Allied World Assurance Holdings Ltd.	24,900	1,010,940
Allstate Corp.	44,400	1,454,544
American Financial Group, Inc.	55,200	1,262,976
American National Insurance Co.	500	36,865
AmTrust Financial Services, Inc.	3,200	37,120
Arch Capital Group Ltd.[2]	10,000	701,000
Aspen Insurance Holdings Ltd.	46,100	1,117,925
Assured Guaranty Ltd.[1]	23,000	262,200
Axis Capital Holdings Ltd.	45,300	1,319,136
Berkley (W.R.) Corp.	53,200	1,649,200
Berkshire Hathaway, Inc., Cl. B2	1,664	5,348,096
Brown & Brown, Inc.	61,200	1,279,080
Chubb Corp.[1]	114,900	5,859,900
Cincinnati Financial Corp.	25,056	728,378
CNA Financial Corp.	55,600	914,064
CNA Surety Corp.[2]	4,600	88,320
Conseco, Inc.[2]	35,800	185,444
Delphi Financial Group, Inc., Cl. A	33,300	614,052
Employers Holdings, Inc.	27,200	448,800
Endurance Specialty Holdings Ltd.	19,300	589,229
FBL Financial Group, Inc., Cl. A	1,500	23,175
Fidelity National Title Group, Inc., Cl. A	22,500	399,375
First American Corp.	5,700	164,673
Flagstone Reinsurance Holdings Ltd.	2,000	19,540
Genworth Financial, Inc., Cl. A	126,500	357,995
Hanover Insurance Group, Inc.	20,000	859,400
Harleysville Group, Inc.	9,600	333,408
Hartford Financial Services Group, Inc. (The)	31,100	510,662
HCC Insurance Holdings, Inc.	30,200	807,850
Infinity Property & Casualty Corp.	1,100	51,403
IPC Holdings Ltd.	35,100	1,049,490
Lincoln National Corp.	52,800	994,752
Loews Corp.	170,933	4,828,857
Max Capital Group Ltd.	37,700	667,290
Montpelier Re Holdings Ltd.	15,700	263,603
Nationwide Financial Services, Inc., Cl. A	8,100	422,901
Navigators Group, Inc. (The)[2]	4,900	269,059
Odyssey Re Holdings Corp.	24,600	1,274,526
Old Republic International Corp.	39,300	468,456
OneBeacon Insurance Group Ltd.	11,700	122,148
Partnerre Holdings Ltd.	14,800	1,054,796
Phoenix Cos., Inc. (The)	32,600	106,602
Platinum Underwriters Holdings Ltd.	34,700	1,251,976
ProAssurance Corp.[2]	14,300	754,754
Protective Life Corp.	73,100	1,048,985
Prudential Financial, Inc.	128,000	3,873,280
RLI Corp.	10,800	660,528
Selective Insurance Group, Inc.	24,500	561,785
StanCorp Financial Group, Inc.	25,700	1,073,489
State Auto Financial Corp.	2,400	72,144
Transatlantic Holdings, Inc.	6,400	256,384
Travelers Cos., Inc. (The)	86,100	3,891,720
United Fire & Casualty Co.	4,700	146,029
Unitrin, Inc.	31,400	500,516

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Insurance Continued
Validus Holdings Ltd.	2,000	$52,320
XL Capital Ltd., Cl. A1	53,100	196,470
Zenith National Insurance Corp.	11,700	369,369

		54,666,979

Real Estate Management & Development—0.0%
CB Richard Ellis Group, Inc., Cl. A2	59,500	257,040
Forest City Enterprises, Inc., Cl. A1	31,700	212,390
Jones Lang LaSalle, Inc.	8,100	224,370

		693,800

Thrifts & Mortgage Finance—0.1%
MGIC Investment Corp.	64,500	224,460
NewAlliance Bancshares, Inc.	15,200	200,184
Northwest Bancorp, Inc.	800	17,104
Provident Financial Services, Inc.	20,700	316,710
Tree.com, Inc.[2]	2,806	7,296

		765,754

Health Care—9.1%
Biotechnology—1.1%
Amgen, Inc.[2]	151,000	8,720,250
Celera Corp.[2]	600	6,678
Cubist Pharmaceuticals, Inc.[2]	24,100	582,256
Facet Biotech Corp.[2]	17,040	163,414
Genentech, Inc.[2]	57,600	4,775,616
Martek Biosciences Corp.[1]	17,000	515,270
PDL BioPharma, Inc.	85,200	526,536

		15,290,020

Health Care Equipment & Supplies—0.3%
American Medical Systems Holdings, Inc.[2]	3,300	29,667
Analogic Corp.	6,700	182,776
Hill-Rom Holdings, Inc.[1]	23,200	381,872
Inverness Medical Innovations, Inc.[2]	11,100	209,901
Medtronic, Inc.	32,000	1,005,440
Sirona Dental Systems, Inc.[1,2]	14,500	152,250
Steris Corp.	10,300	246,067
Zimmer Holdings, Inc.[2]	52,500	2,122,050

		4,330,023

Health Care Providers & Services—2.7%
Aetna, Inc.	465,300	13,261,050
AMERIGROUP Corp.[1,2]	48,700	1,437,624
Brookdale Senior Living, Inc.[1]	38,300	213,714
Cardinal Health, Inc.	12,700	437,769
Catalyst Health Solutions, Inc.[2]	12,500	304,375
Centene Corp.[2]	51,500	1,015,065
Chemed Corp.	22,300	886,871
CIGNA Corp.	81,700	1,376,645
Community Health Systems, Inc.[2]	13,200	192,456
Coventry Health Care, Inc.[2]	46,000	684,480
Emergency Medical Services LP, Cl. A1,2	5,300	194,033
Health Net, Inc.[2]	78,000	849,420
Healthspring, Inc.[2]	23,000	459,310
Kindred Healthcare, Inc.[2]	31,200	406,224
LifePoint Hospitals, Inc.[1,2]	42,753	976,479
Lincare Holdings, Inc.[1,2]	29,100	783,663
Magellan Health Services, Inc.[2]	7,200	281,952
Molina Healthcare, Inc.[1,2]	5,200	91,572
Omnicare, Inc.	25,300	702,328
Owens & Minor, Inc.	5,200	195,780
Pediatrix Medical Group, Inc.[2]	13,800	437,460
PharMerica Corp.[1,2]	1,000	15,670
Universal American Corp.[2]	15,400	135,828
Universal Health Services, Inc., Cl. B	21,300	800,241
VCA Antech, Inc.[2]	1,200	23,856
WellCare Health Plans, Inc.[2]	23,300	299,638
WellPoint, Inc.[2]	307,600	12,959,188

		39,422,691

Health Care Technology—0.0%
Allscripts-Misys Healthcare Solutions, Inc.	11,700	116,064
IMS Health, Inc.	11,800	178,888

		294,952

Life Sciences Tools & Services—0.1%
Thermo Fisher Scientific, Inc.[2]	19,500	664,365
Varian, Inc.[2]	8,200	274,782

		939,147

Pharmaceuticals—4.9%
Abbott Laboratories	61,200	3,266,244
Eli Lilly & Co.[1]	172,500	6,946,575
Endo Pharmaceuticals Holdings, Inc.[1,2]	41,600	1,076,608
Forest Laboratories, Inc.[2]	71,160	1,812,445
Johnson & Johnson	376,706	22,538,320
K-V Pharmaceutical Co., Cl. A1,2	2,900	8,352

	Shares	Value

Pharmaceuticals Continued
King Pharmaceuticals, Inc.[1,2]	149,700	$1,589,814
Medicis Pharmaceutical Corp., Cl. A1	72,000	1,000,800
Merck & Co., Inc.	317,900	9,664,160
Pfizer, Inc.	1,185,200	20,989,892
Sepracor, Inc.[2]	44,700	490,806
Warner Chilcott Ltd., Cl. A2	2,400	34,800
Watson Pharmaceuticals, Inc.[2]	29,700	789,129
Wyeth	34,125	1,280,029

		71,487,974

Industrials—14.1%
Aerospace & Defense—3.7%
BE Aerospace, Inc.[2]	82,800	636,732
Boeing Co.	155,700	6,643,719
Ceradyne, Inc.[2]	38,400	779,904
Cubic Corp.	8,500	231,200
DynCorp International, Inc., Cl. A2	1,500	22,755
Esterline Technologies Corp.[2]	32,500	1,231,425
General Dynamics Corp.	87,500	5,039,125
Goodrich Corp.	32,200	1,192,044
Honeywell International, Inc.	166,500	5,466,195
L-3 Communications Holdings, Inc.	52,900	3,902,962
Lockheed Martin Corp.	18,400	1,547,072
Northrop Grumman Corp.	250,700	11,291,528
Orbital Sciences Corp.[2]	19,500	380,835
Precision Castparts Corp.	47,400	2,819,352
Raytheon Co.	112,700	5,752,208
Spirit Aerosystems Holdings, Inc., Cl. A2	29,100	295,947
Triumph Group, Inc.	18,502	785,595
United Technologies Corp.	109,197	5,852,959

		53,871,557

Air Freight & Logistics—0.1%
Hub Group, Inc., Cl. A2	17,400	461,622
Pacer International, Inc.	9,700	101,171
UTi Worldwide, Inc.	17,200	246,648

		809,441

Airlines—0.3%
Alaska Air Group, Inc.[2]	16,800	491,400
Continental Airlines, Inc., Cl. B1,2	61,700	1,114,302
SkyWest, Inc.	41,500	771,900
UAL Corp.	87,600	965,352
US Airways Group, Inc.[2]	80,592	622,976

		3,965,930

Building Products—0.2%
Ameron International Corp.	700	44,044
Armstrong World Industries, Inc.	23,700	512,394
Lennox International, Inc.	34,600	1,117,234
Owens Corning, Inc.[2]	43,900	759,470
Simpson Manufacturing Co., Inc.	5,400	149,904

		2,583,046

Commercial Services & Supplies—1.3%
Administaff, Inc.	16,200	351,216
American Reprographics Co.[2]	4,200	28,980
Brink’s Co. (The)	20,000	537,600
Clean Harbors, Inc.[2]	6,000	380,640
Copart, Inc.[2]	18,600	505,734
Corporate Executive Board Co. (The)	18,900	416,934
CoStar Group, Inc.[1,2]	13,000	428,220
Deluxe Corp.	68,700	1,027,752
EnergySolutions, Inc.	2,600	14,690
Equifax, Inc.	37,800	1,002,456
First Advantage Corp., Cl. A2	4,394	62,175
HNI Corp.[1]	47,571	753,525
Interface, Inc., Cl. A	40,100	186,064
Korn-Ferry International[2]	60,900	695,478
M&F Worldwide Corp.[2]	1,000	15,450
Manpower, Inc.	34,300	1,165,857
Miller (Herman), Inc.	42,900	558,987
Monster Worldwide, Inc.[1,2]	109,700	1,326,273
MPS Group, Inc.[1,2]	124,800	939,744
Navigant Consulting, Inc.[1,2]	7,800	123,786
Pitney Bowes, Inc.	49,500	1,261,260
R.R. Donnelley & Sons Co.	73,100	992,698
Resources Connection, Inc.[2]	39,064	639,868
Robert Half International, Inc.	71,200	1,482,384
Steelcase, Inc., Cl. A	120,400	676,648
Sykes Enterprises, Inc.[2]	10,100	193,112
TrueBlue, Inc.[2]	21,800	208,626
United Stationers, Inc.[2]	8,800	294,712
Viad Corp.	5,200	128,648
Waste Management, Inc.	56,200	1,862,468
Watson Wyatt & Co. Holdings	21,100	1,009,002

		19,270,987

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Construction & Engineering—0.7%
Aecom Technology Corp.[2]	1,218	$37,429
Chicago Bridge & Iron Co. NV	70,200	705,510
EMCOR Group, Inc.[2]	70,300	1,576,829
Fluor Corp.[1]	85,700	3,845,359
Granite Construction, Inc.	26,800	1,177,324
KBR, Inc.	19,100	290,320
MasTec, Inc.[2]	41,800	484,044
Perini Corp.[2]	52,100	1,218,098
Shaw Group, Inc. (The)[2]	29,500	603,865

		9,938,778

Electrical Equipment—1.1%
Acuity Brands, Inc.[1]	38,400	1,340,544
Baldor Electric Co.	60,900	1,087,065
Belden, Inc.	55,000	1,148,400
Brady Corp., Cl. A	12,400	296,980
Cooper Industries Ltd., Cl. A	22,700	663,521
Emerson Electric Co.	145,400	5,323,094
GrafTech International Ltd.[2]	152,400	1,267,968
Hubbell, Inc., Cl. B	22,500	735,300
Regal-Beloit Corp.[1]	5,200	197,548
Rockwell Automation, Inc.	35,300	1,138,072
Roper Industries, Inc.	9,700	421,077
Smith (A.O.) Corp.	21,600	637,632
Thomas & Betts Corp.[2]	35,700	857,514
Woodward Governor Co.	39,600	911,592

		16,026,307

Industrial Conglomerates—1.8%
3M Co.	77,200	4,442,088
Carlisle Cos., Inc.	4,800	99,360
General Electric Co.	1,278,500	20,711,700
McDermott International, Inc.[2]	14,700	145,236
Tyco International Ltd.	23,475	507,060

		25,905,444

Machinery—3.9%
Actuant Corp., Cl. A	22,900	435,558
AGCO Corp.[2]	5,400	127,386
Barnes Group, Inc.	15,400	223,300
Briggs & Stratton Corp.[1]	27,700	487,243
Bucyrus International, Inc., Cl. A	42,600	788,952
Caterpillar, Inc.	216,500	9,671,055
Chart Industries, Inc.[2]	9,900	105,237
CIRCOR International, Inc.	15,500	426,250
Crane Co.	35,500	612,020
Cummins, Inc.[1]	213,875	5,716,879
Deere & Co.	43,100	1,651,592
Dover Corp.	51,900	1,708,548
Eaton Corp.	2,200	109,362
EnPro Industries, Inc.[2]	22,652	487,924
Flowserve Corp.	4,500	231,750
Gardner Denver, Inc.[2]	49,985	1,166,650
Graco, Inc.	29,300	695,289
Harsco Corp.	39,100	1,082,288
IDEX Corp.	40,700	982,905
Illinois Tool Works, Inc.	122,800	4,304,140
Ingersoll-Rand Co. Ltd., Cl. A	243,500	4,224,725
Joy Global, Inc.	34,000	778,260
Kennametal, Inc.	66,200	1,468,978
Lincoln Electric Holdings, Inc.[1]	22,300	1,135,739
Manitowoc Co., Inc. (The)	106,500	922,290
Mueller Industries, Inc.	34,400	862,752
Mueller Water Products, Inc., Cl. A1	58,900	494,760
Navistar International Corp.[2]	23,100	493,878
Nordson Corp.[1]	23,700	765,273
Oshkosh Corp.	80,300	713,867
Parker-Hannifin Corp.	203,800	8,669,652
Robbins & Myers, Inc.	35,200	569,184
Sauer-Danfoss, Inc.	1,700	14,875
Terex Corp.[2]	26,200	453,784
Timken Co.	76,600	1,503,658
Titan International, Inc.[1]	40,800	336,600
Toro Co. (The)[1]	36,600	1,207,800
Trinity Industries, Inc.[1]	59,900	944,024
Wabtec Corp.	1,700	67,575
Watts Water Technologies, Inc., Cl. A1	29,000	724,130

		57,366,132

Marine—0.1%
Alexander & Baldwin, Inc.[1]	12,900	323,274
Excel Maritime Carriers Ltd.[1]	6,700	47,168
Genco Shipping & Trading Ltd.[1]	34,300	507,640
Kirby Corp.[2]	7,600	207,936
TBS International Ltd., Cl. A1,2	1,600	16,048

		1,102,066

Road & Rail—0.6%
Amerco[1,2]	1,600	55,248
Arkansas Best Corp.[1]	35,100	1,056,861

	Shares	Value

Road & Rail Continued
Avis Budget Group, Inc.[2]	52,800	$36,960
CSX Corp.	37,700	1,224,119
Heartland Express, Inc.	18,500	291,560
Hertz Global Holdings, Inc.[1,2]	139,800	708,786
Norfolk Southern Corp.[1]	108,800	5,119,040
Old Dominion Freight Line, Inc.[2]	1,200	34,152
Ryder Systems, Inc.	2,400	93,072
Werner Enterprises, Inc.	54,700	948,498
YRC Worldwide, Inc.[1,2]	28,300	81,221

		9,649,517

Trading Companies & Distributors—0.3%
Applied Industrial Technologies, Inc.	27,900	527,868
GATX Corp.	12,700	393,319
MSC Industrial Direct Co., Inc., Cl. A1	26,800	987,044
RSC Holdings, Inc.[2]	10,700	91,164
Textainer Group Holdings Ltd.	5,200	55,120
United Rentals, Inc.[1,2]	100,412	915,757
Watsco, Inc.[1]	12,900	495,360
WESCO International, Inc.[2]	56,900	1,094,187

		4,559,819

Information Technology—22.8%
Communications Equipment—3.2%
3Com Corp.[2]	227,800	519,384
ADTRAN, Inc.	54,700	813,936
Avocent Corp.[2]	57,000	1,020,870
Brocade Communications Systems, Inc.[2]	315,100	882,280
Ciena Corp.[1,2]	93,300	625,110
Cisco Systems, Inc.[2]	1,400,100	22,821,630
CommScope, Inc.[2]	68,500	1,064,490
Comtech Telecommunications Corp.[2]	6,700	306,994
Corning, Inc.	210,300	2,004,159
EchoStar Holding Corp.[1,2]	31,660	470,784
Emulex Corp.[2]	128,200	894,836
F5 Networks, Inc.[2]	66,900	1,529,334
Harris Corp.	33,600	1,278,480
InterDigital, Inc.[2]	37,600	1,034,000
JDS Uniphase Corp.[2]	293,700	1,072,005
Plantronics, Inc.	69,400	916,080
Polycom, Inc.[1,2]	49,700	671,447
QUALCOMM, Inc.	183,800	6,585,554
Sonus Networks, Inc.[2]	4,400	6,952
Starent Networks Corp.[2]	6,700	79,931
Tekelec, Inc.[2]	50,700	676,338
Tellabs, Inc.[2]	322,300	1,327,876
ViaSat, Inc.[2]	3,800	91,504

		46,693,974

Computers & Peripherals—5.0%
Apple, Inc.[2]	98,300	8,389,905
Avid Technology, Inc.[2]	15,700	171,287
Dell, Inc.[2]	80,900	828,416
Electronics for Imaging, Inc.[2]	22,300	213,188
EMC Corp.[2]	309,400	3,239,418
Hewlett-Packard Co.	670,700	24,339,703
Intermec, Inc.[2]	18,800	249,664
International Business Machines Corp.	295,500	24,869,280
Lexmark International, Inc., Cl. A1,2	48,300	1,299,270
NCR Corp.[2]	75,300	1,064,742
NetApp, Inc.[2]	46,300	646,811
QLogic Corp.[2]	114,000	1,532,160
SanDisk Corp.[2]	90,800	871,680
Seagate Technology	426,600	1,889,838
Sun Microsystems, Inc.[2]	236,300	902,666
Synaptics, Inc.[1,2]	44,500	736,920
Teradata Corp.[2]	52,900	784,507
Western Digital Corp.[2]	76,300	873,635

		72,903,090

Electronic Equipment & Instruments—1.2%
Agilent Technologies, Inc.[2]	117,400	1,834,962
Amphenol Corp., Cl. A	34,700	832,106
Anixter International, Inc.[1,2]	26,100	786,132
Arrow Electronics, Inc.[2]	60,800	1,145,472
Avnet, Inc.[2]	67,200	1,223,712
AVX Corp.	28,200	223,908
Benchmark Electronics, Inc.[2]	83,200	1,062,464
Cogent, Inc.[1,2]	35,400	480,378
Cognex Corp.	11,500	170,200
Coherent, Inc.[2]	15,367	329,776
Dolby Laboratories, Inc., Cl. A2	23,300	763,308
Ingram Micro, Inc., Cl. A2	92,000	1,231,880
Itron, Inc.[1,2]	9,300	592,782
Jabil Circuit, Inc.	125,500	847,125
L-1 Identity Solutions, Inc.[2]	10,000	67,400
Littlefuse, Inc.[2]	500	8,300
Molex, Inc.	73,100	1,059,219

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Electronic Equipment & Instruments Continued
MTS Systems Corp.	1,200	$31,968
National Instruments Corp.	29,100	708,876
Plexus Corp.[2]	19,500	330,525
Rofin-Sinar Technologies, Inc.[2]	12,100	249,018
ScanSource, Inc.[2]	2,800	53,956
SYNNEX Corp.[1,2]	14,100	159,753
Tech Data Corp.[2]	18,975	338,514
Technitrol, Inc.	5,700	19,836
Trimble Navigation Ltd.[2]	53,800	1,162,618
Tyco Electronics Ltd.	78,200	1,267,622
Vishay Intertechnology, Inc.[2]	190,100	650,142

		17,631,952

Internet Software & Services—0.9%
Akamai Technologies, Inc.[1,2]	67,100	1,012,539
Digital River, Inc.[2]	43,200	1,071,360
EarthLink, Inc.[2]	95,900	648,284
eBay, Inc.[2]	162,700	2,271,292
Google, Inc., Cl. A2	12,500	3,845,625
IAC/InterActiveCorp[2]	1,325	20,842
j2 Global Communications, Inc.[1,2]	57,800	1,158,312
Open Text Corp.[1,2]	22,400	674,912
RealNetworks, Inc.[2]	8,500	30,005
Sohu.com, Inc.[2]	16,200	766,908
ValueClick, Inc.[2]	94,900	649,116
VeriSign, Inc.[2]	51,400	980,712
VistaPrint Ltd.[1,2]	12,500	232,625
WebMD Health Corp., Cl. A2	300	7,077

		13,369,609

IT Services—0.9%
Acxiom Corp.	87,900	712,869
Affiliated Computer Services, Inc., Cl. A2	5,200	238,940
Broadridge Financial Solutions, Inc.	69,400	870,276
Computer Sciences Corp.[1,2]	44,900	1,577,786
Convergys Corp.[2]	155,100	994,191
CSG Systems International, Inc.[2]	25,300	441,991
DST Systems, Inc.[1,2]	18,200	691,236
Euronet Worldwide, Inc.[1,2]	1,100	12,771
Fidelity National Information Services, Inc.	24,600	400,242
Gartner, Inc.[1,2]	37,600	670,408
Heartland Payment Systems, Inc.[1]	6,700	117,250
Hewitt Associates, Inc.[2]	28,700	814,506
NeuStar, Inc., Cl. A2	38,400	734,592
Perot Systems Corp., Cl. A2	68,900	941,863
Sapient Corp.[2]	85,100	377,844
Syntel, Inc.	3,500	80,920
TeleTech Holdings, Inc.[2]	47,100	393,285
Total System Services, Inc.	60,500	847,000
Unisys Corp.[2]	110,400	93,840
Western Union Co.	161,800	2,320,212

		13,332,022

Office Electronics—0.7%
Xerox Corp.	1,147,200	9,143,184
Zebra Technologies Corp., Cl. A2	50,200	1,017,052

		10,160,236

Semiconductors & Semiconductor Equipment—5.0%
Advanced Micro Devices, Inc.[1,2]	21,600	46,656
Altera Corp.[1]	103,800	1,734,498
Amkor Technology, Inc.[2]	197,172	429,835
Analog Devices, Inc.	81,300	1,546,326
Applied Materials, Inc.	886,100	8,976,193
Atheros Communications, Inc.[1,2]	48,900	699,759
Atmel Corp.[2]	167,700	524,901
Broadcom Corp., Cl. A2	109,700	1,861,609
Cabot Microelectronics Corp.[1,2]	13,300	346,731
Cymer, Inc.[2]	24,276	531,887
Entegris, Inc.[2]	31,300	68,547
Fairchild Semiconductor International, Inc., Cl. A2	163,200	798,048
FEI Co.[2]	7,500	141,450
Integrated Device Technology, Inc.[2]	189,200	1,061,412
Intel Corp.	1,632,500	23,932,450
International Rectifier Corp.[2]	30,100	406,350
Intersil Corp., Cl. A	97,600	896,944
KLA-Tencor Corp.	56,600	1,233,314
LSI Corp.[2]	303,600	998,844
Marvell Technology Group Ltd.[2]	161,600	1,077,872
MEMC Electronic Materials, Inc.[2]	70,900	1,012,452
Microsemi Corp.[2]	18,100	228,784
MKS Instruments, Inc.[2]	60,400	893,316
National Semiconductor Corp.	70,500	709,935
Novellus Systems, Inc.[2]	80,200	989,668
NVIDIA Corp.[2]	137,800	1,112,046
ON Semiconductor Corp.[2]	72,800	247,520
PMC-Sierra, Inc.[2]	167,600	814,536
Power Integrations, Inc.	4,200	83,496

	Shares	Value

Semiconductors & Semiconductor Equipment Continued
RF Micro Devices, Inc.[2]	76,800	$59,904
Semtech Corp.[2]	81,700	920,759
Silicon Laboratories, Inc.[1,2]	43,600	1,080,408
Skyworks Solutions, Inc.[1,2]	82,900	459,266
Teradyne, Inc.[2]	237,100	1,000,562
Tessera Technologies, Inc.[2]	18,500	219,780
Texas Instruments, Inc.	861,700	13,373,584
Varian Semiconductor Equipment Associates, Inc.[2]	33,500	607,020
Verigy Ltd.[2]	39,000	375,180
Xilinx, Inc.	70,200	1,250,964

		72,752,806

Software—5.9%
Adobe Systems, Inc.[2]	25,400	540,766
Advent Software, Inc.[1,2]	3,300	65,901
Amdocs Ltd.[2]	71,200	1,302,248
Ansys, Inc.[2]	24,900	694,461
Autodesk, Inc.[2]	67,900	1,334,235
Blackbaud, Inc.	600	8,100
BMC Software, Inc.[2]	18,400	495,144
CA, Inc.[1]	181,900	3,370,607
Cadence Design Systems, Inc.[2]	210,700	771,162
Check Point Software Technologies Ltd.[2]	30,000	569,700
Citrix Systems, Inc.[2]	47,500	1,119,575
Compuware Corp.[2]	180,500	1,218,375
Concur Technologies, Inc.[1,2]	11,700	383,994
FactSet Research Systems, Inc.[1]	18,800	831,712
Fair Isaac Corp.	65,100	1,097,586
Henry (Jack) & Associates, Inc.	23,600	458,076
Informatica Corp.[2]	34,300	470,939
Lawson Software, Inc.[2]	48,800	231,312
Mentor Graphics Corp.[2]	37,100	191,807
MICROS Systems, Inc.[2]	33,400	545,088
Microsoft Corp.	1,673,700	32,536,728
MicroStrategy, Inc., Cl. A2	2,200	81,686
Net 1 UEPS Technologies, Inc.[2]	35,900	491,830
Nuance Communications, Inc.[2]	79,200	820,512
Oracle Corp.[2]	813,267	14,419,224
Parametric Technology Corp.[2]	88,400	1,118,260
Progress Software Corp.[2]	18,100	348,606
Quest Software, Inc.[2]	66,200	833,458
Solera Holdings, Inc.[2]	12,300	296,430
Sybase, Inc.[2]	50,000	1,238,500
Symantec Corp.[1,2]	1,007,800	13,625,456
Synopsys, Inc.[2]	61,500	1,138,980
Take-Two Interactive Software, Inc.	65,800	497,448
THQ, Inc.[2]	15,900	66,621
TIBCO Software, Inc.[2]	218,400	1,133,496
Wind River Systems, Inc.[2]	76,700	692,601

		85,040,624

Materials—5.5%
Chemicals—1.7%
Air Products & Chemicals, Inc.	8,900	447,403
Ashland, Inc.	90,258	948,612
Cabot Corp.	8,000	122,400
Celanese Corp., Series A	52,500	652,575
CF Industries Holdings, Inc.	18,700	919,292
Chemtura Corp.	161,700	226,380
Cytec Industries, Inc.	25,100	532,622
Dow Chemical Co. (The)	66,500	1,003,485
E.I. du Pont de Nemours & Co.	27,900	705,870
Eastman Chemical Co.	23,000	729,330
Ferro Corp.	28,200	198,810
Fuller (H.B.) Co.	46,600	750,726
Koppers Holdings, Inc.	9,300	201,066
Minerals Technologies, Inc.	15,800	646,220
Monsanto Co.	67,700	4,762,695
Mosaic Co. (The)	197,900	6,847,340
Nalco Holding Co.[1]	51,600	595,464
NewMarket Corp.	10,000	349,100
NOVA Chemicals Corp.	56,200	268,074
Olin Corp.	28,700	518,896
OM Group, Inc.[2]	1,200	25,332
Rockwood Holdings, Inc.[2]	24,000	259,200
RPM International, Inc.	56,000	744,240
Scotts Miracle-Gro Co. (The), Cl. A	15,700	466,604
Terra Industries, Inc.	55,300	921,851
Valhi, Inc.[1]	3,000	32,100
Valspar Corp. (The)	42,000	759,780
W.R. Grace & Co.[2]	6,400	38,208
Westlake Chemical Corp.[1]	20,200	329,058

		25,002,733

Containers & Packaging—0.4%
Owens-Illinois, Inc.[2]	53,800	1,470,354
Packaging Corp. of America	25,700	345,922
Rock-Tenn Co., Cl. A	17,900	611,822
Sealed Air Corp.	64,900	969,606

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Containers & Packaging Continued
Smurfit-Stone Container Corp.[2]	123,300	$31,442
Sonoco Products Co.	43,000	995,880
Temple-Inland, Inc.[1]	161,300	774,240

		5,199,266

Metals & Mining—3.2%
AK Steel Holding Corp.	112,900	1,052,228
Alcoa, Inc.[1]	714,800	8,048,648
Allegheny Technologies, Inc.	34,200	873,126
Carpenter Technology Corp.	56,600	1,162,564
Century Aluminum Co.[1,2]	62,200	622,000
Commercial Metals Co.	77,400	918,738
Compass Minerals International, Inc.	4,900	287,434
Freeport-McMoRan Copper & Gold, Inc., Cl. B1	292,900	7,158,476
Kaiser Aluminum Corp.	9,000	202,680
Nucor Corp.	239,000	11,041,800
Olympic Steel, Inc.	2,500	50,925
Reliance Steel & Aluminum Co.	43,200	861,408
RTI International Metals, Inc.[1,2]	1,700	24,327
Schnitzer Steel Industries, Inc.[1]	32,600	1,227,390
Southern Copper Corp.[1]	669,500	10,752,170
United States Steel Corp.	39,600	1,473,120
Worthington Industries, Inc.[1]	47,400	522,348

		46,279,382

Paper & Forest Products—0.2%
Domtar Corp.[2]	369,000	616,230
International Paper Co.	148,900	1,757,020
Louisiana-Pacific Corp.	28,900	45,084
MeadWestvaco Corp.	31,100	348,009

		2,766,343

Telecommunication Services—3.3%
Diversified Telecommunication Services—2.9%
AT&T, Inc.	866,128	24,684,648
Cincinnati Bell, Inc.[2]	108,300	209,019
Embarq Corp.	50,200	1,805,192
Global Crossing Ltd.[2]	7,800	61,932
NTELOS Holdings Corp.	25,000	616,500
Premiere Global Services, Inc.[2]	30,500	262,605
Qwest Communications International, Inc.[1]	375,200	1,365,728
tw telecom, Inc.[2]	107,800	913,066
Verizon Communications, Inc.	334,656	11,344,838
Windstream Corp.	122,100	1,123,320

		42,386,848

Wireless Telecommunication Services—0.4%
Centennial Communications Corp.[2]	35,800	288,548
NII Holdings, Inc.[2]	44,500	809,010
Sprint Nextel Corp.[2]	951,023	1,740,372
Syniverse Holdings, Inc.[2]	49,000	585,060
Telephone & Data Systems, Inc.	42,300	1,343,025
United States Cellular Corp.[2]	16,800	726,432

		5,492,447

Utilities—0.6%
Electric Utilities—0.3%
Duke Energy Corp.	269,500	4,045,195
UniSource Energy Corp.	17,400	510,864

		4,556,059

Energy Traders—0.1%
Mirant Corp.[2]	40,900	771,783
Reliant Energy, Inc.[2]	104,400	603,432

		1,375,215

Gas Utilities—0.1%
Laclede Group, Inc. (The)	10,900	510,556
South Jersey Industries, Inc.	300	11,955
Southwest Gas Corp.	9,700	244,634
WGL Holdings, Inc.	10,900	356,321

		1,123,466

Multi-Utilities—0.1%
Avista Corp.	37,000	717,060
CH Energy Group, Inc.	2,700	138,753
Integrys Energy Group, Inc.	8,100	348,139

		1,203,952

Total Common Stocks (Cost $1,817,887,648)		1,441,273,187

Other Securities—0.0%
Seagate Technology International, Inc.[2,3,4] (Cost $0)	31,000	3,100

Preferred Stocks—0.0%
Wachovia Corp., Dividend Equalization Preferred Shares[2,3] (Cost $0)	6,000	8

	Units

Rights, Warrants and Certificates—0.0%
Dime Bancorp, Inc. Wts., Strike Price $1, Exp. 1/2/10[2]	31,900	638
Progress Energy, Inc., Contingent Value Obligation[2,3]	32,000	10,560

Total Rights, Warrants and Certificates (Cost $0)		11,198

	Shares	Value

Investment Company—0.5%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[5,6] (Cost $7,043,996)	7,043,996	$7,043,996
Total Investments, at Value (excluding Investments Purchased with Cash Collateral from Securities Loaned) (Cost $1,824,931,644)		1,448,331,489

	Principal
	Amount/Shares

Investments Purchased with Cash Collateral from Securities Loaned—7.2%[7]
ANZ National (Int’l) Ltd., 0.34%, 3/6/09	$4,000,000	3,999,064
CAM US Finance SA Unipersonal, 3.24%, 2/2/09	4,500,000	4,493,547
CC USA, Inc., 0.35%, 2/13/09	1,500,000	1,492,944
GSAA Home Equity Trust, Series 2005-15, Cl. 2A1, 0.56%, 1/26/09	510,456	451,277
OFI Liquid Assets Fund, LLC, 1.71% [5,6]	93,229,008	93,229,008

Total Investments Purchased with Cash Collateral from Securities Loaned (Cost $103,739,160)		103,665,840

Total Investments, at Value (Cost $1,928,670,804)	106.9%	1,551,997,329
Liabilities in Excess of Other Assets	(6.9)	(99,534,290)

Net Assets	100.0%	$1,452,463,039

Industry classifications are unaudited.

Footnotes to Statement of Investments

1.	Partial or fully-loaned security. See Note 6 of accompanying Notes.

2.	Non-income producing security.

3.	Illiquid security. The aggregate value of illiquid securities as of December 31, 2008 was $13,668, which represents less than 0.005% of the Fund’s net assets. See Note 5 of accompanying Notes.

4.	Escrow shares received as the result of issuer reorganization.

5.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

OFI Liquid Assets Fund, LLC	—	880,960,875	787,731,867	93,229,008
Oppenheimer Institutional Money Market Fund, Cl. E	15,628,720	535,769,480	544,354,204	7,043,996

			Value	Income

OFI Liquid Assets Fund, LLC			$93,229,008	$855,830	[a]
Oppenheimer Institutional Money Market Fund, Cl. E			7,043,996	363,249

			$100,273,004	$1,219,079

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

6.	Rate shown is the 7-day yield as of December 31, 2008.

7.	The security/securities have been segregated to satisfy the forward commitment to return the cash collateral received in securities lending transactions upon the borrower’s return of the securities loaned. See Note 6 of accompanying Notes.

STATEMENT OF INVESTMENTS Continued
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*

Level 1—Quoted Prices	$1,541,546,199	$—
Level 2—Other Significant Observable Inputs	10,451,130	—
Level 3—Significant Unobservable Inputs	—	—

Total	$1,551,997,329	$—

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,828,397,800)	$1,451,724,325
Affiliated companies (cost $100,273,004)	100,273,004

1,551,997,329
Cash	1,934,570
Receivables and other assets:
Dividends	2,240,977
Investments sold	1,155,974
Due from Manager	19
Other	236,560

Total assets	1,557,565,429

Liabilities
Return of collateral for securities loaned	103,600,720
Payables and other liabilities:
Shares of beneficial interest redeemed	721,396
Distribution and service plan fees	597,492
Shareholder communications	86,063
Investments purchased	32,123
Trustees’ compensation	13,276
Transfer and shareholder servicing agent fees	1,720
Other	49,600

Total liabilities	105,102,390

Net Assets	$1,452,463,039

Composition of Net Assets
Par value of shares of beneficial interest	$100,405
Additional paid-in capital	2,086,211,841
Accumulated net investment income	24,769,636
Accumulated net realized loss on investments	(281,945,368)
Net unrealized depreciation on investments	(376,673,475)

Net Assets	$1,452,463,039

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $432,360,158 and 29,686,094 shares of beneficial interest outstanding)	$14.56
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,020,102,881 and 70,718,803 shares of beneficial interest outstanding)	$14.42
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $2,950)	$38,981,517
Affiliated companies	363,249
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	527,756
Affiliated companies	855,830
Interest	26,476

Total investment income	40,754,828

Expenses
Management fees	12,491,552
Distribution and service plan fees—Service shares	3,174,088
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Shareholder communications:
Non-Service shares	53,996
Service shares	112,985
Trustees’ compensation	46,079
Custodian fees and expenses	11,848
Other	83,054

Total expenses	15,993,590
Less reduction to custodian expenses	(857)
Less waivers and reimbursements of expenses	(11,091)

Net expenses	15,981,642

Net Investment Income	24,773,186

Realized and Unrealized Loss
Net realized loss on investments from unaffiliated companies	(267,651,680)
Net change in unrealized depreciation on investments	(632,729,270)

Net Decrease in Net Assets Resulting from Operations	$(875,607,764)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment income	$24,773,186	$26,378,059
Net realized gain (loss)	(267,651,680)	194,658,587
Net change in unrealized appreciation (depreciation)	(632,729,270)	(129,622,213)

Net increase (decrease) in net assets resulting from operations	(875,607,764)	91,414,433

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(10,725,797)	(10,356,753)
Service shares	(15,635,174)	(9,852,371)

	(26,360,971)	(20,209,124)
Distributions from net realized gain:
Non-Service shares	(46,604,473)	—
Service shares	(82,181,746)	—

	(128,786,219)	—

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(112,358,225)	(175,658,859)
Service shares	223,159,438	331,431,603

	110,801,213	155,772,744

Net Assets
Total increase (decrease)	(919,953,741)	226,978,053
Beginning of period	2,372,416,780	2,145,438,727

End of period (including accumulated net investment income of $24,769,636 and $26,296,748, respectively)	$1,452,463,039	$2,372,416,780

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$25.61	$24.78	$21.79	$20.84	$19.20
Income (loss) from investment operations:
Net investment income[1]	.29	.33	.27	.26	.27
Net realized and unrealized gain (Loss)	(9.64)	.75	2.98	.97	1.53

Total from investment operations	(9.35)	1.08	3.25	1.23	1.80
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.32)	(.25)	(.26)	(.28)	(.16)
Distributions from net realized gain	(1.38)	—	—	—	—

Total dividends and/or distributions to shareholders	(1.70)	(.25)	(.26)	(.28)	(.16)
Net asset value, end of period	$14.56	$25.61	$24.78	$21.79	$20.84

Total Return, at Net Asset Value[2]	(38.47)%	4.43%	15.03%	5.98%	9.46%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$432,360	$907,727	$1,046,146	$1,121,476	$1,238,948
Average net assets (in thousands)	$670,994	$1,006,655	$1,054,522	$1,156,299	$1,216,081
Ratios to average net assets:[3]
Net investment income	1.42%	1.28%	1.19%	1.26%	1.39%
Total expenses	0.66%[4,5,6]	0.65%[4,5,6]	0.66%[4,5]	0.67%[6]	0.67%[6]
Portfolio turnover rate	132%	111%	100%	88%	82%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.66%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%
5.	Waiver or reimbursement of indirect management fees less than 0.005%.

6.	Reduction to custodian expenses less than 0.005%.
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$25.38	$24.58	$21.63	$20.70	$19.10
Income (loss) from investment operations:
Net investment income[1]	.24	.26	.22	.21	.25
Net realized and unrealized gain (loss)	(9.56)	.75	2.95	.96	1.49

Total from investment operations	(9.32)	1.01	3.17	1.17	1.74
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.26)	(.21)	(.22)	(.24)	(.14)
Distributions from net realized gain	(1.38)	—	—	—	—

Total dividends and/or distributions to shareholders	(1.64)	(.21)	(.22)	(.24)	(.14)
Net asset value, end of period	$14.42	$25.38	$24.58	$21.63	$20.70

Total Return, at Net Asset Value[2]	(38.63)%	4.15%	14.76%	5.74%	9.15%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,020,103	$1,464,690	$1,099,293	$598,348	$372,845
Average net assets (in thousands)	$1,268,430	$1,315,488	$810,181	$462,272	$262,660
Ratios to average net assets:[3]
Net investment income	1.20%	1.03%	0.95%	1.02%	1.30%
Total expenses	0.91%[4,5,6]	0.90%[4,5,6]	0.91%[4,5]	0.91%[6]	0.92%[6]
Portfolio turnover rate	132%	111%	100%	88%	82%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.90%
Year Ended December 31, 2006	0.91%
5.	Waiver or reimbursement of indirect management fees less than 0.005%.

6.	Reduction to custodian expenses less than 0.005%.
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Main Street Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek high total return. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. The Fund’s investment in LAF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost
Undistributed	Undistributed	Accumulated	of Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$24,782,907	$—	$248,263,528	$410,355,317

1.	As of December 31, 2008, the Fund had $217,993,206 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforward were as follows:

Expiring

2016	$217,993,206
2.	As of December 31, 2008, the Fund had $30,270,322 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2007, the Fund utilized $51,195,980 of capital loss carryforward to offset capital gains realized in that fiscal year.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

Increase
Increase	to Accumulated
to Accumulated	Net Realized Loss
Net Investment Income	on Investments
|
$60,673	$60,673

The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$48,772,351	$20,209,124
Long-term capital gain	106,374,839	—

Total	$155,147,190	$20,209,124

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$1,962,352,646
Federal tax cost of other investments	(69,838)

Total federal tax cost	$1,962,282,808

Gross unrealized appreciation	$98,174,535
Gross unrealized depreciation	(508,529,852)

Net unrealized depreciation	$(410,355,317)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	4,118,231	$80,935,200	2,948,386	$76,016,214
Dividends and/or distributions reinvested	2,774,941	57,330,270	425,853	10,356,753
Redeemed	(12,645,946)	(250,623,695)	(10,151,162)	(262,031,826)

Net decrease	(5,752,774)	$(112,358,225)	(6,776,923)	$(175,658,859)

Service Shares
Sold	17,273,881	$299,271,029	18,707,352	$478,137,931
Dividends and/or distributions reinvested	4,768,240	97,748,917	407,708	9,846,137
Redeemed	(9,024,762)	(173,860,508)	(6,139,866)	(156,552,465)

Net increase	13,017,359	$223,159,438	12,975,194	$331,431,603

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$2,588,552,424	$2,601,405,624
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60

Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,065 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $11,091 for IMMF management fees.
5. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
6. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand. As of December 31, 2008, the Fund had on loan securities valued at $103,659,542. Collateral of $103,600,720 was received for the loans, all of which was received in cash and subsequently invested in approved instruments or held as cash.

NOTES TO FINANCIAL STATEMENTS Continued
7. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
8. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.
  Conclusions. These factors were also considered by the independent Trustees meeting separately from the full Board, assisted by experienced counsel to the Fund and to the independent Trustees. Fund counsel and the independent Trustees’ counsel are independent of the Manager within the meaning and intent of the Securities and Exchange Commission Rules.
     Based on its review of the information it received and its evaluations described above, the Board, including a majority of the independent Trustees, decided to continue the Agreement for another year. In arriving at this decision, the Board did not single out any factor or factors as being more important than others, but considered all of the above information, and considered the terms and conditions of the Agreement, including the management fee, in light of all of the surrounding circumstances.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Main Street Small Cap Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Small Cap Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value
Common Stocks—98.2%
Consumer Discretionary—16.3%
Auto Components—1.0%
American Axle & Manufacturing Holdings, Inc.[1]	137,800	$398,242
Amerigon, Inc.[1,2]	2,800	9,128
ArvinMeritor, Inc.[1]	140,271	399,772
Autoliv, Inc.	57,800	1,240,388
Cooper Tire & Rubber Co.	116,476	717,492
Drew Industries, Inc.[2]	34,800	417,600
Exide Technologies[2]	42,200	223,238
Fuel Systems Solutions, Inc.[2]	579	18,968
Goodyear Tire & Rubber Co. (The)[2]	30,500	182,085
Hayes Lemmerz International, Inc.[2]	7,500	3,375
Lear Corp.[2]	146,400	206,424
Modine Manufacturing Co.	28,374	138,181
Shiloh Industries, Inc.	2,700	8,100
Stoneridge, Inc.[2]	44,487	202,861
Superior Industries International, Inc.[1]	32,100	337,692
Tenneco, Inc.[1,2]	145,900	430,405
TRW Automotive Holdings Corp.[2]	168,600	606,960
Visteon Corp.[2]	15,700	5,495
WABCO Holdings, Inc.	42,500	671,075

		6,217,481

Automobiles—0.2%
Thor Industries, Inc.[1]	66,000	869,880
Winnebago Industries, Inc.	31,500	189,945

		1,059,825

Distributors—0.0%
Core-Mark Holding Co., Inc.[2]	4,900	105,448
Diversified Consumer Services—0.6%
Career Education Corp.[1,2]	41,700	748,098
Coinstar, Inc.[2]	3,000	58,530
Noah Education Holdings Ltd., ADR[1]	19,500	61,425
Pre-Paid Legal Services, Inc.[1,2]	7,105	264,945
Regis Corp.	66,800	970,604
Service Corp. International	38,600	191,842
Steiner Leisure Ltd.[2]	23,738	700,746
Stewart Enterprises, Inc.[1]	97,800	294,378
Universal Technical Institute, Inc.[2]	19,400	333,098

		3,623,666

Hotels, Restaurants & Leisure—2.5%
AFC Enterprises, Inc.[2]	5,200	24,388
Ameristar Casinos, Inc.[1]	19,900	171,936
Bally Technologies, Inc.[2]	15,400	370,062
BJ’s Restaurants, Inc.[2]	9,100	98,007
Bob Evans Farms, Inc.	69,014	1,409,956
Boyd Gaming Corp.[1]	115,617	546,868
Brinker International, Inc.[1]	110,920	1,169,097
California Pizza Kitchen, Inc.[2]	39,200	420,224
CEC Entertainment, Inc.[2]	53,070	1,286,948
Cheesecake Factory, Inc. (The)[2]	37,042	374,124
Churchill Downs, Inc.	4,100	165,722
CKE Restaurants, Inc.	74,000	642,320
Cracker Barrel Old Country Store, Inc.[1]	41,550	855,515
Denny’s Corp.[2]	186,300	370,737
DineEquity, Inc.[1]	13,400	154,904
Domino’s Pizza, Inc.[2]	6,200	29,202
Dover Downs Gaming & Entertainment, Inc.	2,100	6,678
International Speedway Corp., Cl. A	21,200	609,076
Interval Leisure Group, Inc.[2]	14,720	79,341
Isle of Capri Casinos, Inc.[1,2]	16,500	52,800
Jack in the Box, Inc.[2]	46,000	1,016,140
Krispy Kreme Doughnuts, Inc.[1,2]	57,700	96,936
Life Time Fitness, Inc.[1,2]	16,821	217,832
Marcus Corp. (The)	19,500	316,485
Morgans Hotel Group Co.[2]	3,500	16,310
O’Charley’s, Inc.	5,400	10,800
Orient-Express Hotel Ltd., Cl. A1	25,600	196,096
Panera Bread Co., Cl. A1,2	14,800	773,152
Peet’s Coffee & Tea, Inc.[2]	3,900	90,675
Pinnacle Entertainment, Inc.[1,2]	36,100	277,248
Red Robin Gourmet Burgers, Inc.[2]	16,500	277,695
Riviera Holdings Corp.[2]	700	2,100
Ruby Tuesday, Inc.[2]	52,000	81,120
Shuffle Master, Inc.[2]	20,096	99,676
Sonic Corp.[2]	13,600	165,512
Speedway Motorsports, Inc.	25,479	410,467
Steak n Shake Co. (The)[1,2]	20,800	123,760
Town Sports International Holdings, Inc.[2]	9,300	29,667
Vail Resorts, Inc.[1,2]	19,500	518,700
WMS Industries, Inc.[1,2]	49,314	1,326,547
Wyndham Worldwide Corp.	72,643	475,812

		15,360,635

Household Durables—1.6%
American Greetings Corp., Cl. A1	99,355	752,117
Beazer Homes USA, Inc.[2]	78,000	123,240

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Household Durables Continued
Blyth, Inc.	66,080	$518,067
Brookfield Homes Corp.	3,300	14,256
Cavco Industries, Inc.[1,2]	3,900	104,871
Centex Corp.[1]	43,000	457,520
Champion Enterprises, Inc.[2]	132,900	74,424
CSS Industries, Inc.[1]	12,350	219,089
Ethan Allen Interiors, Inc.[1]	26,800	385,116
Furniture Brands International, Inc.[1]	81,300	179,673
Harman International Industries, Inc.	46,700	781,291
Helen of Troy Ltd.[2]	44,710	776,166
Hooker Furniture Corp.[1]	20,210	154,809
Hovnanian Enterprises, Inc., Cl. A1,2	164,798	283,453
Jarden Corp.[2]	10,300	118,450
KB Home[1]	31,200	424,944
La-Z-Boy, Inc.[1]	98,749	214,285
Lennar Corp., Cl. A1	123,900	1,074,213
M/I Homes, Inc.	29,836	314,471
MDC Holdings, Inc.	3,600	109,080
Meritage Homes Corp.[2]	44,400	540,348
National Presto Industries, Inc.	8,100	623,700
Palm Harbor Homes, Inc.[1,2]	6,600	32,868
Ryland Group, Inc. (The)[1]	49,900	881,733
Sealy Corp.	59,220	148,642
Standard Pacific Corp.[2]	27,900	49,662
Tempur-Pedic International, Inc.[1]	75,500	535,295
Universal Electronics, Inc.[2]	300	4,866

		9,896,649

Internet & Catalog Retail—0.9%
1-800-FLOWERS.com, Inc.[2]	68,600	262,052
Bidz.com, Inc.[1,2]	4,100	18,860
Blue Nile, Inc.[1,2]	10,400	254,696
Expedia, Inc.[2]	43,400	357,616
Gaiam, Inc.[2]	8,300	38,346
HSN, Inc.[2]	13,420	97,563
Liberty Media Corp.-Interactive, Series A2	71,700	223,704
NetFlix.com, Inc.[1,2]	57,700	1,724,653
NutriSystem, Inc.[1]	51,050	744,820
Orbitz Worldwide, Inc.[2]	32,500	126,100
Overstock.com, Inc.[2]	25,789	278,005
PetMed Express, Inc.[1,2]	32,800	578,264
Priceline.com, Inc.[1,2]	2,700	198,855
Shutterfly, Inc.[2]	9,300	65,007
Stamps.com, Inc.[2]	36,083	354,696
Ticketmaster Entertainment, Inc.[2]	20,220	129,812

		5,453,049

Leisure Equipment & Products—0.8%
Brunswick Corp.[1]	230,000	968,300
Callaway Golf Co.[1]	165,300	1,535,637
JAKKS Pacific, Inc.[1,2]	40,700	839,641
Leapfrog Enterprises, Inc.[1,2]	70,700	247,450
Polaris Industries, Inc.[1]	25,800	739,170
Pool Corp.	8,700	156,339
RC2 Corp.[2]	14,000	149,380
Steinway Musical Instruments, Inc.[2]	10,627	186,079

		4,821,996

Media—1.2%
Arbitron, Inc.	8,000	106,240
Ascent Media Corp., Cl. A2	1,900	41,496
Belo Corp., Cl. A	139,600	217,776
Cablevision Systems Corp. New York Group, Cl. A	9,800	165,032
CBS Corp., Cl. B	22,400	183,456
Central European Media Enterprises Ltd., Cl. A1,2	4,500	97,740
Charter Communications, Inc., Cl. A2	358,100	29,293
Clear Channel Outdoor Holdings, Inc., Cl. A2	10,200	62,730
Cox Radio, Inc., Cl. A1,2	50,585	304,016
CTC Media, Inc.[2]	3,900	18,720
Cumulus Media, Inc., Cl. A2	24,100	60,009
Dish Network Corp., Cl. A2	21,100	233,999
Entercom Communications Corp.	10,300	12,669
Entravision Communications Corp.[2]	133,515	208,283
EW Scripps Co. (The), Cl. A	60,700	134,147
Fisher Communications, Inc.	900	18,576
Gannett Co., Inc.[1]	13,600	108,800
Global Sources Ltd.[1,2]	46,536	253,621
Harte-Hanks, Inc.[1]	34,300	214,032
Hearst-Argyle Television, Inc.[1]	4,100	24,846
Journal Communications, Inc.	22,100	54,145
Knology, Inc.[2]	16,600	85,656
Lamar Advertising Co., Cl. A1,2	38,800	487,328
Liberty Media Holding Corp.-Capital, Series A2	8,600	40,506
Lin TV Corp., Cl. A2	27,500	29,975
McClatchy Co., Cl. A1	71,300	57,040

	Shares	Value
Media Continued
McGraw-Hill Cos., Inc. (The)	12,100	$280,599
Media General, Inc., Cl. A1	21,400	37,450
Mediacom Communications Corp.[2]	59,400	255,420
Meredith Corp.[1]	83,300	1,426,096
National CineMedia, Inc.	35,510	360,071
RCN Corp.[2]	3,300	19,470
Scholastic Corp.	66,600	904,428
Sinclair Broadcast Group, Inc., Cl. A1	111,099	344,407
Valassis Communications, Inc.[2]	9,000	11,880
Warner Music Group Corp.	75,500	228,010

		7,117,962

Multiline Retail—0.5%
Big Lots, Inc.[1,2]	81,700	1,183,833
Dillard’s, Inc., Cl. A1	174,986	694,694
Fred’s, Inc.	84,798	912,426
Macy’s, Inc.	19,200	198,720
Nordstrom, Inc.[1]	10,800	143,748
Retail Ventures, Inc.[2]	2,500	8,675

		3,142,096

Specialty Retail—5.3%
Abercrombie & Fitch Co., Cl. A1	15,400	355,278
Aeropostale, Inc.[2]	101,400	1,632,540
America’s Car-Mart, Inc.[1,2]	19,530	269,709
American Eagle Outfitters, Inc.	13,900	130,104
AnnTaylor Stores Corp.[2]	164,500	949,165
Asbury Automotive Group, Inc.[1]	61,400	280,598
AutoNation, Inc.[1,2]	134,600	1,329,848
Barnes & Noble, Inc.[1]	62,500	937,500
bebe stores, inc.	61,300	457,911
Big 5 Sporting Goods Corp.	2,826	14,723
Blockbuster, Inc., Cl. A1,2	180,600	222,138
Books-A-Million, Inc.	3,100	7,905
Borders Group, Inc.[2]	69,792	27,917
Brown Shoe Co., Inc.[1]	107,375	909,466
Buckle, Inc. (The)[1]	61,500	1,341,930
Cato Corp., Cl. A	36,200	546,620
Charlotte Russe Holding, Inc.[2]	29,300	190,157
Charming Shoppes, Inc.[1,2]	104,127	254,070
Chico’s FAS, Inc.[2]	52,800	220,704
Children’s Place Retail Stores, Inc.[2]	61,600	1,335,488
Christopher & Banks Corp.	41,300	231,280
Citi Trends, Inc.[1,2]	37,527	552,397
Coldwater Creek, Inc.[2]	78,600	224,010
Conn’s, Inc.[1,2]	18,197	154,311
Dress Barn, Inc. (The)[1,2]	124,704	1,339,321
Finish Line, Inc. (The), Cl. A	122,100	683,760
Foot Locker, Inc.	52,300	383,882
Genesco, Inc.[1,2]	37,600	636,192
Group 1 Automotive, Inc.[1]	42,600	458,802
Guess?, Inc.	7,700	118,195
Gymboree Corp.[1,2]	13,100	341,779
Haverty Furniture Cos., Inc.[1]	52,400	488,892
hhgregg, Inc.[2]	2,300	19,964
Hibbett Sports, Inc.[1,2]	28,000	439,880
Hot Topic, Inc.[2]	89,220	827,069
J. Crew Group, Inc.[2]	4,400	53,680
Jo-Ann Stores, Inc.[2]	59,317	918,820
Limited Brands, Inc.	21,700	217,868
Lumber Liquidators, Inc.[1,2]	14,300	151,008
Men’s Wearhouse, Inc. (The)[1]	65,400	885,516
Monro Muffler Brake, Inc.	5,180	132,090
New York & Co., Inc.[2]	69,200	160,544
Office Depot, Inc.[2]	263,900	786,422
OfficeMax, Inc.	117,700	899,228
Pacific Sunwear of California, Inc.[2]	122,000	193,980
Penske Automotive Group, Inc.[1]	89,700	688,896
Pep Boys-Manny, Moe & Jack[1]	71,988	297,310
Pier 1 Imports, Inc.[2]	16,000	5,920
RadioShack Corp.	60,400	721,176
Rent-A-Center, Inc.[2]	103,100	1,819,715
Sally Beauty Holdings, Inc.[1,2]	122,300	695,887
Sonic Automotive, Inc.[1]	56,300	224,074
Stage Stores, Inc.	71,400	589,050
Systemax, Inc.[1]	34,600	372,642
Talbots, Inc. (The)[1]	88,200	210,798
Tractor Supply Co.[1,2]	54,505	1,969,811
Tween Brands, Inc.[2]	45,600	196,992
Wet Seal, Inc., Cl. A2	164,800	489,456
Williams-Sonoma, Inc.[1]	140,100	1,101,186
Zale Corp.[1,2]	74,400	247,752
Zumiez, Inc.[2]	17,300	128,885

		32,472,211

Textiles, Apparel & Luxury Goods—1.7%
American Apparel, Inc.[2]	11,500	22,885
Coach, Inc.[2]	15,800	328,166
Crocs, Inc.[1,2]	36,900	45,756
FGX International Holdings Ltd.[2]	3,500	48,090
Jones Apparel Group, Inc.	169,400	992,684
K-Swiss, Inc., Cl. A	7,100	80,940

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Textiles, Apparel & Luxury Goods Continued
Kenneth Cole Productions, Inc., Cl. A	11,200	$79,296
Liz Claiborne, Inc.[1]	308,903	803,148
Maidenform Brands, Inc.[2]	26,500	268,975
Movado Group, Inc.	9,300	87,327
Oxford Industries, Inc.	25,300	221,881
Perry Ellis International, Inc.[2]	35,100	222,534
Phillips/Van Heusen Corp.	49,000	986,370
Polo Ralph Lauren Corp., Cl. A	3,500	158,935
Quicksilver, Inc.[2]	249,800	459,632
Steven Madden Ltd.[2]	35,000	746,200
Timberland Co., Cl. A2	71,800	829,290
True Religion Apparel, Inc.[1,2]	30,900	384,396
Unifi, Inc.[2]	58,100	163,842
UniFirst Corp.	15,754	467,736
Volcom, Inc.[2]	2,700	29,430
Warnaco Group, Inc. (The)[2]	72,104	1,415,402
Wolverine World Wide, Inc.	65,450	1,377,068

		10,219,983

Consumer Staples—2.1%
Beverages—0.0%
Boston Beer Co., Inc., Cl. A1,2	6,400	181,760
Coca-Cola Bottling Co. Consolidated	600	27,576

		209,336

Food & Staples Retailing—0.5%
Andersons, Inc. (The)	1,600	26,368
Arden Group, Inc., Cl. A	1,405	177,030
Casey’s General Stores, Inc.	8,100	184,437
Ingles Markets, Inc., Cl. A	8,100	142,479
Nash Finch Co.[1]	19,800	888,822
Pantry, Inc. (The)[2]	46,700	1,001,715
Spartan Stores, Inc.	19,400	451,050
SUPERVALU, Inc.	11,700	170,820
Winn-Dixie Stores, Inc.[2]	1,100	17,710

		3,060,431

Food Products—0.5%
Agria Corp., ADR[2]	965	1,438
B&G Foods, Inc., Cl. A	4,100	22,140
Bunge Ltd.	1,900	98,363
Chiquita Brands International, Inc.[1,2]	48,300	713,874
Darling International, Inc.[2]	166,000	911,340
Del Monte Foods Co.	31,400	224,196
Diamond Foods, Inc.	23,200	467,480
J&J Snack Foods Corp.	1,600	57,408
Omega Protein Corp.[2]	36,622	146,854
Ralcorp Holdings, Inc.[2]	5,000	292,000
Reddy Ice Holdings, Inc.	5,400	7,776

		2,942,869

Household Products—0.1%
Central Garden & Pet Co., Cl. A2	39,663	234,012
WD-40 Co.	16,886	477,705

		711,717

Personal Products—0.8%
American Oriental Bioengineering, Inc.[1,2]	138,700	941,773
Bare Escentuals, Inc.[2]	34,800	182,004
Elizabeth Arden, Inc.[2]	25,335	319,474
Herbalife Ltd.	50,900	1,103,512
Inter Parfums, Inc.	27,450	210,816
NBTY, Inc.[2]	77,300	1,209,745
Nu Skin Asia Pacific, Inc., Cl. A	20,400	212,772
Prestige Brands Holdings, Inc.[2]	71,300	752,215
Revlon, Inc., Cl. A2	1,888	12,593

		4,944,904

Tobacco—0.2%
Universal Corp.[1]	32,000	955,840
Energy—6.4%
Energy Equipment & Services—2.9%
Allis-Chalmers Energy, Inc.[1,2]	51,400	282,700
Basic Energy Services, Inc.[1,2]	53,100	692,424
BJ Services Co.	24,300	283,581
Bronco Drilling Co., Inc.[2]	7,834	50,608
Complete Production Services, Inc.[2]	108,000	880,200
Dawson Geophysical Co.[1,2]	11,200	199,472
Dresser-Rand Group, Inc.[2]	24,300	419,175
Dril-Quip, Inc.[2]	14,600	299,446
ENGlobal Corp.[2]	37,100	120,575
ENSCO International, Inc.	13,465	382,271
Exterran Holdings, Inc.[1,2]	28,500	607,050
Forbes Energy Services Ltd.[2]	23,600	29,871
Forbes Energy Services Ltd., Legend Shares[2,3]	101,800	128,850
Global Industries Ltd.[2]	36,300	126,687
Gulf Island Fabrication, Inc.	35,874	516,944
Gulfmark Offshore, Inc.[2]	26,900	639,951
Helix Energy Solutions Group, Inc.[2]	36,400	263,536
Helmerich & Payne, Inc.	3,700	84,175

	Shares	Value
Energy Equipment & Services Continued
Hercules Offshore, Inc.[1,2]	55,358	$262,951
Hornbeck Offshore Services, Inc.[2]	22,000	359,480
ION Geophysical Corp.[1,2]	54,600	187,278
Key Energy Services, Inc.[2]	187,700	827,757
Matrix Service Co.[2]	15,600	119,652
Nabors Industries Ltd.[2]	33,400	399,798
NATCO Group, Inc., Cl. A2	10,128	153,743
Natural Gas Services Group[2]	17,200	174,236
Newpark Resources, Inc.[2]	117,097	433,259
Noble Corp.	11,200	247,408
North American Energy Partners, Inc.[2]	18,900	63,126
Oceaneering International, Inc.[2]	9,200	268,088
Oil States International, Inc.[1,2]	89,400	1,670,886
Parker Drilling Co.[2]	202,800	588,120
Patterson-UTI Energy, Inc.	58,900	677,939
Pioneer Drilling Co.[2]	58,900	328,073
Precision Drilling Trust[1]	57,868	478,944
Pride International, Inc.[2]	15,700	250,886
Seacor Holdings, Inc.[1,2]	21,800	1,452,970
Smith International, Inc.	2,500	57,225
Superior Energy Services, Inc.[2]	21,900	348,867
T-3 Energy Services, Inc.[2]	600	5,664
Technicoil Corp.[2]	126,700	41,914
Technicoil Corp., Legend Shares[2]	7,100	2,349
Tetra Technologies, Inc.[2]	76,350	371,061
Tidewater, Inc.	4,400	177,188
Union Drilling, Inc.[2]	30,948	160,620
Unit Corp.[2]	33,900	905,808
Weatherford International Ltd.[2]	23,800	257,516
Willbros Group, Inc.[2]	30,650	259,606

		17,539,928

Oil, Gas & Consumable Fuels—3.5%
Abraxas Petroleum Corp.[2]	14,300	10,296
Alberta Clipper Energy, Inc.[2]	3,287	1,216
Alon USA Energy, Inc.[1]	3,300	30,195
Alpha Natural Resources, Inc.[2]	8,000	129,520
Arena Resources, Inc.[2]	4,600	129,214
ATP Oil & Gas Corp.[1,2]	66,300	387,855
Berry Petroleum Co., Cl. A	106,900	808,164
Bill Barrett Corp.[2]	45,200	955,076
BPZ Resources, Inc.[1,2]	14,800	94,720
Brigham Exploration Co.[2]	75,900	242,880
Callon Petroleum Co.[2]	49,004	127,410
Cano Petroleum, Inc.[2]	6,500	2,860
Carrizo Oil & Gas, Inc.[2]	7,600	122,360
Celtic Exploration Ltd., Legend Shares[2]	2,800	29,019
Cimarex Energy Co.[1]	30,700	822,146
Contango Oil & Gas Co.[2]	1,100	61,930
Crosstex Energy, Inc.	10,000	39,000
CVR Energy, Inc.[2]	67,800	271,200
Delek US Holdings, Inc.	40,022	211,716
Delphi Energy Corp., Legend Shares[2]	3,700	3,011
Denbury Resources, Inc.[2]	34,700	378,924
DHT Maritime, Inc.	2,100	11,634
Enbridge Energy Management LLC[2]	419	10,245
Encore Acquisition Co.[2]	9,800	250,096
Energy Partners Ltd.[2]	64,732	87,388
Foundation Coal Holdings, Inc.	93,500	1,310,870
Frontier Oil Corp.	79,500	1,004,085
Frontline Ltd.[1]	3,800	112,518
Galleon Energy, Inc., Cl. A2	14,350	60,150
Galleon Energy, Inc., Subscription Receipts, Legend Shares[2]	11,250	47,156
Gasco Energy, Inc.[2]	89,600	34,944
General Maritime Corp.[1]	41,086	443,729
GeoResources, Inc.[2]	8,400	72,996
Great Plains Exploration, Inc.[2]	32,360	7,447
Gulfport Energy Corp.[2]	8,624	34,065
Holly Corp.	23,600	430,228
Houston American Energy Corp.	1,600	5,408
International Coal Group, Inc.[1,2]	26,100	60,030
Jura Energy Corp., Legend Shares[2]	110,300	8,612
Knightsbridge Tankers Ltd.[1]	29,300	429,245
Mariner Energy, Inc.[2]	130,500	1,331,100
Massey Energy Co.	32,900	453,691
McMoRan Exploration Co.[2]	28,200	276,360
Meridian Resource Corp. (The)[2]	44,200	25,194
Midnight Oil Exploration Ltd.[2]	45,050	27,770
Overseas Shipholding Group, Inc.[1]	18,503	779,161
Paramount Resources Ltd., Cl. A2	4,500	25,409
PetroQuest Energy, Inc.[2]	73,300	495,508
Pioneer Natural Resources Co.	7,400	119,732
Plains Exploration & Production Co.[2]	18,700	434,588
Quicksilver Resources, Inc.[2]	56,500	314,705
Rentech, Inc.[2]	11,700	7,956
Rosetta Resources, Inc.[2]	105,300	745,524
St. Mary Land & Exploration Co.	5,900	119,829
Stone Energy Corp.[2]	95,284	1,050,030
Sunoco, Inc.[1]	6,600	286,836
Swift Energy Co.[2]	60,800	1,022,048
Teekay Tankers Ltd., Cl. A1	25,600	325,120

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Oil, Gas & Consumable Fuels Continued
Tesoro Corp.	78,121	$1,028,854
Tristar Oil & Gas Ltd.[2]	4,800	45,014
Tusk Energy Corp.[2]	38,312	28,969
Tusk Energy Corp., Legend Shares[2,4]	21,300	16,106
Tusk Energy Corp., Legend Shares[2]	77,900	58,904
VAALCO Energy, Inc.[2]	127,200	946,368
Venoco, Inc.[1,2]	7,500	20,325
Vero Energy, Inc.[2]	22,282	99,625
W&T Offshore, Inc.	78,900	1,129,848
Walter Industries, Inc.	11,700	204,867
Warren Resources, Inc.[2]	25,700	51,143
Western Refining, Inc.[1]	54,500	422,920
Westmoreland Coal Co.[2]	3,800	42,180
Williams (Clayton) Energy, Inc.[2]	2,400	109,056
World Fuel Services Corp.	3,400	125,800

		21,450,098

Financials—15.9%
Capital Markets—1.2%
Affiliated Managers Group, Inc.[2]	4,700	197,024
Ameriprise Financial, Inc.	12,400	289,664
BGC Partners, Inc., Cl. A	7,000	19,320
Cohen & Steers, Inc.[1]	6,518	71,633
E*TRADE Financial Corp.[1,2]	461,200	530,380
GAMCO Investors, Inc., Cl. A	7,840	214,189
GFI Group, Inc.	8,800	31,152
Investment Technology Group, Inc.[2]	13,000	295,360
Janus Capital Group, Inc.	54,400	436,832
KBW, Inc.[1,2]	10,000	230,000
Knight Capital Group, Inc., Cl. A2	40,342	651,523
LaBranche & Co., Inc.[2]	124,900	598,271
Legg Mason, Inc.	8,700	190,617
NGP Capital Resources Co.	4,600	38,502
Penson Worldwide, Inc.[2]	22,900	174,498
Piper Jaffray Cos., Inc.[2]	21,000	834,960
Sanders Morris Harris Group, Inc.	5,700	34,143
SEI Investments Co.	2,800	43,988
Stifel Financial Corp.[2]	24,150	1,107,278
SWS Group, Inc.	56,556	1,071,736
TD Ameritrade Holding Corp.[2]	200	2,850
thinkorswim Group, Inc.[2]	23,300	130,946
Thomas Weisel Partners Group, Inc.[2]	4,600	21,712
Tradestation Group, Inc.[2]	14,900	96,105
U.S. Global Investors, Inc., Cl. A	1,200	5,868
Waddell & Reed Financial, Inc., Cl. A	20,500	316,930

		7,635,481
Commercial Banks—4.5%
1st Source Corp.	2,964	70,039
Amcore Financial, Inc.	6,534	23,653
BancFirst Corp.	3,800	201,096
Banco Latinoamericano de Exportaciones SA, Cl. E	12,900	185,244
Boston Private Financial Holdings, Inc.[1]	39,678	271,398
Capitol Bancorp Ltd.[1]	2,860	22,308
Cascade Bancorp[1]	6,900	46,575
Cathay Bancorp, Inc.[1]	26,200	622,250
Central Pacific Financial Corp.[1]	52,900	531,116
Chemical Financial Corp.	10,700	298,316
Citizens Republic Bancorp, Inc.	43,500	129,630
City Bank Lynnwood, WA	4,100	21,320
City Holding Co.	21,500	747,770
CoBiz Financial, Inc.[1]	9,500	92,530
Colonial BancGroup, Inc. (The)[1]	157,600	326,232
Columbia Banking System, Inc.	7,900	94,247
Community Bank System, Inc.	35,600	868,284
Community Trust Bancorp, Inc.	13,800	507,150
East West Bancorp, Inc.	77,018	1,229,977
F.N.B. Corp.	3,700	48,840
First Community Bancshares, Inc.[1]	5,800	202,246
First Financial Bancorp	15,800	195,762
First Horizon National Corp.[1]	162,415	1,716,727
First Merchants Corp.	18,100	402,001
First Midwest Bancorp, Inc.[1]	30,700	613,079
First Security Group, Inc.[1]	14,300	66,066
Frontier Financial Corp.[1]	53,070	231,385
Glacier Bancorp, Inc.	2,500	47,550
Greene Bankshares, Inc.[1]	7,550	102,227
Guaranty Bancorp[2]	11,100	22,200
Hancock Holding Co.[1]	1,700	77,282
Hanmi Financial Corp.	16,100	33,166
Huntington Bancshares, Inc.	45,100	345,466
IBERIABANK Corp.	5,000	240,000
Independent Bank Corp.	4,800	125,568
International Bancshares Corp.	15,000	327,450
MainSource Financial Group, Inc.	8,700	134,850
MB Financial, Inc.[1]	3,700	103,415
National Penn Bancshares, Inc.[1]	80,700	1,170,957
NBT Bancorp, Inc.[1]	17,400	486,504
Old National Bancorp[1]	32,390	588,202
Old Second Bancorp, Inc.	600	6,960
Oriental Financial Group, Inc.	31,100	188,155
Pacific Capital Bancorp[1]	90,300	1,524,264
PacWest Bancorp[1]	32,200	866,180

	Shares	Value
Commercial Banks Continued
Park National Corp.[1]	2,700	$193,725
Popular, Inc.[1]	161,900	835,404
Porter Bancorp, Inc.	2,520	38,682
Prosperity Bancshares, Inc.	6,100	180,499
Provident Bankshares Corp.[1]	76,100	735,126
Regions Financial Corp.	42,400	337,504
Renasant Corp.	5,900	100,477
Republic Bancorp, Inc., Cl. A1	4,700	127,840
Sandy Spring Bancorp, Inc.[1]	7,100	154,993
Santander BanCorp[1]	8,600	107,414
Signature Bank[2]	1,800	51,642
Simmons First National Corp.	9,600	282,912
South Financial Group, Inc. (The)	75,000	324,000
Southside Bancshares, Inc.	8,400	197,400
Southwest Bancorp, Inc.	400	5,184
Sterling Bancorp	34,300	481,229
Sterling Financial Corp., Western US	32,700	287,760
Susquehanna Bancshares, Inc.[1]	106,800	1,699,188
Tompkins Financial Corp.[1]	8,830	511,699
TowneBank	700	17,353
Trustmark Corp.	4,200	90,678
UCBH Holdings, Inc.	84,700	582,736
UMB Financial Corp.	3,900	191,646
Umpqua Holdings Corp.[1]	25,200	364,644
United Bankshares, Inc.	1,200	39,864
United Community Banks, Inc.[1]	34,296	465,740
Webster Financial Corp.[1]	87,000	1,198,860
WesBanco, Inc.	18,800	511,548
West Coast Bancorp	4,208	27,731
Westamerica Bancorp	1,800	92,070
Western Alliance Bancorp[1,2]	15,808	159,503
Whitney Holding Corp.[1]	37,900	606,021
Wintrust Financial Corp.[1]	25,000	514,250

		27,670,959

Consumer Finance—0.8%
Advance America Cash Advance Centers, Inc.	3,500	6,615
Advanta Corp., Cl. B	38,250	79,943
AmeriCredit Corp.[1,2]	131,200	1,002,368
Cash America International, Inc.	48,682	1,331,453
Discover Financial Services	42,200	402,166
Dollar Financial Corp.[2]	3,085	31,776
EZCORP, Inc., Cl. A2	27,590	419,644
First Cash Financial Services, Inc.[2]	37,500	714,750
First Marblehead Corp. (The)[1,2]	42,200	54,438
Nelnet, Inc., Cl. A	19,400	278,002
Student Loan Corp. (The)	1,100	45,100
World Acceptance Corp.[1,2]	30,500	602,680

		4,968,935

Diversified Financial Services—0.7%
Asset Acceptance Capital Corp.[1,2]	23,000	117,530
CIT Group, Inc.	144,100	654,214
Encore Capital Group, Inc.[1,2]	4,600	33,120
Financial Federal Corp.[1]	38,586	897,896
Interactive Brokers Group, Inc., Cl. A2	38,800	694,132
Life Partners Holdings, Inc.[1]	1,700	74,188
MarketAxess Holdings, Inc.[2]	16,900	137,904
NewStar Financial, Inc.[2]	3,500	13,965
NYSE Euronext	10,100	276,538
PHH Corp.[1,2]	88,800	1,130,424
Pico Holdings, Inc.[2]	4,200	111,636

		4,141,547

Insurance—4.8%
Allied World Assurance Holdings Ltd.	24,340	988,204
American Equity Investment Life Holding Co.[1]	64,800	453,600
American Financial Group, Inc.	11,700	267,696
American Physicians Capital, Inc.	21,150	1,017,315
Amerisafe, Inc.[2]	42,900	880,737
AmTrust Financial Services, Inc.	57,500	667,000
Aspen Insurance Holdings Ltd.	72,800	1,765,400
Assured Guaranty Ltd.	6,400	72,960
Axis Capital Holdings Ltd.	6,200	180,544
Citizens, Inc.[1,2]	5,300	51,410
CNA Financial Corp.	20,700	340,308
CNA Surety Corp.[2]	31,100	597,120
Conseco, Inc.[2]	218,900	1,133,902
Delphi Financial Group, Inc., Cl. A	48,950	902,638
Donegal Group, Inc., Cl. A	1,066	17,877
eHealth, Inc.[2]	2,400	31,872
EMC Insurance Group, Inc.	1,492	38,270
Employers Holdings, Inc.	47,900	790,350
Endurance Specialty Holdings Ltd.	10,300	314,459
FBL Financial Group, Inc., Cl. A	27,510	425,030
First Mercury Financial Corp.[2]	3,100	44,206
FPIC Insurance Group, Inc.[2]	16,900	739,882
Genworth Financial, Inc., Cl. A	85,700	242,531
Hallmark Financial Services, Inc.[2]	7,400	64,898
Harleysville Group, Inc.	19,000	659,870

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Insurance Continued
Horace Mann Educators Corp.	45,707	$420,047
Infinity Property & Casualty Corp.	16,200	757,026
IPC Holdings Ltd.	54,500	1,629,550
Lincoln National Corp.	9,700	182,748
Maiden Holdings Ltd.	2,200	6,886
Max Capital Group Ltd.[1]	103,500	1,831,950
Meadowbrook Insurance Group, Inc.	39,405	253,768
National Financial Partners Corp.	27,000	82,080
National Interstate Corp.[1]	10,000	178,700
National Western Life Insurance Co., Cl. A	500	84,585
Nationwide Financial Services, Inc., Cl. A	13,600	710,056
Navigators Group, Inc. (The)[2]	12,200	669,902
NYMAGIC, Inc.	500	9,525
Old Republic International Corp.	4,200	50,064
OneBeacon Insurance Group Ltd.	18,880	197,107
Phoenix Cos., Inc. (The)[1]	86,994	284,470
Platinum Underwriters Holdings Ltd.	45,200	1,630,816
PMA Capital Corp., Cl. A2	12,500	88,500
Presidential Life Corp.	6,083	60,161
ProAssurance Corp.[1,2]	25,300	1,335,334
Protective Life Corp.	68,700	985,845
RLI Corp.[1]	13,700	837,892
Safety Insurance Group, Inc.	15,300	582,318
Seabright Insurance Holdings, Inc.[2]	21,000	246,540
Selective Insurance Group, Inc.[1]	43,272	992,227
StanCorp Financial Group, Inc.	6,500	271,505
State Auto Financial Corp.	2,800	84,168
Stewart Information Services Corp.	7,574	177,913
Transatlantic Holdings, Inc.	3,200	128,192
United America Indemnity Ltd., Cl. A2	31,973	409,574
United Fire & Casualty Co.	6,700	208,169
Unitrin, Inc.	44,500	709,330
UnumProvident Corp.	21,400	398,040
Zenith National Insurance Corp.	4,276	134,993

		29,318,060

Real Estate Investment Trusts—2.9%
Acadia Realty Trust	2,400	34,248
Agree Realty Corp.	9,000	163,170
Alexander’s, Inc.[1]	300	76,470
Alexandria Real Estate Equities, Inc.	10,600	639,604
American Campus Communities, Inc.	4,300	88,064
Arbor Realty Trust, Inc.[1]	3,800	11,210
Ashford Hospitality Trust	48,200	55,430
Associated Estates Realty Corp.	5,700	52,041
BioMed Realty Trust, Inc.	49,430	579,320
Brandywine Realty Trust[1]	22,814	175,896
Capital Lease Funding, Inc.[1]	16,900	29,237
CBL & Associates Properties, Inc.	18,400	119,600
Cedar Shopping Centers, Inc.	10,400	73,632
Colonial Properties Trust[1]	9,800	81,634
Corporate Office Properties Trust[1]	13,110	402,477
DCT Industrial Trust, Inc.	11,400	57,684
DiamondRock Hospitality Co.	86,200	437,034
Digital Realty Trust, Inc.[1]	17,800	584,730
EastGroup Properties, Inc.	13,600	483,888
Entertainment Properties Trust	21,340	635,932
Equity Lifestyle Properties, Inc.	4,600	176,456
Equity One, Inc.[1]	3,700	65,490
Extra Space Storage, Inc.	26,900	277,608
FelCor Lodging Trust, Inc.	71,500	131,560
First Industrial Realty Trust, Inc.[1]	43,800	330,690
First Potomac Realty Trust	4,900	45,570
Glimcher Realty Trust	4,800	13,488
Gramercy Capital Corp.	5,800	7,424
Healthcare Realty Trust, Inc.	15,900	373,332
Hersha Hospitality Trust	10,300	30,900
Highwoods Properties, Inc.	31,000	848,160
Home Properties of New York, Inc.[1]	15,400	625,240
Inland Real Estate Corp.	39,200	508,816
Investors Real Estate Trust	1,900	20,349
Kite Realty Group Trust	21,900	121,764
LaSalle Hotel Properties[1]	19,800	218,790
Lexington Realty Trust[1]	32,000	160,000
LTC Properties, Inc.	14,800	300,144
Medical Properties Trust, Inc.[1]	30,400	191,824
Mid-America Apartment Communities, Inc.	16,600	616,856
National Health Investors, Inc.	8,300	227,669
National Retail Properties, Inc.	50,900	874,971
Nationwide Health Properties, Inc.	29,400	844,368
Omega Healthcare Investors, Inc.	50,240	802,333
Parkway Properties, Inc.	12,300	221,400
Pennsylvania Real Estate Investment Trust[1]	23,400	174,330
Post Properties, Inc.	4,900	80,850
Potlatch Corp.	14,210	369,602
PS Business Parks, Inc.	6,500	290,290
Ramco-Gershenson Properties Trust	7,400	45,732

	Shares	Value
Real Estate Investment Trusts Continued
Realty Income Corp.[1]	23,900	$553,285
Saul Centers, Inc.	3,200	126,400
Senior Housing Properties Trust[1]	64,900	1,163,008
SL Green Realty Corp.	13,300	344,470
Sovran Self Storage, Inc.	4,900	176,400
Strategic Hotels & Resorts, Inc.	39,700	66,696
Sunstone Hotel Investors, Inc.	35,179	217,758
Tanger Factory Outlet Centers, Inc.	9,700	364,914
Taubman Centers, Inc.	10,300	262,238
Universal Health Realty Income Trust	500	16,455
Urstadt Biddle Properties, Inc., Cl. A	1,200	19,116
Washington Real Estate Investment Trust	14,100	399,030

		17,487,077

Real Estate Management & Development—0.1%
Avatar Holdings, Inc.[2]	2,446	64,868
CB Richard Ellis Group, Inc., Cl. A2	40,700	175,824
Consolidated-Tomoka Land Co.	400	15,276
Forest City Enterprises, Inc., Cl. A1	22,100	148,070
Forestar Group, Inc.[2]	2,600	24,752
Jones Lang LaSalle, Inc.	9,400	260,380
Tejon Ranch Co.[2]	100	2,474

		691,644

Thrifts & Mortgage Finance—0.9%
Anchor BanCorp Wisconsin, Inc.[1]	10,500	28,980
Bank Mutual Corp.	33,100	381,974
BankFinancial Corp.	2,684	27,350
Corus Bankshares, Inc.[1]	4,000	4,440
Dime Community Bancshares, Inc.	49,200	654,360
Doral Financial Corp.[2]	800	6,000
Encore Bancshares, Inc.[2]	8,400	92,400
First Niagara Financial Group, Inc.	5,000	80,850
First Place Financial Corp.	4,648	17,802
Flagstar Bancorp, Inc.[2]	15,900	11,289
Flushing Financial Corp.	26,800	320,528
MGIC Investment Corp.[1]	227,599	792,045
NewAlliance Bancshares, Inc.	11,000	144,870
OceanFirst Financial Corp.	4,800	79,680
Ocwen Financial Corp.[1,2]	54,200	497,556
PMI Group, Inc. (The)	164,500	320,775
Provident Financial Services, Inc.[1]	39,500	604,350
Provident New York Bancorp	34,100	422,840
Radian Group, Inc.[1]	157,100	578,128
TierOne Corp.	8,100	30,375
Tree.com, Inc.[2]	1,386	3,604
Trustco Bank Corp. NY	3,100	29,481
WSFS Financial Corp.	4,100	196,759

		5,326,436

Health Care—7.5%
Biotechnology—1.3%
Acorda Therapeutics, Inc.[2]	10,500	215,355
Alexion Pharmaceuticals, Inc.[1,2]	11,900	430,661
Allos Therapeutics, Inc.[2]	33,870	207,284
Alnylam Pharmaceuticals, Inc.[1,2]	4,300	106,339
Array BioPharma, Inc.[2]	5,300	21,465
Celldex Therapeutics, Inc.[2]	9,375	74,250
Cepheid, Inc.[2]	7,900	82,002
Cubist Pharmaceuticals, Inc.[2]	46,800	1,130,688
CV Therapeutics, Inc.[2]	38,900	358,269
Dendreon Corp.[2]	48,700	223,046
Emergent Biosolutions, Inc.[2]	31,910	833,170
Enzon Pharmaceuticals, Inc.[1,2]	72,400	422,092
Facet Biotech Corp.[2]	23,120	221,721
Geron Corp.[1,2]	17,200	80,324
GTx, Inc.[1,2]	11,400	191,976
Halozyme Therapeutics, Inc.[2]	4,500	25,200
Human Genome Sciences, Inc.[2]	50,400	106,848
Incyte Corp.[2]	25,300	95,887
Isis Pharmaceuticals, Inc.[2]	4,900	69,482
Ligand Pharmaceuticals, Inc., Cl. B2	8,400	23,016
MannKind Corp.[1,2]	29,592	101,501
Martek Biosciences Corp.[1]	19,019	576,466
Momenta Pharmaceuticals, Inc.[1,2]	43,300	502,280
Myriad Genetics, Inc.[2]	7,400	490,324
Nabi Biopharmaceuticals, Inc.[2]	7,800	26,130
NPS Pharmaceuticals, Inc.[2]	9,000	55,890
OSI Pharmaceuticals, Inc.[2]	2,400	93,720
Osiris Therapeutics, Inc.[1,2]	5,500	105,380
PDL BioPharma, Inc.	115,600	714,408
Progenics Pharmaceuticals, Inc.[1,2]	23,589	243,203
Rigel Pharmaceuticals, Inc.[2]	10,600	84,800
RXi Pharmaceuticals Corp.[1,2]	3,885	22,339
Savient Pharmaceuticals, Inc.[1,2]	50,185	290,571
ZymoGenetics, Inc.[1,2]	8,200	24,600

		8,250,687

Health Care Equipment & Supplies—1.6%
Abaxis, Inc.[2]	7,690	123,271
Advanced Medical Optics, Inc.[2]	32,512	214,904
Align Technology, Inc.[1,2]	35,300	308,875

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Health Care Equipment & Supplies Continued
American Medical Systems Holdings, Inc.[2]	7,900	$71,021
Analogic Corp.	30,900	842,952
AngioDynamics, Inc.[2]	12,200	167,018
Cardiac Science Corp.[2]	1,398	10,485
ConMed Corp.[2]	23,700	567,378
CryoLife, Inc.[2]	42,800	415,588
Cyberonics, Inc.[1,2]	42,403	702,618
Datascope Corp.	13,900	726,136
Exactech, Inc.[2]	11,100	186,924
Invacare Corp.[1]	5,200	80,704
Inverness Medical Innovations, Inc.[2]	6,500	122,915
IRIS International, Inc.[2]	8,600	119,884
Kensey Nash Corp.[2]	26,700	518,247
Merit Medical Systems, Inc.[2]	38,800	695,684
Natus Medical, Inc.[2]	27,000	349,650
Neogen Corp.[2]	1,910	47,712
Orthofix International NV2	7,500	114,975
Palomar Medical Technologies, Inc.[2]	11,000	126,830
Quidel Corp.[2]	42,200	551,554
Sirona Dental Systems, Inc.[1,2]	7,000	73,500
Somanetics Corp.[2]	24,000	396,240
SonoSite, Inc.[1,2]	14,417	275,076
Spectranetics Corp. (The)[2]	1,700	4,437
Stereotaxis, Inc.[1,2]	4,900	21,560
Steris Corp.	19,800	473,022
Symmetry Medical, Inc.[2]	13,900	110,783
Synovis Life Technologies, Inc.[2]	15,300	286,722
VNUS Medical Technologies, Inc.[2]	15,460	250,761
Volcano Corp.[2]	5,600	84,000
Zoll Medical Corp.[2]	31,700	598,813

		9,640,239

Health Care Providers & Services—3.2%
Air Methods Corp.[2]	2,000	31,980
Alliance Imaging, Inc.[2]	42,900	341,913
Almost Family, Inc.[1,2]	4,200	188,916
AMERIGROUP Corp.[2]	70,500	2,081,160
AMN Healthcare Services, Inc.[2]	36,400	307,944
Assisted Living Concepts, Inc.[1,2]	11,600	48,140
athenahealth, Inc.[2]	1,800	67,716
Brookdale Senior Living, Inc.[1]	44,300	247,194
Catalyst Health Solutions, Inc.[2]	25,448	619,659
Centene Corp.[2]	87,100	1,716,741
Chemed Corp.	25,360	1,008,567
Chindex International, Inc.[1,2]	4,750	37,763
CIGNA Corp.	18,300	308,355
Community Health Systems, Inc.[2]	7,700	112,266
CorVel Corp.[2]	5,900	129,682
Coventry Health Care, Inc.[2]	7,900	117,552
Cross Country Healthcare, Inc.[2]	25,700	225,903
Enstar Group, Inc. (The)	2,300	38,502
Gentiva Health Services, Inc.[2]	9,500	277,970
Hanger Orthopedic Group, Inc.[2]	45,800	664,558
Health Management Associates, Inc., Cl. A2	31,900	57,101
Health Net, Inc.[2]	43,400	472,626
HEALTHSOUTH Corp.[2]	3,700	40,552
Healthspring, Inc.[2]	70,700	1,411,879
Healthways, Inc.[2]	24,137	277,093
InVentiv Health, Inc.[2]	20,582	237,516
Kindred Healthcare, Inc.[2]	59,700	777,294
Landauer, Inc.	13,200	967,560
LifePoint Hospitals, Inc.[1,2]	76,800	1,754,112
Lincare Holdings, Inc.[1,2]	31,100	837,523
MedCath Corp.[2]	10,800	112,752
Molina Healthcare, Inc.[1,2]	36,200	637,482
Odyssey Healthcare, Inc.[2]	18,700	172,975
Owens & Minor, Inc.	1,100	41,415
Pediatrix Medical Group, Inc.[2]	9,700	307,490
PharMerica Corp.[1,2]	43,900	687,913
Providence Service Corp.[2]	4,400	6,380
RehabCare Group, Inc.[2]	37,500	568,500
Res-Care, Inc.[2]	23,156	347,803
Skilled Healthcare Group, Inc., Cl. A2	7,300	61,612
Sun Healthcare Group, Inc.[2]	7,792	68,959
Universal American Corp.[2]	26,507	233,792
WellCare Health Plans, Inc.[2]	48,440	622,938

		19,275,748

Health Care Technology—0.1%
Allscripts-Misys Healthcare Solutions, Inc.	26,200	259,904
Computer Programs & Systems, Inc.	7,100	190,280
IMS Health, Inc.	4,600	69,736
Omnicell, Inc.[2]	23,187	283,113

		803,033

Life Sciences Tools & Services—0.6%
Albany Molecular Research, Inc.[2]	38,600	375,964
Bio-Rad Laboratories, Inc., Cl. A2	3,700	278,647
Bruker Corp.[2]	6,100	24,644

	Shares	Value
Life Sciences Tools & Services Continued
Dionex Corp.[2]	900	$40,365
Enzo Biochem, Inc.[2]	2,300	11,247
eResearch Technology, Inc.[2]	65,800	436,254
Kendle International, Inc.[2]	3,700	95,164
Life Sciences Research, Inc.[2]	6,600	62,040
Luminex Corp.[1,2]	24,600	525,456
Medivation, Inc.[1,2]	20,300	295,771
Nektar Therapeutics[2]	36,000	200,160
Parexel International Corp.[2]	53,600	520,456
Sequenom, Inc.[2]	8,700	172,608
Varian, Inc.[2]	10,900	365,259

		3,404,035

Pharmaceuticals—0.7%
Adolor Corp.[2]	47,440	78,750
Auxilium Pharmaceuticals, Inc.[2]	14,100	401,004
BioMimetic Therapeutics, Inc.[1,2]	4,500	41,490
CPEX Pharmaceuticals, Inc.[2]	350	3,413
Cypress Bioscience, Inc.[2]	9,800	67,032
Durect Corp.[2]	4,298	14,570
Forest Laboratories, Inc.[2]	11,710	298,254
K-V Pharmaceutical Co., Cl. A2	7,313	21,061
King Pharmaceuticals, Inc.[1,2]	35,700	379,134
Medicis Pharmaceutical Corp., Cl. A1	106,400	1,478,960
MiddleBrook Pharmaceuticals, Inc.[1,2]	20,000	30,000
Noven Pharmaceuticals, Inc.[2]	32,877	361,647
Optimer Pharmaceuticals, Inc.[2]	2,400	29,064
Pain Therapeutics, Inc.[1,2]	30,001	177,606
Par Pharmaceutical Cos., Inc.[2]	21,700	290,997
Pozen, Inc.[1,2]	16,800	84,672
Questcor Pharmaceuticals, Inc.[2]	4,900	45,619
Salix Pharmaceuticals Ltd.[1,2]	20,600	181,898
Valeant Pharmaceuticals International, Inc.[2]	3,700	84,730
ViroPharma, Inc.[2]	5,500	71,610
Vivus, Inc.[1,2]	43,000	228,760

		4,370,271

Industrials—21.0%
Aerospace & Defense—1.5%
Aerovironment, Inc.[1,2]	9,268	341,155
American Science & Engineering, Inc.	1,600	118,336
Applied Signal Technology, Inc.	1,000	17,940
Argon ST, Inc.[2]	12,700	239,522
Astronics Corp., Cl. B2	812	6,975
Axsys Technologies, Inc.[2]	3,113	170,779
BE Aerospace, Inc.[2]	98,700	759,003
Ceradyne, Inc.[1,2]	57,240	1,162,544
Cubic Corp.	41,030	1,116,016
Ducommun, Inc.	30,400	507,680
DynCorp International, Inc., Cl. A2	46,800	709,956
Esterline Technologies Corp.[2]	45,500	1,723,995
Gencorp, Inc.[1,2]	56,000	206,080
Goodrich Corp.	6,400	236,928
Herley Industries, Inc.[2]	3,000	36,840
Ladish Co., Inc.[2]	6,900	95,565
Precision Castparts Corp.	5,300	315,244
Taser International, Inc.[2]	21,444	113,224
Triumph Group, Inc.[1]	23,600	1,002,056

		8,879,838

Air Freight & Logistics—0.3%
Air Transport Services Group, Inc.[2]	11,100	1,998
Atlas Air Worldwide Holdings, Inc.[2]	30,000	567,000
Hub Group, Inc., Cl. A2	8,844	234,631
Pacer International, Inc.	86,200	899,066

		1,702,695

Airlines—0.8%
Continental Airlines, Inc., Cl. B1,2	23,310	420,979
Hawaiian Holdings, Inc.[2]	86,900	554,422
Republic Airways Holdings, Inc.[2]	70,500	752,235
SkyWest, Inc.	77,000	1,432,200
UAL Corp.	72,900	803,358
US Airways Group, Inc.[2]	158,500	1,225,205

		5,188,399

Building Products—1.3%
Aaon, Inc.	29,500	615,960
American Woodmark Corp.[1]	10,835	197,522
Ameron International Corp.	16,614	1,045,353
Apogee Enterprises, Inc.	44,600	462,056
Armstrong World Industries, Inc.	27,700	598,874
Gibraltar Industries, Inc.	61,100	729,534
Griffon Corp.[1,2]	51,119	476,940
Insteel Industries, Inc.[1]	53,600	605,144
Lennox International, Inc.	9,100	293,839
NCI Building Systems, Inc.[1,2]	49,600	808,480
Quanex Building Products Corp.	71,730	672,110
Trex Co., Inc.[1,2]	31,460	517,832
Universal Forest Products, Inc.[1]	31,920	858,967

		7,882,611

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Commercial Services & Supplies—5.3%
Acco Brands Corp.[2]	38,513	$132,870
Administaff, Inc.	55,800	1,209,744
Advisory Board Co. (The)[2]	2,100	46,830
American Ecology Corp.	30,700	621,061
American Reprographics Co.[2]	50,300	347,070
AMREP Corp.[1,2]	1,676	52,425
ATC Technology Corp.[2]	25,500	373,065
Bowne & Co., Inc.	41,600	244,608
Brink’s Co. (The)	10,100	271,488
Casella Waste Systems, Inc., Cl. A2	10,475	42,738
CBIZ, Inc.[1,2]	90,600	783,690
CDI Corp.	48,187	623,540
Cenveo, Inc.[1,2]	40,300	179,335
Clean Harbors, Inc.[2]	3,700	234,728
Comfort Systems USA, Inc.[1]	86,700	924,222
COMSYS IT Partners, Inc.[2]	9,500	21,280
Consolidated Graphics, Inc.[2]	28,900	654,296
Copart, Inc.[2]	2,000	54,380
Cornell Corrections, Inc.[2]	25,900	481,481
Corporate Executive Board Co. (The)	23,800	525,028
CoStar Group, Inc.[2]	17,100	563,274
Courier Corp.	4,424	79,190
CRA International, Inc.[2]	21,500	578,995
Deluxe Corp.	124,000	1,855,040
EnergySolutions, Inc.	39,600	223,740
Ennis, Inc.	19,700	238,567
Equifax, Inc.	7,300	193,596
Exponent, Inc.[2]	32,880	989,030
First Advantage Corp., Cl. A2	13,300	188,195
G&K Services, Inc., Cl. A	23,000	465,060
Heidrick & Struggles International, Inc.[1]	26,600	572,964
Hill International, Inc.[2]	41,000	288,640
HNI Corp.[1]	73,400	1,162,656
Hudson Highland Group, Inc.[2]	29,000	97,150
ICF International, Inc.[2]	17,600	432,432
Interface, Inc., Cl. A	128,800	597,632
Kelly Services, Inc., Cl. A	37,585	488,981
Kforce, Inc.[2]	22,026	169,160
Kimball International, Inc., Cl. B	22,400	192,864
Knoll, Inc.	61,478	554,532
Korn-Ferry International[2]	102,300	1,168,266
M&F Worldwide Corp.[2]	3,541	54,708
Manpower, Inc.	11,400	387,486
McGrath Rentcorp	12,800	273,408
Metalico, Inc.[1,2]	37,700	58,435
Miller (Herman), Inc.	101,300	1,319,939
Monster Worldwide, Inc.[1,2]	125,940	1,522,615
MPS Group, Inc.[2]	204,700	1,541,391
On Assignment, Inc.[2]	35,200	199,584
PRG-Schultz International, Inc.[2]	1,300	5,304
R.R. Donnelley & Sons Co.	33,600	456,288
Resources Connection, Inc.[2]	79,900	1,308,762
Schawk, Inc.	27,300	312,858
School Specialty, Inc.[2]	22,300	426,376
Spherion Corp.[2]	53,700	118,677
Standard Parking Corp.[2]	6,200	119,908
Standard Register Co. (The)	43,710	390,330
Steelcase, Inc., Cl. A	185,400	1,041,948
Sykes Enterprises, Inc.[2]	23,100	441,672
Team, Inc.[1,2]	18,834	521,702
TrueBlue, Inc.[2]	105,700	1,011,549
United Stationers, Inc.[2]	24,788	830,150
Viad Corp.	42,900	1,061,346
Waste Services, Inc.[2]	13,300	87,514

		32,415,793

Construction & Engineering—1.9%
Baker (Michael) Corp.[2]	14,800	546,268
Chicago Bridge & Iron Co. NV1	80,180	805,809
Dycom Industries, Inc.[2]	103,700	852,414
EMCOR Group, Inc.[2]	114,900	2,577,207
Fluor Corp.[1]	6,800	305,116
Furmanite Corp.[2]	7,800	42,042
Granite Construction, Inc.[1]	22,766	1,000,110
Insituform Technologies, Inc., Cl. A1,2	38,600	760,034
Integrated Electrical Services, Inc.[1,2]	16,186	141,789
KBR, Inc.	1,300	19,760
Layne Christensen Co.[2]	3,970	95,320
MasTec, Inc.[2]	92,000	1,065,360
Northwest Pipe Co.[1,2]	14,700	626,367
Orion Marine Group, Inc.[2]	1,200	11,592
Perini Corp.[2]	80,171	1,874,398
Pike Electric Corp.[2]	35,406	435,494
Shaw Group, Inc. (The)[1,2]	16,400	335,708

		11,494,788

Electrical Equipment—2.0%
Acuity Brands, Inc.[1]	54,600	1,906,086
Advanced Battery Technologies, Inc.[1,2]	7,000	18,620

	Shares	Value
Electrical Equipment Continued
AZZ, Inc.[1,2]	23,200	$582,320
Baldor Electric Co.[1]	81,290	1,451,027
Belden, Inc.	84,900	1,772,712
Brady Corp., Cl. A	13,100	313,745
C&D Technologies, Inc.[1,2]	19,000	59,470
Day4 Energy, Inc., Legend Shares[2]	82,300	58,849
Encore Wire Corp.[1]	44,300	839,928
EnerSys, Inc.[2]	12,200	134,200
FuelCell Energy, Inc.[2]	7,300	28,324
Fushi Copperweld, Inc.[2]	2,100	11,067
GrafTech International Ltd.[1,2]	230,100	1,914,432
Hubbell, Inc., Cl. B	4,000	130,720
II-VI, Inc.[2]	5,100	97,359
LSI Industries, Inc.	14,900	102,363
Plug Power, Inc.[2]	3,900	3,978
Polypore International, Inc.[2]	5,534	41,837
Powell Industries, Inc.[2]	19,300	560,086
Regal-Beloit Corp.[1]	1,500	56,985
Rockwell Automation, Inc.	7,400	238,576
Smith (A.O.) Corp.	43,000	1,269,360
Valence Technology, Inc.[1,2]	50,000	91,000
Vicor Corp.	17,370	114,816
Woodward Governor Co.	12,200	280,844

		12,078,704

Industrial Conglomerates—0.3%
McDermott International, Inc.[2]	6,100	60,268
Raven Industries, Inc.	20,300	489,230
Standex International Corp.	11,000	218,240
Tredegar Corp.	44,127	802,229

		1,569,967

Machinery—5.2%
3D Systems Corp.[2]	600	4,764
Actuant Corp., Cl. A1	65,239	1,240,846
AGCO Corp.[2]	2,100	49,539
Albany International Corp., Cl. A	2,100	26,964
Altra Holdings, Inc.[2]	31,950	252,725
American Railcar Industries, Inc.	3,100	32,643
Ampco-Pittsburgh Corp.	26,100	566,370
Astec Industries, Inc.[2]	1,480	46,368
Badger Meter, Inc.[1]	26,720	775,414
Barnes Group, Inc.[1]	77,700	1,126,650
Blount International, Inc.[2]	70,100	664,548
Briggs & Stratton Corp.[1]	33,100	582,229
Bucyrus International, Inc., Cl. A	17,900	331,508
Cascade Corp.	4,946	147,688
Chart Industries, Inc.[2]	61,800	656,934
CIRCOR International, Inc.	35,699	981,723
Colfax Corp.[2]	11,400	118,446
Columbus McKinnon Corp.[2]	42,570	581,081
Commercial Vehicle Group, Inc.[2]	3,600	3,348
Crane Co.	37,200	641,328
Cummins, Inc.[1]	17,100	457,083
Dover Corp.	12,900	424,668
Dynamic Materials Corp.	5,400	104,274
EnPro Industries, Inc.[2]	53,400	1,150,236
Federal Signal Corp.	86,400	709,344
Flowserve Corp.	1,200	61,800
Gardner Denver, Inc.[2]	84,000	1,960,560
Gorman-Rupp Co. (The)[1]	29,843	928,714
Graco, Inc.	28,300	671,559
Graham Corp.[1]	12,500	135,250
Greenbrier Cos., Inc.[1]	6,000	41,220
Harsco Corp.	11,800	326,624
Hurco Cos., Inc.[1,2]	5,076	60,912
IDEX Corp.	7,100	171,465
Ingersoll-Rand Co. Ltd., Cl. A	44,000	763,400
John Bean Technologies Corp.	15,513	126,741
Joy Global, Inc.	6,400	146,496
K-Tron International, Inc.[2]	1,000	79,900
Kadant, Inc.[2]	31,500	424,620
Kennametal, Inc.	47,700	1,058,463
L.B. Foster Co., Cl. A2	11,700	365,976
Lincoln Electric Holdings, Inc.	4,200	213,906
Lydall, Inc.[2]	16,100	92,575
Manitowoc Co., Inc. (The)	97,178	841,561
McCoy Corp., Legend Shares[3]	46,600	51,705
Met-Pro Corp.	2,100	27,972
Mueller Industries, Inc.	57,200	1,434,576
Mueller Water Products, Inc., Cl. A1	94,400	792,960
NACCO Industries, Inc., Cl. A	3,200	119,712
Navistar International Corp.[2]	9,700	207,386
NN, Inc.	11,000	25,190
Nordson Corp.	2,600	83,954
Oshkosh Corp.	143,200	1,273,048
Parker-Hannifin Corp.	4,800	204,192
RBC Bearings, Inc.[2]	4,200	85,176
Robbins & Myers, Inc.	46,549	752,697
Sauer-Danfoss, Inc.	19,437	170,074
Sun Hydraulics Corp.[1]	32,750	617,010

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Machinery Continued
Tecumseh Products Co., Cl. A2	40,500	$387,990
Tennant Co.	11,100	170,940
Terex Corp.[2]	20,240	350,557
Thermadyne Holdings Corp.[2]	5,800	39,846
Timken Co.	75,745	1,486,874
Titan International, Inc.[1]	91,849	757,754
Toro Co. (The)[1]	55,900	1,844,700
TriMas Corp.[2]	600	828
Trinity Industries, Inc.[1]	31,500	496,440
Twin Disc, Inc.	4,400	30,316
Wabash National Corp.	41,000	184,500
Watts Water Technologies, Inc., Cl. A	1,513	37,780
Xerium Technologies, Inc.[2]	34,952	23,068

		31,805,708

Marine—0.4%
Alexander & Baldwin, Inc.	2,800	70,168
American Commercial Lines, Inc.[1,2]	71,800	351,820
Excel Maritime Carriers Ltd.[1]	18,000	126,720
Genco Shipping & Trading Ltd.[1]	49,600	734,080
Horizon Lines, Inc., Cl. A	11,700	40,833
Kirby Corp.[2]	9,100	248,976
Safe Bulkers, Inc.[1]	54,100	361,388
Star Bulk Carriers Corp.[1]	56,694	145,704
TBS International Ltd., Cl. A1,2	50,900	510,527
Ultrapetrol Ltd. (Bahamas)[2]	2,500	7,975

		2,598,191

Road & Rail—0.8%
Amerco[2]	3,800	131,214
Arkansas Best Corp.[1]	51,100	1,538,621
Avis Budget Group, Inc.[2]	220,400	154,280
Celadon Group, Inc.[2]	14,200	121,126
Hertz Global Holdings, Inc.[1,2]	70,400	356,928
Marten Transport Ltd.[2]	35,400	671,184
Werner Enterprises, Inc.[1]	80,100	1,388,934
YRC Worldwide, Inc.[1,2]	128,700	369,369

		4,731,656

Trading Companies & Distributors—1.2%
Applied Industrial Technologies, Inc.	64,675	1,223,651
Beacon Roofing Supply, Inc.[1,2]	38,300	531,604
BlueLinx Holdings, Inc.[2]	3,600	6,804
DXP Enterprises, Inc.[2]	6,500	94,965
GATX Corp.	20,428	632,655
H&E Equipment Services, Inc.[2]	25,867	199,435
Houston Wire & Cable Co.[1]	40,000	372,400
Interline Brands, Inc.[2]	10,100	107,363
MSC Industrial Direct Co., Inc., Cl. A1	6,200	228,346
RSC Holdings, Inc.[2]	12,000	102,240
Rush Enterprises, Inc., Cl. A2	54,200	464,494
TAL International Group, Inc.	9,511	134,105
Textainer Group Holdings Ltd.	12,568	133,221
United Rentals, Inc.[1,2]	149,643	1,364,744
Watsco, Inc.	3,000	115,200
WESCO International, Inc.[2]	89,800	1,726,854

		7,438,081

Transportation Infrastructure—0.0%
CAI International, Inc.[2]	33,400	105,878
Information Technology—21.0%
Communications Equipment—3.1%
3Com Corp.[2]	324,830	740,612
Acme Packet, Inc.[2]	26,900	141,494
ADTRAN, Inc.	60,000	892,800
Avocent Corp.[2]	97,900	1,753,389
Bel Fuse, Inc., Cl. A	4,800	86,592
BigBand Networks, Inc.[2]	19,500	107,640
Black Box Corp.	16,320	426,278
Brocade Communications Systems, Inc.[2]	356,800	999,040
Ciena Corp.[1,2]	119,600	801,320
CommScope, Inc.[2]	56,400	876,456
Comtech Telecommunications Corp.[2]	6,300	288,666
DG Fastchannel, Inc.[1,2]	1,300	16,224
Digi International, Inc.[2]	15,400	124,894
EchoStar Holding Corp.[1,2]	8,900	132,343
EMS Technologies, Inc.[2]	22,100	571,727
Emulex Corp.[2]	189,938	1,325,767
Extreme Networks, Inc.[2]	21,620	50,591
F5 Networks, Inc.[2]	8,700	198,882
Finisar Corp.[2]	102,000	38,760
Harris Stratex Networks, Inc., Cl. A2	10,800	55,728
Hughes Communications, Inc.[2]	4,300	68,542
InterDigital, Inc.[2]	46,206	1,270,665
Ixia[2]	63,100	364,718
JDS Uniphase Corp.[2]	358,314	1,307,846
Loral Space & Communications Ltd.[2]	400	5,812
Netgear, Inc.[2]	14,700	167,727
Oplink Communications, Inc.[2]	6,664	57,310
ParkerVision, Inc.[1,2]	15,500	38,285
Performance Technologies, Inc.[2]	3,200	10,688
Plantronics, Inc.[1]	117,800	1,554,960

	Shares	Value
Communications Equipment Continued
Polycom, Inc.[2]	33,000	$445,830
Powerwave Technologies, Inc.[2]	230,900	115,450
SeaChange International, Inc.[2]	33,855	244,095
ShoreTel, Inc.[1,2]	13,600	61,064
Sonus Networks, Inc.[2]	33,300	52,614
Starent Networks Corp.[2]	8,000	95,440
Symmetricom, Inc.[2]	5,300	20,935
Tekelec, Inc.[1,2]	81,953	1,093,253
Tellabs, Inc.[2]	392,066	1,615,312
UTStarcom, Inc.[2]	123,192	227,905
ViaSat, Inc.[2]	22,800	549,024

		18,996,678

Computers & Peripherals—1.6%
3PAR, Inc.[1,2]	27,250	207,918
Adaptec, Inc.[2]	127,100	419,430
Avid Technology, Inc.[1,2]	45,200	493,132
Compellent Technologies, Inc.[2]	3,400	33,082
Electronics for Imaging, Inc.[2]	73,200	699,792
Hutchinson Technology, Inc.[1,2]	14,900	51,852
Hypercom Corp.[2]	1,900	2,052
Imation Corp.	44,500	603,865
Intermec, Inc.[2]	12,800	169,984
Lexmark International, Inc., Cl. A1,2	12,600	338,940
NCR Corp.[2]	23,500	332,290
NetApp, Inc.[2]	5,100	71,247
Netezza Corp.[2]	49,000	325,360
Palm, Inc.[1,2]	56,700	174,069
QLogic Corp.[2]	171,050	2,298,912
Rackable Systems, Inc.[2]	10,400	40,976
Seagate Technology	91,600	405,788
STEC, Inc.[1,2]	90,700	386,382
Stratasys, Inc.[2]	4,400	47,300
Sun Microsystems, Inc.[2]	61,900	236,458
Synaptics, Inc.[1,2]	79,550	1,317,348
Teradata Corp.[2]	9,700	143,851
Western Digital Corp.[2]	68,100	779,745
Xyratex Ltd.[2]	14,200	41,890

		9,621,663

Electronic Equipment & Instruments—3.1%
Acacia Research Corp.[2]	16,300	49,552
Agilent Technologies, Inc.[2]	21,700	339,171
Agilysys, Inc.	4,734	20,309
Amphenol Corp., Cl. A	15,500	371,690
Anixter International, Inc.[1,2]	16,200	487,944
Arrow Electronics, Inc.[2]	49,100	925,044
Avnet, Inc.[2]	10,400	189,384
Benchmark Electronics, Inc.[2]	138,209	1,764,929
Brightpoint, Inc.[2]	57,500	250,125
Cogent, Inc.[1,2]	24,450	331,787
Cognex Corp.	37,000	547,600
Coherent, Inc.[2]	26,300	564,398
CPI International, Inc.[2]	100	866
CTS Corp.	69,700	384,047
Daktronics, Inc.[1]	18,000	168,480
DTS, Inc.[1,2]	30,400	557,840
Electro Rent Corp.	500	5,580
Electro Scientific Industries, Inc.[2]	26,900	182,651
Gerber Scientific, Inc.[2]	9,700	49,567
Ingram Micro, Inc., Cl. A2	23,800	318,682
Insight Enterprises, Inc.[2]	52,800	364,320
Itron, Inc.[1,2]	2,500	159,350
Jabil Circuit, Inc.	19,700	132,975
L-1 Identity Solutions, Inc.[2]	2,812	18,953
Littlefuse, Inc.[2]	31,263	518,966
Measurement Specialties, Inc.[2]	300	2,085
Methode Electronics, Inc.	76,090	512,847
Molex, Inc.	20,200	292,698
MTS Systems Corp.	19,800	527,472
Multi-Fineline Electronix, Inc.[2]	42,234	493,715
NAM TAI Electronics, Inc.	16,200	89,100
National Instruments Corp.	5,300	129,108
Newport Corp.[2]	28,000	189,840
OSI Systems, Inc.[2]	18,000	249,300
Park Electrochemical Corp.	24,000	455,040
PC Connection, Inc.[2]	7,100	36,352
Plexus Corp.[2]	62,190	1,054,121
RadiSys Corp.[2]	800	4,424
Rofin-Sinar Technologies, Inc.[1,2]	56,000	1,152,480
Rogers Corp.[2]	19,200	533,184
Sanmina-SCI Corp.[2]	369,600	173,712
ScanSource, Inc.[2]	26,010	501,213
SYNNEX Corp.[1,2]	59,500	674,135
Tech Data Corp.[2]	56,168	1,002,037
Technitrol, Inc.	58,900	204,972
Trimble Navigation Ltd.[2]	16,800	363,048
TTM Technologies, Inc.[1,2]	92,500	481,925
Universal Display Corp.[2]	2,600	24,570
Vishay Intertechnology, Inc.[2]	314,740	1,076,411
Zygo Corp.[2]	1,500	10,365

		18,938,364

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Internet Software & Services—2.0%
Akamai Technologies, Inc.[1,2]	7,100	$107,139
Art Technology Group, Inc.[2]	54,200	104,606
AsiaInfo Holdings, Inc.[2]	59,000	698,560
Digital River, Inc.[2]	63,300	1,569,840
EarthLink, Inc.[1,2]	126,364	854,221
Imergent, Inc.[1]	12,700	52,705
Interwoven, Inc.[2]	25,390	319,914
j2 Global Communications, Inc.[2]	86,100	1,725,444
Knot, Inc. (The)[2]	13,000	108,160
Limelight Networks, Inc.[2]	1,300	3,185
LoopNet, Inc.[1,2]	34,400	234,608
Marchex, Inc., Cl. B	37,037	215,926
ModusLink Global Solutions, Inc.[2]	32,210	93,087
Move, Inc.[2]	11,900	19,040
National Information Consortium, Inc.[1]	39,800	183,080
NaviSite, Inc.[2]	11,700	4,680
Open Text Corp.[1,2]	52,600	1,584,838
Perficient, Inc.[2]	6,900	32,982
RealNetworks, Inc.[2]	44,672	157,692
S1 Corp.[2]	113,800	897,882
Sohu.com, Inc.[2]	5,000	236,700
SonicWALL, Inc.[2]	65,860	262,123
SoundBite Communications, Inc.[1,2]	17,200	22,188
Switch & Data Facilities Co.[2]	9,892	73,102
TheStreet.com, Inc.[1]	16,150	46,835
United Online, Inc.	107,742	653,994
ValueClick, Inc.[2]	145,400	994,536
VeriSign, Inc.[2]	9,900	188,892
Vignette Corp.[2]	54,240	510,398
VistaPrint Ltd.[2]	12,550	233,556
Vocus, Inc.[2]	17,000	309,570
Zix Corp.[1,2]	12,600	14,994

		12,514,477

IT Services—2.1%
Acxiom Corp.	156,400	1,268,404
Cass Information Systems, Inc.	200	6,092
CIBER, Inc.[2]	138,373	665,574
Computer Sciences Corp.[2]	9,600	337,344
Convergys Corp.[2]	227,567	1,458,704
CSG Systems International, Inc.[1,2]	71,900	1,256,093
DST Systems, Inc.[1,2]	3,300	125,334
Euronet Worldwide, Inc.[2]	10,589	122,938
Exlservice Holdings, Inc.[2]	12,900	110,553
Forrester Research, Inc.[2]	19,374	546,541
Gartner, Inc.[1,2]	25,900	461,797
Global Cash Access, Inc.[2]	56,312	125,013
Hackett Group, Inc. (The)[2]	3,700	10,804
Heartland Payment Systems, Inc.[1]	13,300	232,750
Hewitt Associates, Inc.[2]	9,700	275,286
iGate Corp.[2]	31,656	206,081
infoGROUP, Inc.	16,300	77,262
Integral Systems, Inc.[1,2]	36,154	435,656
Mastech Holdings, Inc.[2]	540	1,285
Maximus, Inc.	5,600	196,616
NCI, Inc., Cl. A2	7,100	213,923
Ness Technologies, Inc.[2]	19,500	83,460
NeuStar, Inc., Cl. A2	43,200	826,416
Online Resources & Communications Corp.[2]	1,000	4,740
Perot Systems Corp., Cl. A2	89,800	1,227,566
RightNow Technologies, Inc.[2]	45,470	351,483
Sapient Corp.[2]	176,800	784,992
Syntel, Inc.	5,700	131,784
TeleTech Holdings, Inc.[2]	82,500	688,875
TNS, Inc.[2]	400	3,756
Total System Services, Inc.	11,000	154,000
Unisys Corp.[2]	252,700	214,795
Wright Express Corp.[2]	9,600	120,960

		12,726,877

Office Electronics—0.2%
Xerox Corp.	41,400	329,958
Zebra Technologies Corp., Cl. A2	47,400	960,324

		1,290,282

Semiconductors & Semiconductor Equipment—5.6%
Actel Corp.[2]	46,840	548,965
Advanced Analogic Technologies, Inc.[2]	2,300	6,946
Advanced Energy Industries, Inc.[2]	70,700	703,465
Advanced Micro Devices, Inc.[1,2]	25,000	54,000
Amkor Technology, Inc.[2]	366,600	799,188
Analog Devices, Inc.	21,000	399,420
Applied Micro Circuits Corp.[2]	83,400	327,762
Atheros Communications, Inc.[2]	25,160	360,040
Atmel Corp.[2]	536,800	1,680,184
ATMI, Inc.[2]	51,200	790,016
Broadcom Corp., Cl. A2	23,000	390,310
Brooks Automation, Inc.[2]	97,291	565,261
Cabot Microelectronics Corp.[1,2]	36,000	938,520
Cirrus Logic, Inc.[2]	106,129	284,426
Cohu, Inc.	19,200	233,280

	Shares	Value
Semiconductors & Semiconductor Equipment Continued
Conexant Systems, Inc.[2]	16,820	$11,522
Cymer, Inc.[1,2]	34,900	764,659
DSP Group, Inc.[2]	17,801	142,764
Entegris, Inc.[2]	279,000	611,010
Exar Corp.[2]	38,000	253,460
Fairchild Semiconductor International, Inc., Cl. A2	258,400	1,263,576
FEI Co.[2]	15,100	284,786
Integrated Device Technology, Inc.[2]	301,600	1,691,976
Intellon Corp.[2]	17,600	44,176
International Rectifier Corp.[2]	35,000	472,500
Intersil Corp., Cl. A	76,600	703,954
IXYS Corp.	19,800	163,548
KLA-Tencor Corp.	9,300	202,647
Kulicke & Soffa Industries, Inc.[2]	19,600	33,320
Lattice Semiconductor Corp.[2]	199,389	301,077
LSI Corp.[2]	186,100	612,269
Marvell Technology Group Ltd.[2]	64,000	426,880
Mattson Technology, Inc.[2]	10,700	15,087
MEMC Electronic Materials, Inc.[2]	15,100	215,628
Micrel, Inc.[1]	119,900	876,469
Microtune, Inc.[2]	15,500	31,620
MKS Instruments, Inc.[2]	94,000	1,390,260
Monolithic Power Systems, Inc.[2]	59,100	745,251
National Semiconductor Corp.	13,400	134,938
Netlogic Microsystems, Inc.[2]	31,000	682,310
Novellus Systems, Inc.[2]	66,500	820,610
NVIDIA Corp.[2]	29,000	234,030
OmniVision Technologies, Inc.[1,2]	68,500	359,625
ON Semiconductor Corp.[2]	66,800	227,120
Pericom Semiconductor Corp.[2]	68,808	377,068
PMC-Sierra, Inc.[2]	268,300	1,303,938
RF Micro Devices, Inc.[2]	273,500	213,330
Rudolph Technologies, Inc.[2]	5,200	18,356
Semtech Corp.[2]	115,900	1,306,193
Silicon Image, Inc.[2]	173,300	727,860
Silicon Laboratories, Inc.[1,2]	56,600	1,402,548
Silicon Storage Technology, Inc.[2]	60,800	139,232
Skyworks Solutions, Inc.[1,2]	225,200	1,247,608
Spansion, Inc., Cl. A2	9,800	1,855
Standard Microsystems Corp.[2]	26,500	433,010
Supertex, Inc.[2]	19,666	472,181
Techwell, Inc.[2]	6,200	40,300
Teradyne, Inc.[2]	305,496	1,289,193
Tessera Technologies, Inc.[2]	4,500	53,460
TriQuint Semiconductor, Inc.[2]	74,400	255,936
Ultra Clean Holdings, Inc.[2]	4,100	8,241
Ultratech, Inc.[1,2]	45,475	543,881
Varian Semiconductor Equipment Associates, Inc.[2]	37,400	677,688
Veeco Instruments, Inc.[1,2]	71,100	450,774
Verigy Ltd.[2]	49,000	471,380
Volterra Semiconductor Corp.[1,2]	60,000	429,000
Zoran Corp.[2]	37,736	257,737

		33,919,624

Software—3.3%
Actuate Corp.[2]	2,421	7,166
Advent Software, Inc.[1,2]	6,800	135,796
ArcSight, Inc.[2]	1,600	12,816
Aspen Technology, Inc.[2]	96,400	715,288
Autodesk, Inc.[2]	17,700	347,805
Blackbaud, Inc.	7,300	98,550
Bottomline Technologies, Inc.[2]	9,300	66,030
Cadence Design Systems, Inc.[2]	269,674	987,007
Commvault Systems, Inc.[2]	6,410	85,958
Compuware Corp.[2]	64,700	436,725
DemandTec, Inc.[2]	2,800	22,596
Double-Take Software, Inc.[2]	5,820	52,205
EPIQ Systems, Inc.[1,2]	27,476	459,124
FactSet Research Systems, Inc.[1]	3,300	145,992
Fair Isaac Corp.	101,100	1,704,546
FalconStor Software, Inc.[2]	12,500	34,750
Henry (Jack) & Associates, Inc.[1]	8,200	159,162
i2 Technologies, Inc.[1,2]	5,700	36,423
Interactive Intelligence, Inc.[1,2]	12,400	79,484
JDA Software Group, Inc.[2]	55,300	726,089
Kenexa Corp.[2]	22,900	182,742
Lawson Software, Inc.[2]	30,819	146,082
Manhattan Associates, Inc.[2]	46,740	738,959
Mentor Graphics Corp.[1,2]	88,400	457,028
MICROS Systems, Inc.[2]	17,100	279,072
MicroStrategy, Inc., Cl. A2	16,400	608,932
MSC.Software Corp.[2]	11,200	74,816
Net 1 UEPS Technologies, Inc.[2]	77,500	1,061,750
NetScout Systems, Inc.[2]	27,500	237,050
Nuance Communications, Inc.[2]	4,100	42,476
Parametric Technology Corp.[2]	117,200	1,482,580
Pegasystems, Inc.[1]	8,800	108,768
Phoenix Technologies Ltd.[2]	3,800	13,300
Progress Software Corp.[2]	29,500	568,170

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Software Continued
PROS Holdings, Inc.[2]	3,250	$18,688
Quest Software, Inc.[2]	109,400	1,377,346
Radiant Systems, Inc.[2]	36,300	122,331
Renaissance Learning, Inc.	400	3,596
Smith Micro Software, Inc.[2]	15,600	86,736
Solera Holdings, Inc.[2]	3,000	72,300
SPSS, Inc.[2]	21,800	587,728
Sybase, Inc.[2]	13,600	336,872
Symyx Technologies, Inc.[2]	6,900	40,986
Synchronoss Technologies, Inc.[1,2]	22,700	241,982
Synopsys, Inc.[2]	9,000	166,680
Take-Two Interactive Software, Inc.	71,100	537,516
Taleo Corp., Cl. A2	28,340	221,902
The9 Ltd., ADR[2]	2,700	35,964
TIBCO Software, Inc.[2]	350,900	1,821,171
Tyler Technologies, Inc.[1,2]	41,400	495,972
Ultimate Software Group, Inc. (The)[2]	7,500	109,500
Wind River Systems, Inc.[2]	140,100	1,265,103

		19,857,610

Materials—5.6%
Chemicals—2.7%
American Vanguard Corp.	6,600	77,220
Arch Chemicals, Inc.	300	7,821
Ashland, Inc.	115,159	1,210,321
Balchem Corp.	10,430	259,811
Cabot Corp.	8,200	125,460
Calgon Carbon Corp.[2]	29,180	448,205
Celanese Corp., Series A	4,400	54,692
CF Industries Holdings, Inc.	7,100	349,036
Chemtura Corp.	419,800	587,720
Cytec Industries, Inc.	15,600	331,032
Eastman Chemical Co.	4,500	142,695
Ferro Corp.[1]	76,438	538,888
Fuller (H.B.) Co.	73,300	1,180,863
GenTek, Inc.[1,2]	2,600	39,130
ICO, Inc.[1,2]	32,600	103,016
Innophos Holdings, Inc.	35,900	711,179
Innospec, Inc.	37,888	223,160
Koppers Holdings, Inc.	48,600	1,050,732
Landec Corp.[2]	21,200	139,496
LSB Industries, Inc.[1,2]	18,700	155,584
Minerals Technologies, Inc.	17,800	728,020
NewMarket Corp.[1]	18,000	628,380
NOVA Chemicals Corp.	97,500	465,075
Olin Corp.	70,300	1,271,024
OM Group, Inc.[1,2]	35,140	741,805
Penford Corp.[1]	1,500	15,180
PolyOne Corp.[2]	147,300	463,995
Quaker Chemical Corp.	15,300	251,685
Rockwood Holdings, Inc.[2]	34,300	370,440
Schulman (A.), Inc.	40,111	681,887
ShengdaTech, Inc.[1,2]	5,882	20,705
Spartech Corp.	39,800	249,148
Stepan Co.	10,400	488,696
Terra Industries, Inc.	32,300	538,441
Valhi, Inc.	1,200	12,840
Valspar Corp. (The)	36,400	658,476
W.R. Grace & Co.[2]	8,400	50,148
Zep, Inc.	39,300	758,883
Zoltek Cos., Inc.[1,2]	23,400	210,366

		16,341,255

Construction Materials—0.1%
Headwaters, Inc.[1,2]	94,100	635,175
Containers & Packaging—0.4%
Myers Industries, Inc.	42,200	337,600
Packaging Corp. of America	1,500	20,190
Rock-Tenn Co., Cl. A	21,600	738,288
Sealed Air Corp.	8,500	126,990
Smurfit-Stone Container Corp.[2]	246,900	62,960
Sonoco Products Co.	9,700	224,652
Temple-Inland, Inc.[1]	230,843	1,108,046

		2,618,726

Metals & Mining—1.9%
A. M. Castle & Co.	33,827	366,346
AK Steel Holding Corp.	112,800	1,051,296
Allegheny Technologies, Inc.	8,400	214,452
Amerigo Resources Ltd.	118,700	37,072
Brush Engineered Materials, Inc.[2]	29,600	376,512
Carpenter Technology Corp.	75,900	1,558,986
Century Aluminum Co.[1,2]	100,800	1,008,000
Farallon Resources Ltd.[2]	156,700	19,319
General Steel Holdings, Inc.[1,2]	13,700	53,978
Haynes International, Inc.[2]	18,900	465,318
Hecla Mining Co.[1,2]	133,800	374,640
Kaiser Aluminum Corp.	11,543	259,948
Olympic Steel, Inc.[1]	26,200	533,694
Redcorp Ventures Ltd., Legend Shares[2,3]	666,400	21,908

	Shares	Value
Metals & Mining Continued
Reliance Steel & Aluminum Co.	30,700	$612,158
RTI International Metals, Inc.[1,2]	62,400	892,944
Schnitzer Steel Industries, Inc.[1]	47,800	1,799,670
Sims Metal Management Ltd., Sponsored ADR	65,825	817,547
Stillwater Mining Co.[2]	26,042	128,647
Sutor Technology Group Ltd.[2]	1,400	3,234
United States Steel Corp.	5,600	208,320
Universal Stainless & Alloy Products, Inc.[2]	4,700	68,103
Worthington Industries, Inc.[1]	56,398	621,506
Yamana Gold, Inc.	2,011	15,619

		11,509,217

Paper & Forest Products—0.5%
Buckeye Technologies, Inc.[2]	47,027	171,178
Clearwater Paper Corp.[2]	4,060	34,063
Deltic Timber Corp.	3,300	150,975
Domtar Corp.[2]	208,300	347,861
Glatfelter	54,000	502,200
International Paper Co.	27,000	318,600
Louisiana-Pacific Corp.	83,000	129,480
MeadWestvaco Corp.	7,700	86,163
Mercer International, Inc.[2]	12,300	23,616
Neenah Paper, Inc.	11,800	104,312
Schweitzer-Mauduit International, Inc.	12,850	257,257
Verso Paper Corp.	3,700	3,811
Wausau Paper Corp.	73,100	836,264

		2,965,780

Telecommunication Services—1.9%
Diversified Telecommunication Services—1.4%
Alaska Communications Systems Group, Inc.[1]	31,100	291,718
Atlantic Tele-Network, Inc.	16,400	435,420
Cbeyond, Inc.[1,2]	21,500	343,570
Cincinnati Bell, Inc.[2]	434,500	838,585
Cogent Communications Group, Inc.[1,2]	38,478	251,261
Embarq Corp.	19,700	708,412
General Communication, Inc., Cl. A2	16,200	131,058
Global Crossing Ltd.[2]	20,644	163,913
Iowa Telecommunications Services, Inc.[1]	48,337	690,252
NTELOS Holdings Corp.	63,000	1,553,580
PAETEC Holding Corp.[2]	9,600	13,824
Premiere Global Services, Inc.[2]	160,300	1,380,183
Qwest Communications International, Inc.	87,500	318,500
tw telecom, Inc.[2]	154,000	1,304,380

		8,424,656

Wireless Telecommunication Services—0.5%
Centennial Communications Corp.[2]	179,900	1,449,994
ICO Global Communication Holdings Ltd.[2]	8,200	9,266
iPCS, Inc.[1,2]	17,534	120,283
NII Holdings, Inc.[2]	8,400	152,712
Syniverse Holdings, Inc.[2]	68,600	819,084
Telephone & Data Systems, Inc.	6,400	203,200
United States Cellular Corp.[2]	6,600	285,384
USA Mobility, Inc.	33,300	385,281

		3,425,204

Utilities—0.5%
Energy Traders—0.1%
Canadian Hydro Developers, Inc., Legend Shares[2]	14,000	34,289
Mirant Corp.[2]	10,500	198,135

		232,424

Gas Utilities—0.1%
Laclede Group, Inc. (The)	5,000	234,200
Northwest Natural Gas Co.	1,080	47,768
WGL Holdings, Inc.	15,500	506,695

		788,663

Multi-Utilities—0.2%
Avista Corp.	42,200	817,836
CH Energy Group, Inc.	9,848	506,089

		1,323,925

Water Utilities—0.1%
Cascal NV	46,800	188,136
SJW Corp.	14,700	440,115

		628,251

Total Common Stocks (Cost $836,165,654)		598,941,436

Units
Rights, Warrants and Certificates—0.0%
Redcorp Ventures Ltd. Wts., Strike Price 0.65CAD, Exp. 7/5/09[2,4] (Cost $0)	333,200	—

STATEMENT OF INVESTMENTS Continued

	Shares	Value
Investment Companies—1.0%
Capital Southwest Corp.	200	$21,632
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[5,6]	6,344,806	6,344,806

Total Investment Companies (Cost $6,370,123)		6,366,438

Total Investments, at Value (excluding Investments Purchased with Cash Collateral from Securities Loaned) (Cost $842,535,777)		605,307,874

	Principal
	Amount/Shares
Investments Purchased with Cash Collateral from Securities Loaned—18.4%[7]
American General Finance Corp., 4.34%, 1/9/09	$6,500,000	6,465,927
American Honda Finance Corp., 2.25%, 3/9/09	6,500,000	6,493,039
ANZ National (Int’l) Ltd., 0.34%, 3/6/09	8,000,000	7,998,128
Beta Finance, Inc., 0.35%, 2/17/09	5,000,000	4,974,015

CAM US Finance SA Unipersonal, 3.24%, 2/2/09	$6,000,000	$5,991,396
CC USA, Inc., 0.35%, 2/13/09	4,500,000	4,478,832
GSAA Home Equity Trust, Series 2005-15, Cl. 2A1, 0.56%, 1/26/09	510,456	451,277
MBIA Global Funding LLC, 0.37%, 3/13/09	4,000,000	3,950,512
OFI Liquid Assets Fund, LLC, 1.71%[5,6]	65,710,173	65,710,173
Wachovia Bank NA, 0.36%, 2/23/09	6,000,000	5,962,992

Total Investments Purchased with Cash Collateral from Securities Loaned (Cost $112,720,343)		112,476,291

Total Investments, at Value (Cost $955,256,120)	117.6%	717,784,165
Liabilities in Excess of Other Assets	(17.6)	(107,661,684)

Net Assets	100.0%	$610,122,481

Industry classifications are unaudited.
Footnotes to Statement of Investments
Strike Price is reported in U.S. Dollars, except for those denoted in the following currency:
CAD      Canadian Dollar

1.	Partial or fully-loaned security. See Note 7 of accompanying Notes.

2.	Non-income producing security.

3.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $202,463 or 0.03% of the Fund’s net assets as of December 31, 2008.

4.	Illiquid or restricted security. The aggregate value of illiquid or restricted securities as of December 31, 2008 was $16,106, which represents less than 0.005% of the Fund’s net assets, all of which is considered restricted. See Note 6 of accompanying Notes. Information concerning restricted securities is as follows:

	Acquisition			Unrealized
Security	Date	Cost	Value	Depreciation
Tusk Energy Corp., Legend Shares	11/15/04	$38,148	$16,106	$22,042

5.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008
OFI Liquid Assets Fund, LLC	—	439,699,213	373,989,040	65,710,173
Oppenheimer Institutional Money Market Fund, Cl. E	10,327,619	290,890,004	294,872,817	6,344,806

	Value	Income
OFI Liquid Assets Fund, LLC	$65,710,173	$1,425,660	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	6,344,806	241,632

	$72,054,979	$1,667,292

     a.  Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

6.	Rate shown is the 7-day yield as of December 31, 2008.

7.	The security/securities have been segregated to satisfy the forward commitment to return the cash collateral received in securities lending transactions upon the borrower’s return of the securities loaned. See Note 7 of accompanying Notes.

Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*
Level 1—Quoted Prices	$671,016,762	$—
Level 2—Other Significant Observable Inputs	46,767,403	—
Level 3—Significant Unobservable Inputs	—	—

Total	$717,784,165	$—

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $883,201,141)	$645,729,186
Affiliated companies (cost $72,054,979)	72,054,979

717,784,165
Cash	3,527,345
Receivables and other assets:
Dividends and interest	674,171
Investments sold	627,153
Shares of beneficial interest sold	452,800
Due from Manager	17
Other	325,250

Total assets	723,390,901

Liabilities
Return of collateral for securities loaned	112,509,871
Payables and other liabilities:
Distribution and service plan fees	338,590
Shares of beneficial interest redeemed	233,823
Shareholder communications	87,648
Investments purchased	35,138
Trustees’ compensation	4,337
Transfer and shareholder servicing agent fees	1,720
Other	57,293

Total liabilities	113,268,420

Net Assets	$610,122,481

Composition of Net Assets
Par value of shares of beneficial interest	$57,827
Additional paid-in capital	977,246,157
Accumulated net investment income	4,880,816
Accumulated net realized loss on investments and foreign currency transactions	(134,590,364)
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(237,471,955)

Net Assets	$610,122,481

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $58,478,295 and 5,491,620 shares of beneficial interest outstanding)	$10.65
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $551,644,186 and 52,335,848 shares of beneficial interest outstanding)	$10.54
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $10,042)	$10,073,374
Affiliated companies	241,632
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	1,086,082
Affiliated companies	1,425,660
Interest	14,692

Total investment income	12,841,440

Expenses
Management fees	5,909,561
Distribution and service plan fees - Service shares	1,924,705
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Shareholder communications:
Non-Service shares	23,257
Service shares	219,530
Trustees’ compensation	21,873
Custodian fees and expenses	5,592
Other	78,911

Total expenses	8,203,417
Less reduction to custodian expenses	(1,682)
Less waivers and reimbursements of expenses	(7,346)

Net expenses	8,194,389

Net Investment Income	4,647,051

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	(131,278,404)
Foreign currency transactions	18,140

Net realized loss	(131,260,264)
Net change in unrealized depreciation on:
Investments	(252,024,252)
Translation of assets and liabilities denominated in foreign currencies	(701,011)

Net change in unrealized depreciation	(252,725,263)

Net Decrease in Net Assets Resulting from Operations	$(379,338,476)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007
Operations
Net investment income	$4,647,051	$2,253,546
Net realized gain (loss)	(131,260,264)	50,386,224
Net change in unrealized appreciation (depreciation)	(252,725,263)	(75,276,464)

Net decrease in net assets resulting from operations	(379,338,476)	(22,636,694)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(406,564)	(284,891)
Service shares	(2,093,583)	(1,096,034)

	(2,500,147)	(1,380,925)

Distributions from net realized gain:
Non-Service shares	(4,514,393)	(3,038,041)
Service shares	(43,539,151)	(23,704,364)

	(48,053,544)	(26,742,405)

Beneficial Interest Transactions
Net increase in net assets resulting from beneficial interest transactions:
Non-Service shares	5,447,779	17,695,373
Service shares	118,985,953	230,810,116

	124,433,732	248,505,489

Net Assets
Total increase (decrease)	(305,458,435)	197,745,465
Beginning of period	915,580,916	717,835,451

End of period (including accumulated net investment income of $4,880,816 and $2,449,399, respectively)	$610,122,481	$915,580,916

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$18.20	$19.15	$17.18	$16.05	$13.44
Income (loss) from investment operations:
Net investment income[1]	.12	.09	.08	.04	.01
Net realized and unrealized gain (loss)	(6.73)	(.30)	2.46	1.51	2.60

Total from investment operations	(6.61)	(.21)	2.54	1.55	2.61
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.08)	(.06)	(.03)	—	—
Distributions from net realized gain	(.86)	(.68)	(.54)	(.42)	—

Total dividends and/or distributions to shareholders	(.94)	(.74)	(.57)	(.42)	—
Net asset value, end of period	$10.65	$18.20	$19.15	$17.18	$16.05

Total Return, at Net Asset Value[2]	(37.83)%	(1.21)%	15.00%	9.92%	19.42%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$58,478	$93,939	$81,405	$44,820	$38,636
Average net assets (in thousands)	$80,406	$94,815	$62,659	$39,708	$30,871
Ratios to average net assets:[3]
Net investment income	0.80%	0.48%	0.46%	0.23%	0.06%
Total expenses	0.75%[4,5,6]	0.73%[4,5,6]	0.77%[4,5]	0.81%[6]	0.83%[6]
Portfolio turnover rate	130%	115%	110%	110%	147%
1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total Expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.75%
Year Ended December 31, 2007	0.73%
Year Ended December 31, 2006	0.77%
5.	Waiver or reimbursement of indirect management fees less than 0.005%.

6.	Reduction to custodian expenses less than 0.005%.
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$18.03	$18.98	$17.06	$15.97	$13.40
Income (loss) from investment operations:
Net investment income (loss)[1]	.08	.05	.04	— [2]	(.02)
Net realized and unrealized gain (loss)	(6.67)	(.29)	2.42	1.51	2.59

Total from investment operations	(6.59)	(.24)	2.46	1.51	2.57
Dividends and/or distributions to shareholders:
Dividends from net investment income	(.04)	(.03)	— [2]	—	—
Distributions from net realized gain	(.86)	(.68)	(.54)	(.42)	—

Total dividends and/or distributions to shareholders	(.90)	(.71)	(.54)	(.42)	—
Net asset value, end of period	$10.54	$18.03	$18.98	$17.06	$15.97

Total Return, at Net Asset Value[3]	(38.00)%	(1.39)%	14.66%	9.71%	19.18%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$551,644	$821,642	$636,430	$314,868	$173,612
Average net assets (in thousands)	$769,150	$766,102	$479,456	$221,324	$112,279
Ratios to average net assets:[4]
Net investment income (loss)	0.52%	0.23%	0.23%	0.02%	(0.14)%
Total expenses	0.99%[5,6,7]	0.97%[5,6,7]	1.00%[5,6]	1.04%[7]	1.06%[7]
Portfolio turnover rate	130%	115%	110%	110%	147%
1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	0.99%
Year Ended December 31, 2007	0.97%
Year Ended December 31, 2006	1.00%
6.	Waiver or reimbursement of indirect management fees less than 0.005%.

7.	Reduction to custodian expenses less than 0.005%.
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Main Street Small Cap Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Concentration of Risks. The Fund from time to time may have elements of concentration risk due to the value of certain securities held compared to the overall net investments value of the Fund. Such concentrations may subject the Fund to additional risks.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. The Fund’s investment in LAF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.
Allocation of Income, Expenses, Gains and Losses Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation Based
on Cost of Securities
Undistributed	Undistributed	Accumulated	and Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5,6]	Tax Purposes

$4,877,031	$—	$113,847,637	$258,206,559

1.	As of December 31, 2008, the Fund had $91,820,783 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforward were as follows:

Expiring
2016	$91,820,783
2. As of December 31, 2008, the Fund had $22,025,415 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.
3. The Fund had $57 of post-October foreign currency losses which were deferred.
4. The Fund had $1,382 of post-October passive foreign investment company losses which were deferred.
5. During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.
6. During the fiscal year ended December 31, 2007, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

Increase
Increase	to Accumulated Net
to Accumulated Net	Realized Loss
Investment Income	on Investments

$284,513	$284,513
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$7,557,183	$2,813,251
Long-term capital gain	42,996,508	25,310,079

Total	$50,553,691	$28,123,330

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$975,990,724
Federal tax cost of other investments	(781,938)

Total federal tax cost	$975,208,786

Gross unrealized appreciation	$24,051,648
Gross unrealized depreciation	(282,258,207)

Net unrealized depreciation	$(258,206,559)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.

Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	1,628,830	$24,176,255	1,931,787	$37,725,561
Dividends and/or distributions reinvested	326,974	4,920,957	177,034	3,322,932
Redeemed	(1,624,446)	(23,649,433)	(1,200,537)	(23,353,120)

Net increase	331,358	$5,447,779	908,284	$17,695,373

Service Shares
Sold	14,415,062	$222,143,048	15,587,096	$300,314,601
Dividends and/or distributions reinvested	3,047,035	45,492,232	1,328,184	24,744,065
Redeemed	(10,696,966)	(148,649,327)	(4,874,156)	(94,248,550)

Net increase	6,765,131	$118,985,953	12,041,124	$230,810,116

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$1,177,910,057	$1,100,973,230

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,063 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $7,346 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2008, the Fund had no outstanding forward contracts.

6. Illiquid or Restricted Securities
As of December 31, 2008, investments in securities included issues that are illiquid or restricted. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Trustees as reflecting fair value. The Fund will not invest more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid and restricted securities. Certain restricted securities, eligible for resale to qualified institutional purchasers, may not be subject to that limitation. Securities that are illiquid or restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand. As of December 31, 2008, the Fund had on loan securities valued at $112,421,328. Collateral of $112,509,871 was received for the loans, all of which was received in cash and subsequently invested in approved instruments or held as cash.
8. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
9. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Money Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Money Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Principal
	Amount	Value

Certificates of Deposit—22.9%
Domestic Certificates of Deposit—3.7%
Citibank NA:
1.40%, 3/20/09	$3,000,000	$3,000,000
1.45%, 3/20/09	3,000,000	3,000,000
1.65%, 1/8/09	1,000,000	1,000,000
1.85%, 3/12/09	2,000,000	2,000,000

		9,000,000

Yankee Certificates of Deposit—19.2%
Bank of Nova Scotia, Houston, TX:
2.46%, 9/4/09[1]	3,000,000	3,000,000
2.501%, 9/8/09[1]	3,000,000	3,000,000
BNP Paribas, New York:
1.97%, 2/12/09	6,000,000	6,000,000
2.12%, 3/6/09	1,500,000	1,500,000
2.29%, 2/10/09	2,000,000	2,000,552
3.10%, 2/27/09	1,800,000	1,800,000
Lloyds TSB Bank plc:
0.33%, 1/22/09	3,000,000	3,000,000
3.50%, 1/23/09	3,000,000	3,001,089
Rabobank Nederland NV, New York:
0.75%, 6/24/09	2,000,000	2,000,000
1.25%, 6/16/09	4,000,000	4,000,000
Royal Bank of Canada, New York,
2.71%, 8/7/09[1]	5,000,000	5,000,000
Societe Generale:
4%, 1/16/09	5,000,000	5,000,000
4%, 1/20/09	2,000,000	2,000,000
Toronto Dominion Bank, New York:
3.03%, 2/5/09	3,000,000	3,000,000
3.13%, 1/30/09	2,500,000	2,500,000

		46,801,641

Total Certificates of Deposit (Cost $55,801,641)		55,801,641

Direct Bank Obligations—15.6%
Bank of America NA, 2.18%, 2/27/09	5,000,000	4,999,849
Barclays US Funding LLC, 1.55%, 1/5/09	1,000,000	999,828
Calyon North America, Inc.:
0.44%, 1/21/09	1,500,000	1,499,633
0.45%, 1/12/09	1,000,000	999,704
Danske Corp.:
1.285%, 3/30/09[2]	2,000,000	1,993,718
1.79%, 3/12/09[2]	1,000,000	995,975
1.80%, 1/5/09[2]	2,000,000	1,999,600
2.03%, 3/9/09[2]	2,000,000	1,992,444
2.03%, 3/10/09[2]	2,000,000	1,992,331
Deutsche Bank Financial LLC,
0.39%, 1/13/09	1,000,000	999,870
HSBC Bank USA NA, 2.53%, 8/14/09[1]	3,000,000	2,970,267
National Australia Funding (Delaware), Inc.:
0.69%, 3/18/09[2]	$2,000,000	$1,997,087
1.25%, 3/2/09[2]	3,000,000	2,993,750
1.75%, 2/11/09[2]	1,000,000	998,007
Nordea North America, Inc.:
1.02%, 3/17/09	2,500,000	2,494,688
2.04%, 3/11/09	2,000,000	1,992,180
Rabobank USA Financial Corp.,
1.30%, 2/4/09	3,000,000	2,996,317
Royal Bank of Canada, 4.95%, 7/15/09[1]	3,000,000	3,000,000

Total Direct Bank Obligations (Cost $37,915,248)		37,915,248

Short-Term Notes—58.9%
Air Freight & Couriers—0.8%
United Parcel Service, Inc.,
0.40%, 1/8/09	2,000,000	1,999,844
Automobiles—2.9%
BMW US Capital LLC, 2%, 1/8/09[2]	7,000,000	6,997,278
Building Products—0.8%
Illinois Tool Works, Inc., 1.20%, 2/2/09	2,000,000	1,997,867
Capital Markets—2.1%
Banc of America Securities LLC,
0.19%, 1/1/09[1]	5,000,000	5,000,000
Chemicals—0.4%
BASF AG, 1.47%, 1/7/09	1,000,000	999,755
Commercial Finance—0.8%
Private Export Funding Corp.,
0.80%, 1/13/09[2]	2,000,000	1,999,467
Diversified Financial Services—4.6%
General Electric Capital Corp.:
2.60%, 1/29/09	4,300,000	4,291,304
3%, 1/27/09	5,000,000	4,989,167
3.10%, 1/23/09	2,000,000	1,996,211

		11,276,682

Diversified Telecommunication Services—0.8%
AT&T, Inc., 1.15%, 1/30/09	2,000,000	1,998,147
Food Products—1.0%
Nestle Capital Corp.:
2.395%, 3/13/09[2]	1,500,000	1,492,915
2.40%, 3/6/09[2]	1,000,000	995,733

		2,488,648

Insurance—5.3%
Jackson National Life Global Funding,
Series 2004-6, 1.29%, 8/15/09[1,3]	2,500,000	2,500,000
Jackson National Life Global Funding,
Series 2008-1, 2.69%, 2/10/09[1,4]	1,000,000	1,000,000
MetLife Funding, Inc.:
0.40%, 1/28/09	4,500,000	4,498,650
1%, 1/14/09	1,000,000	999,639

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Insurance Continued
Security Life of Denver, 2.13%, 9/8/09[1,3]	$2,000,000	$2,000,000
United of Omaha Life Insurance Co.,
1.64%, 12/28/09[1]	2,000,000	2,000,000

		12,998,289

Leasing & Factoring—6.3%
American Honda Finance Corp.:
1.998%, 9/18/09[1,4]	1,000,000	1,000,000
2.989%, 5/5/09[1,4]	3,000,000	3,000,000
Toyota Motor Credit Corp.:
1.25%, 3/23/09	3,000,000	2,991,563
2.50%, 2/2/09	2,900,000	2,892,009
2.65%, 1/26/09	2,400,000	2,395,583
3.55%, 1/22/09	3,000,000	2,993,788

		15,272,943

Municipal—1.9%
Alta Mira LLC, Series 2004,
2.29%, 1/2/09[1]	2,205,000	2,205,000
Hayward, CA Multifamily Housing
Revenue Bonds, Lord Tennyson Apts.
Project, Series A-T, 1.75%, 1/2/09[1]	710,000	710,000
St. Johns Cnty., FL Industrial
Development Authority Revenue Bonds,
Presbyterian Retirement Communities
Project, Series 2004B, 3.38%, 1/7/09[1]	1,000,000	1,000,000
Taxable Adjustable Demand
Health Care Revenue Bonds,
SFO Associates Project, Series 1994,
10%, 1/1/09[1]	785,000	785,000

		4,700,000

Oil, Gas & Consumable Fuels—2.1%
BP Capital Markets plc, 1.15%, 3/2/09	2,000,000	1,996,167
Shell International Finance BV,
0.40%, 4/3/09[2]	1,000,000	998,978
Total Capital, 1.10%, 1/5/09[2]	2,000,000	1,999,733

		4,994,878

Personal Products—2.9%
Kimberly-Clark Worldwide,
0.45%, 2/9/09[2]	1,000,000	999,513
Procter & Gamble Co., 1%, 1/21/09[2]	2,000,000	1,998,889
Reckitt Benckiser Treasury Services plc:
2.27%, 2/13/09[2]	2,000,000	1,994,577
2.30%, 3/3/09[2]	2,000,000	1,992,206

		6,985,185

Pharmaceuticals—2.1%
Johnson & Johnson, 0.50%, 1/27/09	$2,000,000	$1,999,278
Merck & Co., Inc., 0.15%, 2/5/09	1,000,000	999,854
Pfizer, Inc., 0.85%, 2/2/09[2]	2,000,000	1,998,489

		4,997,621

Receivables Finance—23.5%
Amsterdam Funding Corp.,
3.08%, 3/5/09[2]	3,000,000	2,983,830
Barton Capital Corp., 1.10%, 1/15/09[2]	1,000,000	999,572
Chariot Funding LLC, 1.40%, 1/2/09[4]	1,500,000	1,499,942
Falcon Asset Securitization Co. LLC:
1.40%, 1/28/09[2]	5,000,000	4,994,750
1.40%, 2/9/09[2]	5,000,000	4,992,417
Gemini Securitization Corp.:
0.75%, 3/19/09[2]	6,000,000	5,990,375
3.25%, 1/27/09[2]	2,000,000	1,995,306
4.35%, 1/15/09[2]	1,600,000	1,597,293
4.35%, 1/16/09[2]	2,000,000	1,996,375
Legacy Capital LLC, 2.70%, 1/12/09	5,000,000	4,995,875
Lexington Parker Capital Co. LLC:
2.50%, 1/9/09[2]	9,000,000	8,995,000
3.10%, 1/6/09[2]	2,000,000	1,999,139
Old Line Funding Corp.,
0.50%, 1/22/09[2]	1,000,000	999,708
Park Avenue Receivables Co. LLC,
1.40%, 1/6/09	3,000,000	2,999,417
Ranger Funding Co. LLC,
1.55%, 1/5/09[4]	4,150,000	4,149,354
Sheffield Receivables Corp.,
0.60%, 1/13/09[2]	1,000,000	999,800
Thunder Bay Funding LLC,
3%, 1/23/09[4]	3,000,000	2,994,500
Windmill Funding Corp.,
3.10%, 1/7/09[2]	2,000,000	1,998,967

		57,181,620

Special Purpose Financial—0.6%
Ticonderoga Funding LLC,
0.35%, 1/22/09	1,500,000	1,499,694

Total Short-Term Notes (Cost $143,387,918)		143,387,918

U.S. Government Agencies—2.5%
Federal Home Loan Bank,
2.75%, 4/27/09	4,000,000	3,964,551
Federal Home Loan Mortgage Corp.,
0.12%, 2/2/09	1,000,000	999,893

	Principal
	Amount	Value

U.S. Government Agencies Continued
Federal National Mortgage Assn.,
0.10%, 2/2/09	$1,000,000	$999,911

Total U.S. Government Agencies (Cost $5,964,355)		5,964,355

Total Investments, at Value (Cost $243,069,162)	99.9%	243,069,162

Other Assets Net of Liabilities	0.1	287,222

Net Assets	100.0%	$243,356,384

Industry classifications are unaudited.
Footnotes to Statement of Investments
Short-term notes and direct bank obligations are generally traded on a discount basis; the interest rate shown is the discount rate received by the Fund at the time of purchase. Other securities normally bear interest at the rates shown.
1.   Represents the current interest rate for a variable or increasing rate security.
2.   Security issued in an exempt transaction without registration under the Securities Act of 1933. Such securities amount to $78,973,222, or 32.45% of the Fund’s net assets, and have been determined to be liquid pursuant to guidelines adopted by the Board of Trustees.
3.   Illiquid security. The aggregate value of illiquid securities as of December 31, 2008 was $4,500,000, which represents 1.85% of the Fund’s net assets. See Note 4 of accompanying Notes.
4.   Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $13,643,796 or 5.61% of the Fund’s net assets as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1–quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2–inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3–unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments	Other Financial
Valuation Description	in Securities	Instruments*

Level 1—Quoted Prices	$—	$—
Level 2—Other Significant Observable Inputs	243,069,162	—
Level 3—Significant Unobservable Inputs	—	—

Total	$243,069,162	$—

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value (cost $243,069,162)—see accompanying statement of investments	$243,069,162
Cash	491,436
Receivables and other assets:
Interest	337,885
Shares of beneficial interest sold	20,525
Other	34,425

Total assets	243,953,433

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	449,341
Dividends	103,648
Shareholder communications	12,874
Trustees’ compensation	2,460
Transfer and shareholder servicing agent fees	860
Other	27,866

Total liabilities	597,049

Net Assets	$243,356,384

Composition of Net Assets
Par value of shares of beneficial interest	$243,331
Additional paid-in capital	243,113,801
Accumulated net investment loss	(1,067)
Accumulated net realized gain on investments	319

Net Assets—applicable to 243,331,044 shares of beneficial interest outstanding	$243,356,384

Net Asset Value, Redemption Price Per Share and Offering Price Per Share	$1.00
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Interest	$6,843,139

Expenses
Management fees	955,875
Shareholder communications	24,894
Insurance expense	23,373
Transfer and shareholder servicing agent fees	9,994
Trustees’ compensation	6,792
Custodian fees and expenses	1,257
Other	33,803

Total expenses	1,055,988

Net Investment Income	5,787,151

Net Realized Gain on Investments	321

Net Increase in Net Assets Resulting from Operations	$5,787,472

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment income	$5,787,151	$8,813,949
Net realized gain (loss)	321	(2)

Net increase in net assets resulting from operations	5,787,472	8,813,947

Dividends and/or Distributions to Shareholders
Dividends from net investment income	(5,787,153)	(8,813,949)
Distributions from net realized gain	—	(3,645)

Beneficial Interest Transactions
Net increase in net assets resulting from beneficial interest transactions	53,607,490	18,231,526

Net Assets
Total increase	53,607,809	18,227,879
Beginning of period	189,748,575	171,520,696

End of period (including accumulated net investment loss of $1,067 and $1,065, respectively)	$243,356,384	$189,748,575

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations–net investment income and net realized gain[1]	.03	.05	.05	.03	.01

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.03)	(.05)	(.05)	(.03)	(.01)

Distributions from net realized gain	—	— [2]	— [2]	—	—

Total dividends and/or distributions to shareholders	(.03)	(.05)	(.05)	(.03)	(.01)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return[3]	2.78%	4.98%	4.71%	2.86%	0.98%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$243,356	$189,749	$171,521	$173,162	$196,503

Average net assets (in thousands)	$212,564	$181,271	$171,118	$186,453	$218,243

Ratios to average net assets:[4]
Net investment income	2.72%	4.86%	4.61%	2.80%	0.97%
Total expenses	0.50%	0.50%[5]	0.49%	0.48%[5]	0.48%[5]

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Reduction to custodian expenses less than 0.005%.
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Money Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek maximum current income from investments in “money market” securities consistent with low capital risk and the maintenance of liquidity. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. Securities are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. If amortized cost is determined not to approximate market value, the fair value of the portfolio securities will be determined under procedures approved by the Fund’s Board of Trustees.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     “Money market-type” instruments are typically designated as Level 2.
     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.

The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years for federal income tax purposes.

Undistributed Net	Undistributed	Accumulated Loss
Investment Income	Long-Term Gains	Carryforward[1,2]

$152,499	$—	$—

1.	During the fiscal year ended December 31, 2008, the Fund utilized $2 of capital loss carryforward to offset capital gains realized in that fiscal year.

2.	During the fiscal year ended December 31, 2007, the Fund did not utilize any capital loss carryforwards.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$5,787,153	$8,817,594
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income distributions, if any, are declared daily and paid monthly. Capital gain distributions, if any, are declared and paid annually but may be paid at other times to maintain the net asset value per share at $1.00.
Investment Income. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Sold	163,835,502	$163,835,502	142,287,227	$142,287,227
Dividends and/or distributions reinvested	5,787,153	5,787,153	8,817,594	8,817,594
Redeemed	(116,015,165)	(116,015,165)	(132,873,295)	(132,873,295)

Net increase	53,607,490	$53,607,490	18,231,526	$18,231,526

3. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $500 million	0.450%
Next $500 million	0.425
Next $500 million	0.400
Over $1.5 billion	0.375
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $10,017 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Waivers and Reimbursements of Expenses. The Manager has voluntarily undertaken to waive fees to the extent necessary to assist the Fund in attempting to maintain a positive yield. There is no guarantee that the Fund will maintain a positive yield. That undertaking may be amended or withdrawn at any time.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.35% of average annual net assets of the Fund. This undertaking may be amended or withdrawn at any time.

4. Illiquid Securities
As of December 31, 2008, investments in securities included issues that are illiquid. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. Securities that are illiquid are marked with an applicable footnote on the Statement of Investments.
5. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
6. Temporary Guarantee Program for Money Market Funds
The Fund’s Board of Trustees has elected for the Fund to participate in the Temporary Guarantee Program for Money Market Funds (the “Program”) established by the U.S. Treasury Department. The Treasury Department has accepted the Fund’s application to participate in the Program and entered into a Guarantee Agreement with the Fund dated as of September 19, 2008. The Fund has also notified the Treasury Department of its intent to continue its participation in the Program through April 30, 2009.
     Under the Program, shareholders of the Fund as of the close of business on September 19, 2008 may be guaranteed against loss in the event that the Fund’s net asset value falls below $0.995. The Program applies only to shareholders of record as of the close of business on September 19, 2008. The number of shares covered by the Program will be the lesser of (a) the number of shares of the Fund owned by the shareholder on September 19, 2008 or (b) the number of shares owned by the shareholder on the date the Fund’s net asset value falls below $0.995. If the number of shares of the Fund a shareholder holds after September 19, 2008 fluctuates during the Program period due to purchases or redemptions of shares, any shares in excess of the amount held as of the close of business on September 19, 2008 will not be covered.
     The Fund has paid a fee to participate in the Program’s initial term in the amount equal to 0.01% of the Fund’s net assets as of the close of business on September 19, 2008. The Fund has paid an additional fee to continue its participation in the Program through April 30, 2009 in the amount of 0.015% of the Fund’s net assets as of the close of business on September 19, 2008. Fees paid by the Fund to participate in the Program are shown as insurance expense on the Statement of Operations. Participation in any further extension of the Program would require payment of an additional fee.
7. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Strategic Bond Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Strategic Bond Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Principal
	Amount	Value

Asset-Backed Securities—1.4%
Ace Securities Corp. Home Equity Loan Trust, Asset-Backed Pass-Through Certificates, Series 2005-HE7, Cl. A2B, 0.651%, 11/25/35[1]	$3,298	$3,267
AmeriCredit Prime Automobile Receivables Trust 2007-1, Automobile Receivables Nts., Series 2007-1, Cl. D, 5.62%, 9/8/14[2]	1,319,000	854,053
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 0.951%, 5/25/34[1]	924,857	714,313
Argent Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3, Cl. A2B, 0.571%, 9/25/36[1]	530,000	424,829
Argent Securities Trust 2006-W5, Asset-Backed Pass-Through Certificates, Series 2006-W5, Cl. A2B, 0.571%, 5/26/36[1]	418,823	382,802
Capital Auto Receivables Asset Trust 2007-1, Automobile Asset-Backed Securities, Series 2007-1, Cl. B, 5.15%, 9/17/12	262,000	200,549
Capital Auto Receivables Asset Trust 2008-2, Automobile Asset-Backed Securities, Series 2008-2, Cl. A2A, 3.74%, 3/15/11	2,950,000	2,889,639
Capital One Auto Finance Trust, Automobile Receivables, Series 2006-C, Cl. A4, 1.225%, 5/15/13[1]	1,312,000	912,432
Capital One Prime Auto Receivables Trust, Automobile Asset-Backed Certificates, Series 2005-1, Cl. A4, 1.215%, 4/15/11[1]	5,278,299	5,124,536
Centex Home Equity Loan Trust 2006-A, Asset-Backed Certificates, Series 2006-A, Cl. AV2, 0.571%, 5/16/36[1]	460,392	441,089
Citigroup Mortgage Loan Trust, Inc. 2006-WFH3, Asset-Backed Pass-Through Certificates, Series 2006-WFH3, Cl. A2, 0.571%, 10/31/36[1]	603,989	554,084
Countrywide Home Loans, Asset-Backed Certificates:
Series 2005-16, Cl. 2AF2, 5.382%, 5/25/36[1]	1,530,000	1,223,613
Series 2005-17, Cl. 1AF2, 5.363%, 5/25/36[1]	233,158	201,064
CWABS, Inc. Asset-Backed Certificates Trust, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.591%, 12/5/29[1]	1,050,000	807,320
CWHEQ Revolving Home Equity Loan Trust, Asset-Backed Certificates:
Series 2005-G, Cl. 2A, 1.425%, 12/15/35[1]	269,812	105,890
Series 2006-H, Cl. 2A1A, 1.345%, 11/15/36[1]	96,537	25,010
DaimlerChrysler Auto Trust, Automobile Loan Pass-Through Certificates, Series 2008-B, Cl. A2A, 3.81%, 6/8/11	2,950,000	2,887,528
Embarcadero Aircraft Securitization Trust, Airplane Receivable Nts., Series 2000-A, Cl. B, 8/15/25[2,3,4]	1,820,063	13,650
First Franklin Mortgage Loan Trust 2005-FF10, Mtg. Pass-Through Certificates, Series 2005-FF10, Cl. A3, 0.681%, 11/25/35[1]	112,308	110,855
First Franklin Mortgage Loan Trust 2006-FF10, Mtg. Pass-Through Certificates, Series 2006-FF10, Cl. A3, 0.561%, 7/25/36[1]	1,000,000	867,049
First Franklin Mortgage Loan Trust 2006-FF9, Mtg. Pass-Through Certificates, Series 2006-FF9, Cl. 2A2, 0.581%, 7/7/36[1]	430,000	366,527
First Franklin Mortgage Loan
Trust 2006-FFA, Mtg. Pass-Through Certificates, Series 2006-FFA, Cl. A3, 0.591%, 9/25/36[1]	1,027,653	240,410
Harley-Davidson Motorcycle
Trust, Motorcycle Receivable Nts., Series 2007-3, Cl. A3, 1.545%, 6/15/12[1]	8,340,000	7,983,594
Home Equity Mortgage Trust 2005-1, Mtg. Pass-Through Certificates, Series 2005-1, Cl. M6, 5.363%, 6/1/35	1,046,000	332,257
Home Equity Mortgage Trust 2006-5, Mtg. Pass-Through Certificates, Series 2006-5, Cl. A1, 5.50%, 1/25/37	443,748	104,160

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Asset-Backed Securities Continued
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Nts., Series 2005-3, Cl. A1, 0.768%, 1/20/35[1]	$235,534	$167,442
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.618%, 3/20/36[1]	440,000	368,666
Hyundai Auto Receivables Trust 2008-A, Asset-Backed Automobile Securities, Series 2008-A, Cl. A2, 4.16%, 5/16/11	4,160,000	4,085,053
Ice Em CLO, Collateralized Loan Obligations:
Series 2007-1A, Cl. B, 4.795%, 8/15/22[1,2]	7,870,000	3,541,500
Series 2007-1A, Cl. C, 6.095%, 8/15/22[1,2]	5,270,000	1,224,748
Series 2007-1A, Cl. D, 8.095%, 8/15/22[1,2]	5,270,000	909,602
Lehman XS Trust, Mtg. Pass-Through Certificates:
Series 2005-2, Cl. 2A1B, 5.18%, 8/25/35[1]	74,150	72,760
Series 2005-4, Cl. 2A1B, 5.17%, 10/25/35	101,682	92,689
Mastr Asset-Backed Securities Trust 2006-WMC3, Mtg. Pass-Through Certificates, Series 2006-WMC3, Cl. A3, 0.571%, 8/25/36[1]	1,310,000	390,146
NC Finance Trust, CMO Pass-Through Certificates, Series 1999-I, Cl. ECFD, 6.368%, 1/25/29[1,2]	66,744	8,510
Option One Mortgage Loan Trust, Asset-Backed Certificates, Series 2006-2, Cl. 2A2, 0.571%, 7/1/36[1]	2,879,098	2,537,112
Popular ABS Mortgage Pass-Through Trust 2005-6, Mtg. Pass-Through Certificates, Series 2005-6, Cl. A3, 5.68%, 1/25/36[1]	394,533	358,623
RAMP Series 2006-RS4 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-RS4, Cl. A1, 0.551%, 7/25/36[1]	42,744	42,341
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass-Through Certificates, Series 2006-KS7, Cl. A2, 0.571%, 9/25/36[1]	1,097,501	998,574
Securitized Asset-Backed Receivables LLC Trust 2007-BR2, Asset-Backed Securities, Series 2007-BR2, Cl. A2, 0.701%, 2/25/37[1]	786,579	365,811
SLM Student Loan Trust, Student Loan Receivables, Series 2005-B, Cl. B, 2.396%, 6/15/39[1]	2,487,000	722,984
Specialty Underwriting & Residential Finance Trust, Home Equity Asset-Backed Obligations:
Series 2005-BC3, Cl. A2B, 0.721%, 6/25/36[1]	7,489	7,421
Series 2006-BC1, Cl. A2B, 0.621%, 12/25/36[1]	960,290	918,516
Start CLO Ltd., Asset-Backed Credit Linked Securities, Series 2006-3A, Cl. F, 19.193%, 6/7/11[1,2]	1,630,000	1,075,800
Taganka Car Loan Finance plc, Automobile Asset-Backed Certificates, Series 2006-1A, Cl. C, 4.739%, 11/14/13[1,2]	503,102	457,823
Terwin Mortgage Trust, Home Equity Asset-Backed Securities, Series 2006-4SL, Cl. A1, 4.50%, 5/1/3[7]	217,897	56,554
Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust, Home Equity Asset-Backed Certificates, Series 2006-2, Cl. A2, 0.571%, 7/25/36[1]	839,051	791,865

Total Asset-Backed Securities (Cost $66,300,323)		46,965,060

Mortgage-Backed Obligations—27.5%
Government Agency—15.1%
FHLMC/FNMA/Sponsored—14.8%
Federal Home Loan Mortgage Corp.:
4.50%, 12/15/18-5/15/19	1,409,950	1,451,275
5%, 8/15/33-9/15/33	4,030,980	4,130,036
6%, 5/15/18-3/15/33	2,706,039	2,805,117
6.50%, 3/15/18-6/15/35	5,673,041	5,927,302
7%, 12/1/23-10/1/31	376,154	395,682
7.50%, 4/25/36	1,250,923	1,320,646
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Participation Certificates, Series 1897, Cl. K, 7%, 9/15/26	2,894,861	3,105,296

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 1360, Cl. PZ, 7.50%, 9/15/22	$1,525,940	$1,645,370
Series 151, Cl. F, 9%, 5/15/21	39,507	39,495
Series 1674, Cl. Z, 6.75%, 2/15/24	1,161,700	1,237,551
Series 2006-11, Cl. PS, 22.839%, 3/25/36[1]	709,683	809,089
Series 2043, Cl. ZP, 6.50%, 4/15/28	854,683	891,040
Series 2106, Cl. FG, 1.645%, 12/15/28[1]	2,033,041	1,904,899
Series 2122, Cl. F, 1.645%, 2/15/29[1]	66,133	62,467
Series 2135, Cl. OH, 6.50%, 3/15/29	1,141,881	1,195,930
Series 2148, Cl. ZA, 6%, 4/15/29	1,958,086	2,027,023
Series 2173, Cl. Z, 6.50%, 7/15/29	725,872	752,313
Series 2195, Cl. LH, 6.50%, 10/15/29	869,205	912,782
Series 2326, Cl. ZP, 6.50%, 6/15/31	141,676	148,349
Series 2344, Cl. FP, 2.145%, 8/15/31[1]	613,095	597,326
Series 2351, Cl. PZ, 6.50%, 8/15/31	1,216,486	1,279,087
Series 2368, Cl. PR, 6.50%, 10/15/31	583,773	611,665
Series 2410, Cl. PF, 2.175%, 2/15/32[1]	2,936,062	2,864,436
Series 2412, Cl. GF, 2.145%, 2/15/32[1]	1,431,199	1,396,539
Series 2415, Cl. ZA, 6.50%, 2/15/32	1,660,399	1,739,055
Series 2435, Cl. EQ, 6%, 5/15/31	1,167,194	1,183,899
Series 2449, Cl. FL, 1.745%, 1/15/32[1]	800,029	778,460
Series 2451, Cl. FD, 2.195%, 3/15/32[1]	451,300	440,214
Series 2453, Cl. BD, 6%, 5/15/17	239,763	251,377
Series 2461, Cl. PZ, 6.50%, 6/15/32	1,767,878	1,865,446
Series 2464, Cl. FI, 2.195%, 2/15/32[1]	467,954	456,308
Series 2470, Cl. AF, 2.195%, 3/15/32[1]	774,589	765,985
Series 2470, Cl. LF, 2.195%, 2/15/32[1]	478,884	459,586
Series 2471, Cl. FD, 2.195%, 3/15/32[1]	870,843	829,863
Series 2477, Cl. FZ, 1.745%, 6/15/31[1]	1,765,378	1,714,782
Series 2500, Cl. FD, 1.695%, 3/15/32[1]	45,676	44,219
Series 2517, Cl. GF, 2.195%, 2/15/32[1]	416,365	400,642
Series 2526, Cl. FE, 1.595%, 6/15/29[1]	65,532	63,207
Series 2551, Cl. FD, 1.595%, 1/15/33[1]	50,652	49,290
Series 2641, Cl. CE, 3.50%, 9/15/25	524,202	523,789
Series 2676, Cl. KY, 5%, 9/15/23	3,843,000	3,860,902
Series 2727, Cl. UA, 3.50%, 10/15/22	141,251	141,184
Series 2736, Cl. DB, 3.30%, 11/15/26	2,527,797	2,522,031
Series 2750, Cl. XG, 5%, 2/1/34	6,037,000	6,243,903
Series 2777, Cl. PJ, 4%, 5/15/24	158,227	158,301
Series 2857, Cl. MG, 5%, 9/1/34	2,045,000	2,101,682
Series 2890, Cl. PE, 5%, 11/1/34	6,120,000	6,283,610
Series 2934, Cl. NA, 5%, 4/15/24	697,933	702,854
Series 2936, Cl. PE, 5%, 2/1/35	4,858,000	4,975,906
Series 2939, Cl. PE, 5%, 2/15/35	1,585,000	1,626,874
Series 2947, Cl. HE, 5%, 3/1/35	1,650,000	1,689,966
Series 2991, Cl. QG, 5%, 8/1/34	2,430,000	2,501,430
Series 3015, Cl. GM, 5%, 8/1/35	3,480,000	3,552,410
Series 3022, Cl. HU, 5%, 8/1/35	3,300,000	3,369,499
Series 3025, Cl. SJ, 20.368%, 8/15/35[1]	867,796	992,159
Series 3035, Cl. DM, 5.50%, 11/15/25	2,353,082	2,385,515
Series 3094, Cl. HS, 20.002%, 6/15/34[1]	482,047	536,911
Series 3105, Cl. BD, 5.50%, 1/15/26	1,500,000	1,572,224
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 177, Cl. IO, 3.886%, 7/1/26[5]	167,410	33,807
Series 192, Cl. IO, 4.761%, 2/1/28[5]	43,815	6,190
Series 200, Cl. IO, 4.398%, 1/1/29[5]	54,033	9,215
Series 2003-13, Cl. IO, 0.349%, 3/25/33[5]	980,301	173,874
Series 2003-26, Cl. DI, 1.332%, 4/25/33[5]	757,832	130,904
Series 205, Cl. IO, 0.467%, 9/1/29[5]	226,100	50,485
Series 2074, Cl. S, 37.242%, 7/17/28[5]	56,766	6,807
Series 2079, Cl. S, 43.579%, 7/17/28[5]	90,719	10,722
Series 208, Cl. IO, (26.473)%, 6/1/30[5]	251,734	43,292
Series 2136, Cl. SG, 77.287%, 3/15/29[5]	2,479,485	231,093
Series 216, Cl. IO, 2.681%, 12/1/31[5]	252,209	31,897

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security: Continued
Series 2177, Cl. S, 70.604%, 8/15/29[5]	$2,723,238	$278,234
Series 224, Cl. IO, 0.314%, 3/1/33[5]	1,695,804	252,829
Series 2399, Cl. SG, 57.918%, 12/15/26[5]	1,475,093	145,661
Series 243, Cl. 6, 15.224%, 12/15/32[5]	723,034	94,556
Series 2437, Cl. SB, 77.883%, 4/15/32[5]	4,280,534	404,536
Series 2526, Cl. SE, 30.034%, 6/15/29[5]	122,517	16,682
Series 2802, Cl. AS, 99.999%, 4/15/33[5]	1,151,660	109,571
Series 2920, Cl. S, 54.415%, 1/15/35[5]	989,338	97,233
Series 2989, Cl. TS, 77.854%, 6/15/25[5]	22,612,207	1,667,234
Series 3000, Cl. SE, 99.999%, 7/15/25[5]	1,156,231	92,509
Series 3110, Cl. SL, 99.999%, 2/15/26[5]	657,294	47,251
Federal Home Loan Mortgage Corp., Principal-Only Stripped Mtg.-Backed Security, Series 192, Cl. PO, 8.464%, 2/1/28[6]	43,815	39,381
Federal National Mortgage Assn.:
4.50%, 5/25/18-6/1/20	22,163,053	22,746,584
4.50%, 1/1/22[7]	1,385,000	1,415,730
5%, 12/1/17-11/1/33	92,630,489	95,262,023
5%, 1/1/39[7]	11,486,000	11,728,286
5.296%, 10/1/3[6]	22,978,570	23,266,379
5.50%, 4/25/21-7/1/33	71,470,489	73,520,615
5.50%, 1/1/24-1/1/39[7]	6,320,000	6,487,752
6%, 10/25/16-4/1/35	35,722,870	36,951,546
6%, 1/1/24[7]	11,081,000	11,491,341
6.50%, 3/25/17-1/1/34	11,665,312	12,157,761
6.50%, 1/1/39[7]	17,211,000	17,875,241
7%, 11/1/17-6/25/34	9,755,061	10,320,358
7%, 1/1/39[7]	1,160,000	1,214,738
7.50%, 2/25/27-3/25/33	4,503,559	4,776,206
8.50%, 7/1/32	6,995	7,607
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Trust 1999-54, Cl. LH, 6.50%, 11/25/29	889,222	920,052
Trust 2001-44, Cl. QC, 6%, 9/25/16	1,682,087	1,760,238
Trust 2001-51, Cl. OD, 6.50%, 10/25/31	453,875	477,724
Trust 2001-69, Cl. PF, 1.471%, 12/25/31[1]	1,057,081	1,030,468
Trust 2001-70, Cl. LR, 6%, 9/25/30	3,711	3,704
Trust 2001-74, Cl. QE, 6%, 12/25/31	5,476,298	5,671,183
Trust 2001-80, Cl. ZB, 6%, 1/25/32	1,134,985	1,175,699
Trust 2002-12, Cl. PG, 6%, 3/25/17	724,894	759,222
Trust 2002-29, Cl. F, 1.471%, 4/25/32[1]	512,730	499,710
Trust 2002-56, Cl. KW, 6%, 4/25/23	3,432,792	3,493,134
Trust 2002-60, Cl. FH, 1.471%, 8/25/32[1]	1,075,119	1,047,635
Trust 2002-64, Cl. FJ, 1.471%, 4/25/32[1]	157,886	152,988
Trust 2002-66, Cl. FG, 1.471%, 9/25/32[1]	2,107,148	2,053,255
Trust 2002-68, Cl. FH, 1.384%, 10/18/32[1]	357,276	346,602
Trust 2002-71, Cl. UB, 5%, 11/25/15	2,028,560	2,045,921
Trust 2002-84, Cl. FB, 1.471%, 12/25/32[1]	2,107,091	1,983,182
Trust 2002-9, Cl. PC, 6%, 3/25/17	746,746	782,112
Trust 2002-9, Cl. PR, 6%, 3/25/17	914,355	957,658
Trust 2002-90, Cl. FH, 0.971%, 9/25/32[1]	1,178,923	1,140,384
Trust 2003-11, Cl. FA, 1.471%, 9/25/32[1]	2,107,139	2,004,003
Trust 2003-116, Cl. FA, 0.871%, 11/25/33[1]	130,250	126,657
Trust 2003-130, Cl. CS, 13.158%, 12/25/33[1]	2,819,037	2,832,597
Trust 2003-17, Cl. EQ, 5.50%, 3/25/23	1,452,000	1,514,020
Trust 2003-23, Cl. EQ, 5.50%, 4/25/23	2,883,000	2,983,746
Trust 2003-73, Cl. HF, 0.921%, 1/25/31[1]	7,222,409	7,051,647
Trust 2003-81, Cl. PW, 4%, 3/25/25	524,999	525,151
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,825,000	1,850,602
Trust 2004-52, Cl. JR, 4.50%, 7/25/24	827,070	827,872
Trust 2005-100, Cl. BQ, 5.50%, 11/25/25	571,000	584,471
Trust 2005-109, Cl. AH, 5.50%, 12/25/25	2,160,000	2,213,721
Trust 2005-25, Cl. PS, 26.087%, 4/25/35[1]	742,013	876,789

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates: Continued
Trust 2005-31, Cl. PB, 5.50%, 4/25/35	$560,000	$577,243
Trust 2005-71, Cl. DB, 4.50%, 8/25/25	480,000	477,512
Trust 2006-29, Cl. PA, 5.50%, 8/25/26	4,037,216	4,091,608
Trust 2006-46, Cl. SW, 22.471%, 6/25/36[1]	1,218,794	1,362,048
Trust 2006-50, Cl. KS, 22.472%, 6/25/36[1]	523,586	588,421
Trust 2007-79, Cl. ME, 5.50%, 8/1/37	4,155,000	4,205,404
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-61, Cl. SH, 41.60%, 11/18/31[5]	582,527	78,586
Trust 2001-63, Cl. SD, 28.236%, 12/18/31[5]	134,828	19,106
Trust 2001-68, Cl. SC, 22.655%, 11/25/31[5]	93,596	12,893
Trust 2001-81, Cl. S, 25.023%, 1/25/32[5]	106,304	15,002
Trust 2002-28, Cl. SA, 26.929%, 4/25/32[5]	63,664	8,447
Trust 2002-38, Cl. IO, 39.536%, 4/25/32[5]	308,450	33,345
Trust 2002-48, Cl. S, 24.46%, 7/25/32[5]	101,573	14,097
Trust 2002-52, Cl. SL, 25.018%, 9/25/32[5]	63,972	8,755
Trust 2002-56, Cl. SN, 27.036%, 7/25/32[5]	139,574	19,266
Trust 2002-77, Cl. IS, 32.064%, 12/18/32[5]	525,507	72,717
Trust 2002-77, Cl. SH, 29.712%, 12/18/32[5]	140,087	17,604
Trust 2002-9, Cl. MS, 23.565%, 3/25/32[5]	135,265	17,030
Trust 2003-117, Cl. KS, 42.312%, 8/25/33[5]	10,763,425	966,465
Trust 2003-118, Cl. S, 32.829%, 12/25/33[5]	1,222,012	147,602
Trust 2003-33, Cl. SP, 22.276%, 5/25/33[5]	974,184	129,398
Trust 2003-38, Cl. SA, 32.155%, 3/25/23[5]	1,772,110	191,154
Trust 2003-4, Cl. S, 37.988%, 2/25/33[5]	294,688	37,799
Trust 2005-105, Cl. S, 95.971%, 12/25/35[5]	2,843,627	242,790
Trust 2005-40, Cl. SA, 55.764%, 5/25/35[5]	2,820,267	289,503
Trust 2005-40, Cl. SB, 88.518%, 5/25/35[5]	4,507,788	444,182
Trust 2005-63, Cl. SA, 88.04%, 10/25/31[5]	220,428	22,604
Trust 2005-71, Cl. SA, 73.09%, 8/25/25[5]	731,570	54,853
Trust 2005-83, Cl. SL, 91.42%, 10/25/35[5]	4,149,656	357,360
Trust 2005-85, Cl. SA, 99.999%, 10/25/35[5]	11,172,208	860,528
Trust 2005-87, Cl. SE, 99.999%, 10/25/35[5]	11,012,981	781,884
Trust 2005-87, Cl. SG, 98.88%, 10/25/35[5]	2,956,356	250,580
Trust 2006-119, Cl. MS, 93.23%, 12/25/36[5]	2,268,516	196,561
Trust 2006-33, Cl. SP, 65.426%, 5/25/36[5]	2,728,083	284,226
Trust 2006-34, Cl. SK, 64.101%, 5/25/36[5]	4,974,373	525,733
Trust 2006-42, Cl. CI, 26.305%, 6/25/36[5]	7,263,196	844,126
Trust 2006-48, Cl. QA, 28.061%, 6/25/36[5]	5,434,825	626,428
Trust 2006-90, Cl. SX, 99.999%, 9/25/36[5]	2,723,625	311,039
Trust 214, Cl. 2, 17.299%, 3/1/23[5]	685,768	154,573
Trust 221, Cl. 2, 13.048%, 5/1/23[5]	75,389	17,110
Trust 240, Cl. 2, 15.05%, 9/1/23[5]	145,978	22,654
Trust 254, Cl. 2, 7.227%, 1/1/24[5]	1,206,632	275,472
Trust 2682, Cl. TQ, 99.999%, 10/15/33[5]	1,066,707	121,362
Trust 2981, Cl. BS, 99.999%, 5/15/35[5]	1,935,685	190,509
Trust 301, Cl. 2, (6.448)%, 4/1/29[5]	317,378	63,814
Trust 302, Cl. 2, (9.691)%, 6/1/29[5]	1,200,842	169,872
Trust 313, Cl. 2, 19.507%, 6/1/31[5]	3,578,530	479,166
Trust 319, Cl. 2, (1.244)%, 2/1/32[5]	103,187	14,546
Trust 321, Cl. 2, (1.40)%, 4/1/32[5]	460,403	64,028
Trust 324, Cl. 2, (6.999)%, 7/1/325	798,261	113,018
Trust 328, Cl. 2, (10.302)%, 12/1/32[5]	7,458,311	1,097,060
Trust 331, Cl. 5, 15.597%, 2/1/33[5]	1,774,652	244,032
Trust 332, Cl. 2, (8.02)%, 3/1/33[5]	5,898,199	851,996
Trust 333, Cl. 2, (12.058)%, 4/1/33[5]	5,077,803	621,018
Trust 334, Cl. 12, 11.559%, 2/1/33[5]	1,519,559	199,444
Trust 334, Cl. 3, 13.538%, 7/1/33[5]	905,613	101,609
Trust 334, Cl. 5, 13.586%, 5/1/33[5]	1,065,235	121,458
Trust 338, Cl. 2, (13.036)%, 7/1/33[5]	1,163,300	140,405
Trust 339, Cl. 15, 18.711%, 7/1/33[5]	3,938,661	479,246
Trust 339, Cl. 7, 11.479%, 7/1/33[5]	7,345,028	813,156
Trust 339, Cl. 8, 12.211%, 8/1/33[5]	499,871	56,097
Trust 342, Cl. 2, (3.295)%, 9/1/33[5]	124,764	17,840
Trust 344, Cl. 2, (3.987)%, 12/1/33[5]	4,341,032	621,658

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

FHLMC/FNMA/Sponsored Continued
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security: Continued
Trust 345, Cl. 9, 13.498%, 1/1/34[5]	$1,901,595	$207,692
Trust 346, Cl. 2, (12.874)%, 12/1/33[5]	1,219,327	146,474
Trust 351, Cl. 10, 14.256%, 4/1/34[5]	835,327	90,509
Trust 351, Cl. 11, 12.86%, 11/1/34[5]	442,843	49,168
Trust 351, Cl. 8, 12.789%, 4/1/34[5]	1,335,155	144,652
Trust 351, Cl. 9, 11.821%, 10/1/34[5]	16,506,254	1,812,205
Trust 356, Cl. 10, 13.15%, 6/1/35[5]	1,186,202	130,243
Trust 356, Cl. 12, 13.355%, 2/1/35[5]	614,150	66,393
Trust 362, Cl. 12, 12.982%, 8/1/35[5]	1,127,114	150,168
Trust 362, Cl. 13, 12.967%, 8/1/35[5]	671,170	89,328
Federal National Mortgage Assn., Principal-Only Stripped Mtg.-Backed Security:
Trust 322, Cl. 1, 9.641%, 4/1/32[6]	5,834,820	5,112,614
Trust 324, Cl. 1, 9.911%, 7/1/32[6]	199,332	178,158

		511,595,121

GNMA/Guaranteed—0.3%
Government National Mortgage Assn.:
5.125%, 12/9/25[1]	6,999	6,903
7%, 3/29/28-7/29/28	369,707	391,554
7.50%, 3/1/2[7]	22,913	24,288
8%, 11/29/25-5/29/26	102,404	108,997
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 1999-32, Cl. ZB, 8%, 9/16/29	1,427,484	1,567,336
Series 2000-12, Cl. ZA, 8%, 2/16/30	3,392,499	3,728,756
Series 2001-62, Cl. KZ, 6.50%, 12/16/31	2,932,808	3,072,529
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 1998-19, Cl. SB, 33.215%, 7/16/28[5]	182,671	24,857
Series 1998-6, Cl. SA, 52.99%, 3/16/28[5]	114,064	17,923
Series 2001-21, Cl. SB, 66.977%, 1/16/27[5]	860,271	123,346
Series 2006-47, Cl. SA, 69.726%, 8/16/36[5]	4,372,439	524,199

		9,590,688

Non-Agency—12.4%
Commercial—4.6%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates:
Series 2006-5, Cl. A2, 5.317%, 10/10/11	3,160,000	2,682,880
Series 2007-1, Cl. AMFX, 5.482%, 1/1/49	3,900,000	1,799,958
Series 2008-1, Cl. A4, 6.158%, 12/1/17[1]	3,670,000	2,843,766
Series 2008-1, Cl. AJ, 6.201%, 1/1/18[1]	940,000	262,950
Series 2008-1, Cl. AM, 6.201%, 1/1/18[1]	2,920,000	1,371,131
Banc of America Funding Corp., Mtg. Pass-Through Certificates, Series 2004-2, Cl. 2A1, 6.50%, 7/20/32	284,215	272,117
Bear Stearns Commercial Mortgage Securities Trust 2006-PW13, Commercial Mtg. Pass-Through Certificates, Series PW13, Cl. A4, 5.54%, 9/1/41	5,760,000	4,535,937
ChaseFlex Trust 2006-2, Multiclass Mtg. Pass-Through Certificates, Series 2006-2, Cl. A1B, 1.495%, 9/25/361	141,158	135,246
CHL Mortgage Pass-Through Trust 2005-17, Mtg. Pass-Through Certificates, Series 2005-17, Cl. 1A8, 5.50%, 9/1/35	3,740,000	2,826,575
CHL Mortgage Pass-Through Trust 2005-HYB8, Mtg. Pass-Through Certificates, Series 2005-HYB8, Cl. 4A1, 5.563%, 12/20/35[1]	214,205	120,659
Citigroup Commercial Mortgage Trust 2006-C4, Commercial Mtg. Pass-Through Certificates, Series 2006-C4, Cl. A3, 5.724%, 3/1/49[1]	2,940,000	2,314,640
Citigroup Mortgage Loan Trust, Inc. 2006-WF1, Asset-Backed Pass-Through Certificates, Series 2006-WF1, Cl. A2B, 5.536%, 3/1/36	29,882	29,635
Citigroup/Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates:
Series 2007-CD4, Cl. A2B, 5.205%, 12/11/49	9,170,000	7,628,443
Series 2007-CD4, Cl. AJ, 5.398%, 12/1/49	2,680,000	686,722
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2006-A5, Cl. 1A13, 0.921%, 10/25/36[1]	2,451,010	1,001,393

	Principal
	Amount	Value

Commercial Continued
Credit Suisse Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-C3, Cl. A4, 5.723%, 6/1/39[1]	$1,560,000	$995,246
CWABS, Inc. Asset-Backed Certificates Trust 2006-8, Asset-Backed Certificates, Series 2006-8, Cl. 2A1, 0.501%, 1/25/46[1]	180,569	178,725
CWALT Alternative Loan Trust 2007-8CB, Mtg. Pass-Through Certificates, Series 2007-8CB, Cl. A1, 5.50%, 5/25/37	4,974,109	4,401,491
Deutsche Alt-A Securities Mortgage Loan Trust, Mtg. Pass-Through Certificates:
Series 2006-AB1, Cl. A2A, 5.50%, 2/25/36	784,112	761,790
Series 2006-AB2, Cl. A1, 5.888%, 6/25/36	1,327,246	1,069,485
Series 2006-AB2, Cl. A7, 5.961%, 6/25/36	268,944	247,545
Series 2006-AB3, Cl. A7, 6.36%, 7/1/36	114,365	110,222
Series 2006-AB4, Cl. A1A, 6.005%, 10/25/36	1,777,912	1,424,531
Series 2007-RS1, Cl. A2, 0.971%, 1/27/37[1,2]	1,661,504	492,220
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	1,129,157	1,061,539
First Horizon Mortgage Pass-Through Trust 2007-AR3, Mtg. Pass-Through Certificates, Series 2007-AR3, Cl. 1A1, 6.132%, 11/1/37[1]	5,673,742	3,780,385
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2004-C3, Cl. A2, 4.433%, 7/10/39	2,135,000	2,101,586
GMAC Commercial Mortgage Securities, Inc., Commercial Mtg. Pass-Through Certificates, Series 1998-C1, Cl. F, 6.987%, 5/15/30[1]	1,567,000	1,562,299
Greenwich Capital Commercial Funding Corp., Commercial Mtg. Pass-Through Certificates, Series 2007-GG9, Cl. A2, 5.381%, 3/10/39	1,990,000	1,574,147
Greenwich Capital Commercial Mortgage 2007-GG11, Commercial Mtg. Pass-Through Certificates, Series 2007-GG11, Cl. A4, 5.736%, 8/1/17	7,325,000	5,491,435
GS Mortgage Securities Corp. II, Commercial Mtg. Obligations, Series 2006-GG8, Cl. A4, 5.56%, 11/1/39	1,960,000	1,560,627
GSR Mortgage Loan Trust 2005-4F, Mtg. Pass-Through Certificates, Series 2005-4F, Cl. 6A1, 6.50%, 2/25/35	3,149,724	2,596,855
Indymac Index Mortgage Loan Trust 2005-AR31, Mtg. Pass-Through Certificates, Series 2005-AR31, Cl. 2 A2, 5.315%, 1/1/36[1]	603,797	194,526
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2007-CB15, Cl. AJ, 5.502%, 6/1/4[7]	630,000	164,850
Series 2007-CB18, Cl. A4, 5.44%, 6/1/47	5,600,000	4,058,180
Series 2007-CB18, Cl. AM, 5.466%, 6/1/47	6,380,000	2,941,707
Series 2008-C2, Cl. A4, 6.068%, 2/1/51	8,390,000	5,971,217
Series 2008-C2, Cl. AJ, 6.579%, 2/1/511	3,210,000	873,400
Series 2008-C2, Cl. AM, 6.579%, 2/1/51	4,990,000	2,389,482
JPMorgan Chase Commercial Mortgage Securities Trust 2007-LDPX, Commercial Mtg. Pass-Through Certificates, Series 2007-LDPX, Cl. A3, 5.42%, 1/15/49	4,410,000	3,131,400
JPMorgan Chase Commercial Mortgage Securities Trust, Commercial Mtg. Pass-Through Certificates:
Series 2007-LD11, Cl. A2, 5.804%, 6/15/49[1]	5,390,000	4,136,691
Series 2007-LD12, Cl. A2, 5.827%, 2/15/51	5,682,000	4,447,080
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	2,380,000	1,881,445
JPMorgan Commercial Mortgage Finance Corp., Mtg. Pass-Through Certificates, Series 2000-C9, Cl. A2, 7.77%, 10/15/32	2,080,804	2,081,892

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Commercial Continued
JPMorgan Mortgage Trust 2006-A2, Mtg. Pass-Through Certificates, Series 2006-A2, Cl. 3A4, 5.678%, 4/1/36[1]	$2,853,741	$959,358
JPMorgan Mortgage Trust 2006-A7, Mtg. Pass-Through Certificates, Series 2006-A7, Cl. 2A2, 5.793%, 1/1/37[1]	1,087,383	798,668
LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mtg. Pass-Through Certificates, Series 2006-C1, Cl. A2, 5.084%, 2/11/31	1,650,000	1,440,966
LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mtg. Pass-Through Certificates, Series 2007-C1, Cl. A2, 5.318%, 1/15/12	8,330,000	6,664,892
LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mtg. Pass-Through Certificates, Series 2008-C1, Cl. AM, 6.15%, 4/11/41[1]	2,610,000	1,207,298
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	415,749	303,965
Mastr Asset Securitization Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 0.921%, 10/25/36[1]	6,433,152	4,055,539
Merrill Lynch Mortgage Investors Trust 2005-A9, Mtg. Asset-Backed Certificates, Series 2005-A9, Cl. 4A1, 5.492%, 12/1/35[1]	3,185,002	2,083,083
Merrill Lynch Mortgage Trust 2006-C1, Commercial Mtg. Pass-Through Certificates, Series 2006-C1, Cl. AJ, 5.657%, 5/1/39[1]	1,175,000	370,501
Morgan Stanley Capital I Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-IQ16, Cl. A4, 5.809%, 12/1/49	3,420,000	2,571,563
Nomura Asset Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 1998-D6, Cl. A1B, 6.59%, 3/15/30	329,712	329,273
Prudential Mortgage Capital Co. II LLC, Commercial Mtg. Pass-Through Certificates, Series PRU-HTG 2000-C1, Cl. A2, 7.306%, 10/6/15	556,000	484,416
RALI Series 2005-QA4 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2005-QA4, Cl. A32, 5.376%, 4/25/351	164,706	41,644
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A114, 5.75%, 4/25/37	1,583,844	691,645
Residential Asset Securitization Trust 2006-A9CB, Mtg. Pass-Through Certificates, Series 2006-A9CB, Cl. A5, 6%, 9/25/36	1,025,649	501,747
Residential Asset Securitization Trust, Mtg. Pass-Through Certificates, Series 2006-A12, Cl. 1A, 6.25%, 11/1/36	1,172,311	668,095
STARM Mortgage Loan Trust 2007-1, Mtg. Pass-Through Certificates, Series 2007-1, Cl. 2A1, 5.827%, 2/1/37[1]	14,105,693	8,098,627
STARM Mortgage Loan Trust 2007-3, Mtg. Pass-Through Certificates, Series 2007-3, Cl. 1A1, 5.66%, 6/1/37[1,2]	3,006,838	1,503,419
Structured Asset Mortgage Investments, Inc., Mtg. Pass-Through Certificates, Series 2002-AR3, Cl. A2, 1.081%, 9/19/32[1,2]	670,350	375,396
Wachovia Bank Commercial Mortgage Trust 2006-C29, Commercial Mtg. Pass-Through Certificates, Series 2006-C29, Cl. A2, 5.272%, 11/15/48	2,997,000	2,459,679
Wachovia Bank Commercial Mortgage Trust 2007-C33, Commercial Mtg. Pass-Through Certificates, Series 2007-C33, Cl. A4, 5.903%, 2/1/51[1]	5,790,000	4,202,974
Wachovia Bank Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-C34, Cl. AJ, 5.952%, 5/1/46[1]	2,610,000	693,763
Wachovia Mortgage Loan Trust LLC, Mtg. Pass-Through Certificates, Series 2007-A, Cl. 1A1, 5.981%, 3/1/37[1]	4,295,579	2,317,376
WaMu Mortgage Pass-Through Certificates 2006-AR14 Trust, Mtg. Pass-Through Certificates, Series 2006-AR14, Cl. 1A7, 5.631%, 11/1/36[1]	1,704,637	553,593

	Principal
	Amount	Value

Commercial Continued
WaMu Mortgage Pass-Through Certificates 2006-AR15 Trust, Mtg. Pass-Through Certificates, Series 2006-AR15, Cl. 1A, 3.096%, 11/1/46[1,2]	$1,563,095	$578,345
WaMu Mortgage Pass-Through Certificates 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 1A4, 5.871%, 8/1/46[1]	7,588,474	4,224,206
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates:
Series 2007-HY1, Cl. 1A2, 5.706%, 2/25/37[1,2]	2,669,186	613,913
Series 2007-HY1, Cl. 2A4, 5.863%, 2/1/37[1]	665,623	286,161
WaMu Mortgage Pass-Through Certificates 2007-HY3 Trust, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 2A2, 5.668%, 3/1/37[1]	3,865,607	999,094
WaMu Mortgage Pass-Through Certificates 2007-HY4 Trust, Mtg. Pass-Through Certificates, Series 2007-HY4, Cl. 5A1, 5.548%, 11/1/36[1]	734,477	482,663
WaMu Mortgage Pass-Through Certificates 2007-HY5 Trust, Mtg. Pass-Through Certificates, Series 2007-HY5, Cl. 2A3, 5.647%, 5/1/37[1]	772,564	494,025
WaMu Mortgage Pass-Through Certificates 2007-OA3 Trust, Mtg. Pass-Through Certificates, Series 2007-OA3, Cl. 5A, 4.019%, 4/1/47[1,2]	1,080,095	356,431
Wells Fargo Mortgage-Backed Securities 2004-EE Trust, Mtg. Pass-Through Certificates, Series 2004-EE, Cl. 3A2, 4.388%, 12/1/34[1]	6,051,866	4,575,895
Wells Fargo Mortgage-Backed Securities 2004-U Trust, Mtg. Pass-Through Certificates, Series 2004-U, Cl. A1, 5.245%, 10/1/34[1]	1,157,231	988,099
Wells Fargo Mortgage-Backed Securities 2004-V Trust, Mtg. Pass-Through Certificates, Series 2004-V, Cl. 1A1, 3.986%, 10/1/34[1]	3,699,864	3,396,692
Wells Fargo Mortgage-Backed Securities 2004-W Trust, Mtg. Pass-Through Certificates, Series 2004-W, Cl. B2, 4.543%, 11/1/34[1]	1,284,021	782,787
Wells Fargo Mortgage-Backed Securities 2005-AR1 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2005-AR1, Cl. 1A1, 4.542%, 2/1/35[1]	6,439,032	4,069,086
Wells Fargo Mortgage-Backed Securities 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 1A3, 5.205%, 4/25/36[1]	3,895,387	2,560,537

		157,979,464

Manufactured Housing—0.1%
Wells Fargo Mortgage-Backed Securities 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 6.099%, 9/25/36[1]	6,541,337	4,205,075
Wells Fargo Mortgage-Backed Securities 2006-AR2 Trust, Mtg. Pass-Through Certificates, Series 2006-AR2, Cl. 2A5, 5.093%, 3/25/36[1]	1,891,134	1,177,194

		5,382,269

Multifamily—0.6%
Banc of America Mortgage Securities, Inc., Mtg. Pass-Through Certificates, Series 2003-E, Cl. 2A2, 4.71%, 6/25/33[1]	2,572,909	2,033,592
Bear Stearns ARM Trust 2006-4, Mtg. Pass-Through Certificates, Series 2006-4, Cl. 2A1, 5.779%, 10/25/36[1]	2,627,276	1,270,650
CHL Mortgage Pass-Through Trust 2003-46, Mtg. Pass-Through Certificates, Series 2003-46, Cl. 1A2, 5.15%, 1/19/34[1]	4,046,645	3,413,059
CHL Mortgage Pass-Through Trust 2007-HY1, Mtg. Pass-Through Certificates, Series 2007-HY1, Cl. 1A1, 5.68%, 4/25/37[1]	6,412,236	3,498,748
Merrill Lynch Mortgage Investors Trust 2005-A2, Mtg. Pass-Through Certificates, Series 2005-A2, Cl. A2, 4.487%, 2/1/35[1]	1,465,115	893,824

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Multifamily Continued
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 2A1, 5.628%, 7/25/36[1]	$1,510,283	$809,030
Wells Fargo Mortgage-Backed Securities 2006-AR5 Trust, Mtg. Pass-Through Certificates, Series 2006-AR5, Cl. 2A1, 5.545%, 4/1/36[1]	10,267,993	5,746,905
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 5.093%, 3/25/36[1]	2,746,287	1,972,396

		19,638,204

Other—0.0%
JPMorgan Mortgage Trust 2005-S2, Mtg. Pass-Through Certificates, Series 2005-S2, Cl. 3A1, 6.719%, 2/25/32[1]	1,542,685	1,151,707
Residential—7.1%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2007-4, Cl. AM, 5.812%, 8/1/17[1]	6,560,000	3,040,754
Bear Stearns ARM Trust 2004-2, Mtg. Pass-Through Certificates, Series 2004-2, Cl. 12A2, 4.404%, 5/1/34[1,2]	5,564,397	3,755,968
Bear Stearns ARM Trust 2004-9, Mtg. Pass-Through Certificates, Series 2004-9, Cl. 23A1, 5.028%, 11/1/34[1]	3,683,947	2,845,586
Chase Mortgage Finance Trust 2006-S3, Multiclass Mtg. Pass-Through Certificates, Series 2006-S3, Cl. 1A2, 6%, 11/1/36	4,210,000	1,971,551
Chase Mortgage Finance Trust 2007-A1, Multiclass Mtg. Pass-Through Certificates, Series 2007-A1, Cl. 9A1, 4.567%, 2/1/37[1]	3,956,944	3,221,943
CHL Mortgage Pass-Through Trust 2005-26, Mtg. Pass-Through Certificates, Series 2005-26, Cl. 1A8, 5.50%, 11/1/35	3,698,833	3,432,466
CHL Mortgage Pass-Through Trust 2005-27, Mtg. Pass-Through Certificates, Series 2005-27, Cl. 2A1, 5.50%, 12/1/35	3,312,369	2,078,949
CHL Mortgage Pass-Through Trust 2005-31, Mtg. Pass-Through Certificates, Series 2005-31, Cl. 2A4, 5.471%, 1/1/36[1,2]	1,434,223	372,898
CHL Mortgage Pass-Through Trust 2005-J4, Mtg. Pass-Through Certificates, Series 2005-J4, Cl. A7, 5.50%, 11/1/35	2,110,000	1,489,689
CHL Mortgage Pass-Through Trust 2007-HY3, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 1A1, 5.617%, 6/1/47[1,2]	3,220,515	1,674,668
CHL Mortgage Pass-Through Trust 2007-HY4, Mtg. Pass-Through Certificates:
Series 2007-HY4, Cl. 1A1, 6.086%, 9/1/47[1]	18,149,299	9,327,059
Series 2007-HY4, Cl. 1A2, 6.086%, 9/1/471,2	3,914,900	782,980
Series 2007-HY4, Cl. 2A2, 6.232%, 11/1/37[1,2]	866,388	173,278
Series 2007-HY4, Cl. 3A2, 6.388%, 11/1/37[1,2]	917,681	183,536
CHL Mortgage Pass-Through Trust 2007-HY5, Mtg. Pass-Through Certificates:
Series 2007-HY5, Cl. 1A2, 5.93%, 9/1/37[1,2]	4,311,384	1,336,529
Series 2007-HY5, Cl. 2A2, 6.001%, 9/1/37[1,2]	1,103,806	342,180
Series 2007-HY5, Cl. 3A2, 6.201%, 9/1/37[1,2]	2,760,486	855,751
Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mtg. Pass-Through Certificates:
Series 2007-C6, Cl. A2, 5.70%, 8/1/12[1]	1,110,000	864,813
Series 2007-C6, Cl. A4, 5.70%, 12/1/49[1]	6,170,000	4,670,085
Citigroup Commercial Mortgage Trust 2008-C7, Commercial Mtg. Pass-Through Certificates, Series 2008-C7, Cl. A4, 6.096%, 12/1/49[1]	3,800,000	2,946,019
Citigroup Mortgage Loan Trust, Inc. 2005-2, Mtg. Pass-Through Certificates, Series 2005-2, Cl. 1A3, 4.951%, 5/1/35[1,2]	4,180,613	2,704,007
Citigroup Mortgage Loan Trust, Inc. 2005-3, Mtg. Pass-Through Certificates, Series 2005-3, Cl. 2A4, 5.199%, 8/1/35[1]	8,250,741	4,686,525

	Principal
	Amount	Value

Residential Continued
Citigroup Mortgage Loan Trust, Inc. 2006-AR1, Asset-Backed Pass-Through Certificates, Series 2006-AR1, Cl. 3A2, 5.50%, 3/1/36[1,2]	$4,368,582	$1,092,146
Citigroup Mortgage Loan Trust, Inc. 2006-AR2, Asset-Backed Pass-Through Certificates:
Series 2006-AR2, Cl. 1A2, 5.523%, 3/1/36[1]	9,148,567	4,937,452
Series 2006-AR2, Cl. 1AB, 5.591%, 3/1/36[2]	3,946,659	986,665
Citigroup/Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. AMFX, 5.366%, 12/1/49	5,680,000	2,565,222
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2006-A5, Cl. 2A1, 5.50%, 10/1/21	3,148,890	2,304,221
CitiMortgage Alternative Loan Trust 2007-A2, Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2007-A2, Cl. 1A5, 6%, 2/25/37	5,438,071	3,228,340
COMM 2007-C9 Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-C9, Cl. A4, 5.816%, 7/1/17[1]	5,160,000	3,928,849
CWALT Alternative Loan Trust 2005-J1, Mtg. Pass-Through Certificates, Series 2005-J1, Cl. 3A1, 6.50%, 8/25/32	4,940,616	3,164,347
CWALT Alternative Loan Trust 2006-43CB, Mtg. Pass-Through Certificates, Series 2006-43CB, Cl. 1A10, 6%, 2/1/37[2]	15,350,647	7,577,080
GSR Mortgage Loan Trust 2004-5, Mtg. Pass-Through Certificates, Series 2004-5, Cl. 2A1, 4.506%, 5/1/34[1]	3,943,742	2,720,198
GSR Mortgage Loan Trust 2005-AR6, Mtg. Pass-Through Certificates:
Series 2005-AR6, Cl. 1A4, 4.586%, 9/1/35[1]	10,350,399	7,960,402
Series 2005-AR6, Cl. 3A1, 4.56%, 9/25/35[1]	4,877,866	3,121,048
GSR Mortgage Loan Trust 2005-AR7, Mtg. Pass-Through Certificates, Series 2005-AR7, Cl. 4A1, 5.346%, 11/25/35[1]	5,195,288	3,224,831
GSR Mortgage Loan Trust 2007-AR1, Mtg. Pass-Through Certificates:
Series 2007-AR1, Cl. 2A1, 5.999%, 3/1/37[1]	20,242,291	10,760,136
Series 2007-AR1, Cl. 4A1, 5.826%, 3/1/37[1,2]	3,784,523	1,892,261
JPMorgan Mortgage Trust 2007-A1, Mtg. Pass-Through Certificates, Series 2007-A1, Cl. 7A1, 5.298%, 7/1/35[1,2]	6,365,009	4,264,556
JPMorgan Mortgage Trust 2007-A3, Mtg. Pass-Through Certificates, Series 2007-A3, Cl. 3A3, 6.009%, 5/1/37[1,2]	1,849,813	347,210
LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mtg. Pass-Through Certificates, Series 2007-C7, Cl. AM, 6.166%, 9/11/45[1]	10,430,000	4,933,973
Lehman XS Trust, Mtg. Pass-Through Certificates, Series 2005-10, Cl. 2A3B, 5.55%, 1/25/36	261,515	241,019
Mastr Adjustable Rate Mortgages Trust 2006-2, Mtg. Pass-Through Certificates, Series 2006-2, Cl. 1A1, 5.036%, 4/1/36[1]	3,416,847	2,441,709
Merrill Lynch Mortgage Investors Trust 2006-3, Mtg. Pass-Through Certificates, Series 2006-3, Cl. 2A1, 6.076%, 10/25/36[1]	6,258,839	4,661,527
Merrill Lynch Mortgage Investors Trust 2007-3, Mtg. Pass-Through Certificates, Series 2007-3, Cl. 1A1, 5.801%, 9/1/37[1]	2,650,364	2,257,624
RALI Series 2006-QS13 Trust:
Mtg. Asset-Backed Pass-Through
Certificates, Series 2006-QS13, Cl. 1A5, 6%, 9/25/36	3,585,512	2,424,855
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	598,223	575,781
RALI Series 2006-QS5 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS5, Cl. 2A2, 6%, 5/1/36	242,833	237,441
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A28, 5.75%, 4/25/37	1,492,027	702,935
Residential Asset Securitization Trust 2005-A14, Mtg. Pass-Through Certificates, Series 2005-A14, Cl. A1, 5.50%, 12/1/35	3,720,000	1,461,315

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Residential Continued
Residential Asset Securitization Trust 2005-A6CB, Mtg. Pass-Through Certificates, Series 2005-A6CB, Cl. A7, 6%, 6/1/35	$6,096,850	$4,153,555
Residential Funding Mortgage Securities I, Inc., Mtg. Pass-Through Certificates, 5.764%, 7/1/37[1,2]	3,191,978	414,319
WaMu Asset-Backed Certificates 2005-AR12 Trust, Mtg. Asset-Backed Certificates, Series 2007-AR12, Cl. 1A8, 4.834%, 10/1/35[1]	3,837,785	2,808,274
WaMu Mortgage Pass-Through Certificates 2003-AR9 Trust, Mtg. Pass-Through Certificates, Series 2003-AR9, Cl. 2A, 4.491%, 9/25/33[1]	1,615,691	1,393,290
WaMu Mortgage Pass-Through Certificates 2005-AR14 Trust, Mtg. Pass-Through Certificates, Series 2005-AR14, Cl. 1A1, 5.048%, 12/1/35[1]	4,112,750	3,316,314
WaMu Mortgage Pass-Through Certificates 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 1A2, 5.929%, 9/1/36[1]	4,631,471	3,933,647
WaMu Mortgage Pass-Through Certificates 2006-AR12 Trust, Mtg. Pass-Through Certificates, Series 2006-AR12, Cl. 2A1, 5.75%, 10/25/36[1]	4,787,396	2,714,085
WaMu Mortgage Pass-Through Certificates 2006-AR14 Trust, Mtg. Pass-Through Certificates, Series 2006-AR14, Cl. 2A4, 5.752%, 11/1/36[1,2]	521,923	130,481
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates:
Series 2007-HY1, Cl. 4A1, 5.449%, 2/1/37[1]	19,311,771	11,536,240
Series 2007-HY1, Cl. 5A1, 5.762%, 2/1/37[1]	11,197,735	6,998,897
WaMu Mortgage Pass-Through Certificates 2007-HY2 Trust, Mtg. Pass-Through Certificates:
Series 2007-HY2, Cl. 1A1, 5.606%, 12/1/36[1]	12,984,526	6,462,853
Series 2007-HY2, Cl. 1A2, 5.606%, 12/1/36[1,2]	1,550,884	248,141
WaMu Mortgage Pass-Through Certificates 2007-HY3 Trust, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 4A1, 5.347%, 3/1/37[1]	12,491,694	7,161,692
WaMu Mortgage Pass-Through Certificates 2007-HY4 Trust, Mtg. Pass-Through Certificates, Series 2007-HY4, Cl. 4A1, 5.506%, 9/25/36[1]	11,231,639	7,877,913
WaMu Mortgage Pass-Through Certificates 2007-HY6 Trust, Mtg. Pass-Through Certificates, Series 2007-HY6, Cl. 2A1, 5.688%, 6/25/37[1]	5,796,955	2,847,176
WaMu Mortgage Pass-Through Certificates 2007-HY7 Trust, Mtg. Pass-Through Certificates, Series 2007-HY7, Cl. 2A1, 5.859%, 7/1/37[1]	3,144,264	1,673,951
Washington Mutual Mortgage Pass-Through Certificates, Mtg. Pass-Through Certificates, Series 2007-1, Cl. 1A8, 6%, 2/25/37	4,958,706	4,338,196
Wells Fargo Mortgage-Backed Securities 2004-EE Trust, Mtg. Pass-Through Certificates, Series 2004-EE, Cl. 3A1, 4.388%, 12/1/34[1]	2,523,704	1,967,235
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 4.368%, 9/1/34[1]	402,603	288,219
Wells Fargo Mortgage-Backed Securities 2005-AR12 Trust, Mtg. Pass-Through Certificates, Series 2005-AR12, Cl. 2A6, 4.359%, 7/1/35[1]	2,190,422	1,499,291
Wells Fargo Mortgage-Backed Securities 2005-AR16 Trust, Mtg. Pass-Through Certificates, Series 2005-AR16, Cl. 2A1, 4.876%, 10/1/35[1]	2,483,796	1,668,342
Wells Fargo Mortgage-Backed Securities 2006-12 Trust, Mtg. Pass-Through Certificates, Series 2006-12, Cl. A1, 6%, 10/25/36	1,753,273	1,605,292
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates:
Series 2006-AR10, Cl. 2A2, 5.628%, 7/1/36[1,2]	2,368,921	592,230

	Principal
	Amount		Value

Residential Continued
Wells Fargo Mortgage-Backed Securities 2006-AR10 Trust, Mtg. Pass-Through Certificates: Continued
Series 2006-AR10, Cl. 3A2, 4.818%, 7/1/36[1,2]	$968,614		$242,154
Series 2006-AR10, Cl. 4A2, 5.557%, 7/1/36[1,2]	3,468,106		867,026
Series 2006-AR10, Cl. 5A3, 5.594%, 7/1/36[1]	1,733,849		988,251
Series 2006-AR10, Cl. 5A6, 5.594%, 7/1/36[1]	17,318,280		9,551,293
Wells Fargo Mortgage-Backed Securities 2006-AR13 Trust, Mtg. Pass-Through Certificates:
Series 2006-AR13, Cl. A2, 5.75%, 9/1/36[1]	20,083,874		13,537,395
Series 2006-AR13, Cl. A4, 5.75%, 9/1/36[1]	11,440,000		6,149,967
Wells Fargo Mortgage-Backed Securities 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 2A1, 5.24%, 4/1/36[1]	2,666,235		1,359,871

			245,095,967

Total Mortgage-Backed Obligations (Cost $1,137,444,785)			950,433,420

U.S. Government Obligations—11.1%
Federal Home Loan Bank Unsec. Bonds, 3.625%, 10/18/13[8]	10,695,000		11,263,407
Federal Home Loan Mortgage Corp. Unsec. Nts.:
3.75%, 6/28/13[8]	4,400,000		4,690,418
4.125%, 9/27/13[8]	18,280,000		19,718,471
5.25%, 5/21/09[8]	6,940,000		7,068,064
Federal National Mortgage Assn. Sr. Unsec. Nts.:
4.375%, 9/13/10[8]	37,160,000		39,243,487
4.875%, 5/18/12[8]	28,970,000		31,572,201
Federal National Mortgage Assn. Unsec. Nts.:
3.25%, 4/9/13[8]	19,165,000		19,989,842
3.875%, 7/12/13[8]	11,457,000		12,170,783
4.625%, 10/15/14[8,9]	9,070,000		10,083,600
Resolution Funding Corp. Bonds, Residual Funding STRIPS, 5.155%, 1/15/21[10]	5,667,000		3,572,397
U.S. Treasury Bonds:
STRIPS, 4.201%, 2/15/11[10]	900,000		885,758
STRIPS, 4.808%, 2/15/16[10]	4,491,000		3,726,313
U.S. Treasury Inflationary Index Nts., 0.64%, 4/15/13[11,12]	222,620,000		218,159,431

Total U.S. Government Obligations (Cost $364,603,908)			382,144,172

Foreign Government Obligations—22.7%
Argentina—0.1%
Argentina (Republic of) Bonds:
3.127%, 8/3/12[1]	571,500		307,969
Series GDP, 1.626%, 12/15/35[1]	8,600,000		258,000
Series V, 7%, 3/28/11	2,320,000		898,968
Series VII, 7%, 9/12/13	3,035,000		975,499

			2,440,436

Australia—0.1%
New South Wales Treasury Corp. Sr. Bonds,
Series 12RG, 6%, 5/1/12	1,115,000	AUD	825,707
New South Wales Treasury Corp. Sr. Unsec. Bonds, Series 14RG, 5.50%, 8/1/14	1,625,000	AUD	1,191,305

			2,017,012

Belgium—0.1%
Belgium (Kingdom of) Bonds, Series 44, 5%, 3/28/35	2,235,000	EUR	3,549,640

Brazil—2.7%
Banco Nacional de Desenvolvimento Economico e Social Nts., 6.369%, 6/16/18[13]	5,340,000		5,099,700
Brazil (Federal Republic of) Bonds:
6%, 1/17/17	11,870,000		12,315,125
8%, 1/15/18	11,545,000		12,988,125
8.75%, 2/4/25	2,950,000		3,643,250
8.875%, 10/14/19	4,610,000		5,647,250
10.50%, 7/14/14	6,288,000		7,922,880
Brazil (Federal Republic of) Nota Do Tesouro Nacional Nts.:
10%, 1/10/10	18,216,000	BRR	7,978,599
10%, 1/1/12	36,251,000	BRR	15,405,096
10%, 1/1/17	54,018,000	BRR	20,703,486
Brazil (Federal Republic of) Nts., 7.875%, 3/7/15	130,000		148,200

			91,851,711

Bulgaria—0.0%
Bulgaria (Republic of) Bonds:
8.25%, 1/15/15	740,000		725,200
8.25%, 1/15/15[13]	710,000		695,800

			1,421,000

Canada—0.2%
Canada (Government of) Bonds:
3.50%, 6/1/13	2,380,000	CAD	2,105,264
5%, 6/1/37	2,500,000	CAD	2,627,599
Canada (Government of) Nts.:
3.75%, 6/1/10	1,785,000	CAD	1,524,094
4.25%, 6/1/18	1,090,000	CAD	1,011,209

			7,268,166

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value

Colombia—0.6%
Bogota Distrio Capital Sr. Bonds, 9.75%, 7/26/28[13]	3,058,000,000	COP	$1,126,925
Colombia (Republic of) Bonds:
7.375%, 9/18/37	3,805,000		3,747,925
10.75%, 1/15/13	750,000		877,500
12%, 10/22/15	17,234,000,000	COP	8,437,500
Colombia (Republic of) Nts., 8.25%, 12/22/14	2,394,000		2,591,505
Colombia (Republic of) Unsec. Nts., 7.375%, 1/27/17	960,000		1,003,200
EEB International Ltd. Sr. Unsec. Bonds, 8.75%, 10/31/14[13]	3,330,000		3,105,225

			20,889,780

Denmark—0.1%
Denmark (Kingdom of) Bonds, 5%, 11/15/13	15,195,000	DKK	3,109,446

Egypt—0.2%
Egypt (The Arab Republic of) Treasury Bills:
Series 182, 11.021%, 1/6/09[10]	11,600,000	EGP	2,106,464
Series 364, 8.371%, 1/6/09[10]	9,800,000	EGP	1,778,173
Egypt (The Arab Republic of) Unsec. Unsub. Bonds, 8.75%, 7/15/12[13]	22,870,000	EGP	3,441,083

			7,325,720

France—1.2%
France (Government of) Obligations Assimilables du Tresor Bonds, 4%, 10/25/38	13,150,000	EUR	19,215,877
France (Government of) Treasury Nts.:
3.75%, 1/12/13	11,770,000	EUR	17,116,288
4.50%, 7/12/12	4,660,000	EUR	6,934,123

			43,266,288

Germany—2.3%
Germany (Federal Republic of) Bonds:
5.50%, 1/4/31	7,260,000	EUR	12,631,450
Series 03, 3.75%, 7/4/13	26,250,000	EUR	38,843,012
Series 05, 4%, 1/4/37	18,125,000	EUR	27,190,410

			78,664,872

Greece—0.2%
Greece (Republic of) Bonds, 4.60%, 5/20/13	5,200,000	EUR	7,197,365

Hungary—0.3%
Hungary (Republic of) Bonds:
Series 12/C, 6%, 10/24/12	1,609,000,000	HUF	7,650,463
Series 14/C, 5.50%, 2/12/14	503,700,000	HUF	2,288,413

			9,938,876

Indonesia—0.6%
Indonesia (Republic of) Nts.:
6.75%, 3/10/14[13]	7,620,000		6,819,900
6.875%, 1/17/18[13]	4,490,000		3,872,670
7.25%, 4/20/15[13]	4,870,000		4,358,650
Indonesia (Republic of) Sr. Unsec. Nts., 7.75%, 1/17/38[13]	605,000		505,175
Indonesia (Republic of) Unsec. Nts., 8.50%, 10/12/35[13]	6,700,000		5,728,500

			21,284,895

Israel—0.4%
Israel (State of) Bonds:
5.50%, 2/28/17	24,370,000	ILS	7,072,458
Series 2682, 7.50%, 3/31/14	25,080,000	ILS	7,780,692

			14,853,150

Italy—0.3%
Italy (Republic of) Nts., Certificati di Credito del Tesoro, 4.70%, 7/1/09[1]	6,945,000	EUR	9,702,991

Japan—4.6%
Japan (Government of) Bonds:
2 yr., Series 269, 0.90%, 6/15/10	4,006,000,000	JPY	44,507,027
5 yr., Series 72, 1.50%, 6/20/13	4,596,000,000	JPY	52,556,111
10 yr., Series 279, 2%, 3/20/16	748,000,000	JPY	8,970,091
10 yr., Series 282, 1.70%, 9/20/16	2,095,000,000	JPY	24,431,814
20 yr., Series 61, 1%, 3/20/23	1,245,000,000	JPY	12,771,039
20 yr., Series 73, 2%, 12/20/24	933,000,000	JPY	10,827,750
20 yr., Series 75, 2.10%, 3/20/25	520,000,000	JPY	6,112,312

			160,176,144

Malaysia—0.1%
Johor Corp. Malaysia (Government of) Bonds, Series P3, 1%, 7/31/12[2]	7,980,000	MYR	2,350,787

Mexico—1.6%
United Mexican States Bonds:
8.375%, 1/14/11	11,650,000		12,640,250
Series A, 6.375%, 1/16/13	3,800,000		4,009,000
Series MI10, 8%, 12/19/13	126,490,000	MXN	9,307,110
Series M20, 10%, 12/5/24[1]	125,300,000	MXN	10,540,263
United Mexican States Treasury Bills, Series BI, 8.15%, 4/2/09[10]	255,600,000	MXN	18,264,107

			54,760,730

Nigeria—0.6%
Nigeria (Federal Republic of) Promissory Nts., Series RC, 5.092%, 1/5/10	61,631		57,601
Nigeria (Federal Republic of) Treasury Bills:
Series 364, 9.186%, 1/8/09[10]	773,700,000	NGN	5,538,296

	Principal
	Amount		Value

Nigeria Continued
Nigeria (Federal Republic of) Treasury Bills: Continued
Series 364, 9.17%, 2/5/09[10]	$605,400,000	NGN	$4,331,405
Series 364, 9.30%, 4/9/09[10]	175,100,000	NGN	1,240,866
Nigeria (Federal Republic of) Treasury Bonds:
Series 3 yr., 9.23%, 5/25/12	278,300,000	NGN	1,885,547
Series 3Y2S, 12.50%, 2/24/09	60,500,000	NGN	437,402
Series 3Y1S, 15%, 1/27/09	116,700,000	NGN	839,538
Series 5 yr., 9.50%, 2/23/12	278,300,000	NGN	1,892,520
Series 10 yr., 9.35%, 8/31/17	600,000,000	NGN	3,697,924

			19,921,099

Norway—0.0%
Norway (Kingdom of) Bonds, 6.50%, 5/15/13	8,165,000	NOK	1,331,058
Panama—0.5%
Panama (Republic of) Bonds:
6.70%, 1/26/36	7,190,000		6,506,950
7.25%, 3/15/15	6,230,000		6,385,750
8.875%, 9/30/27	1,375,000		1,409,375
9.375%, 4/1/29	655,000		723,775
Panama (Republic of) Unsec. Bonds, 7.125%, 1/29/26	2,760,000		2,615,100

			17,640,950

Peru—1.5%
Peru (Republic of) Bonds:
7.84%, 8/12/20	28,080,000	PEN	9,108,598
9.91%, 5/5/15	10,351,000	PEN	3,711,566
Series 7, 8.60%, 8/12/17	27,250,000	PEN	9,280,214
Series 8-1, 12.25%, 8/10/11	52,015,000	PEN	18,627,991
Peru (Republic of) Certificates of Deposit:
4.066%, 4/13/09[10]	604,000	PEN	188,061
5.713%, 1/5/09[10]	28,800,000	PEN	9,174,562
Peru (Republic of) Sr. Nts., 4.533%, 2/28/16[10]	363,871		245,358

			50,336,350

Philippines—0.2%
Philippines (Republic of the) Unsec. Bonds:
7.75%, 1/14/31	510,000		517,650
9%, 2/15/13	7,625,000		8,120,625

			8,638,275

Poland—0.1%
Poland (Republic of) Bonds:
Series WS0922, 5.75%, 9/23/22	1,000,000	PLZ	346,169
Series 0413, 5.25%, 4/25/13	11,430,000	PLZ	3,847,593

			4,193,762

Sweden—0.1%
Sweden (Kingdom of) Bonds,
Series 1049, 4.50%, 8/12/15	24,395,000	SEK	3,554,911
Turkey—2.8%
Turkey (Republic of) Bonds:
6.75%, 4/3/18	10,035,000		9,583,425
7%, 9/26/16	6,560,000		6,428,800
7%, 3/11/19	1,285,000		1,249,444
14%, 1/19/11[1]	15,250,000	TRY	9,406,889
15.861%, 10/7/09[10]	18,240,000	TRY	10,518,459
15.935%, 6/23/10[10]	6,200,000	TRY	3,206,251
16%, 3/7/12[1]	50,110,000	TRY	31,959,153
18.141%, 1/13/10[10]	28,520,000	TRY	15,797,692
Series CPI, 10%, 2/15/12[1]	6,810,000	TRY	4,830,691
Series CPI, 12%, 8/14/13[1]	1,455,000	TRY	872,165
Turkey (Republic of) Nts., 7.25%, 3/15/15	4,115,000		4,115,000

			97,967,969

United Kingdom—0.6%
United Kingdom Gilt Bonds:
4.75%, 6/7/10	2,675,000	GBP	4,106,745
5%, 3/7/12	2,440,000	GBP	3,859,454
United Kingdom Treasury Bonds:
4.75%, 12/7/38	5,215,000	GBP	9,046,592
5%, 3/7/18	2,605,000	GBP	4,399,393

			21,412,184

Uruguay—0.4%
Uruguay (Oriental Republic of) Bonds:
4.25%, 4/5/27	48,300,000	UYU	1,118,340
7.625%, 3/21/36	3,525,000		2,978,625
Uruguay (Oriental Republic of) Unsec. Bonds:
5%, 9/14/18	54,110,000	UYU	1,771,167
8%, 11/18/22	7,030,000		6,537,900

			12,406,032

Venezuela—0.2%
Venezuela (Republic of) Bonds, 9%, 5/7/23	3,495,000		1,502,850
Venezuela (Republic of) Nts., 10.75%, 9/19/13	2,385,000		1,574,100
Venezuela (Republic of) Unsec. Bonds, 7.65%, 4/21/25	7,445,000		3,043,144

			6,120,094

Total Foreign Government Obligations (Cost $815,484,092)			785,591,693

Loan Participations—1.3%
Bayerische Hypo-und Vereinsbank AG for the City of Kiev, Ukraine, 8.625% Nts., 7/15/11[13]	8,210,000		3,284,000

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value

Loan Participations Continued
Credit Suisse First Boston International, Export-Import Bank of Ukraine, 8.40% Sec. Nts., 2/9/16[2]	$4,340,000		$781,200
Dali Capital plc/Bank of Moscow, 7.25% Sec. Nts., Series 28, Tranche 1, 11/25/09	37,000,000	RUR	817,819
Dali Capital SA (ROSBANK), 8% Sec. Nts., Series 23, Tranche 1, 9/30/09	36,400,000	RUR	866,446
Gaz Capital SA:
7.288% Sr. Sec. Nts., 8/16/37[13]	13,510,000		7,970,900
7.51% Sr. Sec. Nts., 7/31/13[13]	5,970,000		4,537,200
8.625% Sr. Sec. Nts., 4/28/34[13]	3,590,000		2,692,500
RSHB Capital SA/OJSC Russian Agricultural Bank, 7.75% Nts., 5/29/18[13]	2,010,000		1,306,500
Steel Capital SA for OAO Severstal, 9.75% Sec. Nts., 7/29/13[13]	5,310,000		2,840,850
TransCapitalInvest Ltd. for OJSC AK Transneft, 5.67% Sec. Bonds, 3/5/14[2,7]	1,070,000		693,681
VIP Finance Ireland Ltd., 9.125% Bonds, 4/30/18[13]	6,680,000		3,640,600
VTB Capital SA:
6.315% Sub. Unsec. Nts., 2/4/15	16,280,000		10,300,421
6.875% Sr. Sec. Nts., 5/29/18[13]	6,940,000		4,580,400

Total Loan Participations (Cost $75,307,101)			44,312,517

Corporate Bonds and Notes—15.0%
AAC Group Holding Corp., 0%/10.25% Sr. Unsec. Nts., 10/1/12[14]	100,000		66,500
AES Dominicana Energia Finance SA, 11% Sr. Nts., 12/13/15[13]	1,245,000		491,775
AES Panama SA, 6.35% Sr. Nts., 12/21/16[13]	615,000		493,936
Albertson’s, Inc., 8% Sr. Unsec. Debs., 5/1/31	4,210,000		2,547,050
Alcoa, Inc., 6.75% Sr. Unsec. Unsub. Nts., 7/15/18	2,060,000		1,688,131
Allbritton Communications Co., 7.75% Sr. Unsec. Sub. Nts., 12/15/12	890,000		441,663
Allied Waste North America, Inc., 7.375% Sr. Sec. Nts., Series B, 4/15/14	3,070,000		2,904,251
Allstate Life Global Funding Trust, 5.375% Nts., 4/30/13	206,000		202,979
Alrosa Finance SA, 8.875% Nts., 11/17/14[13]	13,025,000		7,880,125
AmBev International Finance Co. Ltd., 9.50% Bonds, 7/24/17[13]	4,470,000	BRR	1,390,538
AMC Entertainment, Inc., 8% Sr. Unsec. Sub. Nts., 3/1/14	895,000		554,900
America Movil SAB de CV, 8.46% Sr. Unsec. Unsub. Bonds, 12/18/36	52,700,000	MXN	2,891,301
American Express Credit Corp., 5.875% Sr. Unsec. Nts., 5/2/13	661,000		635,136
American International Group, Inc., 8.25% Sr. Nts., 8/15/18[13]	500,000		366,500
American Media Operations, Inc.:
8.875% Sr. Unsec. Sub. Nts., 1/15/11[2]	5,454		1,309
8.875% Sr. Unsec. Sub. Nts., 1/15/11	145,000		29,906
American Tower Corp., 7.50% Sr. Nts., 5/1/12	1,715,000		1,697,850
Anheuser-Busch Cos., Inc., 5.50% Nts., 1/15/18	1,321,000		1,202,802
AT&T Wireless Services, Inc., 8.125% Sr. Unsec. Nts., 5/1/12	1,747,000		1,874,791
Atlas Energy Resources LLC, 10.75% Sr. Nts., 2/1/18[13]	3,870,000		2,380,050
Atlas Pipeline Partners LP, 8.125% Sr. Unsec. Nts., 12/15/15	2,530,000		1,720,400
Autopistas del Nordeste Cayman Ltd., 9.39% Nts., 1/15/26[13]	4,551,750		1,957,253
Avis Budget Car Rental LLC, 7.625% Sr. Unsec. Unsub. Nts., 5/15/14	7,055,000		2,081,225
BA Covered Bond Issuer, 4.25% Sec. Nts., 4/5/17	2,520,000	EUR	3,345,512
Banco Bilbao Vizcaya Argentaria SA, 4.25% Sec. Bonds, 7/15/14	1,895,000	EUR	2,663,964
Banco BMG SA, 9.15% Nts., 1/15/16[13]	3,520,000		2,129,600
Banco de Credito del Peru, 6.95% Sub. Nts., 11/7/21[1,13]	1,345,000		1,143,250
Banco Hipotecario SA, 9.75% Sr. Unsec. Nts., 4/27/16[13]	1,585,000		499,275
Banco Invex SA, 26.951% Mtg.-Backed Certificates, Series 062U, 3/13/34[1,12]	4,830,734	MXN	1,281,755
Bank of America Corp.:
4.90% Sr. Unsec. Nts., 5/1/13	2,750,000		2,726,504

	Principal
	Amount		Value

Corporate Bonds and Notes Continued
8% Unsec. Perpetual Bonds, Series K15	$3,875,000		$2,791,240
8.125% Perpetual Bonds, Series M15	2,470,000		1,850,648
Bank of Scotland plc:
4.375% Sr. Sec. Nts., 7/13/16	8,545,000	EUR	11,250,937
4.50% Sr. Sec. Nts., 7/13/21	4,784,000	EUR	5,975,545
Barclays Bank plc, 6.278% Perpetual Bonds[15]	12,320,000		7,131,678
Bausch & Lomb, Inc., 9.875% Sr. Unsec. Nts., 11/1/15[13]	1,095,000		823,988
BE Aerospace, Inc., 8.50% Sr. Unsec. Nts., 7/1/18	950,000		857,375
BellSouth Corp., 5.20% Sr. Unsec. Nts., 12/15/16	1,488,000		1,429,480
Berry Petroleum Co., 8.25% Sr. Sub. Nts., 11/1/16	905,000		493,225
Berry Plastics Holding Corp., 8.875% Sr. Sec. Nts., 9/15/14	4,905,000		2,158,200
Biomet, Inc., 10% Sr. Unsec. Bonds, 10/15/17	895,000		863,675
Braskem Finance Ltd., 7.25% Sr. Unsec. Nts., 6/5/18[13]	5,350,000		3,825,250
C10 Capital SPV Ltd., 6.722% Unsec. Perpetual Debs.[13,15]	3,070,000		1,463,414
Case New Holland, Inc., 7.125% Sr. Unsec. Nts., 3/1/14	5,910,000		4,225,650
Catalent Pharma Solutions, Inc., 9.50% Sr. Unsec. Nts., 4/15/15[16]	4,045,000		1,557,325
Caterpillar Financial Services Corp., 5.45% Sr. Unsec. Nts., 4/15/18	2,750,000		2,579,363
CBS Corp., 5.625% Sr. Unsec. Nts., 8/15/12	1,486,000		1,223,942
CCH I LLC/CCH I Capital Corp., 11% Sr. Sec. Nts., 10/1/15	3,955,000		711,900
CCM Merger, Inc., 8% Unsec. Nts., 8/1/13[13]	1,335,000		694,200
Centex Corp., 5.80% Sr. Unsec. Nts., 9/15/09	2,410,000		2,301,550
Cinemark, Inc., 0%/9.75% Sr. Unsec. Nts., 3/15/14[14]	2,110,000		1,717,013
CIT Group, Inc., 7.625% Sr. Unsec. Nts., Series A, 11/30/12	967,000		816,964
Citigroup, Inc.:
5.50% Sr. Unsec. Nts., 4/11/13	6,884,000		6,709,105
6.50% Sr. Nts., 8/19/13	2,753,000		2,780,756
8.40% Perpetual Bonds, Series E15	6,895,000		4,561,318
Citizens Communications Co., 6.25% Sr. Nts., 1/15/13	5,040,000		4,309,200
Claire’s Stores, Inc., 10.50% Sr. Unsec. Sub. Nts., 6/1/17	10,715,000		1,875,125
Cloverie plc, 5.775% Sec. Nts., Series 2005-93, 12/20/10[1,2]	1,100,000		703,230
Comcast Corp., 5.70% Unsec. Unsub. Nts., 5/15/18	3,302,000		3,102,123
Community Health Systems, Inc., 8.875% Sr. Unsec. Nts., 7/15/15	2,025,000		1,873,125
Copano Energy LLC/Copano Energy Finance Corp., 7.75% Sr. Nts., 6/1/18[13]	2,705,000		1,839,400
Coriolanus Ltd.:
3.359% Pass-Through Sec. Nts., 12/31/17[2,10]	23,130,000	BRR	6,865,548
10.62% Sec. Nts., 8/10/102	3,300,000		216,150
Cox Communications, Inc., 4.625% Unsec. Nts., 1/15/10	593,000		573,936
Credit Suisse New York, 5% Sr. Unsec. Nts., 5/15/13	2,754,000		2,653,085
Crown Americas, Inc., 7.75% Sr. Nts., 11/15/15	2,740,000		2,740,000
CSC Holdings, Inc., 7.625% Sr. Unsec. Unsub. Nts., Series B, 4/1/11	1,265,000		1,198,588
CSX Corp., 6.25% Sr. Unsec. Unsub. Nts., 4/1/15	1,376,000		1,352,414
DaVita, Inc., 6.625% Sr. Unsec. Nts., 3/15/13	2,160,000		2,062,800
Delhaize America, Inc., 9% Unsub. Debs., 4/15/31	3,395,000		3,441,705
Denbury Resources, Inc., 7.50% Sr. Sub. Nts., 12/15/15	3,560,000		2,545,400
Depfa ACS Bank, 3.875% Sec. Nts., 11/14/16	485,000	EUR	583,078
DJO Finance LLC/DJO Finance Corp., 10.875% Sr. Unsec. Nts., 11/15/14	2,415,000		1,750,875
Dole Food Co., Inc.:
7.25% Sr. Unsec. Nts., 6/15/10	100,000		70,250
8.625% Sr. Nts., 5/1/09	306,000		278,460
8.875% Sr. Unsec. Nts., 3/15/11	71,000		44,730
E.I. du Pont de Nemours & Co., 6% Sr. Unsec. Unsub. Nts., 7/15/18	897,000		943,818
EchoStar DBS Corp., 6.375% Sr. Unsec. Nts., 10/1/11	2,795,000		2,606,338

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value

Corporate Bonds and Notes Continued
Eirles Two Ltd.:
5.13% Sec. Nts., Series 335, 4/30/12[1,2]	$6,300,000		$2,197,440
7.379% Sec. Nts., Series 324, 4/30/12[1,2]	4,100,000		1,593,260
Eletropaulo Metropolitana SA, 19.125% Nts., 6/28/10[13]	1,115,000	BRR	487,767
Elizabeth Arden, Inc., 7.75% Sr. Unsec. Sub. Nts., 1/15/14	2,370,000		1,552,350
Enterprise Products Operating LP, 8.375% Jr. Sub. Nts., 8/1/66[1]	7,465,000		4,110,438
Exodus Communications, Inc., 10.75% Sr. Nts., 12/15/09[2,3,4]	337,947	EUR	—
FairPoint Communications, Inc., 13.125% Sr. Nts., 4/1/18	5,015,000		2,432,275
Ferrellgas Partners LP, 6.75% Sr. Nts., 5/1/14[13]	600,000		417,000
Forest Oil Corp., 7.75% Sr. Nts., 5/1/14	605,000		511,225
Freeport-McMoRan Copper & Gold, Inc., 8.375% Sr. Nts., 4/1/17	6,274,000		5,151,807
Fresenius Medical Care Capital Trust IV, 7.875% Sr. Sub. Nts., 6/15/11	885,000		845,175
GameStop Corp., 8% Sr. Unsec. Nts., 10/1/12	1,870,000		1,748,450
Gaz Capital SA, 8.146% Sr. Sec. Nts., 4/11/18[13]	3,220,000		2,125,200
Gazprom International SA, 7.201% Unsec. Unsub. Bonds, 2/1/20[13]	1,851,520		1,360,867
General Electric Capital Corp., 5.40% Sr. Unsec. Nts., Series A, 9/20/13	2,755,000		2,761,810
General Mills, Inc., 5.25% Sr. Unsec. Nts., 8/15/13	550,000		553,876
General Motors Acceptance Corp., 8% Bonds, 11/1/31	8,220,000		4,818,243
GlaxosmithKline Capital, Inc., 6.375% Sr. Unsec. Nts., 5/15/38	413,000		468,271
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	5,345,000		3,888,739
Goldman Sachs Group, Inc. (The), 6.15% Sr. Unsec. Nts., 4/1/18	5,492,000		5,286,720
Goodyear Tire & Rubber Co. (The):
7.857% Nts., 8/15/11	1,290,000		1,077,150
9% Sr. Unsec. Nts., 7/1/15	845,000		684,450
Graham Packaging Co., Inc., 9.875% Sr. Unsec. Sub. Nts., 10/15/14	3,045,000		1,887,900
Graphic Packaging International Corp., 8.50% Sr. Nts., 8/15/11	3,045,000		2,557,800
Greektown Holdings, Inc., 10.75% Sr. Nts., 12/1/13[3,4,13]	2,510,000		602,400
GTL Trade Finance, Inc., 7.25% Sr. Unsec. Nts., 10/20/17[13]	5,620,000		4,721,609
Harrah’s Operating Co., Inc., 10.75% Sr. Unsec. Nts., 2/1/16[13]	5,845,000		1,695,050
HBOS plc, 6.413% Sub. Perpetual Bonds, Series A13,15	14,615,000		5,677,431
HCA, Inc.:
6.375% Nts., 1/15/15	4,670,000		2,872,050
9.25% Sr. Sec. Nts., 11/15/16	1,230,000		1,131,600
HealthSouth Corp., 10.75% Sr. Unsec. Nts., 6/15/16	1,785,000		1,646,663
Helix Energy Solutions Group, Inc., 9.50% Sr. Unsec. Nts., 1/15/16[13]	3,380,000		1,808,300
Hertz Corp.:
8.875% Sr. Unsec. Nts., 1/1/14	610,000		378,200
10.50% Sr. Unsec. Sub. Nts., 1/1/16	1,135,000		523,519
Home Depot, Inc. (The), 5.875% Sr. Unsec. Unsub. Nts., 12/16/36	2,203,000		1,732,532
HSBC Bank plc:
11.601% Sr. Unsec. Nts., 1/12/10[10]	2,510,000		1,959,306
12.278% Sr. Unsec. Nts., 3/9/09[10]	1,960,000		1,786,736
9.751% Sr. Unsec. Nts., 7/8/09[10]	1,960,000		1,777,720
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[1]	12,600,000		5,277,787
HSBK Europe BV:
7.25% Unsec. Unsub. Nts., 5/3/17[13]	1,360,000		741,200
9.25% Sr. Nts., 10/16/13[13]	15,930,000		11,708,550
ICICI Bank Ltd., 6.375% Bonds, 4/30/22[1,13]	6,960,000		3,664,530
Idearc, Inc., 8% Sr. Unsec. Nts., 11/15/16	2,770,000		221,600
IIRSA Norte Finance Ltd., 8.75% Sr. Nts., 5/30/24[13]	8,340,652		6,046,973
Inter-American Development Bank:
6.26% Nts., 12/8/09[1]	920,000	BRR	371,657
11.108% Nts., 1/25/12[1]	618,500,012	COP	268,140
International Business Machines Corp. (IBM), 8% Sr. Unsec. Unsub. Nts., 10/15/38	4,136,000		5,524,559
International Paper Co., 7.40% Sr. Unsec. Nts., 6/15/14	1,485,000		1,218,552
Iron Mountain, Inc., 8.625% Sr. Unsec. Sub. Nts., 4/1/13	1,765,000		1,667,925
ISA Capital do Brasil SA:
7.875% Sr. Nts., 1/30/12[13]	510,000		484,500
8.80% Sr. Nts., 1/30/17[13]	1,410,000		1,247,850

	Principal
	Amount		Value

Corporate Bonds and Notes Continued
Isle of Capri Casinos, Inc., 7% Sr. Unsec. Sub. Nts., 3/1/14	$7,270,000		$3,126,100
Ispat Inland ULC, 9.75% Sr. Sec. Nts., 4/1/14	2,570,000		2,199,827
Israel Electric Corp. Ltd., 7.25% Nts., 1/15/19[13]	8,015,000		7,488,102
iStar Financial, Inc., 2.471% Sr. Unsec. Nts., 3/16/09[1]	1,595,000		1,150,394
Jarden Corp., 7.50% Sr. Unsec. Sub. Nts., 5/1/17	2,300,000		1,581,250
Johnson & Johnson, 5.85% Sr. Unsec. Nts., 7/15/38	1,495,000		1,813,130
JPMorgan Chase & Co.:
6.40% Sr. Unsec. Nts., 5/15/38	5,500,000		6,529,771
7.90% Perpetual Bonds, Series 1[15]	6,780,000		5,654,696
JPMorgan Hipotecaria su Casita:
6.47% Sec. Nts., 8/26/35[2]	5,923,219	MXN	362,431
24.791% Mtg.-Backed Certificates, Series 06U, 9/25/35[1]	2,661,229	MXN	557,259
JSC Astana Finance, 9.16% Nts., 3/14/12[2]	7,200,000		3,333,547
K. Hovnanian Enterprises, Inc.:
7.75% Sr. Unsec. Sub. Nts., 5/15/13	410,000		92,250
8.875% Sr. Sub. Nts., 4/1/12	975,000		287,625
Kazmunaigaz Finance Sub BV, 9.125% Nts., 7/2/18[13]	14,880,000		9,746,400
Key Energy Services, Inc., 8.375% Sr. Unsec. Nts., 12/1/14	2,060,000		1,369,900
Kinder Morgan Energy Partners LP, 7.30% Sr. Unsec. Nts., 8/15/33	1,166,000		970,338
Kraft Foods, Inc., 6.125% Sr. Unsec. Nts., 8/23/18	256,000		252,837
L-3 Communications Corp.:
5.875% Sr. Sub. Nts., 1/15/15	2,905,000		2,629,025
6.375% Sr. Unsec. Sub. Nts., Series B, 10/15/15	1,185,000		1,113,900
Lamar Media Corp., 7.25% Sr. Unsec. Sub. Nts., 1/1/13	3,030,000		2,431,575
Lear Corp., 8.75% Sr. Unsec. Nts., Series B, 12/1/16	10,135,000		2,989,825
Lehman Brothers Holdings, Inc., 7.50% Sub. Nts., 5/11/38[4]	4,656,000		466
Leslie’s Poolmart, Inc., 7.75% Sr. Unsec. Nts., 2/1/13	1,430,000		1,151,150
Levi Strauss & Co., 9.75% Sr. Unsec. Unsub. Nts., 1/15/15	3,655,000		2,722,975
Lin Television Corp., 6.50% Sr. Sub. Nts., 5/15/13	3,885,000		1,874,513
Majapahit Holding BV:
7.25% Nts., 10/17/11[13]	1,990,000		1,522,350
7.75% Nts., 10/17/16[13]	4,230,000		2,432,250
Marquee Holdings, Inc., 9.505% Sr. Nts., 8/15/14[1]	2,010,000		1,035,150
Mashantucket Pequot Tribe, 8.50% Bonds, Series A, 11/15/15[13]	6,615,000		2,629,463
MediaNews Group, Inc.:
6.375% Sr. Sub. Nts., 4/1/14	1,330,000		91,438
6.875% Sr. Unsec. Sub. Nts., 10/1/13	2,870,000		197,313
MGM Mirage, Inc., 8.375% Sr. Unsec. Sub. Nts., 2/1/11	2,965,000		1,779,000
MHP SA, 10.25% Sr. Sec. Sub. Bonds, 11/30/11[13]	1,360,000		605,200
Mohegan Tribal Gaming Authority:
6.125% Sr. Unsec. Sub. Nts., 2/15/13	1,770,000		1,123,950
8% Sr. Sub. Nts., 4/1/12	3,770,000		2,318,550
Momentive Performance Materials, Inc., 11.50% Sr. Unsec. Sub. Nts., 12/1/16	4,245,000		1,273,500
Morgan Stanley, 6% Sr. Unsec. Unsub. Nts., Series F, 4/28/15	8,262,000		7,136,856
National Power Corp., 5.875% Unsec. Unsub. Bonds, 12/19/16	109,600,000	PHP	1,961,263
NewPage Corp., 10% Sr. Sec. Nts., 5/1/12	3,730,000		1,659,850
News America, Inc., 6.15% Sr. Unsec. Unsub. Nts., 3/1/37	1,749,000		1,637,108
Nextel Communications, Inc., 7.375% Sr. Nts., Series D, 8/1/15	4,590,000		1,928,677
Nortek, Inc., 8.50% Sr. Unsec. Unsub. Nts., 9/1/14	2,620,000		615,700
NorthPoint Communications Group, Inc., 12.875% Nts., 2/15/10[2,3,4]	200,173		—
Novelis, Inc., 7.25% Sr. Unsec. Nts., 2/15/15[1]	2,780,000		1,626,300
NTK Holdings, Inc., 0%/10.75% Sr. Unsec. Nts., 3/1/14[14]	6,170,000		1,357,400
NTL Cable plc, 9.125% Sr. Nts., 8/15/16	2,735,000		2,037,575
Ongko International Finance Co. BV, 10.50% Sec. Nts., 3/29/10[2,3,4]	90,000		—
Oracle Corp., 5.75% Sr. Unsec. Unsub. Nts., 4/15/18	2,001,000		2,096,746
Orion Network Systems, Inc., 12.50% Sr. Unsub. Nts., 1/15/07[2,3,4]	675,000		7
Panama Canal Railway Co., 7% Sr. Sec. Nts., 11/1/26[13]	3,665,000		2,034,075
Park Place Entertainment Corp., 7.875% Sr. Sub. Nts., 3/15/10	5,275,000		3,507,875

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value

Corporate Bonds and Notes Continued
PECO Energy Co., 5.35% Sec. Nts., 3/1/18	$892,000		$853,055
Pemex Project Funding Master Trust, 6.625% Nts., 6/15/38[13]	6,680,000		5,594,500
Petrobras International Finance Co., 5.785% Sr. Unsec. Nts., 3/1/18	10,040,000		9,076,160
Petroleum Export Ltd. Cayman SPV, 5.265% Sr. Nts., Cl. A3, 6/15/11[13]	2,394,239		2,223,649
Philip Morris International, Inc., 5.65% Sr. Unsec. Unsub. Nts., 5/16/18	917,000		910,686
Pinnacle Entertainment, Inc., 8.25% Sr. Unsec. Sub. Nts., 3/15/12	3,230,000		2,470,950
Pinnacle Foods Finance LLC/ Pinnacle Foods Finance Corp., 10.625% Sr. Sub. Nts., 4/1/17	2,985,000		1,626,825
Pokagon Gaming Authority, 10.375% Sr. Nts., 6/15/14[13]	1,345,000		1,163,425
Premier Cruise Ltd., 11% Sr. Nts., 3/15/08[2,3,4]	250,000		—
Quicksilver Resources, Inc.:
7.125% Sr. Sub. Nts., 4/1/16	2,740,000		1,479,600
8.25% Sr. Unsec. Nts., 8/1/15	1,330,000		851,200
Qwest Corp., 8.875% Unsec. Unsub. Nts., 3/15/12	4,925,000		4,580,250
R.H. Donnelley Corp.:
6.875% Sr. Nts., 1/15/13	860,000		120,400
6.875% Sr. Nts., Series A-2, 1/15/13	1,865,000		261,100
Radio One, Inc., 8.875% Sr. Unsec. Sub. Nts., Series B, 7/1/11	1,630,000		810,925
Rainbow National Services LLC, 8.75% Sr. Nts., 9/1/12[13]	2,020,000		1,828,100
Real Time Data Co., 11% Nts., 5/31/09[2,3,4,16]	142,981		—
Sabine Pass LNG LP:
7.25% Sr. Sec. Nts., 11/30/13	710,000		521,850
7.50% Sr. Sec. Nts., 11/30/16	1,470,000		1,065,750
Salisbury International Investments Ltd., 8.653% Sec. Nts., Series 2006-003, Tranche E, 7/20/11[1,2]	1,100,000		468,490
Sally Holdings LLC:
9.25% Sr. Unsec. Nts., 11/15/14	1,725,000		1,492,125
10.50% Sr. Unsec. Sub. Nts., 11/15/16	1,315,000		900,775
Select Medical Corp., 7.625% Sr. Unsec. Sub. Nts., 2/1/15	2,265,000		1,211,775
Service Corp. International, 6.75% Sr. Unsec. Nts., 4/1/15	1,080,000		858,600
Sinclair Broadcast Group, Inc., 8% Sr. Unsec. Sub. Nts., 3/15/12	3,095,000		2,336,725
SLM Corp., 4.50% Nts., Series A, 7/26/10	4,245,000		3,685,381
Smithfield Foods, Inc., 7% Sr. Nts., 8/1/11	1,350,000		965,250
Sprint Capital Corp., 8.75% Nts., 3/15/32	9,555,000		6,461,769
Station Casinos, Inc., 6.50% Sr. Unsec. Sub. Nts., 2/1/14	7,485,000		467,813
Steel Dynamics, Inc., 7.375% Sr. Unsec. Unsub. Nts., 11/1/12	2,295,000		1,686,825
Telefonica del Peru SA, 8% Sr. Unsec. Bonds, 4/11/16[13]	3,290,100	PEN	956,223
Teligent, Inc., 11.50% Sr. Nts., 12/1/08[2,3,4]	500,000		—
Tengizchevroil LLP, 6.124% Nts., 11/15/14[13]	1,819,990		1,392,292
Tesoro Corp., 6.625% Sr. Unsec. Nts., 11/1/15	2,375,000		1,389,375
TGI International Ltd., 9.50% Nts., 10/3/17[13]	6,100,000		5,581,500
Tiers-BSP, 0%/8.60% Collateralized Trust, Cl. A, 6/15/97[14]	2,695,000		889,350
Time Warner Cable, Inc., 6.20% Sr. Unsec. Nts., 7/1/13	1,926,000		1,823,535
Toll Corp., 8.25% Sr. Sub. Nts., 12/1/11	1,000,000		915,000
Travelport LLC, 11.875% Sr. Unsec. Sub. Nts., 9/1/16	545,000		155,325
Trump Entertainment Resorts, Inc., 8.50% Sec. Nts., 6/1/15	1,240,000		170,500
Union Pacific Corp., 7.875% Sr. Unsec. Nts., 1/15/19	1,376,000		1,574,778
United Parcel Service, Inc., 5.50% Sr. Unsec. Nts., 1/15/18	1,183,000		1,265,862
United Rentals, Inc., 7% Sr. Sub. Nts., 2/15/14	3,905,000		2,401,575
United Technologies Corp., 6.125% Sr. Unsec. Nts., 7/15/38	825,000		899,785
Universal Hospital Services, Inc., 8.50% Sr. Sec. Nts., 6/1/15[16]	1,965,000		1,404,975
US Oncology Holdings, Inc., 8.334% Sr. Unsec. Nts., 3/15/12[1,16]	1,319,000		837,565
US Oncology, Inc., 9% Sr. Unsec. Nts., 8/15/12	1,945,000		1,779,675
Vanguard Health Holding Co. I LLC, 0%/11.25% Sr. Nts., 10/1/15[14]	2,770,000		2,188,300

	Principal
	Amount		Value

Corporate Bonds and Notes Continued
Vedanta Resources plc, 9.50% Sr. Unsec. Nts., 7/18/18[13]	$11,010,000		$5,780,250
Verizon Communications, Inc., 6.90% Sr. Unsec. Unsub. Bonds, 4/15/38	1,377,000		1,554,672
Videotron Ltd., 9.125% Sr. Nts., 4/15/18[13]	1,765,000		1,650,275
Virgin Media Finance plc, 8.75% Sr. Unsec. Nts., 4/15/14	1,820,000		1,374,100
Wal-Mart Stores, Inc., 5.80% Sr. Unsec. Unsub. Nts., 2/15/18	2,477,000		2,745,834
Walt Disney Co. (The), 4.50% Sr. Unsec. Unsub. Nts., Series D, 12/15/13	689,000		694,307
Warner Music Group Corp., 7.375% Sr. Sub. Bonds, 4/15/14	500,000		295,000
Wells Fargo & Co., 5.25% Sr. Unsec. Unsub. Nts., 10/23/12	5,608,000		5,716,823
William Lyon Homes, Inc.:
7.50% Sr. Unsec. Nts., 2/15/14	160,000		39,200
10.75% Sr. Nts., 4/1/13	1,390,000		354,450
Windstream Corp.:
8.125% Sr. Unsec. Unsub. Nts., 8/1/13	2,900,000		2,682,500
8.625% Sr. Unsec. Unsub. Nts., 8/1/16	1,970,000		1,753,300
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10[2,3,4]	250,000		—
WM Covered Bond Program:
3.875% Sec. Nts., Series 1, 9/27/11	8,725,000	EUR	11,222,278
4% Sec. Mtg. Nts., Series 2, 9/27/16	10,485,000	EUR	12,654,226
WMG Holdings Corp., 0%/9.50% Sr. Nts., 12/15/14[14]	2,030,000		761,250
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 6.625% Nts., 12/1/14	4,615,000		3,507,400
XTO Energy, Inc., 6.50% Sr. Unsec. Unsub. Nts., 12/15/18	1,954,000		1,894,917

Total Corporate Bonds and Notes (Cost $694,267,395)			519,305,734

	Shares		Value

Preferred Stocks—0.0%
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.[2,3,16]	4,253		—
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.[2,3]	5,000		—
Fannie Mae, 8.25% Non-Cum. Sub., Series S, Non-Vtg.	148,310		123,097
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.[2,3,16]	151		—
Sovereign Real Estate Investment Trust, 12% Non-Cum., Series A2	250		208,125

Total Preferred Stocks (Cost $4,486,155)			331,222

Common Stocks—0.0%
Arco Capital Corp. Ltd.[2,3]	690,638		690,638
Global Aero Logistics, Inc.[2,3]	2,168		2,168
National Maintenance Group, Inc.[3]	9,420		47
Revlon, Inc., Cl. A3	134,166		894,887

Total Common Stocks (Cost $12,158,364)			1,587,740

	Units
Rights, Warrants and Certificates—0.0%
Global Aero Logistics, Inc. Wts., Strike Price $10, Exp. 2/28/11[2,3]	266		3
MHP SA, GDR Wts., Strike Price 0.01UAH, Exp. 5/8/09[3]	56,610		183,982

Total Rights, Warrants and Certificates (Cost $2,025)			183,985

	Principal
	Amount

Structured Securities—5.0%
Barclays Bank plc:
Custom Basket of African Currencies Cv. Unsec. Unsub. Nts., 10.25%, 5/15/09[2]	$3,030,000		2,650,038
Custom Basket of African Currencies Cv. Unsec. Unsub. Nts., 10.25%, 5/7/09[2]	3,030,000		2,639,130
Citibank NA, New York:
Dominican Republic Credit Linked Nts., 12%, 2/22/11[2]	22,200,000	DOP	509,623
Dominican Republic Credit Linked Nts., 14.218%, 5/11/09[10]	61,180,000	DOP	1,596,580
Citigroup Funding, Inc., Custom Basket of African Currencies Credit Linked Nts., (0.055)%, 4/29/09[10]	6,070,000		5,358,900
Citigroup Global Markets Holdings, Inc.:
Brazil (Federal Republic of) Credit Linked Nts., 9.762%, 1/3/17[2]	8,850,000	BRR	3,216,765
Brazil (Federal Republic of) Unsec. Credit Linked Nts., 14.809%, 1/5/10[10]	2,480,096	BRR	954,499
Colombia (Republic of) Credit Linked Bonds, 11.25%, 10/25/18	3,255,000,000	COP	1,497,713

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value

Structured Securities Continued
Citigroup Global Markets Holdings, Inc.: Continued
Colombia (Republic of) Credit Linked Nts., 12.710%, 2/26/15[2,12]	2,199,000,000	COP	$1,908,265
Colombia (Republic of) Credit Linked Nts., Series 01, 12.710%, 2/26/15[2,12]	811,000,000	COP	703,776
Colombia (Republic of) Credit Linked Nts., Series 02, 12.710% 12/26/15[2,12]	1,345,000,000	COP	1,167,174
Colombia (Republic of) Credit Linked Nts., Series II, 15%, 4/27/12	552,359,546	COP	280,057
Colombia (Republic of) Unsec. Credit Linked Nts., 15%, 4/27/12	1,034,000,000	COP	524,257
Colombia (Republic of) Unsec. Credit Linked Nts., 15%, 4/27/12[2]	1,200,000,000	COP	608,422
Colombia (Republic of) Unsec. Credit Linked Nts., 15%, 4/27/12	927,000,000	COP	470,006
Dominican Republic Unsec. Credit Linked Nts., 13.182%, 2/23/09[10]	90,800,000	DOP	2,481,906
Dominican Republic Unsec. Credit Linked Nts., 15%, 3/12/12	49,300,000	DOP	1,104,595
Egypt (The Arab Republic of) Credit Linked Nts., 5.765%, 2/5/0910	18,110,000	EGP	3,256,520
Egypt (The Arab Republic of) Credit Linked Nts., 6.089%, 3/5/0910	12,920,000	EGP	2,302,282
Egypt (The Arab Republic of) Credit Linked Nts., 6.267%, 3/26/09[10]	17,610,000	EGP	3,116,948
Egypt (The Arab Republic of) Credit Linked Nts., 6.641%, 2/19/09[10]	17,850,000	EGP	3,195,194
Egypt (The Arab Republic of) Credit Linked Nts., 7.812%, 4/16/09[10]	7,100,000	EGP	1,248,300
Egypt (The Arab Republic of) Unsec. Credit Linked Nts., 6.529%, 3/26/09[10]	17,690,000	EGP	3,131,108
Ghana (Republic of) Credit Linked Nts., 13.50%, 4/2/10	2,990,000	GHS	2,057,695
Nigeria (Federal Republic of) Credit Linked Nts., 14.50%, 3/1/11[1,2]	347,000,000	NGN	2,527,660
Ukraine Hryvnia Unsec. Credit Linked Nts., 11.94%, 1/2/10	880,000	UAH	94,532
Zambia (Republic of) Credit Linked Nts., 10.717%, 3/4/09[10]	3,850,000,000	ZMK	764,722
Zambia (Republic of) Credit Linked Nts., 10.793%, 2/25/09[10]	3,850,000,000	ZMK	761,985
Zambia (Republic of) Credit Linked Nts., 11.399%, 6/11/09[10]	2,165,000,000	ZMK	$404,530
Credit Suisse First Boston International:
Boryspil Airport Total Return Linked Nts., 10%, 4/19/10[1]	4,840,000	UAH	257,777
Indonesia (Republic of) Total Return Linked Nts., 12%, 9/16/11	14,800,000,000	IDR	1,362,046
Moitk Total Return Linked Nts., 8.966%, 3/26/11[1,2]	59,900,000	RUR	659,954
NAK Naftogaz of Ukraine Credit Linked Nts., 5%, 1/20/09	3,890,000		3,720,007
Oreniz Total Return Linked Nts., 9.24%, 2/21/12[1,2]	116,835,000	RUR	1,609,051
RuRail Total Return Linked Nts., 6.67%, 1/22/09[1,2]	49,210,000	RUR	1,206,342
Ukraine (Republic of) Credit Linked Nts., Series EMG 13, 11.94%, 12/30/09[2]	2,195,000	UAH	192,132
Vietnam Shipping Industry Group Total Return Linked Nts., 10.50%, 1/19/17[2]	14,609,000,000	VND	510,687
Credit Suisse First Boston, Inc. (Nassau Branch):
Russian Specialized Construction and Installation Administration Credit Linked Nts., 5/20/10[1,2]	97,250,000	RUR	267,865
Ukraine (Republic of) Credit Linked Nts., 11.94%, 12/30/09[2]	5,650,000	UAH	494,554
Ukraine (Republic of) Credit Linked Nts., Series EMG 11, 11.94%, 12/30/09	661,000	UAH	57,858
Ukraine (Republic of) Credit Linked Nts., Series NPC 12, 11.94%, 12/30/09[2]	4,170,000	UAH	365,007
Credit Suisse Group, Russian Moscoblgaz Finance Total Return Linked Nts., 9.25%, 6/24/12[2]	106,500,000	RUR	1,466,718
Deutsche Bank AG:
Arrendadora Capita Corp. SA de CV/Capita Corp. (The) de Mexico SA de CV Credit Linked Nts., 9.09%, 1/5/11[2]	9,127,796	MXN	618,495
Arrendadora Capita Corp. SA de CV/Capita Corp. (The) de Mexico SA de CV Credit Linked Nts., 9.65%, 1/5/11[2]	6,053,427	MXN	410,178
Brazil Real Credit Linked Nts., 13.882%, 3/3/10[10]	4,580,760	BRR	1,746,067
Brazil Real Total Return Linked Nts., 6%, 8/18/10	2,065,000	BRR	1,588,966

	Principal
	Amount		Value

Structured Securities Continued
Deutsche Bank AG: Continued
Colombia (Republic of) Credit Linked Nts., 13.50%, 9/16/14	$2,002,000,000	COP	$995,524
Coriolanus Ltd. Sec. Credit Linked Nts., Series 109, (0.196)%, 3/25/09[2]	2,190,000		2,168,100
Coriolanus Ltd. Sec. Credit Linked Nts., Series 110, (2.256)%, 12/22/11[2]	900,000		900,000
Coriolanus Ltd. Sec. Credit Linked Nts., Series 112, 0.004%, 12/7/09[2]	650,000		638,950
Coriolanus Ltd. Sec. Credit Linked Nts., Series 113, (2.186)%, 4/26/11[2]	655,000		586,225
European Investment Bank, Russian Federation Credit Linked Nts., 5.502%, 1/19/10[2,10]	705,000		563,859
Grupo TMM SA Credit Linked Nts., 6%, 9/7/12[2]	2,069,512		1,138,232
Indonesia (Republic of) Credit Linked Nts., 9.50%, 6/22/15	820,000		617,343
Indonesia (Republic of) Credit Linked Nts., Series 02, 12.80%, 6/22/21	29,700,000,000	IDR	2,869,237
Indonesia (Republic of) Credit Linked Nts., Series III, 14.25%, 6/22/13	873,600		814,931
Nigeria (Federal Republic of) Credit Linked Nts., 12.50%, 2/24/09	67,900,000	NGN	508,788
Nigeria (Federal Republic of) Credit Linked Nts., 15%, 1/27/09	91,000,000	NGN	695,039
Opic Reforma I Credit Linked Nts., Cl. 1A, 10.75%, 9/24/14[1,2]	14,850,000	MXN	1,081,967
Opic Reforma I Credit Linked Nts., Cl. 1B, 10.75%, 9/24/14[1,2]	2,970,000	MXN	216,393
Opic Reforma I Credit Linked Nts., Cl. 1C, 10.75%, 9/24/14[1,2]	4,950,000	MXN	360,656
Opic Reforma I Credit Linked Nts., Cl. 2A, 12.25%, 5/22/15[1,2]	1,417,014	MXN	103,243
Opic Reforma I Credit Linked Nts., Cl. 2B, 12.25%, 5/22/15[1,2]	2,479,100	MXN	180,627
Opic Reforma I Credit Linked Nts., Cl. 2C, 12.25%, 5/22/15[1,2]	37,378,810	MXN	2,723,411
Opic Reforma I Credit Linked Nts., Cl. 2D, 12.25%, 5/22/15[1,2]	2,724,116	MXN	198,478
Opic Reforma I Credit Linked Nts., Cl. 2E, 12.25%, 5/22/15[1,2]	1,979,122	MXN	144,198
Opic Reforma I Credit Linked Nts., Cl. 2F, 12.25%, 5/22/15[1,2]	1,263,966	MXN	92,092
Opic Reforma I Credit Linked Nts., Cl. 2G, 12.25%, 5/22/15[1,2]	232,771	MXN	16,960
Ukraine (Republic of) 5 yr. Credit Linked Nts., 4.05%, 8/27/10	885,000		500,078
Ukraine (Republic of) 5.5 yr. Credit Linked Nts., 4.05%, 3/1/11	885,000		448,031
Ukraine (Republic of) 6 yr. Credit Linked Nts., 4.05%, 8/29/11	885,000		406,392
Ukraine (Republic of) 6.5 yr. Credit Linked Nts., 4.05%, 2/29/12	885,000		377,709
Ukraine (Republic of) 7 yr. Credit Linked Nts., 4.05%, 8/30/12	885,000		359,089
United Mexican States Credit Linked Nts., 9.52%, 1/5/11[2]	6,045,360	MXN	409,631
Videocon International Ltd. Credit Linked Nts., 6.26%, 12/29/09	1,630,000		1,785,421
Deutsche Bank AG, Singapore, Vietnam Shipping Industry Group Total Return Linked Nts., 9%, 4/20/17	36,800,000,000	VND	893,323
Dresdner Bank AG, Lukoil Credit Linked Nts., Series 3, 7.04%, 12/12/11[1,2]	34,190,000	RUR	964,600
Goldman Sachs & Co., Turkey (Republic of) Credit Linked Nts., 14.802%, 3/29/17[2,10]	21,980,000	TRY	3,099,030
Goldman Sachs Capital Markets LP, Colombia (Republic of) Credit Linked Nts., 10.476%, 2/8/37[2,10]	63,720,800,000	COP	416,572
Goldman Sachs International, Rosselkhozbank Total Return Linked Nts., 8%, 5/13/09[1]	84,500,000	RUR	2,592,669
Hallertau SPC, Philippines (Republic of) Credit Linked Nts., Series 2007-01, 3.914%, 12/20/17[1,2]	14,290,000		10,410,265
Hallertau SPC Credit Linked Nts., Series 2008-2A, 8.636%, 9/17/13[1,2]	19,430,000		19,676,761
Hallertau SPC Segregated Portfolio, Brazil (Federal Republic of) Credit Linked Nts., Series 2008-01, 9.888%, 8/2/10[2,4,10]	14,337,604	BRR	1,256,283
ING Bank NV, Ukraine (Republic of) Credit Linked Nts., Series 725, 11.89%, 12/30/09[2]	4,689,000	UAH	378,615
JPMorgan Chase Bank NA:
Brazil (Federal Republic of) Credit Linked Nts., 10.564%, 5/16/45[2]	1,445,000	BRR	934,552
Brazil (Federal Republic of) Credit Linked Nts., 15.326%, 1/2/15[10]	10,948,600	BRR	2,237,855
Brazil (Federal Republic of) Credit Linked Nts., Series III, 12.184%, 1/2/15[2,10]	5,245,000	BRR	1,072,059
Colombia (Republic of) Credit Linked Bonds, 10.19%, 1/5/16[2,10]	20,100,000,000	COP	4,329,146
Colombia (Republic of) Credit Linked Bonds, 10.218%, 10/31/16[2,10]	12,177,000,000	COP	2,406,070

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount		Value

Structured Securities Continued
JPMorgan Chase Bank NA: Continued
Colombia (Republic of) Credit Linked Bonds, Series A, 10.218%, 10/31/16[2,10]	12,125,000,000	COP	$2,395,795
Peru (Republic of) Credit Linked Nts., 8.115%, 9/2/15[2,10]	3,470,000	PEN	592,485
Swaziland (Kingdom of) Credit Linked Nts., 7.25%, 6/20/10[2]	1,120,000		1,185,408
JPMorgan Chase Bank NA London Branch, Indonesia (Republic of) Credit Linked Nts., 12.80%, 6/17/21[2]	25,490,000,000	IDR	2,438,706
Lehman Brothers Treasury Co. BV:
Brazil (Federal Republic of) Credit Linked Nts., 6.357%, 4/20/11[4,10,13]	13,157,420	BRR	1,249,955
Microvest Capital Management LLC Credit Linked Nts., 7.55%, 5/24/12[2]	7,541,026		6,811,054
Merrill Lynch, Colombia (Republic of) Credit Linked Nts., 10%, 11/17/16[2]	1,784,000,000	COP	743,168
Morgan Stanley:
Peru (Republic of) Credit Linked Nts., 6.25%, 3/23/17[2]	4,885,000	PEN	947,545
Russian Federation Total Return Linked Bonds, Series 007, Cl. VR, 5%, 8/22/34	93,152,901	RUR	1,621,714
Morgan Stanley & Co. International Ltd./Red Arrow International Leasing plc Total Return Linked Nts., Series A, 8.375%, 7/9/12[2]	20,420,042	RUR	562,450
Morgan Stanley Capital Services, Inc.:
Brazil (Federal Republic of) Credit Linked Nts., 12.551%, 1/5/22[2,10]	28,914,000	BRR	287,329
Brazil (Federal Republic of) Credit Linked Nts., 14.40%, 8/4/16[2]	5,793,682	BRR	1,900,938
Ukraine (Republic of) Credit Linked Nts., 6.176%, 10/15/17[1,2]	8,300,000		2,075,000
Ukraine (Republic of) Credit Linked Nts., Series 2, 7.046%, 10/15/17[1,2]	6,800,000		1,700,000
United Mexican States Credit Linked Nts., 5.64%, 11/20/15[2]	2,000,000		1,800,000
WTI Trading Ltd. Total Return Linked Nts., Series A, 15%, 3/8/12[2]	4,440,493		2,729,127
WTI Trading Ltd. Total Return Linked Nts., Series C, 15%, 3/8/12[2]	5,934,498		3,669,300
UBS AG, Ghana (Republic of) Credit Linked Nts., 14.47%, 12/28/11[2]	1,222,052	GHS	621,505

Total Structured Securities (Cost $243,160,515)			172,966,769

Event-Linked Bonds—1.4%
Aiolos Ltd. Catastrophe Linked Nts., 10.095%, 4/8/09[1,13]	2,050,000	EUR	2,823,579
Akibare Ltd. Catastrophe Linked Nts., Cl. A, 5.103%, 5/22/12[1,13]	1,888,000		1,831,077
Calabash Re Ltd. Catastrophe Linked Nts., Cl. A-1, 10.653%, 6/1/09[1,13]	2,750,000		2,756,463
Cascadia Ltd. Catastrophe Linked Nts., 6.203%, 8/31/09[1,13]	1,130,000		1,123,559
Cat-Mex Ltd. Catastrophe Linked Nts., Cl. A, 4.585%, 5/19/09[1,13]	3,200,000		3,130,880
Champlain Ltd. Catastrophe Linked Nts., Series A, 17.084%, 1/7/09[1,13]	2,190,000		2,184,416
Eurus Ltd. Catastrophe Linked Nts., 9.758%, 4/8/09[1,13]	1,400,000		1,379,210
Fhu-Jin Ltd. Catastrophe Linked Nts., Cl. B, 7.093%, 8/10/11[1,13]	2,880,000		2,781,216
Foundation Re II Ltd. Catastrophe Linked Nts., 11.841%, 1/8/09[1,13]	926,000		923,569
Fusion 2007 Ltd. Catastrophe Linked Nts., 8.239%, 5/19/09[1,13]	3,350,000		3,318,678
Lakeside Re Ltd. Catastrophe Linked Nts., 7.959%, 12/31/09[1,13]	4,100,000		4,073,350
Medquake Ltd. Catastrophe Linked Nts., 7.249%, 5/31/10[1,13]	1,500,000		1,467,450
Midori Ltd. Catastrophe Linked Nts., 7.503%, 10/24/12[1,13]	1,850,000		1,791,910
Muteki Ltd. Catastrophe Linked Nts., 6.549%, 5/24/11[1,13]	2,100,000		1,993,950
Nelson Re Ltd. Catastrophe Linked Nts., Series 2007-I, Cl. A, 14.049%, 6/21/10[1,13]	3,340,000		3,222,432
Osiris Capital plc Catastrophe Linked Combined Mortality Index Nts., Series D, 9.753%, 1/15/10[1,13]	890,000		870,865
Residential Reinsurance 2007 Ltd. Catastrophe Linked Nts.:
Series CL2, 13.703%, 6/6/11[1,13]	2,590,000		2,499,674
Series CL3, 14.453%, 6/7/10[1,13]	1,000,000		966,400
VASCO Re 2006 Ltd. Catastrophe Linked Nts., 10.701%, 6/5/09[1,13]	3,550,000		3,563,668
Vega Capital Ltd. Catastrophe Linked Nts., Series D, 0%, 6/24/11[2,10]	4,205,000		4,310,125
Willow Re Ltd. Catastrophe Linked Nts., 8.545%, 6/16/10[1,13]	2,480,000		1,494,820

Total Event-Linked Bonds (Cost $49,914,507)			48,507,291

	Expiration	Notional
	Date	Amount		Value

Swaptions Purchased—0.0%
J Aron & Co., Swap Counterparty, Interest Rate Swap call option; Swap Terms-Receive fixed rate of 9.32% and pay floating rate based on 28 day MXN TIIE BANXICO; terminating 5/31/21[3,17] (Cost $333,398)	6/11/09	117,625,000	MXN	$632,280

		Principal
		Amount

Short-Term Notes—5.3%
Federal Home Loan Mortgage Corp.:
2.74%, 2/26/09[8,18]		$60,000,000		59,748,000
Federal National Mortgage Assn.:
2.67%, 2/23/09[8,19]		63,830,000		63,579,095
2.76%, 2/25/09[8,20]		60,000,000		59,750,667

Total Short-Term Notes (Cost $183,077,762)				183,077,762

		Shares

Investment Companies—12.4%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[21,22]		314,416,821		314,416,821
Oppenheimer Master Event-Linked Bond Fund, LLC [21]		1,404,749		$13,761,909
Oppenheimer Master Loan Fund, LLC[21]		14,194,313		102,098,787

Total Investment Companies (Cost $477,509,586)				430,277,517

Total Investments, at Value (excluding Investments Purchased with Cash Collateral from Securities Loaned) (Cost $4,124,049,916)				3,566,317,162
Investments Purchased with Cash Collateral from Securities Loaned—9.4%[23]
OFI Liquid Assets Fund, LLC, 1.71%[21,22] (Cost $325,265,870)		325,265,870		325,265,870

Total Investments, at Value (Cost $4,449,315,786)		112.5%		3,891,583,032
Liabilities in Excess of Other Assets		(12.5)		(432,698,291)

Net Assets		100.0%		$3,458,884,741

Industry classifications are unaudited.
Footnotes to Statement of Investments
Principal/notional amount and strike price are reported in U.S. Dollars, except for those denoted in the following currencies:

AUD	Australian Dollar
BRR	Brazilian Real
CAD	Canadian Dollar
COP	Colombian Peso
DKK	Danish Krone
DOP	Dominican Republic Peso
EGP	Egyptian Pounds
EUR	Euro
GBP	British Pound Sterling
GHS	Ghana Cedi
HUF	Hungarian Forint
IDR	Indonesia Rupiah
ILS	Israeli Shekel
JPY	Japanese Yen
MXN	Mexican Nuevo Peso
MYR	Malaysian Ringgit
NGN	Nigeria Naira
NOK	Norwegian Krone
PEN	Peruvian New Sol
PHP	Philippines Peso
PLZ	Polish Zloty
RUR	Russian Ruble
SEK	Swedish Krona
TRY	New Turkish Lira
UAH	Ukraine Hryvnia
UYU	Uruguay Peso
VND	Vietnam Dong
ZMK	Zambian Kwacha
Swaption Purchased abbreviation is as follows:
MXN-TIIE-BANXICO     Mexican Nuevo Peso-Interbank Equilibrium Interest Rate-Banco de Mexico

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Illiquid or restricted security. The aggregate value of illiquid or restricted securities as of December 31, 2008 was $178,278,234, which represents 5.15% of the Fund’s net assets, of which $5,118,025 is considered restricted. See Note 9 of accompanying Notes. Information concerning restricted securities is as follows:

	Acquisition			Unrealized
Security	Date	Cost	Value	Depreciation

Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1A, 10.75%, 9/24/14	12/27/07	$1,364,764	$1,081,967	$282,797
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1B, 10.75%, 9/24/14	6/12/08	286,334	216,393	69,941
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1C, 10.75%, 9/24/14	8/12/08	487,085	360,656	126,429
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2A, 12.25%, 5/22/15	5/21/08	136,622	103,243	33,379
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2B, 12.25%, 5/22/15	6/12/08	239,007	180,627	58,380
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2C, 12.25%, 5/22/15	6/18/08	3,626,317	2,723,411	902,906
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2D, 12.25%, 5/22/15	7/8/08	264,086	198,478	65,608
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2E, 12.25%, 5/22/15	7/15/08	192,185	144,198	47,987
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2F, 12.25%, 5/22/15	8/8/08	124,426	92,092	32,334
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2G, 12.25%, 5/22/15	8/22/08	22,959	16,960	5,999

		$6,743,785	$5,118,025	$1,625,760

3.	Non-income producing security.

4.	Issue is in default. See Note 1 of accompanying Notes.

5.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $22,444,545 or 0.65% of the Fund’s net assets as of December 31, 2008.

6.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $5,330,153 or 0.15% of the Fund’s net assets as of December 31, 2008.

7.	When-issued security or delayed delivery to be delivered and settled after December 31, 2008. See Note 1 of accompanying Notes.

8.	Partial or fully-loaned security. See Note 10 of accompanying Notes.

9.	A sufficient amount of liquid assets has been designated to cover outstanding written put options. See Note 7 of accompanying Notes.

10.	Zero coupon bond reflects effective yield on the date of purchase.

11.	All or a portion of the security is held in collateralized accounts to cover initial margin requirements on open futures contracts. The aggregate market value of such securities is $45,907,536. See Note 6 of accompanying Notes.

12.	Denotes an inflation-indexed security: coupon and principal are indexed to the consumer price index.

13.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $233,849,534 or 6.76% of the Fund’s net assets as of December 31, 2008.

14.	Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.

15.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

16.	Interest or dividend is paid-in-kind, when applicable.

17.	Swap contract terms if the option was exercised on exercise date.

18.	All or a portion of the security was segregated by the Fund in the amount of $3,562,000, which represented 97.43% of the market value of securities sold short. See Note 1 of accompanying Notes.

19.	A sufficient amount of securities has been designated to cover outstanding foreign currency exchange contracts. See Note 5 of accompanying Notes.

20.	A sufficient amount of liquid assets has been designated to cover outstanding written call options. See Note 7 of accompanying Notes.

21.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

OFI Liquid Assets Fund, LLC	—	429,325,708	104,059,838	325,265,870
Oppenheimer Institutional Money Market Fund, Cl. E	587,306,313	4,222,709,843	4,495,599,335	314,416,821
Oppenheimer Master Event-Linked Bond Fund, LLC	—	1,404,749	—	1,404,749
Oppenheimer Master Loan Fund, LLC	14,194,313	—	—	14,194,313

				Realized
	Value	Income		Gain/(Loss)

OFI Liquid Assets Fund, LLC	$325,265,870	$1,405,615	[a]	$—
Oppenheimer Institutional Money Market Fund, Cl. E	314,416,821	16,462,436		—
Oppenheimer Master Event-Linked Bond Fund, LLC	13,761,909	503,808	[b]	178,059 [b]
Oppenheimer Master Loan Fund, LLC	102,098,787	11,532,172	[c]	(4,315,961)[c]

	$755,543,387	$29,904,031		$(4,137,902)

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

b.	Represents the amount allocated to the Fund from Oppenheimer Master Event-Linked Bond Fund, LLC.

c.	Represents the amount allocated to the Fund from Oppenheimer Master Loan Fund, LLC.

22.	Rate shown is the 7-day yield as of December 31, 2008.

23.	The security/securities have been segregated to satisfy the forward commitment to return the cash collateral received in securities lending transactions upon the borrower’s return of the securities loaned. See Note 10 of accompanying Notes.

	Principal
	Amount
	Sold Short	Value

Mortgage-Backed Obligations Sold Short—(0.1)%
Federal National Mortgage Assn., 5%, 1/1/24[7]	$(3,562,000)	$(3,656,058)
(Proceeds $3,628,788)
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities activelytraded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices forsimilar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*

Level 1—Quoted Prices	$756,438,321	$(4,080,437)
Level 2—Other Significant Observable Inputs	3,134,767,144	(53,323,121)
Level 3—Significant Unobservable Inputs	377,567	—

Total	$3,891,583,032	$(57,403,558)

*	Other financial instruments include options written, currency contracts, futures, forwards, swap contracts, short contracts and unfunded loan commitments. Currency contracts, forwards and unfunded loan commitments are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written, swaps and short contracts are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Foreign Currency Exchange Contracts as of December 31, 2008 are as follows:

		Contracts
		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000s)		Date	Value	Appreciation	Depreciation

Argentine Peso (ARP)	Buy	22,800	ARP	2/3/09	$6,267,404	$679,168	$—
Australian Dollar (AUD)	Sell	17,965	AUD	1/9/09-1/27/09	12,752,407	—	798,928
Australian Dollar (AUD)	Buy	28,035	AUD	1/16/09-2/3/09	19,855,125	1,131,925	—
Brazilian Real (BRR)	Sell	15,740	BRR	2/3/09	6,731,205	—	276,417
Brazilian Real (BRR)	Buy	112,958	BRR	2/3/09-1/5/10	48,066,940	3,556,527	280,132
British Pound Sterling (GBP)	Sell	16,875	GBP	1/9/09-2/5/09	24,595,247	6,827,231	—
British Pound Sterling (GBP)	Buy	16,810	GBP	1/16/09-2/3/09	24,495,688	36,364	908,278
Canadian Dollar (CAD)	Sell	52,585	CAD	1/9/09-2/9/09	43,206,232	1,078,951	1,357,828
Canadian Dollar (CAD)	Buy	4,420	CAD	1/16/09	3,631,695	154,118	—
Chinese Renminbi (Yuan) (CNY)	Buy	167,350	CNY	5/13/09-12/17/09	23,996,852	66,865	858,090
Colombian Peso (COP)	Sell	21,229,000	COP	1/21/09-4/2/09	9,361,003	12,628	367,710
Czech Koruna (CZK)	Sell	274,303	CZK	2/9/09-12/31/09	14,244,197	26,026	632,351
Euro (EUR)	Sell	94,305	EUR	1/9/09-3/3/09	131,530,414	2,783,968	7,130,922
Euro (EUR)	Buy	40,710	EUR	1/9/09-1/16/09	56,821,566	2,092,409	2,506,521
Hong Kong Dollar (HKD)	Sell	51,100	HKD	2/4/09	6,595,067	151	—
Hungarian Forint (HUF)	Sell	1,337,906	HUF	2/2/09-12/31/09	7,042,153	6,364	487,866
Hungarian Forint (HUF)	Buy	4,495,000	HUF	2/2/09	23,664,489	19,190	466,627
Indian Rupee (INR)	Sell	802,000	INR	2/3/09-3/9/09	16,288,830	—	666,361
Indian Rupee (INR)	Buy	324,000	INR	1/30/09	6,612,245	295,224	—
Indonesia Rupiah (IDR)	Buy	43,750,000	IDR	2/17/09-2/19/09	3,852,595	2,147	28,857
Israeli Shekel (ILS)	Sell	51,660	ILS	1/30/09-2/9/09	13,642,344	13,307	401,415
Japanese Yen (JPY)	Sell	7,740,000	JPY	1/16/09-2/5/09	85,368,279	160,555	3,890,591
Japanese Yen (JPY)	Buy	11,963,000	JPY	1/9/09-3/3/09	131,928,005	4,196,667	26,797
Malaysian Ringgit (MYR)	Sell	36,255	MYR	1/9/09-2/18/09	10,435,435	—	113,812
Malaysian Ringgit (MYR)	Buy	18,030	MYR	1/9/09-2/17/09	5,181,918	8,864	—
Mexican Nuevo Peso (MXN)	Sell	37,410	MXN	2/18/09	2,683,640	17,443	—
Mexican Nuevo Peso (MXN)	Buy	223,025	MXN	1/21/09-2/18/09	16,071,076	—	260,518
New Taiwan Dollar (TWD)	Sell	413,000	TWD	3/2/09	12,611,137	—	196,805
New Turkish Lira (TRY)	Sell	51,835	TRY	1/20/09-2/13/09	33,220,797	—	1,005,366
New Turkish Lira (TRY)	Buy	10,775	TRY	1/26/09	6,920,666	209,194	—
New Zealand Dollar (NZD)	Sell	4,305	NZD	1/27/09	2,519,979	—	36,747
New Zealand Dollar (NZD)	Buy	25,675	NZD	1/16/09	15,054,656	—	3,753,397
Norwegian Krone (NOK)	Sell	208,800	NOK	1/9/09	30,035,420	—	191,927
Norwegian Krone (NOK)	Buy	103,805	NOK	1/9/09-1/16/09	14,926,519	53,196	3,338,659
Peruvian New Sol (PEN)	Sell	70,534	PEN	1/7/09-2/26/09	22,390,003	410,732	—
Philippines Peso (PHP)	Sell	92,900	PHP	2/17/09	1,932,214	—	125,138
Philippines Peso (PHP)	Buy	325,000	PHP	1/26/09	6,792,587	413,784	—
Polish Zloty (PLZ)	Sell	90,218	PLZ	1/9/09-12/31/09	30,286,191	2,626,488	144,496
Polish Zloty (PLZ)	Buy	50,390	PLZ	1/9/09-2/3/09	16,895,884	12,699	218,463
Russian Ruble (RUR)	Sell	603,290	RUR	9/18/09-11/18/09	17,277,621	3,318,461	—
Russian Ruble (RUR)	Buy	222,470	RUR	2/11/09	7,207,394	—	318,655
Singapore Dollar (SGD)	Sell	9,900	SGD	1/30/09	6,904,488	—	337,324
Singapore Dollar (SGD)	Buy	2,060	SGD	1/9/09	1,437,639	28,610	—
South African Rand (ZAR)	Sell	176,355	ZAR	1/20/09	18,644,512	—	2,225,002
South African Rand (ZAR)	Buy	3,872	ZAR	12/31/09	384,503	—	90,284
South Korean Won (KRW)	Sell	9,610,000	KRW	1/30/09	7,294,118	—	810,293
Swedish Krona (SEK)	Sell	85,080	SEK	1/16/09	10,865,402	2,178,743	110,588
Swiss Franc (CHF)	Sell	91,405	CHF	1/9/09-2/4/09	85,757,178	—	7,629,825
Swiss Franc (CHF)	Buy	34,713	CHF	1/9/09-2/3/09	32,561,136	2,959,676	—
Ukraine Hryvnia (UAH)	Sell	12,850	UAH	1/28/09	1,417,165	343,107	—
Ukraine Hryvnia (UAH)	Buy	12,850	UAH	1/28/09	1,417,165	—	1,048,769

Total unrealized appreciation and depreciation						$35,720,782	$43,041,759

Futures Contracts as of December 31, 2008 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

Amsterdam Exchange Index	Buy	51	1/16/09	$3,509,586	$(49,843)
CAC 40 10 Euro Index	Sell	143	1/16/09	6,433,242	(52,155)
Canadian Bond, 10 yr.	Buy	241	3/20/09	25,108,211	1,507,181
DAX Index	Sell	99	3/20/09	16,712,057	(535,972)
DAX Index	Buy	36	3/20/09	6,077,112	194,868
Euro-Bundesobligation, 5 yr.	Buy	2,065	3/6/09	335,171,195	3,138,810
Euro-Bundesobligation, 10 yr.	Buy	2,276	3/6/09	396,852,525	2,268,948
Euro-Bundesobligation, 10 yr.	Sell	68	3/6/09	11,856,754	(26,969)
Euro-Schatz	Buy	591	3/6/09	88,711,079	372,065
FTSE 100 Index	Sell	181	3/20/09	11,589,095	(388,718)
FTSE 100 Index	Buy	17	3/20/09	1,088,479	36,495
H Shares Index	Sell	70	1/29/09	3,566,295	(149,944)
Japan (Government of) Bonds, 10 yr.	Sell	49	3/11/09	75,682,099	(590,489)
Japan (Government of) Mini Bonds, 10 yr.	Buy	38	3/10/09	5,853,726	30,151
Mexican Bolsa Index	Sell	215	3/20/09	3,581,140	(363,682)
MSCI Taiwan Stock Index	Buy	182	1/20/09	3,174,080	214,458
NASDAQ 100 E-Mini Index	Sell	468	3/20/09	11,349,000	98,445
Nikkei 225 Index	Sell	99	3/12/09	9,635,913	(497,018)
Nikkei 225 Index	Buy	38	3/12/09	3,698,633	190,713
OMXS30 Index	Sell	711	1/23/09	5,985,705	37,763
SGX CNX Nifty Index	Sell	568	1/29/09	3,368,240	156,869
Standard & Poor’s 500 E-Mini	Sell	965	3/20/09	43,425,000	(712,762)
Standard & Poor’s 500 E-Mini	Buy	154	3/20/09	6,930,000	113,190
Standard & Poor’s/MIB Index, 10 yr.	Buy	27	3/20/09	3,662,105	19,974
Standard & Poor’s/Toronto Stock Exchange 60 Index	Buy	67	3/19/09	5,946,133	282,172
U.S. Treasury Bonds, 10 yr.	Sell	767	3/20/09	96,450,250	(4,342,008)
U.S. Treasury Bonds, 10 yr.	Buy	1,327	3/20/09	166,870,250	896,638
U.S. Treasury Bonds, 20 yr.	Buy	1,293	3/20/09	178,494,609	13,693,696
U.S. Treasury Bonds, 20 yr.	Sell	121	3/20/09	16,703,672	(555,617)
U.S. Treasury Bonds, 20 yr.	Sell	3,109	3/31/09	370,141,025	(8,911,488)
U.S. Treasury Bonds, 20 yr.	Buy	583	3/31/09	69,408,883	1,280,613
U.S. Treasury Nts., 2 yr.	Sell	1,335	3/31/09	291,113,438	(1,447,421)
United Kingdom Long Gilt	Sell	8	3/27/09	1,440,648	(47,064)

					$5,861,899

Written Options as of December 31, 2008 are as follows:

		Number of	Exercise	Expiration	Premiums
Description	Type	Contracts	Price	Date	Received	Value

Euro (EUR)	Call	2,485,000	$1.411	1/6/09	$40,673	$(17,093)
Euro (EUR)	Call	2,460,000	1.392	1/7/09	37,847	(43,652)
Euro (EUR)	Put	2,485,000	1.411	1/6/09	40,673	(53,647)
Euro (EUR)	Put	2,460,000	1.392	1/7/09	37,847	(29,925)

					$157,040	$(144,317)

Credit Default Swap Contracts as of December 31, 2008 are as follows:

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

ABX.HE.AA.06-2 Index:
	Barclays Bank plc	Sell	$1,630	0.170%	5/25/46	$1,260,997	$(1,431,546)
	Deutsche Bank AG	Sell	720	0.170	5/25/46	86,393	(632,339)
	Goldman Sachs International	Sell	240	0.170	5/25/46	19,774	(210,780)
	Goldman Sachs International	Sell	970	0.170	5/25/46	383,127	(851,902)
	Morgan Stanley Capital Services, Inc.	Sell	240	0.170	5/25/46	19,174	(210,780)
	Morgan Stanley Capital Services, Inc.	Sell	480	0.170	5/25/46	47,998	(421,560)

		Total	4,280			1,817,463	(3,758,907)

ABX-HE-AAA 06-2 Index:
	Deutsche Bank AG	Sell	1,720	0.110	5/25/46	85,989	(875,955)
	Deutsche Bank AG	Sell	1,720	0.110	5/25/46	85,974	(875,955)
	Goldman Sachs International	Sell	1,000	0.110	5/25/46	110,607	(509,276)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

ABX-HE-AAA 06-2 Index: Continued
	Morgan Stanley Capital Services, Inc.	Sell	$1,535	0.110%	5/25/46	$475,770	$(781,739)
	UBS AG	Sell	1,035	0.110	5/25/46	323,384	(527,101)

		Total	7,010			1,081,724	(3,570,026)

ARAMARK Corp.:
	Credit Suisse International	Sell	690	6.000	3/20/13	—	(12,360)
	Credit Suisse International	Sell	550	4.750	12/20/13	—	(37,108)
	Morgan Stanley Capital Services, Inc.	Sell	750	5.920	3/20/13	—	(15,430)

		Total	1,990			—	(64,898)

Bolivarian Republic of Venezuela	Goldman Sachs International	Sell	645	6.350	5/20/13	—	(318,048)

		Total	645			—	(318,048)

Cablevision Systems Corp.	Citibank NA, New York	Sell	100	3.100	12/20/10	—	(9,517)

		Total	100			—	(9,517)

Capmark Financial Group, Inc.:
	Citibank NA, New York	Sell	2,480	7.125	12/20/12	—	(1,132,110)
	Citibank NA, New York	Sell	1,620	9.700	12/20/12	—	(682,095)
	Citibank NA, New York	Sell	1,350	9.750	12/20/12	—	(567,483)
	Credit Suisse International	Sell	790	5.200	12/20/12	—	(381,568)
	Credit Suisse International	Sell	415	6.250	12/20/12	—	(194,445)
	Morgan Stanley Capital Services, Inc.	Sell	460	7.400	12/20/12	—	(208,247)
	Morgan Stanley Capital Services, Inc.	Sell	415	7.150	12/20/12	—	(189,303)

		Total	7,530			—	(3,355,251)

CDX North America High Yield Index, Series 7:
	Credit Suisse International	Sell	1,254	3.250	12/20/11	(47,467)	(125,935)
	Deutsche Bank AG	Sell	3,543	3.250	12/20/11	(134,056)	(355,667)

		Total	4,797			(181,523)	(481,602)

CDX North America High Yield Index, Series 8:
	Credit Suisse International	Sell	2,847	2.750	6/20/12	144,826	(418,106)
	JPMorgan Chase Bank NA, NY Branch	Sell	3,425	2.750	6/20/12	174,240	(503,023)

		Total	6,272			319,066	(921,129)

CDX North America High Yield Index, Series 9:
	Deutsche Bank AG	Sell	7,512	3.750	12/20/12	(15,170)	(1,399,706)
	JPMorgan Chase Bank NA, NY Branch	Sell	6,326	3.750	12/20/12	6,724	(1,178,748)
	Morgan Stanley Capital Services, Inc.	Sell	5,767	3.750	12/20/12	31,264	(1,074,660)

		Total	19,605			22,818	(3,653,114)

CDX North America High Yield Index, Series 10:
	Credit Suisse International	Sell	11,050	5.000	6/20/13	593,170	(1,732,118)
	Deutsche Bank AG	Sell	15,840	5.000	6/20/13	508,200	(2,482,963)
	Deutsche Bank AG	Sell	12,740	5.000	6/20/13	744,051	(1,997,030)
	Deutsche Bank AG	Sell	11,110	5.000	6/20/13	738,352	(1,741,523)
	Deutsche Bank AG	Sell	5,495	5.000	6/20/13	491,497	(855,994)
	Deutsche Bank AG	Sell	8,235	5.000	6/20/13	766,312	(1,282,823)
	Goldman Sachs International	Sell	15,800	5.000	6/20/13	459,736	(2,476,693)
	JPMorgan Chase Bank NA, NY Branch	Sell	15,840	5.000	6/20/13	528,000	(2,482,963)
	JPMorgan Chase Bank NA, NY Branch	Sell	3,385	5.000	6/20/13	302,769	(527,305)
	JPMorgan Chase Bank NA, NY Branch	Sell	4,125	5.000	6/20/13	383,854	(642,580)
	Morgan Stanley Capital Services, Inc.	Sell	15,780	5.000	6/20/13	543,533	(2,473,558)
	UBS AG	Sell	15,850	5.000	6/20/13	516,226	(2,484,531)
	UBS AG	Sell	3,385	5.000	6/20/13	302,769	(527,305)
	UBS AG	Sell	2,750	5.000	6/20/13	255,903	(428,386)

		Total	141,385			7,134,372	(22,135,772)

Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

CDX North America High Yield Index, Series 11:
	Barclays Bank plc	Sell	$8,275	5.000%	12/20/13	$1,553,861	$(1,640,580)
	Barclays Bank plc	Sell	9,460	5.000	12/20/13	1,776,378	(1,875,515)
	Barclays Bank plc	Sell	555	5.000	12/20/13	99,823	(110,033)
	Barclays Bank plc	Sell	2,745	5.000	12/20/13	493,719	(544,217)
	Barclays Bank plc	Sell	2,380	5.000	12/20/13	409,889	(471,853)
	Barclays Bank plc	Sell	975	5.000	12/20/13	171,437	(193,301)
	Barclays Bank plc	Sell	4,645	5.000	12/20/13	905,130	(920,906)
	Barclays Bank plc	Sell	3,690	5.000	12/20/13	750,813	(731,570)
	Barclays Bank plc	Sell	6,390	5.000	12/20/13	1,267,350	(1,266,865)
	Barclays Bank plc	Sell	6,390	5.000	12/20/13	1,299,300	(1,266,865)
	Credit Suisse International	Sell	8,275	5.000	12/20/13	1,522,830	(1,640,580)
	Credit Suisse International	Sell	8,075	5.000	12/20/13	1,529,764	(1,600,929)
	Credit Suisse International	Sell	2,815	5.000	12/20/13	568,865	(558,095)
	Deutsche Bank AG	Sell	13,420	5.000	12/20/13	2,566,575	(2,660,615)
	Merrill Lynch International	Sell	1,605	5.000	12/20/13	276,194	(318,203)
	Morgan Stanley Capital Services, Inc.	Sell	8,050	5.000	12/20/13	1,549,625	(1,595,972)
	Morgan Stanley Capital Services, Inc.	Sell	8,055	5.000	12/20/13	1,690,431	(1,596,964)
	Morgan Stanley Capital Services, Inc.	Sell	8,275	5.000	12/20/13	1,595,236	(1,640,580)
	UBS AG	Sell	8,060	5.000	12/20/13	1,561,625	(1,597,955)

		Total	112,135			21,588,845	(22,231,598)

CDX North America Investment Grade Index, Series 10:
	Barclays Bank plc	Sell	12,986	1.550	6/20/13	(268,597)	(215,244)
	Barclays Bank plc	Sell	5,192	1.550	6/20/13	(118,435)	(86,065)
	Barclays Bank plc	Sell	3,894	1.550	6/20/13	(22,848)	(64,549)
	Morgan Stanley Capital Services, Inc.	Sell	12,986	1.550	6/20/13	(278,443)	(215,244)
	Morgan Stanley Capital Services, Inc.	Sell	7,793	1.550	6/20/13	(146,662)	(129,179)
	Morgan Stanley Capital Services, Inc.	Sell	3,894	1.550	6/20/13	(57,383)	(64,549)

		Total	46,745			(892,368)	(774,830)

Cemex SAB de CV:
	UBS AG	Buy	1,535	5.300	10/20/13	—	101,681
	UBS AG	Buy	1,535	5.300	10/20/13	—	101,681

		Total	3,070			—	203,362

Charter Communications Holdings LLC/Charter Communications Holdings Capital:
	Credit Suisse International	Sell	235	5.000	9/20/17	47,000	(128,552)
	Credit Suisse International	Sell	285	5.000	9/20/17	57,000	(155,903)

		Total	520			104,000	(284,455)

CMBX.3.AJ Index:
	Goldman Sachs Bank USA	Sell	1,500	1.470	12/13/49	184,417	(863,784)
	JPMorgan Chase Bank NA, NY Branch	Sell	700	1.470	12/13/49	83,920	(403,099)
	JPMorgan Chase Bank NA, NY Branch	Sell	5,800	1.470	12/13/49	1,282,806	(3,339,966)
	Morgan Stanley Capital Services, Inc.	Sell	2,050	1.470	12/13/49	269,298	(1,180,505)

		Total	10,050			1,820,441	(5,787,354)

CMBX.4.AJ Index:
	JPMorgan Chase Bank NA, NY Branch	Sell	700	0.960	2/17/51	118,552	(435,414)
	Morgan Stanley Capital Services, Inc.	Sell	3,260	0.960	2/17/51	670,524	(2,027,787)
	Morgan Stanley Capital Services, Inc.	Sell	2,050	0.960	2/17/51	348,319	(1,280,858)

		Total	6,010			1,137,395	(3,744,059)

CMBX.AAA.4 Index:
	Credit Suisse International	Buy	6,250	0.350	2/17/51	(2,037,952)	1,904,199
	JPMorgan Chase Bank NA, NY Branch	Buy	12,500	0.350	2/17/51	(4,075,903)	3,808,398
	Morgan Stanley Capital Services, Inc.	Buy	14,100	0.350	2/17/51	(4,496,814)	4,295,873
	Morgan Stanley Capital Services, Inc.	Buy	12,500	0.350	2/17/51	(3,866,610)	3,808,398

		Total	45,350			(14,477,279)	13,816,868

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

Constellation Brands, Inc. JPMorgan Chase Bank NA, NY Branch		Sell	$525	3.970%	9/20/13	$—	$(21,244)

		Total	525			—	(21,244)

Dean Foods Co.:
	JPMorgan Chase Bank NA, NY Branch	Sell	915	1.030	6/20/11	—	(72,325)
	JPMorgan Chase Bank NA, NY Branch	Sell	915	1.060	6/20/11	—	(71,704)
	JPMorgan Chase Bank NA, NY Branch	Sell	500	1.050	6/20/11	—	(39,296)
	JPMorgan Chase Bank NA, NY Branch	Sell	975	1.080	6/20/11	—	(75,965)

		Total	3,305			—	(259,290)

Development Bank of Kazakhstan JSC Credit Suisse International		Sell	8,170	3.750	2/20/13	—	(1,608,114)

		Total	8,170			—	(1,608,114)

Eastman Kodak Co.:
	Credit Suisse International	Buy	625	4.050	12/20/18	—	105,619
	Credit Suisse International	Buy	665	4.010	12/20/18	—	113,821
	Credit Suisse International	Buy	1,110	3.700	12/20/18	—	208,640

		Total	2,400			—	428,080

	Barclays Bank plc	Sell	625	4.000	12/20/13	—	(81,833)
	Barclays Bank plc	Sell	665	3.960	12/20/13	—	(88,027)
	Credit Suisse International	Sell	1,110	3.650	12/20/13	—	(159,302)

		Total	2,400			—	(329,162)

El Paso Corp.:
	Credit Suisse International	Sell	435	2.800	3/20/18	—	(114,622)
	Merrill Lynch International	Sell	460	2.900	3/20/18	—	(118,946)
	Merrill Lynch International	Sell	1,175	2.890	3/20/18	—	(304,407)

		Total	2,070			—	(537,975)

Energy Future Holdings Corp.:
	Credit Suisse International	Sell	940	1.530	6/20/11	—	(281,156)
	Credit Suisse International	Sell	490	1.610	6/20/11	—	(145,886)
	Merrill Lynch International	Sell	935	1.530	6/20/11	—	(279,661)
	Merrill Lynch International	Sell	960	1.580	6/20/11	—	(286,313)
	Merrill Lynch International	Sell	960	1.590	6/20/11	—	(286,148)
	Merrill Lynch International	Sell	1,210	1.620	6/20/11	—	(360,041)
	Merrill Lynch International	Sell	1,405	2.060	6/20/11	—	(407,433)

		Total	6,900			—	(2,046,638)

Federative Republic of Brazil
	Citibank NA, New York	Sell	3,250	4.250	12/20/13	—	183,797

		Total	3,250			—	183,797

Ford Motor Co.:
	Deutsche Bank AG	Sell	720	5.000	12/20/18	388,800	(508,518)
	Deutsche Bank AG	Sell	2,065	6.000	12/20/16	—	(1,376,816)
	Deutsche Bank AG	Sell	3,180	5.850	12/20/16	—	(2,124,056)
	Deutsche Bank AG	Sell	2,540	5.800	12/20/16	—	(1,697,591)
	JPMorgan Chase Bank NA, NY Branch	Sell	2,065	6.000	12/20/16	—	(1,376,816)
	Merrill Lynch International	Sell	2,450	5.300	12/20/12	—	(1,552,270)
	Morgan Stanley Capital Services, Inc.	Sell	2,065	6.150	12/20/16	—	(1,374,332)
	Morgan Stanley Capital Services, Inc.	Sell	1,690	5.000	12/20/13	929,500	(1,145,006)
	Morgan Stanley Capital Services, Inc.	Sell	520	5.900	12/20/16	—	(347,121)

		Total	17,295			1,318,300	(11,502,526)

Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

Ford Motor Credit Co. LLC:
	Citibank NA, New York	Sell	$1,800	2.320%	3/20/12	$—	$(287,548)
	Credit Suisse International	Sell	3,425	2.385	3/20/12	—	(546,655)
	Credit Suisse International	Sell	1,150	2.550	3/20/12	—	(183,135)
	Deutsche Bank AG	Sell	2,760	2.390	3/20/12	—	(440,486)

		Total	9,135			—	(1,457,824)

General Electric Capital Corp.:
	Barclays Bank plc	Sell	1,064	8.000	12/20/09	—	31,349
	Barclays Bank plc	Sell	1,745	5.750	12/20/09	—	13,658
	Credit Suisse International	Sell	936	8.000	12/20/09	—	27,577

		Total	3,745			—	72,584

General Motors Corp.:
	Deutsche Bank AG	Sell	3,465	5.000	12/20/13	2,217,600	(2,742,500)
	Deutsche Bank AG	Sell	3,220	5.000	12/20/18	2,157,400	(2,549,307)
	Deutsche Bank AG	Sell	1,650	4.750	12/20/16	—	(1,320,188)
	Deutsche Bank AG	Sell	2,035	4.680	12/20/16	—	(1,629,468)
	Goldman Sachs Bank USA	Sell	1,650	4.950	12/20/16	—	(1,317,326)
	JPMorgan Chase Bank NA, NY Branch	Sell	2,545	4.750	12/20/16	—	(2,036,291)
	Merrill Lynch International	Sell	1,635	4.050	12/20/12	—	(1,307,365)
	Morgan Stanley Capital Services, Inc.	Sell	1,650	4.900	12/20/16	—	(1,318,041)
	Morgan Stanley Capital Services, Inc.	Sell	420	4.620	12/20/16	—	(336,522)

		Total	18,270			4,375,000	(14,557,008)

Gisad Dis Ticaret AS	Morgan Stanley Capital Services, Inc.	Sell	6,386 EUR	3.000	3/23/13	—	(847,671)

		Total	6,386 EUR			—	(847,671)

GMAC LLC:
	Credit Suisse International	Sell	1,690	1.390	3/20/17	—	(496,187)
	Credit Suisse International	Sell	3,205	5.000	3/20/09	464,725	(376,357)
	Goldman Sachs International	Sell	1,040	1.390	3/20/17	—	(305,346)
	Goldman Sachs International	Sell	1,200	1.370	3/20/17	—	(352,634)

		Total	7,135			464,725	(1,530,524)

Harrah’s Operating Co., Inc. Credit Suisse International		Sell	1,275	5.000	3/20/10	81,281	(291,481)

		Total	1,275			81,281	(291,481)

HSBK Europe BV:
	Credit Suisse International	Sell	1,600	4.950	3/20/13	—	(258,177)
	Morgan Stanley Capital Services, Inc.	Sell	3,200	4.780	3/20/13	—	(532,357)
	Morgan Stanley Capital Services, Inc.	Sell	3,200	4.880	3/20/13	—	(522,943)

		Total	8,000			—	(1,313,477)

Idearc, Inc.:
	Credit Suisse International	Sell	35	5.000	12/20/09	7,175	(25,319)
	Goldman Sachs International	Sell	1,560	5.000	9/20/09	213,150	(1,138,498)
	JPMorgan Chase Bank NA, NY Branch	Sell	315	5.000	9/20/09	40,950	(229,889)

		Total	1,910			261,275	(1,393,706)

Intelsat Ltd.:
	Citibank NA, New York	Sell	430	5.000	3/20/09	—	774
	Credit Suisse International	Sell	425	4.400	3/20/09	—	664
	Credit Suisse International	Sell	50	5.750	3/20/09	—	105
	Deutsche Bank AG	Sell	175	4.400	3/20/09	—	274
	Deutsche Bank AG	Sell	430	4.750	3/20/09	—	731
	Deutsche Bank AG	Sell	260	5.000	3/20/09	—	468

		Total	1,770			—	3,016

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

Islamic Republic of Pakistan Citibank NA, New York		Sell	$1,570	5.100%	3/20/13	$—	$(680,019)

		Total	1,570			—	(680,019)

Istanbul Bond Company SA	Morgan Stanley Capital Services, Inc.	Sell	5,180	1.300	3/24/13	—	(950,334)

		Total	5,180			—	(950,334)

iStar Financial, Inc.:
	Credit Suisse International	Sell	100	4.000	12/20/12	—	(54,469)
	Credit Suisse International	Sell	765	4.150	12/20/12	—	(415,969)
	Credit Suisse International	Sell	410	12.000	3/20/09	—	(44,835)
	Deutsche Bank AG	Sell	560	4.320	12/20/12	—	(303,901)
	Deutsche Bank AG	Sell	770	4.500	12/20/12	—	(416,992)
	Deutsche Bank AG	Sell	935	4.000	12/20/12	—	(509,289)
	Deutsche Bank AG	Sell	1,015	12.000	3/20/09	—	(110,994)
	Goldman Sachs International	Sell	2,060	3.950	12/20/12	—	(1,122,719)
	Morgan Stanley Capital Services, Inc.	Sell	450	4.860	12/20/12	—	(242,677)
	UBS AG	Sell	410	4.560	12/20/12	—	(221,880)

		Total	7,475			—	(3,443,725)

Jefferson Smurfit Corp. US:
	Citibank NA, New York	Sell	275	8.000	12/20/13	—	(198,315)
	Merrill Lynch International	Sell	515	6.700	6/20/13	—	(377,023)
	Merrill Lynch International	Sell	640	6.800	6/20/13	—	(467,986)
	Merrill Lynch International	Sell	685	7.950	12/20/13	—	(494,281)

		Total	2,115			—	(1,537,605)

Massey Energy Co.:
	Credit Suisse International	Sell	605	5.000	3/20/13	—	(42,079)
	Credit Suisse International	Sell	215	5.000	3/20/13	—	(14,954)
	UBS AG	Sell	360	5.050	9/20/12	—	(25,187)
	UBS AG	Sell	600	5.100	9/20/12	—	(41,093)

		Total	1,780			—	(123,313)

MGM Mirage:
	Citibank NA, New York	Sell	1,465	5.000	12/20/13	483,450	(537,504)
	Credit Suisse International	Sell	1,565	5.000	12/20/13	391,250	(574,193)
	Credit Suisse International	Sell	545	8.400	12/20/13	—	(156,837)
	Goldman Sachs International	Sell	905	8.400	12/20/13	—	(260,435)

		Total	4,480			874,700	(1,528,969)

Morgan Stanley:
	Citibank NA, New York	Sell	1,910	7.800	12/20/13	—	285,683
	JPMorgan Chase Bank NA, NY Branch	Sell	2,250	7.800	12/20/13	—	336,537

		Total	4,160			—	622,220

Nalco Co.:
	Barclays Bank plc	Sell	575	4.500	9/20/13	—	(57,247)
	Citibank NA, New York	Sell	595	3.600	9/20/12	—	(59,269)
	Citibank NA, New York	Sell	555	4.170	9/20/13	—	(61,684)
	Goldman Sachs Bank USA	Sell	555	4.250	9/20/13	—	(60,126)
	Goldman Sachs International	Sell	660	3.700	9/20/12	—	(63,767)
	Goldman Sachs International	Sell	590	4.700	9/20/13	—	(54,598)
	Goldman Sachs International	Sell	1,070	4.700	9/20/13	—	(99,017)
	JPMorgan Chase Bank NA, NY Branch	Sell	590	4.650	9/20/13	—	(55,634)

		Total	5,190			—	(511,342)

Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

Owens-Illinois, Inc.:
	Citibank NA, New York	Sell	$520	2.500%	6/20/13	$—	$(25,236)
	Credit Suisse International	Sell	305	2.500	6/20/13	—	(14,802)
	Deutsche Bank AG	Sell	145	2.500	6/20/13	—	(7,037)

		Total	970			—	(47,075)

PEMEX Project Funding Master	Goldman Sachs International	Buy	1,005	3.450	11/20/13	—	(16,121)

		Total	1,005			—	(16,121)

Reliant Energy, Inc.:
	Citibank NA, New York	Sell	500	2.450	9/20/11	—	(72,858)
	Citibank NA, New York	Sell	1,200	2.600	9/20/11	—	(170,831)
	Credit Suisse International	Sell	970	5.750	12/20/13	—	(147,183)
	Merrill Lynch International	Sell	595	2.050	9/20/11	—	(92,027)

		Total	3,265			—	(482,899)

Republic of Peru	Deutsche Bank AG	Buy	1,900	1.710	12/20/16	—	224,755

		Total	1,900			—	224,755

Republic of the Philippines:
	UBS AG	Sell	3,095	1.450	6/20/17	—	(479,516)
	UBS AG	Sell	1,870	2.500	6/20/17	—	(170,893)

		Total	4,965			—	(650,409)

Republic of Turkey:
	Citibank NA, New York	Buy	3,250	5.250	12/20/13	—	(122,621)
	Goldman Sachs International	Buy	6,500	5.290	12/20/13	—	(255,809)
	Morgan Stanley Capital Services, Inc.	Buy	3,230	2.670	9/20/13	—	186,067

		Total	12,980			—	(192,363)

	JPMorgan Chase Bank NA, NY Branch	Sell	940	2.640	8/20/13	—	(52,118)
	JPMorgan Chase Bank NA, NY Branch	Sell	1,285	2.680	9/20/13	—	(73,489)

		Total	2,225			—	(125,607)

R.H. Donnelley Corp.:
	Barclays Bank plc	Sell	535	5.000	9/20/10	96,300	(241,281)
	Goldman Sachs International	Sell	745	5.000	9/20/10	163,900	(335,989)
	Morgan Stanley Capital Services, Inc.	Sell	325	5.000	9/20/10	58,500	(146,572)

		Total	1,605			318,700	(723,842)

Rite Aid Corp.:
	Credit Suisse International	Sell	10	7.500	3/20/09	—	(512)
	Goldman Sachs International	Sell	55	8.060	3/20/09	—	(2,743)
	Goldman Sachs International	Sell	2,600	5.000	12/20/09	185,250	(592,454)

		Total	2,665			185,250	(595,709)

Russian Federation	Citibank NA, New York	Sell	10,000	0.360	1/20/11	—	(1,325,541)

		Total	10,000			—	(1,325,541)

Standard Bank London Holdings
PLC for NAK Naftogaz Ukrainy	Credit Suisse International	Sell	2,570	3.250	4/20/11	—	(1,043,967)

		Total	2,570			—	(1,043,967)

Station Casinos, Inc.:
	Barclays Bank plc	Sell	500	5.000	6/20/13	90,000	(395,983)
	Goldman Sachs International	Sell	295	5.000	6/20/13	51,994	(232,000)

		Total	795			141,994	(627,983)

Tribune Co.:
	Citibank NA, New York	Sell	435	5.000	1/16/09	139,200	(407,866)
	Citibank NA, New York	Sell	460	5.000	1/16/09	150,650	(431,306)
	Citibank NA, New York	Sell	520	5.000%	1/16/09	171,600	(487,563)
	Citibank NA, New York	Sell	475	5.000	1/16/09	166,250	(445,370)
	Credit Suisse International	Sell	370	6.350	1/16/09	—	(346,920)
	Credit Suisse International	Sell	70	5.000	1/16/09	15,400	(65,634)

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Credit Default Swap: Continued

				Pay/		Upfront
		Buy/Sell	Notional	Receive		Payment
		Credit	Amount	Fixed	Termination	Received/
Swap Reference Entity	Counterparty	Protection	(000s)	Rate	Date	(Paid)	Value

Tribune Co.: Continued Credit Suisse International		Sell	$315	5.000	1/16/09	$72,450	$(295,351)
	JPMorgan Chase Bank NA, NY Branch	Sell	520	5.000	1/16/09	124,800	(487,563)

		Total	3,165			840,350	(2,967,573)

Troy Capital SA for Yasar Holdings SA:
	Morgan Stanley Capital Services, Inc.	Sell	1,340	8.750	6/20/10	—	(227,909)
	Morgan Stanley Capital Services, Inc.	Sell	1,340	8.500	10/20/09	—	(149,551)

		Total	2,680			—	(377,460)

Ukraine:
	Citibank NA, New York	Buy	1,660	4.180	8/20/13	—	908,306
	Citibank NA, New York	Buy	2,340	6.650	10/20/13	—	1,248,168
	Goldman Sachs International	Buy	7,580	4.220	8/20/13	—	4,144,509
	Merrill Lynch International	Buy	7,580	4.300	8/20/13	—	4,138,415
	UBS AG	Buy	3,350	4.180	8/20/13	—	1,833,026

		Total	22,510			—	12,272,424

Univision Communications, Inc.:
	Citibank NA, New York	Sell	670	5.000	12/20/09	46,900	(230,086)
	Credit Suisse International	Sell	535	14.600	3/20/09	—	(38,667)
	Goldman Sachs International	Sell	510	5.000	6/20/09	51,000	(168,603)
	Goldman Sachs International	Sell	125	5.000	6/20/09	13,750	(41,324)
	Goldman Sachs International	Sell	105	5.000	6/20/09	6,300	(34,712)
	JPMorgan Chase Bank NA, NY Branch	Sell	340	5.000	6/20/09	44,200	(112,402)
	UBS AG	Sell	235	5.000	6/20/09	21,150	(77,690)

		Total	2,520			183,300	(703,484)

Vale Overseas:
	Deutsche Bank AG	Buy	995	0.630	3/20/17	—	163,135

		Total	995			—	163,135

	Deutsche Bank AG	Sell	995	1.050	3/20/17	—	(134,152)

		Total	995			—	(134,152)

VTB Capital SA	Goldman Sachs International	Buy	3,300	7.400	5/28/13	—	407,923

		Total	3,300			—	407,923

Grand Total Buys						(14,477,279)	27,308,063
Grand Total Sells						42,997,108	(126,486,591)

Total Credit Default Swaps						$28,519,829	$(99,178,528)

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps.

Type of Reference	Total Maximum Potential
Asset on which the	Payments for Selling Credit		Reference Asset
Fund Sold Protection	Protection (Undiscounted)	Amount Recoverable*	Rating Range**

Asset-Backed Indexes	$11,290,000	$—	AAA to AA
CMBS Indexes	16,060,000	—	AAA
Investment Grade Corporate Debt Indexes	53,131,520	—	A to A-
Non-Investment Grade Corporate Debt Indexes	284,194,000	—	B-
Single Name Corporate Debt	32,075,000	—	AAA to BBB-
Single Name Corporate Debt	104,750,000	2,400,000	BB+ to D
Sovereign Debt	10,000,000	—	BBB
Sovereign Debt	29,485,000	—	BB+ to CCC+

Total	$540,985,520	$2,400,000

*	Amounts recoverable includes potential payments from related purchased protection for instances where the Fund is the seller of protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The reference asset security rating, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential payment by the Fund if the reference asset experiences a credit event as of period end.

Interest Rate Swap Contracts as of December 31, 2008 are as follows:

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

AUD BBR BBSW
		Six-Month
Westpac Banking Corp.	25,500 AUD	AUD BBR BBSW	4.880%	12/3/18	$696,838

BZDI:
Banco Santander Central Hispano SA	56,000 BRR	BZDI	12.290	1/4/10	866,506
Banco Santander Central Hispano SA	4,420 BRR	BZDI	14.000	1/3/12	101,628
Banco Santander SA, Inc.	32,480 BRR	BZDI	14.900	1/2/12	567,828
Banco Santander SA, Inc.	8,490 BRR	BZDI	13.550	1/2/17	159,393
Goldman Sachs Capital Markets LP	21,000 BRR	BZDI	14.550	1/4/10	410,455
Goldman Sachs International	2,640 BRR	BZDI	14.100	1/2/17	45,150
Goldman Sachs International	17,000 BRR	BZDI	13.900	1/2/17	224,897
J Aron & Co.	43,800 BRR	BZDI	10.670	1/2/12	(1,178,550)
J Aron & Co.	8,745 BRR	BZDI	14.160	1/2/17	226,932
J Aron & Co.	8,790 BRR	BZDI	12.920	1/2/14	12,028
J Aron & Co.	4,390 BRR	BZDI	12.870	1/2/14	3,003
J Aron & Co.	8,750 BRR	BZDI	12.710	1/4/10	63,448
J Aron & Co.	15,140 BRR	BZDI	12.610	1/4/10	103,570
J Aron & Co.	19,400 BRR	BZDI	12.390	1/2/12	(39,416)
J Aron & Co.	25,560 BRR	BZDI	14.890	1/4/10	772,929
J Aron & Co.	6,910 BRR	BZDI	12.260	1/2/15	(90,244)
J Aron & Co.	3,160 BRR	BZDI	12.290	1/2/15	(40,361)
J Aron & Co.	4,420 BRR	BZDI	14.050	1/2/12	102,656
J Aron & Co.	13,000 BRR	BZDI	14.300	1/2/17	394,263
J Aron & Co.	8,550 BRR	BZDI	13.670	1/2/17	160,527
J Aron & Co.	10,360 BRR	BZDI	13.100	1/2/17	(5,559)
JPMorgan Chase Bank NA	19,400 BRR	BZDI	12.380	1/2/12	(39,814)
JPMorgan Chase Bank NA	17,080 BRR	BZDI	13.900	1/2/17	226,073
JPMorgan Chase Bank NA	8,750 BRR	BZDI	13.910	1/2/12	201,970
JPMorgan Chase Bank NA	15,800 BRR	BZDI	13.900	1/2/17	325,710
Morgan Stanley	12,860 BRR	BZDI	14.950	1/2/17	493,892
Morgan Stanley	12,860 BRR	BZDI	15.000	1/2/17	496,976
Morgan Stanley	8,540 BRR	BZDI	14.800	1/2/17	259,052
Morgan Stanley	32,000 BRR	BZDI	13.900	1/2/17	659,665
Morgan Stanley	8,540 BRR	BZDI	14.860	1/2/17	259,049
Morgan Stanley Capital Services, Inc.	5,590 BRR	BZDI	13.930	1/2/17	104,917
UBS AG	9,100 BRR	BZDI	14.340	1/2/17	276,039

Reference Entity Total	473,525 BRR				6,124,612

CNY CFXSREPOFIX01
			CNY
			CFXSREPOFIX
Goldman Sachs International	18,300 cny	4.00%	01	2/16/17	(199,593)

CZK PRIBOR PRBO:

		Six-Month CZK
Citibank NA, New York	297,000 CZK	PRIBOR PRBO	3.560	9/27/10	327,625
		Six-Month CZK	2.76% times
Goldman Sachs Group, Inc. (The)	338,000 CZK	PRIBOR PRBO	UDI	12/5/10	102,350
		Six-Month CZK
Goldman Sachs Group, Inc. (The)	142,000 CZK	PRIBOR PRBO	3.760	10/6/18	354,415
		Six-Month CZK
JPMorgan Chase Bank NA	338,000 CZK	PRIBOR PRBO	2.750	12/5/10	100,135
		Six-Month CZK
JPMorgan Chase Bank NA	294,700 CZK	PRIBOR PRBO	3.470	9/18/10	298,233
		Six-Month CZK
JPMorgan Chase Bank NA	240,000 CZK	PRIBOR PRBO	3.560	9/12/10	267,393
		Six-Month CZK
JPMorgan Chase Bank NA	326,000 CZK	PRIBOR PRBO	3.300	10/17/10	298,591
		Six-Month CZK
Morgan Stanley	140,800 CZK	PRIBOR PRBO	3.830	10/3/18	396,999
Reference Entity Total	2,116,500 CZK				2,145,741

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Interest Rate Swap Contracts: Continued

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

HUF BUBOR Reuters:
		Six-Month HUF
Barclays Bank plc	1,433,000 HUF	BUBOR Reuters	7.820%	9/19/13	$(36,212)
		Six-Month HUF
Barclays Bank plc	866,000 HUF	BUBOR Reuters	7.180	10/8/18	(133,134)
		Six-Month HUF
Citibank NA	852,000 HUF	BUBOR Reuters	7.200	10/8/18	(79,424)
		Six-Month HUF
Citibank NA	853,000 HUF	BUBOR Reuters	7.180	10/3/18	(132,447)
		Six-Month HUF
JPMorgan Chase Bank NA	866,000 HUF	BUBOR Reuters	7.200	10/6/18	(80,729)
		Six-Month HUF
JPMorgan Chase Bank NA	1,905,000 HUF	BUBOR Reuters	8.600	12/17/10	53,169
		Six-Month HUF
JPMorgan Chase Bank NA	666,000 HUF	BUBOR Reuters	7.890	9/12/13	(8,590)
		Six-Month HUF
JPMorgan Chase Bank NA	1,142,000 HUF	BUBOR Reuters	8.480	6/6/13	365,682
		Six-Month HUF
JPMorgan Chase Bank NA	753,000 HUF	BUBOR Reuters	7.880	8/12/13	(14,794)

Reference Entity Total	9,336,000 HUF				(66,479)

ILS TELBOR01 Reuters:
		Three-Month ILS
Credit Suisse International	6,220 ILS	TELBOR01 Reuters	4.650	12/22/18	24,296
		Three-Month ILS
Credit Suisse International	6,640 ILS	TELBOR01 Reuters	4.940	12/15/18	57,670
		Three-Month ILS
UBS AG	15,300 ILS	TELBOR01	5.880	8/28/10	485,654
		Three-Month ILS
UBS AG	15,550 ILS	TELBOR01	5.850	9/4/18	482,001
		Three-Month ILS
UBS AG	16,930 ILS	TELBOR01 Reuters	5.036	12/12/18	149,638

Reference Entity Total	60,640 ILS				1,199,259

MXN TIIE BANXICO:
Banco Santander SA, Inc.	90,600 MXN	MXN TIIE BANXICO	8.540	9/27/13	128,840
Banco Santander SA, Inc.	28,100 MXN	MXN TIIE BANXICO	8.645	5/17/18	41,078
Banco Santander SA, Inc.	31,310 MXN	MXN TIIE BANXICO	8.570	5/3/18	34,214
Citibank NA	175,200 MXN	MXN TIIE BANXICO	8.920	11/24/11	348,498
Credit Suisse International	35,800 MXN	MXN TIIE BANXICO	8.560	9/27/13	52,115
Credit Suisse International	22,480 MXN	MXN TIIE	8.300	12/17/26	(39,725)
Goldman Sachs Capital Markets LP	62,900 MXN	MXN TIIE	8.140	1/10/18	(62,148)
Goldman Sachs Group, Inc. (The)	54,800 MXN	MXN TIIE BANXICO	8.540	9/27/13	77,930
Goldman Sachs Group, Inc. (The)	174,000 MXN	MXN TIIE BANXICO	9.350	11/18/11	473,800
Goldman Sachs Group, Inc. (The)	563,000 MXN	MXN TIIE BANXICO	10.000	11/11/11	626,909
Goldman Sachs Group, Inc. (The)	212,800 MXN	MXN TIIE BANXICO	9.270	11/21/11	551,637
Goldman Sachs Group, Inc. (The)	211,300 MXN	MXN TIIE BANXICO	9.080	11/22/11	469,571
J Aron & Co.	22,300 MXN	MXN TIIE	9.150	8/27/26	100,170
		One-Month MXN
J Aron & Co.	9,700 MXN	TIIE BANXICO	9.330	9/16/26	56,119
		One-Month MXN
JPMorgan Chase Bank NA	224,300 MXN	TIIE BANXICO	9.580	10/23/18	1,447,385
JPMorgan Chase Bank NA	560,000 MXN	MXN TIIE BANXICO	10.000	11/11/11	623,569
JPMorgan Chase Bank NA	171,100 MXN	MXN TIIE BANXICO	8.920	11/24/11	340,343
JPMorgan Chase Bank NA	27,055 MXN	MXN TIIE BANXICO	9.320	6/1/18	121,672
Merrill Lynch Capital Services, Inc.	36,370 MXN	MXN TIIE BANXICO	8.570	5/11/18	40,143
		One-Month MXN
Morgan Stanley	67,300 MXN	TIIE BANXICO	9.070	11/26/18	240,451

Reference Entity Total	2,780,415 MXN				5,672,571

Interest Rate Swap Contracts: Continued

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

PLZ WIBOR WIBO:
		Six-Month PLZ
Goldman Sachs Group, Inc. (The)	21,640 PLZ	WIBOR WIBO	5.330%	10/6/18	$508,035
		Six-Month PLZ
Goldman Sachs Group, Inc. (The)	21,700 PLZ	WIBOR WIBO	5.320	10/3/18	507,851
		Six-Month PLZ
Goldman Sachs International	23,970 PLZ	WIBOR WIBO	6.140	8/26/10	212,618
		Six-Month PLZ
JPMorgan Chase Bank NA	15,840 PLZ	WIBOR WIBO	6.040	8/8/13	393,362

Reference Entity Total	83,150 PLZ				1,621,866

SEK STIBOR SIDE:
			Three-Month SEK
Barclays Bank plc	40,595 SEK	3.14%	STIBOR SIDE	12/9/18	14,718
			Three-Month SEK
Barclays Bank plc	30,400 SEK	3.22	STIBOR SIDE	12/22/18	(3,785)
			Three-Month SEK
Barclays Bank plc	50,700 SEK	3.52	STIBOR SIDE	12/15/18	(195,662)
			Three-Month SEK
Deutsche Bank AG, London	10,150 SEK	3.13	STIBOR SIDE	12/09/18	24,436

Total where Fund pays a fixed rate	131,845 SEK				(160,293)

		Three-Month SEK
Deutsche Bank AG	59,900 SEK	STIBOR SIDE	5.110	7/16/18	1,357,549
		Three-Month SEK
Goldman Sachs International	59,900 SEK	STIBOR SIDE	5.080	7/17/18	1,337,339
		Three-Month SEK
Goldman Sachs International	44,200 SEK	STIBOR SIDE	4.840	8/21/18	851,459

Total where Fund pays a variable rate	164,000 SEK				3,546,347

Reference Entity Total	295,845 SEK				3,386,054

ZAR JIBAR SAFEX:
			Three-Month ZAR
JPMorgan Chase Bank NA	85,400 ZAR	8.93	JIBAR SAFEX	11/3/18	(680,757)
			Three-Month ZAR
UBS AG	85,400 ZAR	8.92	JIBAR SAFEX	11/3/18	(681,438)

Reference Entity Total	170,800 ZAR				(1,362,195)

Total Interest Rate Swaps					$19,218,674

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

AUD	Australian Dollar
BRR	Brazilian Real
CNY	Chinese Renminbi (Yuan)
CZK	Czech Koruna
HUF	Hungarian Forint
ILS	Israeli Shekel
MXN	Mexican Nuevo Peso
PLZ	Polish Zloty
SEK	Swedish Krona
ZAR	South African Rand

Abbreviations/Definitions are as follows:
BANXICO	Banco de Mexico
BBR BBSW	Bank Bill Swap Reference Rate (Australian financial market)
BUBOR Reuters	Budapest Interbank Offered Rate
BZDI	Brazil Interbank Deposit Rate
CFXSREPOFIX01	Chinese Renminbi 7 Days Repurchase Fixing Rates
JIBAR	South African Rand-Johannesburg Interbank Agreed Rate

PRIBOR PRBO	Prague Interbank Offering Rate
SAFEX	South African Futures Exchange
STIBOR-SIDE	Stockholm Interbank Offered Rate
TELBOR01	Tel Aviv Interbank Offered Rate 1 Month
TIIE	Interbank Equilibrium Interest Rate
UDI	Unidad de Inversion (Unit of Investment)
WIBOR-WIBO	Poland Warsaw Interbank Offer Bid Rate

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Total Return Swap Contracts as of December 31, 2008 are as follows:

	Notional				Upfront
Reference Entity/	Amount	Paid by	Received by	Termination	Payment
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Received/(Paid)	Value

Banc of America Securities LLC
AAA 10 yr. CMBS Daily Index*:
Goldman Sachs Group, Inc. (The)	$49,660	A	D	3/31/09	$—	$10,697,178
Morgan Stanley	15,320	B	C	3/31/09	—	3,767,316

				Reference Entity Total	—	14,464,494

Barclays Capital U.S.
CMBS AAA Index*:
Citibank NA	15,700	A	D	2/1/09	—	1,715,434
Citibank NA	7,800	A	D	2/1/09	—	857,347
Morgan Stanley	28,300	A	D	3/1/09	—	3,101,147

				Reference Entity Total	—	5,673,928

Barclays Capital U.S.
CMBS AAA 8.5+ Index*:
Goldman Sachs Group, Inc. (The)	11,540	A	D	3/1/09	—	1,957,376
Goldman Sachs Group, Inc. (The)	6,830	A	D	1/1/09	—	1,166,789
Goldman Sachs Group, Inc. (The)	24,720	A	D	2/1/09	—	4,220,835
JPMorgan Chase	6,520	A	D	2/1/09	—	1,103,750
Morgan Stanley	5,110	A	D	3/1/09	—	871,329
Morgan Stanley	5,280	A	D	2/1/09	—	888,941
Morgan Stanley	5,280	A	D	2/1/09	—	898,522
Morgan Stanley	12,530	A	D	1/1/09	—	2,134,377
Morgan Stanley	9,120	A	D	2/1/09	—	1,559,164
Morgan Stanley	11,490	A	D	2/1/09	—	1,948,895

				Reference Entity Total	—	16,749,978

BOVESPA Index
			If negative, the absolute
		If positive, the	value of the Total
		Total Return of the	Return of the
Citibank NA	8,844 BRR	BOVESPA Index	BOVESPA Index	2/20/09	—	213,901
Constant Maturity Option Price:
			The Constant Maturity
			Option Price divided
Merrill Lynch	54,700	4.66%	by 10,000	6/11/17	(1,823,698)	(3,066,091)
			The Constant Maturity
			Option Price divided
Merrill Lynch	15,380	5.33	by 10,000	8/13/17	91,511	(2,032,151)

				Reference Entity Total	(1,732,187)	(5,098,242)

Custom basket of securities:
		One-Month USD BBA
		LIBOR plus 20 basis
		points and if negative,
		the absolute value of the	If positive, the Total
		Total Return of a custom	Return of a custom
Deutsche Bank AG, London	8,408	equity basket	equity basket	10/5/09	—	317,946
		One-Month EUR BBA
		LIBOR plus 25 basis
		points and if negative,
		the absolute value of the	If positive, the Total
		Total Return of a custom	Return of a custom
Morgan Stanley	5,365 EUR	basket of securities	basket of securities	3/6/09	—	522,105
		One-Month EUR BBA
		LIBOR plus 30 basis
		points and if negative,
		the absolute value of the	If positive, the Total
		Total Return of a custom	Return of a custom
Morgan Stanley International	5,208 EUR	basket of securities	basket of securities	10/7/08	—	298,665

				Reference Entity Total	—	1,138,716

Total Return Swap Contracts: Continued

	Notional					Upfront
Reference Entity/	Amount		Paid by	Received by	Termination	Payment
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Received/(Paid)	Value

Custom basket of securities traded on the London Stock Exchange			One-Month GBP BBA
			LIBOR plus 35 basis
			points and if negative,
			the absolute value of the	If positive, the Total
			Total Return of a custom	Return of a custom
Citibank NA, New York	6,530	GBP	basket of securities	basket of securities	5/8/09	$—	$(94,244)
Custom basket of securities traded on the New York Stock Exchange			One-Month USD BBA
			LIBOR plus 30 basis
			points and if negative,
			the absolute value of the	If positive, the Total
			Total Return of a custom	Return of a custom
Goldman Sachs International	34,457		equity basket	equity basket	6/8/09	—	5,191,739
Custom basket of securities traded on the Tokyo Stock Exchange, Inc.			One-Month JPY BBA
			LIBOR plus 40 basis
			points and if negative,
			the absolute value of the	If positive, the Total
			Total Return of a custom	Return of a custom
Citibank NA, New York	902,674	JPY	basket of securities	basket of securities	4/14/09	—	1,383,993
Each of JSC “Rushydro” (Open Joint Stock Company, Federal Hydrogeneration Company) and OJSC Saratovskaya HPP and any Successor(s) to these Reference Entities				7.75% from debt
				obligations of JSC
Morgan Stanley			Three-Month USD	Rushydro and OJSC
Capital Services, Inc.	271,430	RUR	BBA LIBOR	Saratovskaya HPP	12/26/13	—	(4,693,128)
EURX/EURX SMI INDEX			If negative, the absolute
			value of the Total	If positive, the Total
Goldman Sachs Group,			Return of the	Return of the
Inc. (The)	3,812	CHF	EURX SMI Index	EURX SMI Index	3/24/09	—	(19,934)
MSCI DAILY TR NET BELGIUM			One-Month USD BBA
			LIBOR and if negative,	If positive, the Total
			the absolute value MSCI	Return of the MSCI
			Daily of the Net Belgium	Daily Net Belgium
Citibank NA	989		USD Market Index	USD Market Index	10/7/09	—	102,593
MSCI DAILY TR NET BELGIUM			One-Month USD BBA
			LIBOR and if negative,	If positive, the Total
			the absolute value MSCI	Return of the MSCI
			Daily of the Net Belgium	Daily Net Belgium
Citibank NA	4,234		USD Market Index	USD Market Index	10/7/09	—	291,811
MXN TIIE BANXICO:
Deutsche Bank AG	1,620		Six-Month USD BBA LIBOR	5.46% times UDI	5/13/15	—	62,682
Deutsche Bank AG	930		Six-Month USD LIBOR	5.25% times UDI	6/23/15	—	10,549
Goldman Sachs Group, Inc. (The)	920		Six-Month USD BBA LIBOR	5.10% times UDI	1/14/15	—	43,550
Goldman Sachs Group, Inc. (The)	920		Six-Month BBA LIBOR	5.08% times UDI	1/20/15	—	51,815

					Reference Entity Total	—	168,596

					Total of Total Return Swaps	$(1,732,187)	$35,474,201

*	The CMBS Indexes are representative indexes of segments of the commercial mortgage backed securities market. These indexes are measured by movements in the credit spreads of the underlying holdings. As the credit market perceives an improvement in the credit quality of an Index’s underlying holdings and reduced probability of default, the spread of an index narrows. As the credit market perceives a decrease in credit quality and an increased probability of default on an Index’s underlying holdings, the spread widens.

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

BRR	Brazilian Real
CHF	Swiss Franc
EUR	Euro
GBP	British Pound Sterling
JPY	Japanese Yen
RUR	Russian Ruble

Abbreviations/Definitions are as follows:
BANXICO	Banco de Mexico
BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
BOVESPA	Bovespa Index that trades on the Sao Paulo Stock Exchange
CMBS	Commercial Mortgage Backed Securities
EURX	Euro Index
LIBOR	London Interbank Offered Rate
MSCI	Morgan Stanley Capital International
MXN-TIIE	Mexican Nuevo Peso-Interbank Equilibrium Interest Rate
SMI	Swiss Market Index
UDI	Unidad de Inversion (Unit of Investment)
A — The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, widen.
B — The Fund makes periodic payments when credit spreads, as represented by the Reference Entity, narrow.
C — The Fund receives periodic payments when credit spreads, as represented by the Reference Entity, widen.
D — The Fund receives periodic payments when credit spreads, as represented by the Reference Entity, narrow.
Currency Swaps as of December 31, 2008 are as follows:

		Notional
	Swap	Amount	Paid by	Received by	Termination
Reference Entity	Counterparty	(000’s)	the Fund	the Fund	Date	Value

USD BBA LIBOR:
			Three Month USD
	Credit Suisse International	3,170 TRY	BBA LIBOR	16.75%	2/26/12	$158,012
			Three Month USD
	Credit Suisse International	1,255 TRY	BBA LIBOR	17.25	2/7/12	84,253
			Three Month USD
	Credit Suisse International	1,890 TRY	BBA LIBOR	17.30	2/9/12	125,319
			Three Month BBA
	Merrill Lynch International	1,960 TRY	LIBOR	17.10	2/6/12	197,343

					Reference Entity Total	564,927

					Total Currency Swaps	$564,927

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currency: TRY New Turkish Lira
Abbreviation is as follows:
BBA LIBOR     British Bankers’ Association London-Interbank Offered Rate
Swap Summary as of December 31, 2008 is as follows:
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

Banco Santander Central Hispano SA	Interest Rate	60,420	BRR	$968,134
Banco Santander SA, Inc.:
	Interest Rate	40,970	BRR	727,221
	Interest Rate	150,010	MXN	204,132

				931,353
Barclays Bank plc:
	Credit Default Sell Protection	74,916		(11,638,473)
	Interest Rate	2,299,000	HUF	(169,346)
	Interest Rate	121,695	SEK	(184,729)

				(11,992,548)

Swap Summary: Continued

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

Citibank NA:
	Interest Rate	1,705,000	HUF	$(211,871)
	Interest Rate	175,200	MXN	348,498
	Total Return	28,723		2,967,185
	Total Return	8,844	BRR	213,901

				3,317,713
Citibank NA, New York:
	Credit Default Buy Protection	7,250		2,033,853
	Credit Default Sell Protection	32,180		(7,341,947)
	Interest Rate	297,000	CZK	327,625
	Total Return	6,530	GBP	(94,244)
	Total Return	902,674	JPY	1,383,993

				(3,690,720)
Credit Suisse International:
	Credit Default Buy Protection	8,650		2,332,279
	Credit Default Sell Protection	71,567		(14,700,116)
	Currency	6,315	TRY	367,584
	Interest Rate	12,860	ILS	81,966
	Interest Rate	58,280	MXN	12,390

				(11,905,897)
Deutsche Bank AG:
	Credit Default Buy Protection	2,895		387,890
	Credit Default Sell Protection	108,974		(31,030,392)
	Interest Rate	59,900	SEK	1,357,549
	Total Return	2,550		73,231

				(29,211,722)
Deutsche Bank AG, London:
	Interest Rate	10,150	SEK	24,436
	Total Return	8,408		317,946

				342,382
Goldman Sachs Bank USA	Credit Default Sell Protection	3,705		(2,241,236)
Goldman Sachs Capital Markets LP:
	Interest Rate	21,000	BRR	410,455
	Interest Rate	62,900	MXN	(62,148)

				348,307
Goldman Sachs Group, Inc. (The):
	Interest Rate	480,000	CZK	456,765
	Interest Rate	1,215,900	MXN	2,199,847
	Interest Rate	43,340	PLZ	1,015,886
	Total Return	94,590		18,137,543
	Total Return	3,812	CHF	(19,934)

				21,790,107
Goldman Sachs International:
	Credit Default Buy Protection	18,385		4,280,502
	Credit Default Sell Protection	32,175		(9,171,538)
	Interest Rate	19,640	BRR	270,047
	Interest Rate	18,300	CNY	(199,593)
	Interest Rate	23,970	PLZ	212,618
	Interest Rate	104,100	SEK	2,188,798
	Total Return	34,457		5,191,739

				2,772,573
J Aron & Co.:
	Interest Rate	180,975	BRR	485,226
	Interest Rate	32,000	MXN	156,289

				641,515
JPMorgan Chase	Total Return	6,520		1,103,750

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
Swap Summary: Continued

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

JPMorgan Chase Bank NA:
	Interest Rate	61,030	BRR	$713,939
	Interest Rate	1,198,700	CZK	964,352
	Interest Rate	5,332,000	HUF	314,738
	Interest Rate	982,455	MXN	2,532,969
	Interest Rate	15,840	PLZ	393,362
	Interest Rate	85,400	ZAR	(680,757)

				4,238,603
JPMorgan Chase Bank NA, NY Branch:
	Credit Default Buy Protection	12,500		3,808,398
	Credit Default Sell Protection	54,981		(13,881,297)

				(10,072,899)
Merrill Lynch	Total Return	70,080		(5,098,242)
Merrill Lynch Capital Services, Inc.	Interest Rate	36,370	MXN	40,143
Merrill Lynch International:
	Credit Default Buy Protection	7,580		4,138,415
	Credit Default Sell Protection	15,230		(6,652,104)
	Currency	1,960	TRY	197,343

				(2,316,346)
Morgan Stanley:
	Interest Rate	74,800	BRR	2,168,634
	Interest Rate	140,800	CZK	396,999
	Interest Rate	67,300	MXN	240,451
	Total Return	92,430		15,169,691
	Total Return	5,365	EUR	522,105

				18,497,880
Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	29,830		8,290,338
	Credit Default Sell Protection	103,221		(22,400,280)
	Credit Default Sell Protection	6,386	EUR	(847,671)
	Interest Rate	5,590	BRR	104,917
	Total Return	271,430	RUR	(4,693,128)

				(19,545,824)
Morgan Stanley International	Total Return	5,208	EUR	298,665
UBS AG:
	Credit Default Buy Protection	6,420		2,036,388
	Credit Default Sell Protection	37,650		(6,581,537)
	Interest Rate	9,100	BRR	276,039
	Interest Rate	47,780	ILS	1,117,293
	Interest Rate	85,400	ZAR	(681,438)

				(3,833,255)
Westpac Banking Corp.	Interest Rate	25,500	AUD	696,838

		Total Swaps		$(43,920,726)

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

AUD	Australian Dollar
BRR	Brazilian Real
CHF	Swiss Franc
CNY	Chinese Renminbi (Yuan)
CZK	Czech Koruna
EUR	Euro
GBP	British Pound Sterling
HUF	Hungarian Forint
ILS	Israeli Shekel
JPY	Japanese Yen
MXN	Mexican Nuevo Peso
PLZ	Polish Zloty
RUR	Russian Ruble
SEK	Swedish Krona
TRY	New Turkish Lira
ZAR	South African Rand

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $3,646,540,330)	$3,136,039,645
Affiliated companies (cost $802,775,456)	755,543,387

3,891,583,032
Cash	21,028,099
Cash—foreign currencies (cost $716,523)	711,182
Unrealized appreciation on foreign currency exchange contracts	35,720,782
Swaps, at value (upfront payments received $6,041,484)	77,876,379
Unrealized appreciation on unfunded loan commitments	1,718,957
Receivables and other assets:
Interest, dividends and principal paydowns	45,560,981
Closed foreign currency contracts	35,028,779
Investments sold (including $26,790,819 sold on a when-issued or delayed delivery basis)	27,223,240
Shares of beneficial interest sold	392,382
Due from Manager	861
Other	424,643

Total assets	4,137,269,317
Liabilities
Short positions, at value (proceeds of $3,628,788)—see accompanying statement of investments	3,656,058
Options written, at value (premiums received $157,040)—see accompanying statement of investments	144,317
Return of collateral for securities loaned	325,265,870
Unrealized depreciation on foreign currency exchange contracts	43,041,759
Swaps, at value (net upfront payments received $20,746,158)	121,797,105
Payables and other liabilities:
Investments purchased (including $72,960,143 purchased on a when-issued or delayed delivery basis)	110,038,691
Closed foreign currency contracts	35,220,680
Shares of beneficial interest redeemed	17,920,869
Futures margins	4,080,437
Distribution and service plan fees	1,767,335
Shareholder communications	223,613
Trustees’ compensation	11,710
Transfer and shareholder servicing agent fees	1,720
Terminated investment contracts	14,926,192
Other	288,220

Total liabilities	678,384,576
Net Assets	$3,458,884,741

Composition of Net Assets
Par value of shares of beneficial interest	$760,749
Additional paid-in capital	4,016,806,288
Accumulated net investment income	54,184,535
Accumulated net realized loss on investments and foreign currency transactions	(37,509,630)
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(575,357,201)

Net Assets	$3,458,884,741

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $648,570,029 and 144,352,029 shares of beneficial interest outstanding)	$4.49
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $2,810,314,712 and 616,397,008 shares of beneficial interest outstanding)	$4.56
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Allocation of Income and Expenses from Master Funds[1]
Net investment income allocated from Oppenheimer Master Event-Linked Bond Fund:
Interest	$499,946
Dividends	3,862
Expenses[2]	(34,605)

Net investment income from Oppenheimer Master Event-Linked Bond Fund, LLC	469,203
Net investment income allocated from Oppenheimer Master Loan Fund, LLC:
Interest	11,145,892
Dividends	386,280
Expenses[3]	(513,160)

Net investment income from Oppenheimer Master Loan Fund, LLC	11,019,012
Investment Income
Interest (net of foreign withholding taxes of $66,874)	216,600,047
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $8,406)	608,546
Affiliated companies	16,462,436
Fee income	1,045,297
Income from investment of securities lending cash collateral, net:
Unaffiliated companies	156,398
Affiliated companies	1,405,615

Total investment income	236,278,339
Expenses
Management fees	21,372,387
Distribution and service plan fees—Service shares	7,876,236
Transfer and shareholder servicing agent fees:
Non-Service shares	9,994
Service shares	9,994
Shareholder communications:
Non-Service shares	135,876
Service shares	582,180
Custodian fees and expenses	270,995
Trustees’ compensation	57,498
Other	234,583

Total expenses	30,549,743
Less reduction to custodian expenses	(2,127)
Less waivers and reimbursements of expenses	(936,254)

Net expenses	29,611,362
Net Investment Income	218,155,192

STATEMENT OF OPERATIONS Continued
Realized and Unrealized Gain (Loss)

Net realized gain (loss) on:
Investments from unaffiliated companies (including premiums on options exercised)	$(42,357,137)
Closing and expiration of option contracts written	10,315,924
Closing and expiration of futures contracts	79,749,778
Foreign currency transactions	(5,229,231)
Short positions	(896,457)
Swap contracts	(234,962,614)
Allocated from Oppenheimer Master Event-Linked Bond Fund, LLC	178,059
Allocated from Oppenheimer Master Loan Fund, LLC	(4,315,961)

Net realized loss	(197,517,639)
Net change in unrealized appreciation (depreciation) on:
Investments	(462,371,211)
Translation of assets and liabilities denominated in foreign currencies	(132,606,093)
Futures contracts	8,034,576
Option contracts written	(290,527)
Short positions	412,795
Swap contracts	(12,546,395)
Unfunded loan commitments	1,718,957
Allocated from Oppenheimer Master Event-Linked Bond Fund, LLC	(838,725)
Allocated from Oppenheimer Master Loan Fund, LLC	(45,192,707)

Net change in unrealized depreciation	(643,679,330)
Net Decrease in Net Assets Resulting from Operations	$(623,041,777)

1.	The fund invests in certain affiliated mutual funds that expect to be treated as partnerships for tax purposes. See Note 1 of accompanying Notes.

2.	Net of expense waivers and/or reimbursements of $147.

3.	Net of expense waivers and/or reimbursements of $10,253.
See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment income	$218,155,192	$140,904,592
Net realized gain (loss)	(197,517,639)	93,909,628
Net change in unrealized appreciation (depreciation)	(643,679,330)	19,532,851

Net increase (decrease) in net assets resulting from operations	(623,041,777)	254,347,071

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(36,989,595)	(22,674,018)
Service shares	(140,242,199)	(53,839,537)

	(177,231,794)	(76,513,555)
Distributions from net realized gain:
Non-Service shares	(8,547,484)	—
Service shares	(33,595,865)	—

	(42,143,349)	—
Beneficial Interest Transactions
Net increase in net assets resulting from beneficial interest transactions:
Non-Service shares	73,339,965	88,509,398
Service shares	617,334,287	1,341,464,972

	690,674,252	1,429,974,370

Net Assets
Total increase (decrease)	(151,742,668)	1,607,807,886
Beginning of period	3,610,627,409	2,002,819,523

End of period (including accumulated net investment income of $54,184,535 and $174,553,620, respectively)	$3,458,884,741	$3,610,627,409

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$5.56	$5.26	$5.11	$5.21	$5.05

Income (loss) from investment operations:
Net investment income[1]	.30	.28	.26	.25	.22
Net realized and unrealized gain (loss)	(1.04)	.21	.11	(.12)	.20

Total from investment operations	(.74)	.49	.37	.13	.42

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.27)	(.19)	(.22)	(.23)	(.26)
Distributions from net realized gain	(.06)	—	—	—	—

Total dividends and distributions to shareholders	(.33)	(.19)	(.22)	(.23)	(.26)

Net asset value, end of period	$4.49	$5.56	$5.26	$5.11	$5.21

Total Return, at Net Asset Value[2]	(14.21)%	9.69%	7.49%	2.67%	8.67%
Ratios/Supplemental Data
Net assets, end of period (in thousands)	$648,570	$734,611	$606,632	$538,141	$614,915

Average net assets (in thousands)	$753,062	$664,668	$564,248	$550,201	$584,878

Ratios to average net assets:[3,4]
Net investment income	5.78%	5.34%	5.05%	4.91%	4.50%
Total expenses	0.59%[5]	0.59%[5]	0.64%[5]	0.71%	0.74%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.57%	0.57%	0.63%	0.71%	0.74%

Portfolio turnover rate[6]	86%	76%	93%	98%	88%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Includes the Fund’s share of the Master Funds’ allocated expenses and/or net investment income.

5.	Total expenses including indirect expenses from Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC were as follows:

Year Ended December 31, 2008	0.60%
Year Ended December 31, 2007	0.61%
Year Ended December 31, 2006	0.64%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$634,319,548	$594,845,589
Year Ended December 31, 2007	$1,061,009,472	$1,120,098,096
Year Ended December 31, 2006	$742,785,501	$749,719,239
Year Ended December 31, 2005	$890,029,144	$873,786,459
Year Ended December 31, 2004	$959,649,113	$973,488,511
See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS Continued

Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$5.65	$5.34	$5.19	$5.29	$5.13

Income (loss) from investment operations:
Net investment income[1]	.29	.28	.25	.21	.19
Net realized and unrealized gain (loss)	(1.06)	.22	.11	(.08)	.22

Total from investment operations	(.77)	.50	.36	.13	.41

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.26)	(.19)	(.21)	(.23)	(.25)
Distributions from net realized gain	(.06)	—	—	—	—

Total dividends and distributions to shareholders	(.32)	(.19)	(.21)	(.23)	(.25)

Net asset value, end of period	$4.56	$5.65	$5.34	$5.19	$5.29

Total Return, at Net Asset Value[2]	(14.49)%	9.55%	7.23%	2.48%	8.43%
Ratios/Supplemental Data
Net assets, end of period (in thousands)	$2,810,315	$2,876,016	$1,396,188	$658,107	$242,705

Average net assets (in thousands)	$3,152,967	$2,075,028	$1,016,582	$408,515	$150,040

Ratios to average net assets:[3,4]
Net investment income	5.54%	5.08%	4.83%	4.20%	3.82%
Total expenses	0.84%[5]	0.84%[5]	0.89%[5]	0.96%	0.99%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.82%	0.82%	0.88%	0.96%	0.99%

Portfolio turnover rate[6]	86%	76%	93%	98%	88%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Includes the Fund’s share of the Master Funds’ allocated expenses and/or net investment income.

5.	Total expenses including indirect expenses from Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC were as follows:

Year Ended December 31, 2008	0.85%
Year Ended December 31, 2007	0.86%
Year Ended December 31, 2006	0.89%

6.	The portfolio turnover rate excludes purchases and sales of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$634,319,548	$594,845,589
Year Ended December 31, 2007	$1,061,009,472	$1,120,098,096
Year Ended December 31, 2006	$742,785,501	$749,719,239
Year Ended December 31, 2005	$890,029,144	$873,786,459
Year Ended December 31, 2004	$959,649,113	$973,488,511
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Strategic Bond Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high level of current income principally derived from interest on debt securities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Structured Securities. The Fund invests in structured securities whose market values, interest rates and/or redemption prices are linked to the performance of underlying foreign currencies, interest rate spreads, stock market indices, prices of individual securities, commodities or other financial instruments or the occurrence of other specific events. The structured securities are often leveraged, increasing the volatility of each note’s market value relative to the change in the underlying linked financial element or event. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying Statement of Operations. The Fund records a realized gain or loss when a structured security is sold or matures.
Event-Linked Bonds. The Fund may invest in “event-linked” bonds. Event-linked bonds, which are sometimes referred to as “catastrophe” bonds, are fixed income securities for which the return of principal and payment of interest is contingent on the non-occurrence of a specific trigger event, such as a hurricane, earthquake, or other occurrence that leads to physical or economic loss. If the trigger event occurs prior to maturity, the Fund may lose all or a portion of its principal in addition to interest otherwise due from the security. Event-linked bonds may expose the Fund to certain other risks, including issuer default, adverse regulatory or jurisdictional interpretations, liquidity risk and adverse tax consequences. The Fund records the net change in market value of event-linked bonds on the Statement of Operations as a change in unrealized appreciation or depreciation on investments. The Fund records a realized gain or loss on the Statement of Operations upon the sale or maturity of such securities.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.

     As of December 31, 2008, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$72,960,143
Sold securities	26,790,819
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; counterparty credit risk. To assure its future payment of the purchase price, the Fund maintains internally designated assets with a market value equal to or greater than the payment obligation under the roll.
Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2008, securities with an aggregate market value of $3,122,761, representing 0.09% of the Fund’s net assets, were in default.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. The Fund’s investment in LAF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investments in Oppenheimer Master Funds. The Fund is permitted to invest in entities sponsored and/or advised by the Manager or an affiliate. Certain of these entities in which the Fund invests are mutual funds registered under the Investment Company Act of 1940 that expect to be treated as partnerships for tax purposes, specifically Oppenheimer Master Loan Fund, LLC and Oppenheimer Master Event-Linked Bond Fund, LLC (the “Master Funds”). Each master fund has its own investment risks, and those risks can affect the value of the Fund’s investments and therefore the value of the Fund’s shares. To the extent that the Fund invests more of its assets in one master fund than in another, the Fund will have greater exposure to the risks of that master fund.
     The investment objective of Oppenheimer Master Loan Fund, LLC is to seek as high a level of current income and preservation of capital as is consistent with investing primarily in loans and other debt securities. The investment objective of Oppenheimer Master Event-Linked Bond Fund, LLC is to seek a high level of current income principally derived from interest on debt securities. The Fund’s investments in the master funds are included in the Statement of Investments. The Fund recognizes income and gain/(loss) on its investments in each master fund according to its allocated pro-rata share, based on its relative proportion of total outstanding master fund shares held, of the total net income earned and the net gain/(loss) realized on investments sold by the master funds. As a shareholder, the Fund is subject to its proportional share of master funds’s expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in the master funds.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.

The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4,5,6]	Tax Purposes

$13,516,297	$—	$34,364,903	$537,299,769

1.	As of December 31, 2008, the Fund had $4,149,094 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

2.	The Fund had $29,563,300 of post-October foreign currency losses which were deferred.

3.	The Fund had $66,312 of post-October passive foreign investment company losses which were deferred.

4.	The Fund had $586,197 of straddle losses which were deferred.

5.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

6.	During the fiscal year ended December 31, 2007, the Fund utilized $13,349,869 of capital loss carryforward to offset capital gains realized in that fiscal year.

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

	Reduction to	Reduction to
	Accumulated	Accumulated Net
Increase	Net Investment	Realized Loss
to Paid-in Capital	Income	on Investments[7]

$241,246	$161,292,483	$161,051,237

7.	$241,246 was distributed in connection with Fund share redemptions.
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$184,452,300	$76,513,555
Long-term capital gain	34,922,843	—

Total	$219,375,143	$76,513,555

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$4,450,823,896
Federal tax cost of other investments	62,378,815

Total federal tax cost	$4,513,202,711

Gross unrealized appreciation	$228,283,863
Gross unrealized depreciation	(765,583,632)

Net unrealized depreciation	$(537,299,769)

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	44,736,337	$230,966,547	27,845,638	$149,207,278
Dividends and/or distributions reinvested	8,575,721	45,537,079	4,394,189	22,674,018
Redeemed	(40,970,673)	(203,163,661)	(15,524,784)	(83,371,898)

Net increase	12,341,385	$73,339,965	16,715,043	$88,509,398

Service Shares
Sold	147,318,126	$805,889,322	244,861,091	$1,327,141,100
Dividends and/or distributions reinvested	32,192,234	173,838,064	10,255,150	53,839,537
Redeemed	(72,462,189)	(362,393,099)	(7,224,289)	(39,515,665)

Net increase	107,048,171	$617,334,287	247,891,952	$1,341,464,972

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund, OFI Liquid Assets Fund, LLC and the Master Funds, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$1,943,814,933	$1,746,455,568
U.S. government and government agency obligations	607,453,670	435,933,647
To Be Announced (TBA) mortgage-related securities	634,319,548	594,845,589
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $200 million	0.60
Over $1 billion	0.50
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $20,020 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s)

NOTES TO FINANCIAL STATEMENTS Continued
4. Fees and Other Transactions with Affiliates Continued of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in IMMF and the Master Funds. During the year ended December 31, 2008, the Manager waived $936,254 for management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
6. Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.

     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
7. Option Activity
The Fund may buy and sell put and call options, or write put and covered call options. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded. The difference between the premium received or paid, and market value of the option, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When an option is exercised, the cost of the security purchased or the proceeds of the security sale are adjusted by the amount of premium received or paid. Upon the expiration or closing of the option transaction, a gain or loss is reported in the Statement of Operations.
     Securities designated to cover outstanding call or put options are noted in the Statement of Investments where applicable. Options written are reported in a schedule following the Statement of Investments and as a liability in the Statement of Assets and Liabilities.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk that there may be an illiquid market where the Fund is unable to close the contract.
Written option activity for the year ended December 31, 2008 was as following:

	Call Options		Put Options
	Number of	Amount of	Number of	Amount of
	Contracts	Premiums	Contracts	Premiums

Options outstanding as of December 31, 2007	2,878,960,000	$384,268	6,960,000	$52,511
Options written	29,120,540,000	9,814,468	29,271,190,000	10,018,159
Options closed or expired	(14,995,360,000)	(5,562,707)	(17,435,710,000)	(4,923,106)
Options exercised	(16,999,195,000)	(4,557,509)	(11,837,495,000)	(5,069,044)

Options outstanding as of December 31, 2008	4,945,000	$78,520	4,945,000	$78,520

8. Swap Contracts
The Fund may enter into privately negotiated agreements with a counterparty to exchange or “swap” payments at specified future intervals based on the return of an asset (such as a stock, bond or currency) or non-asset reference (such as an interest rate or index). The swap agreement will specify the “notional” amount of the asset or non-asset reference to which the contract relates. As derivative contracts, swaps typically do not have an associated cost at contract inception. At initiation, contract terms are typically set at market value such that the value of the swap is $0. If a counterparty specifies terms that would result in the contract having a value other than $0 at initiation, one counterparty will pay the other an upfront payment to equalize the contract. Subsequent changes in market value are calculated based upon changes in the performance of the asset or non-asset reference multiplied by the notional value of the contract. Contract types may include credit default, interest rate, total return, and currency swaps.
     Swaps are marked to market daily using quotations primarily from pricing services, counterparties or brokers. Swap contracts are reported on a schedule following the Statement of Investments. The value of the contracts is separately disclosed on the Statement of Assets and Liabilities. The unrealized appreciation (depreciation) is comprised of the change in the valuation of the swap combined with the accrued interest due to (owed by) the Fund at termination or settlement

NOTES TO FINANCIAL STATEMENTS Continued
8. Swap Contracts Continued
The net change in this amount during the period is included on the Statement of Operations. Any payment received or paid to initiate a contract is recorded as a cost of the swap in the Statement of Assets and Liabilities and as a component of unrealized gain or loss on the Statement of Operations until contract termination; upon contract termination, this amount is recorded as realized gain or loss on the Statement of Operations. Excluding amounts paid at contract initiation as described above, the Fund also records any periodic payments received from (paid to) the counterparty, including at termination, as realized gain (loss) on the Statement of Operations.
     Risks of entering into swap contracts include credit, market and liquidity risk. Credit risk arises from the possibility that the counterparty fails to make a payment when due or otherwise defaults under the terms of the contract. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received. Market risk is the risk that the value of the contract will depreciate due to unfavorable changes in the performance of the asset or non-asset reference. Liquidity risk is the risk that the Fund may be unable to close the contract prior to its termination.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     Risks of credit default swaps include credit, market and liquidity risk. Additional risks include but are not limited to: the cost of paying for credit protection if there are no credit events or the cost of selling protection when a credit event occurs (paying the notional amount to the protection buyer); and pricing transparency when assessing the value of a credit default swap.
     As of the period end, the Fund has sold credit protection through credit default swaps to gain exposure to the credit risk of individual securities and/or indexes that are either unavailable or considered to be less attractively priced in the bond market. The Fund has also engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements. In addition, the Fund has engaged in spread curve trades by simultaneously purchasing and selling protection through credit default swaps referenced to the same issuer but with different maturities. Spread curve trades attempt to gain exposure to credit risk on a forward basis by realizing gains on the expected differences in spreads.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
     Risks of interest rate swaps include credit, market and liquidity risk. Additional risks include but are not limited to, interest rate risk. There is a risk, based on future movements of interest rates that the payments made by the Fund under a swap agreement will be greater than the payments it received.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.
     Risks of total return swaps include credit, market and liquidity risk.
Currency Swaps. A currency swap is an agreement between counterparties to exchange different currencies equivalent to the notional value at contract inception and reverse the exchange of the same notional values of those currencies at contract termination. The contract may also include periodic exchanges of cash flows based on a specified index or interest rate.
     Risks of currency swaps include credit, market and liquidity risk. Additional risks of currency swaps include, but are not limited to, exchange rate risk. Due to the exchange of currency at contract termination, changes in currency exchange rates may result in the Fund paying an amount greater than the amount received. There is also a risk, based on movements of interest rates or indexes that periodic payments made by the Fund will be greater than the payments received.
Swaption Transactions. The Fund may enter into a swaption contract which grants the purchaser the right, but not the obligation, to enter into an interest rate swap at a preset rate within a specified period of time. The purchaser pays a premium to the swaption writer who bears the risk of unfavorable changes in the preset rate on the underlying interest rate swap.
     Swaptions are marked to market daily using primarily quotations from counterparties and brokers. Written swap-tions are reported on a schedule following the Statement of Investments. Written swaptions are reported as a liability in the Statement of Assets and Liabilities. The difference between the premium received or paid, and market value of the swaption, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When a swaption is exercised, the cost of the swap is adjusted by the amount of premium paid or received. Upon the expiration or closing of an unexercised swaption contract, a gain or loss is reported in the Statement of Operations for the amount of the premium paid or received.
     Swaption contracts written by the Fund do not give rise to counterparty credit risk as they obligate the Fund, not its counterparty, to perform. The Fund generally will incur a greater risk when it writes a swaption than when it purchases a swaption. When the Fund purchases a swaption it risks losing only the amount of the premium they have paid if the option expires unexercised. When the Fund writes a swaption it will become obligated, upon exercise of the option, according to the terms of the underlying agreement.

NOTES TO FINANCIAL STATEMENTS Continued
9. Illiquid or Restricted Securities
As of December 31, 2008, investments in securities included issues that are illiquid or restricted. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Trustees as reflecting fair value. The Fund will not invest more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid and restricted securities. Certain restricted securities, eligible for resale to qualified institutional purchasers, may not be subject to that limitation. Securities that are illiquid or restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
10. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand. As of December 31, 2008, the Fund had on loan securities valued at $318,788,944. Collateral of $325,265,870 was received for the loans, of which all was received in cash and subsequently invested in approved instruments.
11. Unfunded Purchase Commitments
Pursuant to the terms of certain indenture agreements, the Fund has unfunded purchase commitments of $21,735,999 at December 31, 2008. The Fund generally will maintain with its custodian, liquid investments having an aggregate value at least equal to the amount of unfunded purchase loan commitments. The following commitments are subject to funding based on the borrower’s discretion. The Fund is obligated to fund these commitments at the time of the request by the borrower. These commitments have been excluded from the Statement of Investments.

As of December 31, 2008, the Fund had unfunded purchase commitments as follows:

	Commitment
	Termination	Unfunded
	Date	Amount

Deutsche Bank AG, Opic Reforma I Credit Linked Nts.	10/23/13	$9,735,999

		Commitment
	Interest	Termination	Unfunded	Unrealized
	Rate	Date	Amount	Appreciation

Deutsche Bank AG; An unfunded commitment that the Fund receives 0.125% quarterly; and will pay out, upon request, up to 12,000,000 USD to a Peruvian Trust through Deutsche Bank’s Global Note Program. Upon funding requests, the unfunded portion decreases and new structured securities will be created and held by the fund to maintain a consistent exposure level.	0.50%	9/20/10	$12,000,000	$1,718,957
12. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.
13. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Oppenheimer Value Fund/VA:

We have audited the accompanying statement of assets and liabilities of Oppenheimer Value Fund/VA (the “Fund”), a series of Oppenheimer Variable Account Funds, including the statement of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Denver, Colorado
February 11, 2009

STATEMENT OF INVESTMENTS December 31, 2008

	Shares	Value

Common Stocks—92.2%
Consumer Discretionary—6.7%
Media—6.7%
Cablevision Systems Corp. New York Group, Cl. A	1,380	$23,239
Cinemark Holdings, Inc.	5,400	40,122
Liberty Global, Inc., Series C1	3,198	48,546
News Corp., Inc., Cl. A	15,142	137,641
Time Warner Cable, Inc., Cl. A1	3,120	66,924

		316,472

Consumer Staples—9.0%
Beverages—2.6%
Molson Coors Brewing Co., Cl. B	720	35,222
PepsiCo, Inc.	1,560	85,441

		120,663

Food & Staples Retailing—2.9%
Kroger Co. (The)	5,200	137,332
Food Products—1.2%
Campbell Soup Co.	1,830	54,918
Tobacco—2.3%
Philip Morris International, Inc.	2,481	107,948
Energy—8.8%
Oil, Gas & Consumable Fuels—8.8%
Chevron Corp.	3,300	244,101
Devon Energy Corp.	2,580	169,532

		413,633

Financials—18.3%
Capital Markets—7.7%
Credit Suisse Group AG, ADR	3,640	102,866
Julius Baer Holding AG	4,129	158,558
Morgan Stanley	6,210	99,608

		361,032

Consumer Finance—2.3%
SLM Corp.[1]	12,240	108,936
Diversified Financial Services—3.2%
Bank of America Corp.	5,810	81,805
JPMorgan Chase & Co.	2,070	65,267

		147,072

Insurance—5.1%
Assurant, Inc.	790	23,700
Everest Re Group Ltd.	2,697	205,350
National Financial Partners Corp.	3,730	11,339

		240,389

Health Care—15.1%
Health Care Providers & Services—5.1%
Aetna, Inc.	4,330	123,405
WellPoint, Inc.[1]	2,820	118,807

		242,212

Life Sciences Tools & Services—0.9%
Thermo Fisher Scientific, Inc.[1]	1,220	41,565
Pharmaceuticals—9.1%
Abbott Laboratories	2,560	136,627
Schering-Plough Corp.	8,650	147,310
Wyeth	3,780	141,788

		425,725

Industrials—9.6%
Aerospace & Defense—1.7%
Goodrich Corp.	2,160	79,963
Air Freight & Logistics—1.0%
United Parcel Service, Inc., Cl. B	850	46,886
Industrial Conglomerates—4.4%
Siemens AG, Sponsored ADR	554	41,966
Tyco International Ltd.	7,550	163,080

		205,046

Machinery—1.9%
Navistar International Corp.[1]	4,103	87,722
Trading Companies & Distributors—0.6%
Aircastle Ltd.	6,020	28,776
Information Technology—5.8%
Communications Equipment—4.8%
QUALCOMM, Inc.	3,540	126,838
Research in Motion Ltd.[1]	2,390	96,986

		223,824

Semiconductors & Semiconductor Equipment—1.0%
Lam Research Corp.[1]	810	17,237
Varian Semiconductor
Equipment Associates, Inc.[1]	1,780	32,254

		49,491

Materials—6.7%
Chemicals—6.7%
Lubrizol Corp. (The)	5,897	214,592
Mosaic Co. (The)	2,950	102,070

		316,662

Telecommunication Services—3.9%
Diversified Telecommunication Services—3.9%
AT&T, Inc.	6,440	183,540

STATEMENT OF INVESTMENTS Continued

	Shares	Value

Utilities—8.3%
Electric Utilities—4.9%
American Electric Power Co., Inc.	3,600	$119,808
Exelon Corp.	1,976	109,885

		229,693

Multi-Utilities—3.4%
PG&E Corp.	4,120	159,485

Total Common Stocks (Cost $5,092,221)		4,328,985

Preferred Stocks—2.7%
Petroleo Brasileiro SA, Sponsored ADR (Cost $206,305)	6,290	128,379
Investment Company—14.2%
Oppenheimer Institutional Money Market Fund, Cl. E, 1.96%[2,3] (Cost $664,973)	664,973	664,973

Total Investments, at Value (Cost $5,963,499)	109.1%	5,122,337
Liabilities in Excess of Other Assets	(9.1)	(426,193)

Net Assets	100.0%	$4,696,144

Industry classifications are unaudited.
Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2008, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2007	Additions	Reductions	December 31, 2008

Oppenheimer Institutional Money Market Fund, Cl. E	177,433	5,896,250	5,408,710	664,973

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$664,973	$8,029

3.	Rate shown is the 7-day yield as of December 31, 2008.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than quoted prices that are observable for the asset (such as quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).
The market value of the Fund’s investments was determined based on the following inputs as of December 31, 2008:

	Investments in	Other Financial
Valuation Description	Securities	Instruments*

Level 1—Quoted Prices	$4,963,779	$—
Level 2—Other Significant Observable Inputs	158,558	—
Level 3—Significant Unobservable Inputs	—	—

Total	$5,122,337	$—

*	Other financial instruments include options written, currency contracts, futures, forwards and swap contracts. Currency contracts and forwards are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Options written and swaps are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation techniques, if any, during the reporting period.
See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2008

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $5,298,526)	$4,457,364
Affiliated companies (cost $664,973)	664,973

5,122,337
Cash	33,965
Receivables and other assets:
Investments sold	135,001
Shares of beneficial interest sold	20,958
Dividends	11,030
Due from Manager	15
Other	5,105

Total assets	5,328,411

Liabilities
Payables and other liabilities:
Investments purchased	578,768
Shareholder communications	9,467
Shares of beneficial interest redeemed	7,240
Distribution and service plan fees	3,984
Trustees’ compensation	1,780
Transfer and shareholder servicing agent fees	9
Other	31,019

Total liabilities	632,267

Net Assets	$4,696,144

Composition of Net Assets
Par value of shares of beneficial interest	$692
Additional paid-in capital	7,763,131
Accumulated net investment income	2,584
Accumulated net realized loss on investments and foreign currency transactions	(2,229,198)
Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies	(841,065)

Net Assets	$4,696,144

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $6,215 and 1,246 shares of beneficial interest outstanding)	$4.99
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $4,689,929 and 690,778 shares of beneficial interest outstanding)	$6.79
See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS For the Year Ended December 31, 2008

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $4,734)	$141,789
Affiliated companies	8,029
Interest	87

Total investment income	149,905

Expenses
Management fees	48,203
Distribution and service plan fees—Service shares	11,571
Transfer and shareholder servicing agent fees:
Non-Service shares	22
Service shares	84
Shareholder communications:
Non-Service shares	2,014
Service shares	23,599
Legal, auditing and other professional fees	30,845
Trustees’ compensation	6,062
Custodian fees and expenses	49
Other	8,464

Total expenses	130,913
Less reduction to custodian expenses	(41)
Less waivers and reimbursements of expenses	(37,020)

Net expenses	93,852

Net Investment Income	56,053

Realized and Unrealized Loss
Net realized loss on:
Investments from unaffiliated companies	(1,910,920)
Foreign currency transactions	(16,477)

Net realized loss	(1,927,397)
Net change in unrealized depreciation on:
Investments	(1,269,415)
Translation of assets and liabilities denominated in foreign currencies	(3,599)

Net change in unrealized depreciation	(1,273,014)

Net Decrease in Net Assets Resulting from Operations	$(3,144,358)

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2008	2007

Operations
Net investment income	$56,053	$39,402
Net realized loss	(1,927,397)	(87,194)
Net change in unrealized appreciation (depreciation)	(1,273,014)	7,138

Net decrease in net assets resulting from operations	(3,144,358)	(40,654)

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(2,000)	(14,051)
Service shares	(47,216)	(22,582)

	(49,216)	(36,633)
Distributions from net realized gain:
Non-Service shares	—	(64,829)
Service shares	—	(232,359)

	—	(297,188)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(1,475,254)	(1,050,500)
Service shares	1,155,875	6,521,885

	(319,379)	5,471,385

Net Assets
Total increase (decrease)	(3,512,953)	5,096,910
Beginning of period	8,209,097	3,112,187

End of period (including accumulated net investment income (loss) of $2,584 and $(2,761), respectively)	$4,696,144	$8,209,097

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2008	2007	2006	2005	2004

Per Share Operating Data
Net asset value, beginning of period	$11.73	$11.58	$11.16	$12.26	$12.90

Income (loss) from investment operations:
Net investment income (loss)[1]	.12	.10	(.03)	.02	(.01)
Net realized and unrealized gain (loss)	(4.44)	.59	1.61	.71	1.82

Total from investment operations	(4.32)	.69	1.58	.73	1.81
Dividends and/or distributions to shareholders:
Dividends from net investment income	(2.42)	(.10)	(.01)	(.02)	(.03)
Distributions from net realized gain	—	(.44)	(1.15)	(1.81)	(2.42)

Total dividends and/or distributions to shareholders	(2.42)	(.54)	(1.16)	(1.83)	(2.45)

Net asset value, end of period	$4.99	$11.73	$11.58	$11.16	$12.26

Total Return, at Net Asset Value[2]	(36.43)%	5.89%	14.03%	5.88%	14.50%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$6	$1,728	$2,657	$2,562	$2,815

Average net assets (in thousands)	$857	$2,753	$2,695	$2,878	$3,370

Ratios to average net assets:[3]
Net investment income (loss)	1.07%	0.80%	(0.29)%	0.15%	(0.08)%
Total expenses	1.48%[4]	1.49%[4]	2.14%[4]	1.78%	1.82%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.25%	1.25%	2.14%	1.78%	1.82%

Portfolio turnover rate	175%	142%	124%	86%	100%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	1.48%
Year Ended December 31, 2007	1.49%
Year Ended December 31, 2006	2.14%
See accompanying Notes to Financial Statements.

Service Shares Year Ended December 31,	2008	2007	2006[1]

Per Share Operating Data
Net asset value, beginning of period	$11.75	$11.57	$11.89

Income (loss) from investment operations:
Net investment income (loss)[2]	.08	.06	(.05)
Net realized and unrealized gain (loss)	(4.97)	.60	.88

Total from investment operations	(4.89)	.66	.83

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.07)	(.04)	—
Distributions from net realized gain	—	(.44)	(1.15)

Total dividends and/or distributions to shareholders	(.07)	(.48)	(1.15)
Net asset value, end of period	$6.79	$11.75	$11.57

Total Return, at Net Asset Value[3]	(41.62)%	5.70%	6.81%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$4,690	$6,481	$455

Average net assets (in thousands)	$5,561	$3,527	$268

Ratios to average net assets:[4]
Net investment income (loss)	0.84%	0.49%	(1.30)%
Total expenses[5]	2.13%	1.63%	2.89%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.50%	1.50%	2.88%

Portfolio turnover rate	175%	142%	124%

1.	For the period from September 18, 2006 (inception of offering) to December 31, 2006.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2008	2.13%
Year Ended December 31, 2007	1.63%
Period Ended December 31, 2006	2.89%
See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Value Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek long-term growth of capital by investing primarily in common stocks with low price-earnings ratios and better-than-anticipated earnings. Realization of current income is a secondary consideration. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Effective for fiscal periods beginning after November 15, 2007, FASB Statement of Financial Accounting Standards No. 157, Fair Value Measurements, establishes a hierarchy for measuring fair value of assets and liabilities. As required by the standard, each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Quoted prices in active markets for identical securities are classified as “Level 1”, inputs other than quoted prices for an asset that are observable are classified as “Level 2” and unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability are classified as “Level 3”. The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using quoted market prices, when available, as supplied primarily either by portfolio pricing services approved by the Board of Trustees or dealers. These securities are typically classified within Level 1 or 2; however, they may be designated as Level 3 if the dealer or portfolio pricing service values a security through an internal model with significant unobservable market data inputs.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     Corporate, government and municipal debt instruments having a remaining maturity in excess of sixty days and all mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities are valued at the mean between the “bid” and “asked” prices.

     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. These securities are typically designated as Level 2.
     In the absence of a readily available quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     Fair valued securities may be classified as “Level 3” if the valuation primarily reflects the Manager’s own assumptions about the inputs that market participants would use in valuing such securities.
     There have been no significant changes to the fair valuation methodologies during the period.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. The Fund’s investment in IMMF is included in the Statement of Investments. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investments With Off-Balance Sheet Market Risk. The Fund enters into financial instrument transactions (such as swaps, futures, options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Fund’s Statement of Assets and Liabilities.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4]	Tax Purposes

$4,364	$—	$2,053,476	$1,016,789

1.	As of December 31, 2008, the Fund had $1,303,597 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2008, details of the capital loss carryforward was as follows:

Expiring

2016	$1,303,597

2.	As of December 31, 2008, the Fund had $749,879 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2017.

3.	During the fiscal year ended December 31, 2008, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2007, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
Reduction to	Accumulated Net
Accumulated Net	Realized Loss on
Investment Income	Investments

$1,492	$1,492
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Distributions paid from:
Ordinary income	$49,216	$113,473
Long-term capital gain	—	220,348

Total	$49,216	$333,821

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2008 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$6,139,223
Federal tax cost of other investments	375

Total federal tax cost	$6,139,598

Gross unrealized appreciation	$98,017
Gross unrealized depreciation	(1,114,806)

Net unrealized depreciation	$(1,016,789)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	957	$8,036	—	$—
Dividends and/or distributions reinvested	409	2,000	—	—
Redeemed	(147,464)	(1,485,290)	(82,215)	(1,050,500)

Net decrease	(146,098)	$(1,475,254)	(82,215)	$(1,050,500)

Service Shares
Sold	461,846	$4,322,028	525,491	$6,694,320
Dividends and/or distributions reinvested	7,057	47,216	21,569	254,941
Redeemed	(329,902)	(3,213,369)	(34,566)	(427,376)

Net increase	139,001	$1,155,875	512,494	$6,521,885

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in Oppenheimer Institutional Money Market Fund and OFI Liquid Assets Fund, LLC, for the year ended December 31, 2008, were as follows:

	Purchases	Sales

Investment securities	$10,970,714	$11,375,242
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a per account fee. For the year ended December 31, 2008, the Fund paid $91 to OFS for services to the Fund.
     Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $10,000 per class, for class level assets of $10 million or more. Each class is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. Effective January 1, 2007, the Manager voluntarily agreed to an expense waiver of any “Total expenses” over 1.25% of average annual net assets for Non-Service shares and 1.50% of average annual net assets for Service shares. During the year ended December 31, 2008, OFS waived $1,987 and $34,759 for Non-Service and Service shares, respectively. The expense waiver is a voluntary undertaking and may be terminated by the Manager at any time.
     OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees for all classes to 0.35% of average annual net assets per class. During the year ended December 31, 2008, OFS waived $6 for Non-Service shares. This undertaking may be amended or withdrawn at any time.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2008, the Manager waived $268 for IMMF management fees.
5. Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     Risks to the Fund include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received.
     As of December 31, 2008, the Fund had no outstanding forward contracts.
6. Recent Accounting Pronouncement
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities. This standard requires enhanced disclosures about derivative and hedging activities, including qualitative disclosures about how and why the Fund uses derivative instruments, how these activities are accounted for, and their effect on the Fund’s financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. At this time, management is evaluating the implications of SFAS No. 161 and its impact on the Fund’s financial statements and related disclosures.

NOTES TO FINANCIAL STATEMENTS Continued
7. Change In Independent Registered Public Accounting Firm (Unaudited)
At a meeting held on August 20, 2008, the Board of Trustees of the Fund appointed KPMG LLP as the independent registered public accounting firm to the Fund for fiscal year 2009, replacing the firm of Deloitte & Touche LLP, effective at the conclusion of the fiscal 2008 audit. During the two most recent fiscal years the audit reports of Deloitte & Touche LLP contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche LLP on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the disagreements in connection with its reports.

Appendix A

RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

Long-Term Ratings: Bonds and Preferred Stock Issuer Ratings

Aaa: Bonds and preferred stock rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds and preferred stock rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds and preferred stock rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds and preferred stock rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds and preferred stock rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds and preferred stock rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds and preferred stock rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds and preferred stock rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds and preferred stock rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Prime Rating System (Short-Term Ratings – Taxable Debt)

These ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. Such obligations generally have an original maturity not exceeding one year, unless explicitly noted.

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Ratings Services ("Standard & Poor's"), a division of The McGraw-Hill Companies, Inc.

Long-Term Issue Credit Ratings

Issue credit ratings are based in varying degrees, on the following considerations:

•	Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation; and

•	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.

AAA: An obligation rated "AAA" have the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated "AA" differ from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated "A" are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated "BBB" exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

An obligation rated "BB," "B," "CCC," "CC," and "C" are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated "BB" are less vulnerable to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated "B" are more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated "CCC" are currently vulnerable to nonpayment, and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated "CC" are currently highly vulnerable to nonpayment.

C: Subordinated debt or preferred stock obligations rated "C" are currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: An obligation rated "D" are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

c: The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r: The "r" highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an 'r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R. Not rated.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Bond Investment Quality Standards

Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA," "AA," "A," "BBB," commonly known as investment-grade ratings) generally are regarded as eligible for bank investment. Also, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies, and fiduciaries in general

Short-Term Issue Credit Ratings

Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days-including commercial paper.

A-1: A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Notes:
A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

•	Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

SP-1: Strong capacity to pay principal and interest. An issue with a very strong capacity to pay debt service is given a (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

Fitch, Inc.

International credit ratings assess the capacity to meet foreign currency or local currency commitments. Both "foreign currency" and "local currency" ratings are internationally comparable assessments. The local currency rating measures the probability of payment within the relevant sovereign state's currency and jurisdiction and therefore, unlike the foreign currency rating, does not take account of the possibility of foreign exchange controls limiting transfer into foreign currency.

International Long-Term Credit Ratings

The following ratings scale applies to foreign currency and local currency ratings.

Investment Grade:

AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

The following ratings scale applies to foreign currency and local currency ratings. A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

Dominion Bond Rating Service Limited ("DBRS")

R-1: Short term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. Companies achieving an "R-1 (high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an "R-1 (high)", few entities are strong enough to achieve this rating. Short term debt rated "R-1 (middle)" is of superior credit quality and, in most cases, ratings in this category differ from "R-1 (high)" credits to only a small degree. Given the extremely tough definition which DBRS has for the "R-1 (high)" category (which few companies are able to achieve), entities rated "R-1 (middle)" are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection. Short term debt rated "R-1 (low)" is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

R-2: Short term debt rated "R-2" is of adequate credit quality and within the three subset grades (high, middle, low), debt protection ranges from having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the "R-2" classification are not as strong as those in the "R-1" category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as the "R-1 credit". Profitability trends, past and future, may be less favorable, earnings not as stable, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

B- 5

Appendix B

Major Shareholders. As of April 1, 2009, the total number of shares outstanding, and the number of shares and approximate percentage of Fund shares held of record by separate accounts of the following insurance companies (and their respective subsidiaries) and by OppenheimerFunds, Inc. ("OFI") were as follows. ["*" indicates less than 5% of the outstanding shares of that fund or class]:

Oppenheimer Variable Account Funds (consisting of 11 separate Funds)	Total Shares in the fund	Allianz	Allstate Life of NY	Allstate Life Ins. Co.	Commonwealth Annuity and Life
Balanced Fund/VA Non-Service Shares	18,482,937.833	*	*	*	*

Balanced Fund/VA Service Shares	8,341,498.374	*	447,375.108	1,951,349.260	461,816.895
			5.36%	23.39%	5.54%
Capital Appreciation Fund/VA Non-Service Shares	31,386,972.966	*	*	*	*

Capital Appreciation Fund/VA Service Shares	12,242,791.524	*	*	1,401,217.677	*
				11.45%
Core Bond Fund/VA Non-Service Shares	22,416,401.925	*	*	*	*

Core Bond Fund/VA Service Shares	7,780,394.247	*	1,041,683.550	5,055,143.183	*
			13.39%	64.97%
Global Securities Fund/VA Non-Service Shares	58,322,128.983	4,108,707.108	*	*	*
		7.04%
Global Securities Fund/VA Service Shares	39,235,158.494	*	*	*	*

Global Securities Fund/VA Class 3 shares	8,625,948.200	*	*	*	*

Global Securities Fund/VA Class 4 shares	3,129,295.912	*	*	*	*

High Income Fund/VA Non-Service Shares	41,192,665.884	6,810,953.112	*	*	*
		16.53%
High Income/VA Service Shares	30,913,213.145	*	2,715,493.494	8,211,056.431	2,094,056.372
			8.78%	26.56%	6.77%
High Income/VA Class 3 Shares	1,681,924.270	*	*	*	*

High Income/VA Class 4 Shares	3,393,929.904	*	*	*	*

Main Street Fund/VA Non-Service Shares	28,777,209.202	4,042,747.264	*	*	*
		14.04%
Main Street Fund/VA Service Shares	69,039,729.646	*	*	4,196,015.139	*
				6.08%
Main Street Small Cap Fund/VA Non-Service Shares	5,861,784.349	*	*	*	*

Main Street Small Cap Fund/VA Service Shares	58,804,217.156	*	*	*	*

MidCap Fund/VA Non-Service Shares	16,184,504.073	*	*	*	*

MidCap Fund/VA Service Shares	777,881.847	*	69,555.804	303,719.321	*
			8.94%	39.04%
Money Fund/VA Non-Service Shares	245,790,463.750	*	*	*	*

Strategic Bond Fund/VA Non-Service Shares	142,995,496.571	*	*	*	*

Strategic Bond Fund/VA Service Shares	620,769,163.321	*	*	*	*

Value Fund/VA Non-Service Shares	2,135.135	*	*	*	*

Value Fund/VA Service Shares	630,099.434	*	*	*	*

Oppenheimer Variable Account Funds (consisting of 11 separate Funds)	Cuna	Genworth Life and Annuity	Genworth Life Insurance Co. NY	Hartford Life & Annuity Co.	Hartford Life Insurance Co.
Balanced Fund/VA Non-Service Shares	*	2,497,393.062	*	*	*
		13.51%
Balanced Fund/VA Service Shares	*	3,959,824.991	629,967.375	*	*
		47.47%	7.55%
Capital Appreciation Fund/VA Non-Service Shares	*	*	*	*	*
		*
Capital Appreciation Fund/VA Service Shares	*	*	*	1,450,647.034	3,320,727.137
				11.85%	27.12%
Core Bond Fund/VA Non-Service Shares	*	3,580,617.210	*	*	*
		15.97%
Core Bond Fund/VA Service Shares	*	*	*	*	*

Global Securities Fund/VA Non-Service Shares	*	*	*	*	*

Global Securities Fund/VA Service Shares	*	4,814,644.914	*	6,834,789.864	13,389,792.934
		12.27%		17.42%	34.13%
Global Securities Fund/VA Class 3 shares	*	*	*	*	*

Global Securities Fund/VA Class 4 shares	*	*	*	*	*

High Income Fund/VA Non-Service Shares	*	5,024,217.513	*	*	*
		12.20%
High Income/VA Service Shares	*	*	*	*	*

High Income/VA Class 3 Shares	*	*	*	*	*

High Income/VA Class 4 Shares	*	*	*	*	*

Main Street Fund/VA Non-Service Shares	*	*	*	*	*

Main Street Fund/VA Service Shares	*	7,314,322.474	*	*	*
		10.59%
Main Street Small Cap Fund/VA Non-Service Shares	*	*	*	*	*

Main Street Small Cap Fund/VA Service Shares	*	3,629,922.475	*	4,754,032.390	12,115,771.933
		6.17%		8.08%	20.60%
MidCap Fund/VA Non-Service Shares	*	919,722.042	*	*	*
		5.68%
MidCap Fund/VA Service Shares	*	74.599.927	*	65,533.720	105,482.685
		9.59%		8.42%	13.56%
Money Fund/VA Non-Service Shares	*	*	*	*	*

Strategic Bond Fund/VA Non-Service Shares	*	*	*	*	*

Strategic Bond Fund/VA Service Shares	*	*	*	*	*

Value Fund/VA Non-Service Shares	*	*	*	*	*

Value Fund/VA Service Shares	*	*	*	124,063.336	*
				19.69%

Oppenheimer Variable Account Funds (consisting of 11 separate Funds)	ING Life Insurance and Annuity	Lincoln Benefit	Mass Mutual	Merrill Lynch	Minnesota Life
Balanced Fund/VA Non-Service Shares	*	*	6,698,508.656	1,987,215.846	*
			36.24%	10.75%
Balanced Fund/VA Service Shares	*	*	*	*	*

Capital Appreciation Fund/VA Non-Service Shares	*	*	16,552,912.500	*	*
			52.74%
Capital Appreciation Fund/VA Service Shares	*	*	*	*	*

Core Bond Fund/VA Non-Service Shares	*	*	9,220,602.049	*	*
			41.13%
Core Bond Fund/VA Service Shares	*	*	*	*	*

Global Securities Fund/VA Non-Service Shares	*	*	36,448,078.466	*	*
			62.50%
Global Securities Fund/VA Service Shares	*	*	*	*	*

Global Securities Fund/VA Class 3 shares	*	*	*	*	*

Global Securities Fund/VA Class 4 shares	*	*	*	*	*

High Income Fund/VA Non-Service Shares	*	*	23,266,833.837	*	*
			56.48%
High Income/VA Service Shares	*	*	*	*	13,450,302.757
					43.51%
High Income/VA Class 3 Shares	*	*	*	*	*

High Income/VA Class 4 Shares	*	*	*	*	*

Main Street Fund/VA Non-Service Shares	*	*	8,830,664.361	*	*
			30.69%
Main Street Fund/VA Service Shares	*	*	*	*	*

Main Street Small Cap Fund/VA Non-Service Shares	1,913,896.024	368,650.398	488,797.454	*	*
	32.65%	6.29%	8.34%
Main Street Small Cap Fund/VA Service Shares	*	3,378,209.134	*	*	*
		6.24%
MidCap Fund/VA Non-Service Shares	*	*	11,900,343.886	*	*
			73.53%
MidCap Fund/VA Service Shares	*	54.187.327	*	*	*
		6.97%
Money Fund/VA Non-Service Shares	*	*	177,491,809.610	*	*
			72.21%
Strategic Bond Fund/VA Non-Service Shares	*	*	129,874,802.239	*	*
			90.82%
Strategic Bond Fund/VA Service Shares	*	*	*	*	*

Value Fund/VA Non-Service Shares	*	2,097.488	*	*	*
		98.24%
Value Fund/VA Service Shares	*	*	*	*	*

Oppenheimer Variable Account Funds (consisting of 11 separate Funds)	Nationwide	Protective	RiverSource Life	RiverSource Life NY	SunLife Financial
Balanced Fund/VA Non-Service Shares	6,502,992.202	*	*	*	*
	35.18%
Balanced Fund/VA Service Shares	*	*	*	*	666,504.660
					7.99%
Capital Appreciation Fund/VA Non-Service Shares	10,086,664.691	*	*	*	*
	32.14%
Capital Appreciation Fund/VA Service Shares	1,600,650.551	655,245.050	1,340,738.808	*	838,203.539
	13.07%	5.35%	10.95%		6.85%
Core Bond Fund/VA Non-Service Shares	8,095,203.592	*	*	*	*
	36.11%
Core Bond Fund/VA Service Shares	*	*	*	*	*

Global Securities Fund/VA Non-Service Shares	13,454,916.490	*	*	*	*
	23.07%
Global Securities Fund/VA Service Shares	*	*	4,783,822.805	*	*
			12.19%
Global Securities Fund/VA Class 3 shares	8,625,948.200	*	*	*	*
	100.00%
Global Securities Fund/VA Class 4 shares	3,129,295.912	*	*	*	*
	100.00%
High Income Fund/VA Non-Service Shares	*	*	*	*	*

High Income/VA Service Shares	2,114,220.992	*	*	*	*
	6.84%
High Income/VA Class 3 Shares	1,681,924.270	*	*	*	*
	100%
High Income/VA Class 4 Shares	3,393,929.904	*	*	*	*
	100%
Main Street Fund/VA Non-Service Shares	10,917,760.302	1,491,283.339	*	*	*
	37.94%	5.18%
Main Street Fund/VA Service Shares	15,916,712.053	*	*	*	36,400,243.140
	23.05%				52.72%
Main Street Small Cap Fund/VA Non-Service Shares	2,128,110.043	*	*	*	*
	36.30%
Main Street Small Cap Fund/VA Service Shares	15,366,893.646	*	6,426,628.084	*	*
	26.13%		10.93%
MidCap Fund/VA Non-Service Shares	2,743,572.546	*	*	*	*
	16.95%
MidCap Fund/VA Service Shares	*	*	*	*	*

Money Fund/VA Non-Service Shares	*	56,873,097.780	*	*	*
		23.14%
Strategic Bond Fund/VA Non-Service Shares	*	8,976,715.370	*	*	*
		6.28%
Strategic Bond Fund/VA Service Shares	*	*	543,452,363.602	*	*
			87.54%
Value Fund/VA Non-Service Shares	*	*	*	*	*

Value Fund/VA Service Shares	*	*	379,082.369	113,526.837	*
			60.16%	18.02%

Oppenheimer Variable Account Funds (consisting of 11 separate Funds)	Security Benefit Life Insurance Co.	Pruco Life Arizona	Phoenix
Balanced Fund/VA Non-Service Shares	*	*	*

Balanced Fund/VA Service Shares	*	*	*

Capital Appreciation Fund/VA Non-Service Shares	*	*	*

Capital Appreciation Fund/VA Service Shares	*	*	*

Core Bond Fund/VA Non-Service Shares	*	*	*

Core Bond Fund/VA Service Shares	1,571,158.056	*	*
20.19%
Global Securities Fund/VA Non-Service Shares	*	*	*

Global Securities Fund/VA Service Shares	*	*	*

Global Securities Fund/VA Class 3 shares	*	*	*

Global Securities Fund/VA Class 4 shares	*	*	*

High Income Fund/VA Non-Service Shares	*	*	*

High Income/VA Service Shares	*	*	*

High Income/VA Class 3 Shares	*	*	*

High Income/VA Class 4 Shares	*	*	*

Main Street Fund/VA Non-Service Shares	*	*	*

Main Street Fund/VA Service Shares	*	*	*

Main Street Small Cap Fund/VA Non-Service Shares	*	*	*

Main Street Small Cap Fund/VA Service Shares	*	*	3,452,594.491
5.87%
MidCap Fund/VA Non-Service Shares	*	*	*

MidCap Fund/VA Service Shares	*	48,634.200	*
6.25%
Money Fund/VA Non-Service Shares	*	*	*

Strategic Bond Fund/VA Non-Service Shares	*	*	*

Strategic Bond Fund/VA Service Shares	*	*	*

Value Fund/VA Non-Service Shares	*	*	*

Value Fund/VA Service Shares	*	*	*

Oppenheimer Variable Account Funds

Internet Website:

http://www.oppenheimerfunds.com

Investment Advisor

OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York 10281-1008

Distributor

OppenheimerFunds Distributor, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York 10281-1008

Transfer Agent

OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217
1.800.981.2871

Custodian Bank

     JPMorgan Chase Bank
     4 Chase Metro Tech Center

     Brooklyn, New York 11245

Independent Registered Public Accounting Firm

     KPMG LLP

707 Seventeenth Street

Denver, Colorado 80202

Counsel to the Independent Trustees

K&L Gates LLP

70 West Madison Street, Suite 3100
Chicago, Illinois 60602

1234

PXOVAF.001.0409

OPPENHEIMER VARIABLE ACCOUNT FUNDS

FORM N-1A

PART C

OTHER INFORMATION

Item 23. Exhibits

(a)      Seventeenth Amended and Restated Declaration of Trust dated 4/30/06: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(b)     Amended By-Laws dated 10/24/00: Previously filed with Registrant’s Post-Effective Amendment No. 36 (4/17/01), and incorporated herein by reference.

(c)     (i)     Oppenheimer Aggressive Growth Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(ii)	Oppenheimer Aggressive Growth Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(iii)	Oppenheimer Balanced Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(iv)	Oppenheimer Balanced Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(v)

Oppenheimer Capital Appreciation Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(vi)	Oppenheimer Capital Appreciation Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(vii)	Oppenheimer Core Bond Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(viii)	Oppenheimer Core Bond Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(ix)	Oppenheimer Global Securities Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(x)	Oppenheimer Global Securities Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xi)	Oppenheimer Global Securities Fund/VA Class 3 Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 40 (2/11/03), and incorporated herein by reference.

(xii)	Oppenheimer Global Securities Fund/VA Class 4 Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 42 (2/11/04), and incorporated herein by reference.

(xiii)	Oppenheimer High Income Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xiv)	Oppenheimer High Income Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xv)	Oppenheimer Main Street Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 41 (4/28/03) and incorporated herein by reference.

(xvi)	Oppenheimer Main Street Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 41 (4/28/03) and incorporated herein by reference.

(xvii)

Oppenheimer Main Street Small Cap Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xviii)	Oppenheimer Main Street Small Cap Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xix)	Oppenheimer Money Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xx)	Oppenheimer Money Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xxi)	Oppenheimer Strategic Bond Fund/VA Non-Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xxii)	Oppenheimer Strategic Bond Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(xxiii)	Oppenheimer Value Fund/VA Service Class Specimen Share Certificate: Previously filed with Registrant’s Post-Effective Amendment No. 38 (10/08/02), and incorporated herein by reference.

(d)     (i)     Amended and Restated Investment Advisory Agreement for Oppenheimer Aggressive Growth Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(ii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Balanced Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(iii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Bond Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(iv)     Amendment No. 1 to the Amended and Restated investment Advisory Agreement for Oppenheimer Core Bond Fund/VA dated 4/10/07: Previously filed with Registrant’s Post-Effective Amendment No. 52 (4/24/07), and incorporated herein by reference.

(v)     Amended and Restated Investment Advisory Agreement for Oppenheimer Capital Appreciation Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(vi)     Amended and Restated Investment Advisory Agreement for Oppenheimer Global Securities Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(vii)     Amended and Restated Investment Advisory Agreement for Oppenheimer High Income Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(viii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Main Street Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(ix)     Amended and Restated Investment Advisory Agreement for Oppenheimer Main Street Small Cap Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(x)     Amended and Restated Investment Advisory Agreement for Oppenheimer Money Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(xi)     Amended and Restated Investment Advisory Agreement for Oppenheimer Strategic Bond Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(xii)     Amended and Restated Investment Advisory Agreement for Oppenheimer Value Fund/VA dated 1/1/05: Previously filed with Registrant’s Post-Effective Amendment No. 44 (2/25/05), and incorporated herein by reference.

(e)     (i)     General Distributors Agreement for Service shares of Oppenheimer Aggressive Growth Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(ii)	General Distributors Agreement for Service shares of Oppenheimer Bond Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(iii)	General Distributors Agreement for Service shares of Oppenheimer Capital Appreciation Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(iv)	General Distributors Agreement for Service shares of Oppenheimer Global Securities Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(v)	General Distributors Agreement for Service shares of Oppenheimer High Income Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(vi)

General Distributors Agreement for Service shares of Oppenheimer Main Street Growth & Income Fund/VA dated 5/1/98: Filed with Post-Effective Amendment 32 (4/29/98), and incorporated herein by reference.

(vii)	General Distributors Agreement for Service shares of Oppenheimer Main Street Small Cap Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(viii)	General Distributors Agreement for Service shares of Oppenheimer Money Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(ix)	General Distributors Agreement for Service shares of Oppenheimer Multiple Strategies Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(x)	General Distributors Agreement for Service shares of Oppenheimer Strategic Bond Fund/VA dated 5/1/98: Filed with Post-Effective Amendment No. 32 (4/29/98), and incorporated herein by reference.

(xi)	General Distributors Agreement for Service shares of Oppenheimer Value Fund/VA dated 10/22/02: Filed with Registrant’s Post-Effective Amendment No. 39 (12/20/02) and incorporated herein by reference.

(xii)	Form of Participation Agreement: Previously filed with Registrant’s Post-Effective Amendment No. 52 (4/24/07), and incorporated herein by reference.

(f)     Form of Oppenheimer Funds Compensation Deferral Plan, as Amended and Restated Effective January 1, 2008: Previously filed with Post-Effective Amendment No. 18 to the Registration Statement of Oppenheimer International Bond Fund (Reg. No. 33-58383), (12/20/07), and incorporated herein by reference.

(g)      Global Custody Agreement dated August 16, 2002: Previously filed with Post-Effective Amendment No. 51 to the Registration Statement of Oppenheimer Capital Appreciation Fund (Reg. No. 2-69719), (10/23/06), and incorporated herein by reference.

(h)     Not applicable.

(i)     (i)     Opinion and Consent of Counsel dated 3/14/85: Previously filed with Registrant’s Pre-Effective Amendment No. 1 (3/20/85), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(ii)

Opinion and Consent of Counsel dated 4/28/86: Previously filed with Registrant’s Post-Effective Amendment No. 5 (8/12/86), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(iii)

Opinion and Consent of Counsel dated 7/31/86: Previously filed with Registrant’s Post-Effective Amendment No. 5 (8/12/86), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(iv)

Opinion and Consent of Counsel dated 1/21/87: Previously filed with Registrant’s Post-Effective Amendment No. 7 (2/6/87), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95), pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(v)

Opinion and Consent of Counsel dated July 31, 1990: Previously filed with Registrant’s Post-Effective Amendment No. 15 (9/19/90), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(vi)

Opinion and Consent of Counsel dated April 23, 1993: Previously filed with Registrant’s Post-Effective Amendment No. 22 (4/30/93), refiled with Registrant’s Post-Effective Amendment No. 27 (4/27/95) pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

(vii)	Opinion and Consent of Counsel dated April 18, 1995: Filed with Post-Effective Amendment No. 29 (4/22/96), and incorporated herein by reference.

(viii)	Opinion and Consent of Counsel dated May 1, 1998: Previously filed with Registrant’s Post-Effective Amendment No. 35 (4/26/00), and incorporated herein by reference.

(ix)	Opinion and Consent of Counsel dated 12/20/02: Previously filed with Registrant’s Post-Effective Amendment No. 45 (04/28/05), and incorporated herein by reference.

(j)     Independent Registered Public Accounting Firm’s Consent: Filed herewith.

(k)     Not applicable.

(l)     Investment Letter dated 3/14/85 from Monarch Life Insurance Company to Registrant: Previously filed with Registrant’s Post-Effective Amendment No. 37 (4/24/02), and incorporated herein by reference.

(m)     (i)     Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Aggressive Growth Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(ii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Balanced Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(iii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Capital Appreciation Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(iv)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Core Bond Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(v)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Global Securities Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(vi)

Amended and Restated Service Plan and Agreement for Class 4 shares of Oppenheimer Global Securities Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(vii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer High Income Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(viii)

Amended and Restated Service Plan and Agreement for Class 4 shares of Oppenheimer High Income Fund/VA dated 4/30/06: Previously filed with Registrant’s Post-Effective Amendment No. 52 (4/24/07), and incorporated herein by reference.

(ix)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Main Street Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(x)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Main Street Small Cap Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(xi)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Money Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(xii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Strategic Bond Fund/VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(xiii)

Amended and Restated Distribution and Service Plan and Agreement for Service shares of Oppenheimer Value Fund /VA dated 10/28/05: Previously filed with Registrant’s Post-Effective Amendment No. 48 (04/28/06), and incorporated herein by reference.

(n)     Oppenheimer Funds Multiple Class Plan under Rule 18f-3 updated through 10/24/06:  Previously filed with Post-Effective Amendment No. 62 to the Registration Statement of Oppenheimer Capital Income Fund (Reg. No. 2-33043), 11/21/06, and incorporated herein by reference.

(o)     Power of Attorney dated August 20, 2008 for all Trustees/Directors and

Officers: Previously filed with the Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Target Distribution Fund (Reg. No. 333-153032), (10/29/08), and incorporated herein by reference

(p)     Amended and Restated Code of Ethics of the Oppenheimer Funds dated August 30, 2007 under Rule 17j-1 of the Investment Company Act of 1940: Previously filed with the Initial Registration Statement of Oppenheimer Portfolio Series Fixed Income Investor Fund (Reg. No. 333-146105), (09/14/07), and incorporated herein by reference.

Item 24. - Persons Controlled by or Under Common Control with the Fund

None.

Item 25. - Indemnification

Reference is made to the provisions of Article Seven of Registrant's Amended and Restated Declaration of Trust filed as Exhibit 23(a) to this Registration Statement, and incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 26. - Business and Other Connections of the Investment Adviser

(a)     OppenheimerFunds, Inc. is the investment adviser of the Registrant; it and certain subsidiaries and affiliates act in the same capacity to other investment companies, including without limitation those described in Parts A and B hereof and listed in Item 26(b) below.

(b)     There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of OppenheimerFunds, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name and Current Position with OppenheimerFunds, Inc.	Other Business and Connections During the Past Two Years
Timothy L. Abbuhl, Vice President	Treasurer of Centennial Asset Management Corporation; Vice President and Assistant Treasurer of OppenheimerFunds Distributor, Inc.
Patrick Adams Vice President	None
Robert Agan, Senior Vice President

Senior Vice President of Shareholder Financial Services, Inc. and Shareholders Services, Inc.; Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and OFI Private Investments Inc.

Carl Algermissen, Vice President & Associate Counsel	Assistant Secretary of Centennial Asset Management Corporation.
Michael Amato, Vice President	None
Nicole Andersen, Assistant Vice President	None
Janette Aprilante, Vice President & Secretary

Secretary (since December 2001) of: Centennial Asset Management Corporation, OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corporation (since June 2003), Oppenheimer Real Asset Management, Inc., Shareholder Financial Services, Inc., Shareholder Services, Inc., Trinity Investment Management Corporation (since January 2005), OppenheimerFunds Legacy Program, OFI Private Investments Inc. (since June 2003) and OFI Institutional Asset Management, Inc. (since June 2003). Assistant Secretary of OFI Trust Company (since December 2001).

Dmitri Artemiev Assistant Vice President	Formerly (until January 2007) Analyst/Developer at Fidelity Investments.
Hany S. Ayad, Vice President	None
Paul Aynsley, Vice President	Formerly Vice President at Kepler Equities (December 2006 – February 2008)
James F. Bailey, Senior Vice President	Senior Vice President of Shareholder Services, Inc. (since March 2006).
Robert Baker, Vice President	None
John Michael Banta, Assistant Vice President	None
Michael Barnes, Assistant Vice President	None
Adam Bass, Assistant Vice President	None
Kevin Baum, Vice President	None
Jeff Baumgartner, Vice President	Vice President of HarbourView Asset Management Corporation.
Marc Baylin, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Todd Becerra, Assistant Vice President	None
Kathleen Beichert, Senior Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Gerald B. Bellamy, Vice President	Vice President (Sales Manager of the International Division) of OFI Institutional Asset Management, Inc.
Emanuele Bergagnine, Assistant Vice President	Assistant Vice President of OFI Institutional Asset Management, Inc.
Robert Bertucci, Assistant Vice President: Rochester Division	None
Rajeev Bhaman, Senior Vice President	Vice President of OFI Institutional Asset Management, Inc.
Craig Billings, Vice President	None
Mark Binning, Assistant Vice President	None
Julie Blanchard, Assistant Vice President	Formerly Fund Accounting Manager at OppenheimerFunds, Inc. (April 2006 – February 2008).
Beth Bleimehl, Assistant Vice President	None
Lisa I. Bloomberg, Vice President & Deputy General Counsel	Assistant Secretary of Oppenheimer Real Asset Management, Inc.
Veronika Boesch, Vice President	None
Chad Boll, Vice President	None
Antulio N. Bomfim, Vice President	None
Michelle Borre Massick, Vice President	None
Lori E. Bostrom, Vice President & Deputy General Counsel	Assistant Secretary of OppenheimerFunds Legacy Program.
David J. Bowers Assistant Vice President	Formerly (until July 2007) Analyst at Evergreen Investments.
John Boydell, Vice President	None
Richard Britton, Vice President	None
Garrett C. Broadrup, Vice President & Assistant Counsel	None
Michael Bromberg, Assistant Vice President	None
Holly Broussard, Vice President	None
Roger Buckley, Assistant Vice President	Formerly Manager in Finance (May 2006 – February 2008) at OppenheimerFunds, Inc.
Carla Buffulin, Assistant Vice President	None
Stephanie Bullington, Assistant Vice President	None
Paul Burke, Vice President	None
Mark Burns, Vice President	None
JoAnne Butler, Assistant Vice President	None
Christine Calandrella, Assistant Vice President	Formerly Director of Empower Network (March 2007 – September 2007).
Dale Campbell. Assistant Vice President
Debra Casey, Vice President	None
Lisa Chaffee, Vice President	None
Ronald Chibnik, Vice President	None
Patrick Sheng Chu, Assistant Vice President	None
Brett Clark, Vice President	None
Jennifer Clark, Assistant Vice President

Formerly Manager at OppenheimerFunds, Inc. (February 2006 – February 2008). Assistant Vice President at Shareholder Financial Services, Inc., Shareholder Services, Inc., and OFI Private Investments Inc.

H.C. Digby Clements, Senior Vice President: Rochester Division	None
Thomas Closs, Assistant Vice President	None
David Cole, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc (May 2006 – January 2008).
Eric Compton, Vice President	None
Gerald James Concepcion, Assistant Vice President	None
Susan Cornwell, Senior Vice President

Senior Vice President of Shareholder Financial Services, Inc. and Shareholder Services, Inc.; Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and OppenheimerFunds Legacy Program.

Cheryl Corrigan, Assistant Vice President	None
Belinda J. Cosper, Assistant Vice President	None
Scott Cottier, Vice President: Rochester Division	None
Geoffrey Craddock Senior Vice President	Formerly Senior Vice President and Head of Market Risk Management for CIBC.
Terry Crady, Assistant Vice President	Formerly IT Development Manager at OppenheimerFunds, Inc.
George Curry, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Kevin Dachille, Vice President	None
Rushan Dagli, Vice President	Vice President of OFI Private Investments Inc., Shareholder Financial Services, Inc. and Shareholder Services, Inc.
John Damian, Senior Vice President	None
Jason Davis, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc.
Robert Dawson, Assistant Vice President	None
John Delano, Vice President	None
Kendra Delisa, Assistant Vice President	None
Damaris De Los Santos, Assistant Vice President	Formerly Senior Account Executive (July 2003 – February 2008).
Richard Demarco, Assistant Vice President	None
Craig P. Dinsell, Executive Vice President	None
Randall C. Dishmon, Vice President	None
Rebecca K. Dolan, Vice President	None
Steven D. Dombrower, Vice President	Senior Vice President of OFI Private Investments Inc.; Vice President of OppenheimerFunds Distributor, Inc.
Sara Donahue, Assistant Vice President	None
Alicia Dopico, Assistant Vice President	Formerly (until August 2007) Manager at OppenheimerFunds, Inc.
Thomas Doyle, Assistant Vice President	None
Bruce C. Dunbar, Senior Vice President	None
Brian Dvorak, Vice President	None
Richard Edmiston, Vice President	None
Taylor Edwards, Vice President & Assistant Counsel	None
Venkat Eleswarapu, Vice President	None
Christopher Emanuel, Vice President	None
Daniel R. Engstrom, Vice President	None
James Robert Erven, Assistant Vice President	None
George R. Evans, Senior Vice President & Director of International Equities	None
Edward N. Everett, Vice President	None
Kathy Faber, Assistant Vice President	None
David Falicia, Assistant Vice President	Assistant Secretary (as of July 2004) of HarbourView Asset Management Corporation.
Rachel Fanopoulos, Assistant Vice President	Formerly Manager (until August 2007) at OppenheimerFunds, Inc.
Matthew Farkas, Vice President and Assistant Counsel	None
Kristie Feinberg, Vice President and Assistant Treasurer

Assistant Treasurer of Oppenheimer Acquisition Corp., Centennial Asset Management Corp., OFI Institutional Asset Management Inc. and OFI Institutional Asset Management; Treasurer of OppenheimerFunds Legacy Program, Oppenheimer Real Asset Management, Inc.

William Ferguson, Assistant Vice President	None
Emmanuel Ferreira, Vice President	None
Ronald H. Fielding, Senior Vice President; Chairman of the Rochester Division

Vice President of OppenheimerFunds Distributor, Inc.; Director of ICI Mutual Insurance Company; Governor of St. John’s College; Chairman of the Board of Directors of International Museum of Photography at George Eastman House.

Steven Fling, Assistant Vice President	None
David Foxhoven, Senior Vice President	Assistant Vice President of OppenheimerFunds Legacy Program; Vice President of HarbourView Asset Management Corporation.
Colleen M. Franca, Vice President	None
Dominic Freud, Vice President	None
Hazem Gamal, Vice President	None
Charles Gapay, Assistant Vice President	None
Seth Gelman, Vice President	None
Timothy Gerlach, Assistant Vice President	None
Alan C. Gilston, Vice President	None
Jacqueline Girvin-Harkins, Assistant Vice President	None
William F. Glavin, Jr., Chief Executive Officer	Formerly Executive Vice President and co-Chief Operating Officer of MassMutual Financial Group.
Jill E. Glazerman, Senior Vice President	None
Kevin Glenn, Assistant Vice President	Formerly Tax Manager at OppenheimerFunds, Inc. (December 2006 – February 2008).
Raquel Granahan, Senior Vice President	Senior Vice President of OFI Private Investments Inc.; Vice President of OppenheimerFunds Distributor, Inc., and OppenheimerFunds Legacy Program.
Robert B. Grill, Senior Vice President	None
Marilyn Hall, Vice President	None
Kelly Haney, Assistant Vice President	None
Steve Hauenstein, Assistant Vice President	None
Thomas B. Hayes, Vice President	None
Bradley Hebert, Assistant Vice President	Manager at OppenheimerFunds, Inc. (October 2004 – February 2008).
Heidi Heikenfeld, Assistant Vice President	None
Annika Helgerson, Assistant Vice President	None
Daniel Herrmann, Vice President	Vice President of OFI Private Investments Inc.
Benjamin Hetrick, Assistant Vice President	Manager at OppenheimerFunds, Inc (May 2006 – December 2007).
Dennis Hess, Vice President	None
Joseph Higgins, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Dorothy F. Hirshman, Vice President	None
Daniel Hoelscher, Assistant Vice President	None
Eivind Holte, Vice President	Formerly Vice President at U.S. Trust (June 2005 – October 2007)
Craig Holloway Assistant Vice President	None
Lucienne Howell, Vice President	None
Brian Hourihan, Vice President & Deputy General Counsel

Assistant Secretary of Oppenheimer Real Asset Management, Inc., HarbourView Asset Management Corporation, OFI Institutional Asset Management, Inc. (since April 2006) and Trinity Investment Management Corporation.

Edward Hrybenko, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Jason Hubersberger, Vice President	None
Kevin Andrew Huddleston, Assistant Vice President	None
Scott T. Huebl, Vice President	Assistant Vice President of OppenheimerFunds Legacy Program.
Douglas Huffman, Assistant Vice President	None
Margaret Hui, Vice President	None
Dana Hunter, Assistant Vice President	None
John Huttlin, Vice President

Senior Vice President (Director of the International Division) (since January 2004) of OFI Institutional Asset Management, Inc.; Director (since June 2003) of OppenheimerFunds International Distributor Limited.

James G. Hyland, Assistant Vice President	None
Kelly Bridget Ireland, Vice President	None
Kathleen T. Ives, Vice President, Deputy General Counsel & Assistant Secretary

Vice President and Assistant Secretary of OppenheimerFunds Distributor, Inc. and Shareholder Services, Inc.; Assistant Secretary of Centennial Asset Management Corporation, OppenheimerFunds Legacy Program and Shareholder Financial Services, Inc.

Frank V. Jennings, Senior Vice President	None
Lisa Kadehjian, Assistant Vice President	None
Charles Kandilis, Assistant Vice President	None
Rezo Kanovich, Assistant Vice President	None
Amee Kantesaria, Assistant Vice President and Assistant Counsel	None
Thomas W. Keffer, Senior Vice President	Senior Vice President of OppenheimerFunds Distributor, Inc.
James Kennedy, Senior Vice President	None
Michael Keogh, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
John Kiernan, Vice President & Marketing Compliance Manager	None
Audrey Kiszla, Vice President	None
Richard Knott, Executive Vice President	President and Director of OppenheimerFunds Distributor, Inc.; Executive Vice President of OFI Private Investments Inc.; Executive Vice President & Director of Centennial Asset Management Corporation.
Daniel Kohn, Vice President	None
Samuel Koren, Vice President and Deputy General Counsel
Martin S. Korn, Senior Vice President	None
Tatyana Kosheleva, Assistant Vice President	None
Michael Kotlartz, Vice President	None
Brian Kramer, Vice President	None
S. Arthur Krause, Assistant Vice President	None.
Alexander Kurinets, Assistant Vice President	None
Gloria LaFond, Assistant Vice President	None
Lisa Lamentino, Vice President	None
Tracey Lange, Vice President	Vice President of OppenheimerFunds Distributor, Inc. and OFI Private Investments Inc.
Jeffrey P. Lagarce, Senior Vice President	President of OFI Institutional Asset Management, Inc. as of January 2005.
John Latino, Vice President	None
Gayle Leavitt, Assistant Vice President	None
Christopher M. Leavy, Senior Vice President	Senior Vice President of OFI Private Investments Inc., OFI Institutional Asset Management, Inc., and Trinity Investment Management Corporation
Randy Legg, Vice President & Associate Counsel	None
Michael S. Levine, Vice President	None
Brian Levitt, Vice President	None
Gang Li, Vice President	None
Shanquan Li, Vice President	None
Julie A. Libby, Senior Vice President	Senior Vice President and Chief Operating Officer of OFI Private Investments Inc.
Daniel Lifshey, Assistant Vice President	None
Mitchell J. Lindauer, Vice President & Assistant General Counsel	None
Bill Linden, Assistant Vice President	None
Malissa B. Lischin, Vice President	Assistant Vice President of OppenheimerFunds Distributor, Inc.
Justin Livengood, Vice President	None
Christina Loftus, Vice President	None
David P. Lolli, Assistant Vice President	None
Daniel G. Loughran Senior Vice President: Rochester Division	None
Patricia Lovett, Senior Vice President	Vice President of Shareholder Financial Services, Inc. and Senior Vice President of Shareholder Services, Inc.
Misha Lozovik, Vice President	None
Dongyan Ma, Assistant Vice President	None
Matthew Maley, Assistant Vice President	Formerly Operations Manager at Bear Stearns (June 2005 – February 2008).
Daniel Martin, Assistant Vice President	None
Jerry Mandzij, Vice President	None
William T. Mazzafro, Vice President	None
Trudi McCanna, Vice President	None
Neil McCarthy, Vice President	None
Elizabeth McCormack, Vice President	Vice President and Assistant Secretary of HarbourView Asset Management Corporation.
John McCullough, Vice President	None
Joseph McDonnell, Vice President	None
Joseph McGovern, Vice President	None
Charles L. McKenzie, Senior Vice President

Chairman of the Board, Director, Chief Executive Officer and President of OFI Trust Company; Chairman, Chief Executive Officer, Chief Investment Officer and Director of OFI Institutional Asset Management, Inc.; Chief Executive Officer, President, Senior Managing Director and Director of HarbourView Asset Management Corporation; Chairman, President and Director of Trinity Investment Management Corporation and Vice President of Oppenheimer Real Asset Management, Inc.

William McNamara, Assistant Vice President	None
Mary McNamee, Vice President	None
Michael Medev, Assistant Vice President	None
Krishna Memani, Senior Vice President	Formerly Managing Director and Head of the U.S. and European Credit Analyst Team at Deutsche Bank Securities (June 2006 through January 2009).
Jay Mewhirter, Vice President	None
Andrew J. Mika, Senior Vice President	None
Jan Miller, Assistant Vice President	None
Scott Miller, Vice President	Formerly Assistant Vice President at AXA Distributors, LLC (July 2005 – February 2008).
Rejeev Mohammed, Assistant Vice President	None
Sarah Morrison, Assistant Vice President	None
Jill Mulcahy, Vice President: Rochester Division	None
John V. Murphy, Chairman & Director

Chief Executive Officer of OppenheimerFunds, Inc. (from June 2001 until December 2008); President and Management Director of Oppenheimer Acquisition Corp.; President and Director of Oppenheimer Real Asset Management, Inc.; Chairman and Director of Shareholder Services, Inc. and Shareholder Financial Services, Inc.; Director of OppenheimerFunds Distributor, Inc., OFI Institutional Asset Management, Inc., Trinity Investment Management Corporation, Tremont Group Holdings, Inc., HarbourView Asset Management Corporation and OFI Private Investments Inc.; Executive Vice President of Massachusetts Mutual Life Insurance Company; Director of DLB Acquisition Corporation; a member of the Investment Company Institute’s Board of Governors.

Suzanne Murphy, Vice President	Vice President of OFI Private Investments Inc.
Thomas J. Murray, Vice President	None
Christina Nasta, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Paul Newman, Assistant Vice President	None
William Norman, Assistant Vice President	None
James B. O’Connell, Assistant Vice President	None
Matthew O’Donnell, Vice President	None
Lisa Ogren, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc.
Tony Oh, Assistant Vice President	None
John J. Okray, Vice President & Assistant Counsel	None
Kristina Olson, Vice President	None
Lerae A. Palumbo, Assistant Vice President	None
David P. Pellegrino, Senior Vice President	None
Robert H. Pemble, Vice President	None
Lori L. Penna, Vice President	None
Brian Petersen, Vice President	Assistant Treasurer of OppenheimerFunds Legacy Program.
Marmeline Petion-Midy, Assistant Vice President	None
David Pfeffer, Senior Vice President, Chief Financial Officer & Treasurer	Treasurer of Oppenheimer Acquisition Corp.; Senior Vice President of HarbourView Asset Management Corporation since February 2004.
James F. Phillips, Senior Vice President	None
Gary Pilc, Vice President	None
Jeaneen Pisarra, Vice President	None
Christine Polak, Vice President	None
Sergei Polevikov, Assistant Vice President	None
Jeffrey Portnoy, Assistant Vice President	None
David Preuss, Assistant Vice President	None
Ellen Puckett, Assistant Vice President	None
Jodi Pullman, Assistant Vice President	Formerly Product Manager at OppenheimerFunds, Inc. (January 2007 – February 2008).
Paul Quarles, Assistant Vice President	None
Michael E. Quinn, Vice President	None
Julie S. Radtke, Vice President	None
Timothy Raeke, Assistant Vice President	Formerly (as of July 2007) Vice President at MFS Investment Management.
Norma J. Rapini, Assistant Vice President: Rochester Division	None
Corry E. Read, Assistant Vice President	None
Marc Reinganum, Vice President	None
Jill Reiter, Assistant Vice President	None
Jason Reuter, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc. (February 2006 – February 2008).
Eric Rhodes, Assistant Vice President	None
Maria Ribeiro De Castro, Vice President	None
Grace Roberts, Assistant Vice President	None
David Robertson, Senior Vice President	Senior Vice President of OppenheimerFunds Distributor, Inc.; President and Director of Centennial Asset Management Corporation.
Robert Robis, Vice President	None
Antoinette Rodriguez, Vice President	None
Lucille Rodriguez, Assistant Vice President	None
Stacey Roode, Senior Vice President	None
Jeffrey S. Rosen, Vice President	None
Richard Royce, Vice President	None
Erica Rualo, Assistant Vice President	None
Adrienne Ruffle, Vice President & Assistant Counsel	Assistant Secretary of OppenheimerFunds Legacy Program.
Kim Russomanno, Assistant Vice President	None
Gerald Rutledge, Vice President	None
Julie Anne Ryan, Vice President	None
Timothy Ryan, Vice President	None
Matthew Torpey, Assistant Vice President	None
Rohit Sah, Vice President	None
Gary Salerno, Assistant Vice President	Formerly (as of May 2007) Separate Account Business Liaison at OppenheimerFunds, Inc.
Valerie Sanders, Vice President	None
Kurt Savallo, Assistant Vice President	Formerly Senior Business Analyst at OppenheimerFunds, Inc.
Mary Beth Schellhorn, Assistant Vice President	None
Ellen P. Schoenfeld, Vice President	None
Kathleen Schmitz, Assistant Vice President	Assistant Vice President of HarbourView Asset Management Corporation. Formerly Fund Accounting Manager at OppenheimerFunds, Inc. (November 2004 – February 2008).
Patrick Schneider, Assistant Vice President	None
Scott A. Schwegel, Assistant Vice President	None
Allan P. Sedmak, Assistant Vice President	None
Jennifer L. Sexton, Vice President	Senior Vice President of OFI Private Investments Inc.
Asutosh Shah, Vice President	None
Kamal Shah, Vice President	None
Navin Sharma, Vice President	None
Tammy Sheffer, Vice President	None
Mary Dugan Sheridan, Vice President	None
Nicholas Sherwood, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc. (February 2006 – February 2008).
David C. Sitgreaves, Assistant Vice President	None
Michael Skatrud, Assistant Vice President	Formerly (as of March 2007) Corporate Bond Analyst at Putnam Investments.
Kevin Smith, Vice President	None
Paul Snogren Assistant Vice President	None
Louis Sortino, Vice President: Rochester Division	None
Keith J. Spencer, Senior Vice President	None
Marco Antonio Spinar, Assistant Vice President	None
Alice Stein, Vice President & Assistant Counsel	Director and Vice President at Morgan Stanley Investment Management from (2004 – 2008).
Brett Stein, Vice President	None
Richard A. Stein, Vice President: Rochester Division	None
Arthur P. Steinmetz, Senior Vice President	Senior Vice President of HarbourView Asset Management Corporation; Vice President of OFI Institutional Asset Management, Inc.
Jennifer Stevens, Vice President	None
Benjamin Stewart, Assistant Vice President	None
Peter Strzalkowski, Vice President	Vice President of HarbourView Asset Management, Inc. Formerly (as of August 2007). Founder/Managing Partner at Vector Capital Management.
Agata Stzrelichowski, Assistant Vice President
Michael Sussman, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Brian C. Szilagyi, Assistant Vice President	None
Vincent Toner, Vice President	None
Melinda Trujillo, Vice President	None
Leonid Tsvayg, Assistant Vice President	None
Keith Tucker, Vice President	None
Angela Uttaro, Assistant Vice President: Rochester Division	None
Mark S. Vandehey, Senior Vice President & Chief Compliance Officer

Vice President and Chief Compliance Officer of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc.; Chief Compliance Officer of HarbourView Asset Management Corporation, Oppenheimer Real Asset Management, Inc., Shareholder Financial Services, Inc., Trinity Investment Management Corporation, OppenheimerFunds Legacy Program, OFI Private Investments Inc. and OFI Trust Company and OFI Institutional Asset Management, Inc.

Maureen Van Norstrand, Vice President	None
Nancy Vann, Vice President & Associate Counsel	None
Rene Vecka, Assistant Vice President: Rochester Division	None
Elaine Villas-Obusan, Assistant Vice President	None
Ryan Virag, Assistant Vice President	None
Jake Vogelaar, Assistant Vice President	None
Phillip F. Vottiero, Vice President	None
Mark Wachter, Vice President	Formerly Manager at OppenheimerFunds, Inc. (March 2005 – February 2008).
Lisa Walsh, Assistant Vice President	None
Darren Walsh, Executive Vice President	President and Director of Shareholder Financial Services, Inc. and Shareholder Services, Inc.
Richard Walsh, Vice President	Vice President of OFI Private Investments.
Thomas Waters, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Deborah Weaver, Vice President	None
Jerry A. Webman, Senior Vice President	Senior Vice President of HarbourView Asset Management Corporation.
Christopher D. Weiler, Vice President: Rochester Division	None
Christine Wells, Vice President	None
Joseph J. Welsh, Vice President	Vice President of HarbourView Asset Management Corporation.
Adam Wilde, Assistant Vice President	None
Troy Willis, Assistant Vice President, Rochester Division	None
Mitchell Williams, Vice President	None
Julie Wimer, Assistant Vice President	None
Donna M. Winn, Senior Vice President	President, Chief Executive Officer & Director of OFI Private Investments Inc.; Director & President of OppenheimerFunds Legacy Program; Senior Vice President of OppenheimerFunds Distributor, Inc.
Brian W. Wixted, Senior Vice President

Treasurer of HarbourView Asset Management Corporation; OppenheimerFunds International Ltd., Oppenheimer Real Asset Management, Inc., Shareholder Services, Inc., Shareholder Financial Services, Inc., OFI Private Investments Inc., OFI Institutional Asset Management, Inc., OppenheimerFunds plc and OppenheimerFunds Legacy Program; Treasurer and Chief Financial Officer of OFI Trust Company; Assistant Treasurer of Oppenheimer Acquisition Corp.

Carol E. Wolf, Senior Vice President

Senior Vice President of HarbourView Asset Management Corporation and of Centennial Asset Management Corporation; Vice President of OFI Institutional Asset Management, Inc; serves on the Board of the Colorado Ballet.

Meredith Wolff, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Oliver Wolff, Assistant Vice President	None
Kurt Wolfgruber, President, Chief Investment Officer & Director

Director of OppenheimerFunds Distributor, Inc., Director of Tremont Group Holdings, Inc., HarbourView Asset Management Corporation and OFI Institutional Asset Management, Inc. (since June 2003). Management Director of Oppenheimer Acquisition Corp. (since December 2005).

Caleb C. Wong, Vice President	None
Edward C. Yoensky, Assistant Vice President	None
Geoff Youell, Assistant Vice President	None
Lucy Zachman, Vice President	None
Robert G. Zack, Executive Vice President & General Counsel

General Counsel of Centennial Asset Management Corporation; General Counsel and Director of OppenheimerFunds Distributor, Inc.; Senior Vice President and General Counsel of HarbourView Asset Management Corporation and OFI Institutional Asset Management, Inc.; Senior Vice President, General Counsel and Director of Shareholder Financial Services, Inc., Shareholder Services, Inc., OFI Private Investments Inc.; Executive Vice President, General Counsel and Director of OFI Trust Company; Director and Assistant Secretary of OppenheimerFunds International Limited; Vice President, Secretary and General Counsel of Oppenheimer Acquisition Corp.; Director and Assistant Secretary of OppenheimerFunds International Distributor Limited ; Vice President of OppenheimerFunds Legacy Program; Vice President and Director of Oppenheimer Partnership Holdings Inc.; Director of OFI Institutional Asset Management, Ltd.

Anna Zatulovskaya, Assistant Vice President	None
Mark D. Zavanelli, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Sara Zervos, Vice President	None
Alex Zhou, Assistant Vice President	None
Ronald Zibelli, Jr. Vice President	Formerly Managing Director and Small Cap Growth Team Leader at Merrill Lynch.

The Oppenheimer Funds include the following:

Centennial Government Trust

Centennial Money Market Trust

Limited Term New York Municipal Fund (a series of Rochester Portfolio Series)

OFI Tremont Core Strategies Hedge Fund

Oppenheimer Absolute Return Fund

Oppenheimer AMT-Free Municipals

Oppenheimer AMT-Free New York Municipals

Oppenheimer Balanced Fund

Oppenheimer Baring China Fund

Oppenheimer Baring Japan Fund

Oppenheimer Baring SMA International Fund

Oppenheimer California Municipal Fund

Oppenheimer Capital Appreciation Fund

Oppenheimer Capital Income Fund

Oppenheimer Cash Reserves

Oppenheimer Champion Income Fund

Oppenheimer Commodity Strategy Total Return Fund

Oppenheimer Convertible Securities Fund (a series of Bond Fund Series)

Oppenheimer Core Bond Fund (a series of Oppenheimer Integrity Funds)

Oppenheimer Developing Markets Fund

Oppenheimer Discovery Fund

Oppenheimer Emerging Growth Fund

Oppenheimer Equity Fund, Inc.

Oppenheimer Equity Income Fund, Inc.

Oppenheimer Global Fund

Oppenheimer Global Opportunities Fund

Oppenheimer Global Value Fund

Oppenheimer Gold & Special Minerals Fund

Oppenheimer International Bond Fund

Oppenheimer Institutional Money Market Fund

Oppenheimer International Diversified Fund

Oppenheimer International Growth Fund

Oppenheimer International Small Company Fund

Oppenheimer Limited Term California Municipal Fund

Oppenheimer Limited-Term Government Fund

Oppenheimer Limited Term Municipal Fund (a series of Oppenheimer Municipal Fund)

Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds, Inc.)

Oppenheimer Main Street Opportunity Fund

Oppenheimer Main Street Small Cap Fund

Oppenheimer Master Event-Linked Bond Fund, LLC

Oppenheimer Master Loan Fund, LLC

Oppenheimer Master International Value Fund, LLC

Oppenheimer MidCap Fund

Oppenheimer Money Market Fund, Inc.

Oppenheimer Multi-State Municipal Trust (3 series):

Oppenheimer New Jersey Municipal Fund

Oppenheimer Pennsylvania Municipal Fund

Oppenheimer Rochester National Municipals

Oppenheimer Portfolio Series (4 series)

Active Allocation Fund

Equity Investor Fund

Conservative Investor Fund

Moderate Investor Fund

Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Main Street Fund (a series of Oppenheimer Principal

Protected Trust)

Oppenheimer Principal Protected Main Street Fund II (a series of Oppenheimer Principal

Protected Trust II)

Oppenheimer Principal Protected Main Street Fund III (a series of Oppenheimer Principal

Protected Trust III)

Oppenheimer Quest For Value Funds (3 series)

Oppenheimer Quest Balanced Fund

Oppenheimer Quest Opportunity Value Fund

Oppenheimer Small- & Mid-Cap Value Fund

Oppenheimer Quest International Value Fund, Inc.

Oppenheimer Real Estate Fund

Oppenheimer Rising Dividends Fund, Inc.

Oppenheimer Rochester Arizona Municipal Fund

Oppenheimer Rochester Double Tax-Free Municipals

Oppenheimer Rochester General Municipal Fund

Oppenheimer Rochester Maryland Municipal Fund

Oppenheimer Rochester Massachusetts Municipal Fund

Oppenheimer Rochester Michigan Municipal Fund

Oppenheimer Rochester Minnesota Municipal Fund

Oppenheimer Rochester North Carolina Municipal Fund

Oppenheimer Rochester Ohio Municipal Fund

Oppenheimer Rochester Virginia Municipal Fund

Oppenheimer Select Value Fund

Oppenheimer Senior Floating Rate Fund

Oppenheimer Series Fund, Inc. (1 series):

Oppenheimer Value Fund

Oppenheimer SMA Core Bond Fund

Oppenheimer SMA International Bond Fund

Oppenheimer Strategic Income Fund

Oppenheimer Transition 2010 Fund

Oppenheimer Transition 2015 Fund

Oppenheimer Transition 2020 Fund

Oppenheimer Transition 2025 Fund

Oppenheimer Transition 2030 Fund

Oppenheimer Transition 2040 Fund

Oppenheimer Transition 2050 Fund

Oppenheimer U.S. Government Trust

Oppenheimer Variable Account Funds (11 series):

Oppenheimer Balanced Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Core Bond Fund/VA

Oppenheimer Global Securities Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Main Street Small Cap Fund/VA

Oppenheimer MidCap Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Strategic Bond Fund/VA

Oppenheimer Value Fund/VA

Panorama Series Fund, Inc. (3 series):

Growth Portfolio

Oppenheimer International Growth Fund/VA

Total Return Portfolio

Rochester Fund Municipals

The address of the Oppenheimer funds listed above, Shareholder Financial Services, Inc., Shareholder Services, Inc., Centennial Asset Management Corporation, and OppenheimerFunds Legacy Program is 6803 South Tucson Way, Centennial, Colorado 80112-3924.

The address of OppenheimerFunds, Inc., OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corporation, Oppenheimer Acquisition Corp., OFI Private Investments Inc., OFI Institutional Asset Management, Inc. Oppenheimer Real Asset Management, Inc. and OFI Trust Company is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008.

The address of OppenheimerFunds International Ltd. is 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

The address of OFI Institutional Asset Management, Ltd., is One Silk Road, London, England EC27 8HQ.

The address of Trinity Investment Management Corporation is 301 North Spring Street, Bellefonte, Pennsylvania 16823.

The address of OppenheimerFunds International Distributor Limited is 13th Floor, Printing House, 6 Duddell Street, Central, Hong Kong.

Item 27. Principal Underwriter

(a)     OppenheimerFunds Distributor, Inc. is the Distributor of the Registrant's shares. It is also the Distributor of each of the other registered open-end investment companies for which OppenheimerFunds, Inc. is the investment adviser, as described in Part A and Part B of this Registration Statement and listed in Item 26(b) above (except Panorama Series Fund, Inc.) and for MassMutual Institutional Funds.

(b)     The directors and officers of the Registrant's principal underwriter are:

Name & Principal Business Address	Position & Office with Underwriter	Position and Office with Registrant
Timothy Abbhul(1)	Vice President and Treasurer	None
Robert Agan(1)	Vice President	None
Anthony Allocco(2)	Assistant Vice President	None
Janette Aprilante(2)	Secretary	None
James Barker 1723 W. Nelson Street Chicago, IL 60657	Vice President	None
Kathleen Beichert(1)	Senior Vice President	None
Rocco Benedetto(2)	Vice President	None
Christopher Bergeron	Vice President	None
Rick Bettridge 11504 Flowering Plum Lane Highland, UT 84003	Vice President	None
David A. Borrelli 105 Black Calla Ct. San Ramon, CA 94583	Vice President	None
Jeffrey R. Botwinick 4431 Twin Pines Drive Manlius, NY 13104	Vice President	None
Sarah Bourgraf(1)	Vice President	None
Bryan Bracchi 1124 Hampton Dr. Allen, TX. 75013	Vice President	None
Joshua Broad(2)	Vice President	None
Kevin E. Brosmith 5 Deer Path South Natlick, MA 01760	Senior Vice President	None
Jeffrey W. Bryan 1048 Malaga Avenue Coral Gables, FL 33134	Vice President	None
Ross Burkstaller 211 Tulane Drive SE Albuquerque, NM 87106	Vice President	None
Robert Caruso 15 Deforest Road Wilton, CT 06897	Vice President	None
Donelle Chisolm(2)	Assistant Vice President	None
Andrew Chronofsky	Vice President	None
Angelanto Ciaglia(2)	Vice President	None
Melissa Clayton(2)	Assistant Vice President	None
Craig Colby(2)	Vice President	None
Rodney Constable(1)	Vice President	None
Susan Cornwell(1)	Vice President	None
Neev Crane 1530 Beacon Street, Apt. #1403 Brookline, MA 02446	Vice President	None
Michael Daley 40W387 Oliver Wendell Holmes St St. Charles, IL 60175	Vice President	None
Fredrick Davis 14431 SE 61st Street Bellevue, WA 98006	Vice President	None
John Davis(2)	Vice President	None
Stephen J. Demetrovits(2)	Vice President	None
Steven Dombrower 13 Greenbrush Court Greenlawn, NY 11740	Vice President	None
Beth Arthur Du Toit(1)	Vice President	None
Kent M. Elwell 35 Crown Terrace Yardley, PA 19067	Vice President	None
Gregg A. Everett 4328 Auston Way Palm Harbor, FL 34685-4017	Vice President	None
George R. Fahey 9511 Silent Hills Lane Lone Tree, CO 80124	Senior Vice President	None
Eric C. Fallon 10 Worth Circle Newton, MA 02458	Vice President	None
Kristie Feinberg(2)	Assistant Treasurer	None
James Fereday	Vice President	None
Joseph Fernandez 1717 Richbourg Park Drive Brentwood, TN 37027	Vice President	None
Mark J. Ferro 104 Beach 221st Street Breezy Point, NY 11697	Senior Vice President	None
Ronald H. Fielding(3)	Vice President	None
Eric P. Fishel 725 Boston Post Rd., #12 Sudbury, MA 01776	Vice President	None
Patrick W. Flynn 14083 East Fair Avenue Englewood, CO 80111	Senior Vice President	None
John (“J”) Fortuna(2)	Vice President	None
Jayme D. Fowler 3818 Cedar Springs Road, #101-349 Dallas, TX 75219	Vice President	None
William Friebel 2919 St. Albans Forest Circle Glencoe, MO 63038	Vice President	None
Alyson Frost(2)	Assistant Vice President	None
Charlotte Gardner(1)	Vice President	None

David Goldberg(2)	Assistant Vice President	None
Michael Gottesman 255 Westchester Way Birmingham, MI 48009	Vice President	None
Raquel Granahan(2)	Vice President	None
Robert Grill(2)	Senior Vice President	None
Eric Grossjung 4002 N. 194th Street Elkhorn, NE 68022	Vice President	None
Michael D. Guman 3913 Pleasant Avenue Allentown, PA 18103	Vice President	None
James E. Gunter 603 Withers Circle Wilmington, DE 19810	Vice President	None
Kevin J. Healy(2)	Vice President	None
Kenneth Henry(2)	Vice President	None
Wendy G. Hetson(2)	Vice President	None
Jennifer Hoelscher(1)	Assistant Vice President	None
Edward Hrybenko(2)	Vice President	None
Amy Huber(1)	Assistant Vice President	None
Brian F. Husch 37 Hollow Road Stonybrook, NY 11790	Vice President	None
Patrick Hyland(2)	Assistant Vice President	None
Keith Hylind(2)	Vice President	None
Kathleen T. Ives(1)	Vice President & Assistant Secretary	Assistant Secretary
Shonda Rae Jaquez(2)	Vice President	None
Eric K. Johnson 8588 Colonial Drive Lone Tree, CO 80124	Vice President	None
Elyse Jurman 5486 NW 42 Ave Boca Raton, FL 33496	Vice President	None
Thomas Keffer(2)	Senior Vice President	None
Michael Keogh(2)	Vice President	None
Brian Kiley(2)	Vice President	None
Richard Klein 4820 Fremont Avenue South Minneapolis, MN 55419	Senior Vice President	None
Richard Knott(1)	President and Director	None
Brent A. Krantz 61500 Tam McArthur Loop Bend, OR 97702	Senior Vice President	None
Eric Kristenson(2)	Vice President	None
David T. Kuzia 10258 S. Dowling Way Highlands Ranch, CO 80126	Vice President	None
Tracey Lange(2)	Vice President	None
John Laudadio	Vice President	None
Jesse Levitt(2)	Vice President	None
Julie Libby(2)	Senior Vice President	None
Eric J. Liberman 27 Tappan Ave., Unit West Sleepy Hollow, NY 10591	Vice President	None
Malissa Lischin(2)	Assistant Vice President	None
Christina Loftus(2)	Vice President	None
Thomas Loncar 1401 North Taft Street, Apt. 726 Arlington, VA 22201	Vice President	None
Peter Maddox(2)	Vice President	None
Michael Malik 546 Idylberry Road San Rafael, CA 94903	Vice President	None
Steven C. Manns 1627 N. Hermitage Avenue Chicago, IL 60622	Vice President	None
Todd A. Marion 24 Midland Avenue Cold Spring Harbor, NY 11724	Vice President	None
LuAnn Mascia(2)	Vice President	None
Michael McDonald 11749 S Cormorant Circle Parker, CO 80134	Vice President	None
John C. McDonough 533 Valley Road New Canaan, CT 06840	Senior Vice President	None
Kent C. McGowan 9510 190th Place SW Edmonds, WA 98020	Vice President	None
Brian F. Medina 3009 Irving Street Denver, CO 80211	Vice President	None
William Meerman 4939 Stonehaven Drive Columbus, OH 43220	Vice President	None
Saul Mendoza 503 Vincinda Crest Way Tampa FL 33619	Vice President	None
Mark Mezzanotte 16 Cullen Way Exeter, NH 03833	Vice President	None

Clint Modler(1)	Vice President	None
Robert Moser 9650 East Aspen Hill Circle Lone Tree, CO 80124	Vice President	None
David W. Mountford 7820 Banyan Terrace Tamarac, FL 33321	Vice President	None
Matthew Mulcahy(2)	Vice President	None
Wendy Jean Murray 32 Carolin Road Upper Montclair, NJ 07043	Vice President	None
John S. Napier 17 Hillcrest Ave. Darien, CT 06820	Vice President	None
Christina Nasta(2)	Vice President	None
Kevin P. Neznek(2)	Vice President	None
Christopher Nicholson(2)	Vice President	None
Chad Noel	Vice President	None
Alan Panzer 6755 Ridge Mill Lane Atlanta, GA 30328	Vice President	None
Maria Paster(2)	Assistant Vice President	None
Donald Pawluk(2)	Vice President	None
Brian C. Perkes 6 Lawton Ct. Frisco, TX 75034	Vice President	None
Wayne Perry 3900 Fairfax Drive Apt 813 Arlington, VA 22203	Vice President	None
Charles K. Pettit(2)	Vice President	None
Aaron Pisani(1)	Vice President	None
Rachel Powers(1)	Vice President	None
Nicole Pretzel(2)	Vice President	None
Minnie Ra 100 Dolores Street, #203 Carmel, CA 93923	Vice President	None
Dustin Raring 27 Blakemore Drive Ladera Ranch, CA 92797	Vice President	None
Michael A. Raso 3 Vine Place Larchmont, NY 10538	Vice President	None
Richard E. Rath 46 Mt. Vernon Ave. Alexandria, VA 22301	Vice President	None
Ramsey Rayan(2)	Vice President	None
William J. Raynor(4)	Vice President	None
Corry Read(2)	Vice President	None
David R. Robertson(2)	Senior Vice President	None
Ian M. Roche 7070 Bramshill Circle Bainbridge, OH 44023	Vice President	None
Michael Rock 9016 Stourbridge Drive Huntersville, NC 28078	Vice President	None
Stacy Roode(2)	Vice President	None
Thomas Sabow 6617 Southcrest Drive Edina, MN 55435	Vice President	None
John Saunders 2251 Chantilly Ave. Winter Park, FL 32789	Vice President	None
Thomas Schmitt 40 Rockcrest Rd Manhasset, NY 11030	Vice President	None
William Schories 3 Hill Street Hazlet, NJ 07730	Vice President	None
Jennifer Sexton(2)	Vice President	None
Eric Sharp 862 McNeill Circle Woodland, CA 95695	Vice President	None
Debbie A. Simon 55 E. Erie St., #4404 Chicago, IL 60611	Vice President	None
Bryant Smith	Vice President	None
Christopher M. Spencer 2353 W 118th Terrace Leawood, KS 66211	Vice President	None
John A. Spensley 375 Mallard Court Carmel, IN 46032	Vice President	None
Michael Staples 4255 Jefferson St Apt 328 Kansas City, MO 64111	Vice President	None
Alfred St. John(2)	Vice President	None
Bryan Stein 8 Longwood Rd. Voorhees, NJ 08043	Vice President	None
Wayne Strauss(3)	Assistant Vice President	None
Brian C. Summe 2479 Legends Way Crestview Hills, KY 41017	Vice President	None
Kenneth Sussi(2)	Vice President	None
Michael Sussman(2)	Vice President	None
George T. Sweeney 5 Smokehouse Lane Hummelstown, PA 17036	Senior Vice President	None
James Taylor(2)	Assistant Vice President	None
Paul Temple(2)	Vice President	None
Troy Testa	Vice President	None
David G. Thomas 16628 Elk Run Court Leesburg, VA 20176	Vice President	None
Mark S. Vandehey(1)	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer
Vincent Vermette(2)	Vice President	None
Teresa Ward(1)	Vice President	None
Janeanne Weickum(1)	Vice President	None
Michael J. Weigner 4905 W. San Nicholas Street Tampa, FL 33629	Vice President	None
Donn Weise 3249 Earlmar Drive Los Angeles, CA 90064	Vice President	None
Chris G. Werner 98 Crown Point Place Castle Rock, CO 80108	Vice President	None
Ryan Wilde(1)	Vice President	None
Julie Wimer(2)	Assistant Vice President	None
Donna Winn(2)	Senior Vice President	None
Peter Winters 911 N. Organce Ave, Pat. 514 Orlando, FL 32801	Vice President	None
Patrick Wisneski(1)	Vice President	None
Kurt Wolfgruber(2)	Director	None
Meredith Wolff(2)	Vice President	None
Michelle Wood(2)	Vice President	None
Cary Patrick Wozniak 18808 Bravata Court San Diego, CA 92128	Vice President	None
John Charles Young 3914 Southwestern Houston, TX 77005	Vice President	None
Jill Zachman(2)	Vice President	None
Robert G. Zack(2)	General Counsel & Director	Vice President & Secretary
Steven Zito(1)	Vice President	None

(1)6803 South Tucson Way, Centennial, CO 80112-3924

(2)Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008

(3)350 Linden Oaks, Rochester, NY 14623

(4)Independence Wharf, 470 Atlantic Avenue, 11th Floor, Boston, MA 02210

(c)     Not applicable.

Item 28. Location of Accounts and Records

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and rules promulgated thereunder are in the possession of OppenheimerFunds, Inc. at its offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 29. Management Services

Not applicable

Item 30. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 30th day of April, 2009.

                                                                                              Oppenheimer Variable Account Funds

                                                                                               By:     /s/ John V. Murphy*

                                                                                                           John V. Murphy, President,
                                                                                                           Principal Executive Officer and Trustee

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated:

Signatures                                                                    Title                                              Date

William L. Armstrong*                                                 Chairman of the                              April 30, 2009
William L. Armstrong                                                    Board of Trustees

John V. Murphy*                                                          President, Principal                         April 30, 2009
John V. Murphy                                                            Executive Officer and Trustee

Brian W. Wixted*                                                           Treasurer, Principal                         April 30, 2009
Brian W. Wixted                                                            Financial & Accounting Officer

George C. Bowen*                                                         Trustee                                           April 30, 2009
George C. Bowen

Edward L. Cameron*                                                       Trustee                                          April 30, 2009
Edward L. Cameron

Jon S. Fossel*                                                                   Trustee                                          April 30, 2009
Jon S. Fossel

Sam Freedman*                                                                 Trustee                                          April 30, 2009
Sam Freedman

Beverly L. Hamilton*                                                           Trustee                                         April 30, 2009
Beverly L. Hamilton

Robert J. Malone*                                                               Trustee                                          April 30, 2009

Robert J. Malone

F. William Marshall, Jr.*                                                       Trustee                                          April 30, 2008
F. William Marshall, Jr.

*By:     /s/ Mitchell J. Lindauer
     Mitchell J. Lindauer, Attorney-in-Fact

OPPENHEIMER VARIABLE ACCOUNT FUNDS

Post-Effective Amendment No. 53

Registration No. 2-93177

EXHIBIT INDEX

Exhibit No.     Description

23(j)     Independent Registered Public Accounting Firm’s Consent